                -----------------------------------------------

                          CONVERSION APPRAISAL REPORT
                            EQUALITY BANCORP, INC.

                         PROPOSED HOLDING COMPANY FOR
                          EQUALITY SAVINGS BANK, FSB
                        (currently Equality Savings and
                            Loan Association, F.A.)
                              St. Louis, Missouri


                                 Dated As Of:
                                 June 20, 1997

                -----------------------------------------------



                                 Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                  Suite 2210
                          Arlington, Virginia  22209

RP FINANCIAL, LC.
------------------------------------------------
FINANCIAL SERVICES INDUSTRY CONSULTANTS


                                                  June 20, 1997

Board of Directors
First Missouri Financial, M.H.C.
Equality Savings and Loan Association, F.A.
4131 South Grand Boulevard
St. Louis, Missouri  63118

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Equality Bancorp, Inc., St. Louis, Missouri ("Equality Bancorp" or the "Holding Company"), in connection with the mutual-to-stock conversion of First Missouri Financial, M.H.C. (the "Mutual Holding Company" or the "MHC"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, the common stock of Equality Savings and Loan Association, F.A., St. Louis, Missouri ("Equality Savings" or the Association") to be known as Equality Savings Bank, FSB following the mutual-to-stock conversion. The conversion involves the offering of shares of common stock to depositors, employee stock benefit plans, directors, officers and employees, public stockholders and to certain members of the general public (the "Subscription and Community offerings").

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization
-----------------------------

     On May 16, 1997, the Board of Directors of the Association and the Mutual Holding Company adopted the Plan of Conversion and Reorganization, which was amended on June 20, 1997 (the "Plan"), pursuant to which the Mutual Holding Company will convert from a federally chartered mutual holding company to a capital stock corporation organized under Delaware law. In the reorganization process: (1) the MHC, which currently owns approximately 53.2 percent of the Association's common stock, will convert to a federally-chartered interim stock savings association and simultaneously merge with and into the Association, pursuant to which all shares of the Association's common stock held by the MHC will be canceled; (2) as a result of the merger of the interim stock savings association into the Association, the Association will become a wholly-owned subsidiary of the Holding Company; and (3) the outstanding shares of the Association's common stock held by the Public Stockholders will be converted automatically into and become shares of common stock of the Holding Company (the "Exchange Shares") pursuant to a ratio that will result in the holders of such shares owning the same percentage of the Holding Company as they currently own of the Association (the "Exchange Ratio").

RP Financial, LC.
Board of Directors
June 20, 1997
Page 2

     Pursuant to the reorganization, shares of Equality Bancorp stock will be offered in Subscription and Community offerings that will represent an ownership interest in the Holding Company of approximately 53.2 percent (the same percentage ownership that the MHC currently maintains in the Association).
RP Financial, LC.

RP Financial, LC.
-----------------

     ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal of the shares to be issued by the Holding Company and assisting the Association in the preparation of its business plan, we are independent of the Association, the Mutual Holding Company, the Holding Company and other parties engaged by the Association to assist in the stock issuance process.

Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed the Mutual Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Association and the Mutual Holding Company (hereinafter, collectively referred to as the "Association"), that has included due diligence related discussions with the Association's management; KPMG Peat Marwick LLP, the Association's independent auditor; Schiff Hardin & Waite, the Association's conversion counsel; and Trident Securities, Inc., which has been retained by the Association as financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Equality Savings. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Equality Savings.

RP Financial, LC.
Board of Directors
June 20, 1997
Page 3

     Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding Equality Savings intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which the Holding Company's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
--------------------

     It is our opinion that, as of June 20, 1997, the aggregate pro forma market value of the Association and the Mutual Holding Company was $15,037,590 at the midpoint. Based on this valuation and the approximate 53.20 percent ownership interest being sold to the public, the midpoint of the Holding Company's stock offering was $8,000,000, equal to 800,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum of $6,800,000 and a maximum of $9,200,000. Based on the $10.00 per share offering price, this range equates to an offering of 680,000 shares at the minimum to 920,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 1,058,000 shares may be sold at an issue price of $10.00 per share, for an aggregate offering size of $10,580,000, without a resolicitation.

Establishment of Exchange Ratio
-------------------------------

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Association's common stock for common stock of the Holding Company. The proposed Exchange Ratio has been designed to preserve the current aggregate percentage ownership in the Association represented by the Public Stockholders. The Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon the valuation conclusion and offering range concluded above, the Exchange Ratio would be 1.5283 shares, 1.7981 shares,
2.0678 shares and 2.3779 shares of Equality Bancorp stock issued for each share of common stock held by the Public Stockholders, at the minimum, midpoint, maximum and super range of the offering, respectively.

Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal does not take into account any trading activity with respect to the purchase and sale of common stock

RP Financial, LC.
Board of Directors
June 20, 1997
Page 4

in the secondary market, and reflects only a valuation range as of this date for the pro forma market value of the Association immediately upon issuance of the stock.

     RP Financial's valuation was determined based on the financial condition, operations and shares outstanding as of March 31, 1997, the date of the financial data included in the Holding Company's Prospectus. The proposed Exchange Ratio and the exchange of the Public Stockholders' shares for newly issued Holding Company shares was determined independently. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of shares held by the Public Stockholders for newly issued Holding Company shares.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated should market conditions or changes in Equality Savings' operating results warrant. The valuation will also be updated at the completion of the Holding Company's stock offering. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                             Respectfully submitted,

                                             RP FINANCIAL, LC.


                                             /s/ William E. Pommerening
                                             William E. Pommerening
                                             Chief Executive Officer


                                             /s/ Gregory E. Dunn
                                             Gregory E. Dunn
                                             Senior Vice President

RP Financial, LC.



                               TABLE OF CONTENTS
                  EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.
                              St. Louis, Missouri

                                                                PAGE
  DESCRIPTION                                                  NUMBER
  -----------                                                  ------
CHAPTER ONE              OVERVIEW AND FINANCIAL ANALYSIS
-----------
    Introduction                                                 1.1
    Plan of Conversion and Reorganization                        1.1
    Strategic Overview                                           1.2
    Balance Sheet Trends                                         1.5
    Income and Expense Trends                                    1.8
    Interest Rate Risk Management                                1.12
    Lending Activities and Strategy                              1.13
    Asset Quality                                                1.16
    Funding Composition and Strategy                             1.16
    Subsidiary                                                   1.17
    Legal Proceedings                                            1.17



CHAPTER TWO              MARKET AREA
-----------
    Introduction                                                 2.1
    Market Area Demographics                                     2.1
    National Economic Factors                                    2.3
    Local Economy                                                2.6
    Competition                                                  2.7



CHAPTER THREE            PEER GROUP ANALYSIS

    Selection of Peer Group                                      3.1
    Financial Condition                                          3.5
    Income and Expense Components                                3.8
    Loan Composition                                             3.11
    Interest Rate Risk                                           3.13
    Credit Risk                                                  3.13
    Summary                                                      3.16

RP Financial, LC.



                               TABLE OF CONTENTS
                  EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.
                              St. Louis, Missouri
                                  (continued)

                                                                          PAGE
  DESCRIPTION                                                            NUMBER
  -----------                                                            ------
 CHAPTER FOUR            VALUATION ANALYSIS

    Introduction                                                           4.1
    Appraisal Guidelines                                                   4.1
    RP Financial Approach to the Valuation                                 4.1
    Valuation Analysis                                                     4.2
      1. Financial Condition                                               4.2
      2. Profitability, Growth and Viability of Earnings                   4.4
      3. Asset Growth                                                      4.6
      4. Primary Market Area                                               4.6
      5. Dividends                                                         4.8
      6. Liquidity of the Shares                                           4.9
      7. Marketing of the Issue                                            4.9
          A. The Public Market                                             4.9
          B. The New Issue Market                                          4.13
          C. The Acquisition Market                                        4.16
          D. The Market for Equality Savings Stock                         4.16
      8. Management                                                        4.17
      9. Effect of Government Regulation and Regulatory Reform             4.17
    Summary of Adjustments                                                 4.17
    Valuation Approaches                                                   4.18
      1. Price-to-Earnings ("P/E")                                         4.19
      2. Price-to-Book ("P/B")                                             4.20
      3. Price-to-Assets ("P/A")                                           4.21
    Valuation Conclusion                                                   4.21
    Establishment of Exchange Ratio                                        4.24

RP Financial, LC.



                                LIST OF TABLES
                  EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.
                              St. Louis, Missouri

 TABLE
NUMBER              DESCRIPTION                                                            PAGE
------              -----------                                                            ----
 1.1        Historical Balance Sheets                                                      1.6
 1.2        Historical Income Statements                                                   1.9


  2.1       Summary Demographic Data                                                       2.2
  2.2       Market Area Unemployment Trends                                                2.7
  2.3       Deposit Summary                                                                2.8


  3.1       Peer Group of Publicly-Traded Thrifts                                          3.3
  3.2       Balance Sheet Composition and Growth Rates                                     3.6
  3.3       Income as a Percent of Average Assets and Yields, Costs, Spreads               3.9
  3.4       Loan Portfolio Composition Comparative Analysis                                3.12
  3.5       Interest Rate Risk Comparative Analysis                                        3.14
  3.6       Credit Risk Measures and Related Information                                   3.15


  4.1       Market Area Unemployment Rates                                                 4.7
  4.2       Conversion Pricing Characteristics                                             4.14
  4.3       Market Pricing Comparatives                                                    4.15
  4.4       Public Market Pricing                                                          4.22
  4.5       Calculation of Exchange Ratios                                                 4.24

RP Financial, LC.
Page 1.1


                      I.  OVERVIEW AND FINANCIAL ANALYSIS



Introduction
------------

     Equality Savings and Loan Association, F.A. ("Equality Savings" or the "Association") is a federally chartered mutual savings and loan association headquartered in St. Louis, Missouri. Equality Savings serves the St. Louis metropolitan area through three full service branch offices and five loan production offices ("LPOs"). One of the branch offices is located at the main office and the other two are located in St. Louis County, which accounts for the largest concentration of the St. Louis MSA's population. The Association's wholly-owned mortgage banking subsidiary, Equality Mortgage Corporation ("EMC"), is headquartered at the main office as well and the five LPOs are all located within the St. Louis MSA. Equality Savings was organized in 1884 and has operated as a federally insured institution since 1945. Equality Savings is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At March 31, 1997, Equality Savings had $200.8 million in assets, $123.0 million in deposits and net worth of $12.6 million or 6.3 percent of total assets.

     In October 1993, the Association completed a reorganization from a Missouri chartered mutual savings and loan association into a mutual holding company. The mutual holding company is a federal corporation, chartered and regulated by the OTS, and is named First Missouri Financial, M.H.C. (the "MHC"). Pursuant to the reorganization, Equality Savings transferred substantially all of its assets and liabilities to a newly-formed stock association in exchange for 445,000 shares of stock issued to the MHC. Simultaneously, the Association sold 380,000 shares of stock to the public in Subscription and Community offerings. An additional 11,400 shares of common stock were sold to Equality Savings' Management Recognition Plan. As of March 31, 1997, there were 836,400 total shares of the Association's common stock issued and outstanding, of which 445,000 shares, or
53.20 percent, were owned by the MHC and 391,400 shares, or 46.80 percent, were owned by the public. On June 13, 1995, Equality Savings converted from a Missouri chartered savings and loan association to a federally chartered savings and loan association.

Plan of Conversion and Reorganization
-------------------------------------

     On May 16, 1997, the Board of Directors of the Association and the MHC adopted the Plan of Conversion and Reorganization, which was amended on June 20, 1997 (the "Plan"), pursuant to which the MHC will convert from a federally chartered mutual holding company to a capital stock corporation organized under Delaware law. In the reorganization process: (1) the MHC, which currently owns approximately 53.2 percent of the Association's common stock, will convert to a federally-chartered interim stock savings association and

RP Financial, LC.
Page 1.2


simultaneously merge with and into the Association, pursuant to which all shares of the Association's common stock held by the MHC will be canceled; (2) as a result of the merger of the interim stock savings association into the Association, the Association will become a wholly-owned subsidiary of Equality Bancorp, Inc. ("Equality Bancorp" or the "Holding Company"); and, (3) the outstanding shares of the Association's common stock held by the Public Stockholders will be converted automatically into and become shares of common stock of the Holding Company (the "Exchange Shares") pursuant to a ratio that will result in the holders of such shares owning the same percentage of the Holding Company as they currently own of the Association (the "Exchange Ratio").

     Pursuant to the reorganization, shares of Equality Bancorp stock will be offered in Subscription and Community offerings that will represent an ownership interest in the Holding Company of approximately 53.2 percent (the same percentage ownership that the MHC currently maintains in the Association).

     Going forward, Equality Bancorp will own 100 percent of the Association's stock, and the Association will be Equality Bancorp's sole subsidiary. At this time, no other activities are contemplated for Equality Bancorp other than the ownership of the Association, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of Holding Company cash in investment securities. In the future, Equality Bancorp may acquire or organize other operating subsidiaries, although there are no specific plans at present.


Strategic Overview
------------------

     Throughout most of its history, Equality Savings has maintained a strategic focus of operating as a traditional thrift, placing an emphasis on 1-4 family permanent mortgage lending funded by retail deposits. However, beginning with the early-1980s, the Association embarked on a diversification strategy designed to increase earnings and reduce the Association's reliance on traditional residential lending for earnings. This strategy included: (1) formation of EMC
(1982), a residential mortgage banking company, to take advantage of developments in the secondary mortgage market, generate loan fee income and to build an off-balance sheet portfolio of loan servicing; (2) pursuit of real estate investments and joint venture real estate development projects (mid-1980s) to take advantage of management's real estate expertise and the healthy St. Louis real estate market in the mid-1980s; and (3) diversification of operations into non-traditional thrift activities, such as real estate brokerage and the sale of insurance and specialty products.

     In recent years, the Association has maintained it mortgage banking emphasis, reflecting the success of EMC in originating 1-4 family permanent mortgage loans, providing the Association with a source of 1-4 family permanent mortgage loans, and generating income through loan sale gains and fee income, including loan

RP Financial, LC.
Page 1.3


servicing income realized from loans sold to the secondary market with servicing retained. Comparatively, Equality Savings is winding down its real estate investment and development activities, in light of the negative regulatory capital implications associated with such investment activities and the mixed earnings results that have been realized from the Association's real estate investment activities. Income generated through Equality Savings' insurance and real estate brokerage activities has been relatively modest.

     Over the past several years, the Association has maintained a mortgage banking emphasis, which has been supported by a generally favorable interest rate environment for the origination of 1-4 family permanent mortgage loans. EMC originates 1-4 family permanent mortgage loans throughout the St. Louis MSA and is the sole source of 1-4 family loans for the Association. Typically, Equality Savings retains ARM and balloon loans originated by EMC, while longer term fixed rate loans are sold to the secondary market. Part of the Association's strategy going forward will be to reduce its dependence on its mortgage banking operations through pursuing greater lending diversification and, in particular focusing on growth in commercial business loans. Such growth is expected to be facilitated by the recent hiring of a commercial lending officer from a super regional bank competitor.

     To supplement its lending activities, Equality Savings maintains a notable portion of its interest-earning assets in investments. Equality Savings' investment portfolio is largely comprised of U.S. Government and Federal agency obligations, most of which mature in less than ten years. The Association also maintains a portfolio of mortgage-backed securities ("MBS"), as a means to deploy excess liquidity at more favorable yields than other investment alternatives that are consistent with the Association's investment philosophy. Mortgage-backed securities held by the Association consist of securities guaranteed or insured by a federal agency and are primarily fixed rate securities. During fiscal 1996, the Association utilized borrowings to fund purchases of mortgage-backed securities as a measure to increase earnings through the net interest margin. In fiscal 1997, approximately half of the mortgage-backed securities portfolio was sold and redeployed into intermediate-term investments. The borrowings utilized to fund the Association's leveraging strategy consist substantially of FHLB advances which are callable within one year. Accordingly, Equality Savings assumed some additional interest rate risk for the purposes of improving earnings. Equality Savings' current investment strategy has de-emphasized purchases of mortgage-backed securities, with cash flow being largely redeployed into loans and U.S. Government and agency securities.

     The Association's earnings composition is reflective of its mortgage banking emphasis, with a substantial proportion of Equality Savings' pre-tax earnings being derived from fees and gains generated by its mortgage banking operations. High operating expenses are also representative of Equality Savings' mortgage banking emphasis, with mortgage banking operating expenses being largely associated with off-balance sheet activities (i.e., the origination and sale of loans and loans serviced for others). Net interest income has been

RP Financial, LC.
Page 1.4


constrained by an interest-earning asset composition which reflects a relatively low concentration of loans and an interest-bearing liability composition which is concentrated in CDs and borrowings.

     In recent years, the Association's operating strategy has resulted in strong asset growth, which has been funded by borrowings. Deposit growth has been negative, due to competitive forces and the Association's decision to control deposit costs through funding growth with borrowings. As the result of the growth, the Association's capital position has declined to a level that will not support further leveraging of the balance sheet. Equality Savings' leveraging strategy has served to enhance core earnings through the net interest margin, although at the expense of increasing the interest rate risk associated with net interest income. Notwithstanding the additional interest rate risk assumed through the leveraging strategy, Equality Savings has implemented strategies to control interest risk exposure which include selling most fixed rate loans to the secondary market and holding a relatively high concentration of longer term CDs. Credit risk has been effectively controlled through the Association's 1-4 family lending emphasis and maintenance of a high concentration of assets in low risk investments.

     The Association's Board of Directors has elected to convert to the full stock form of ownership to improve the competitive position of Equality Savings. A full stock conversion will also provide existing public shareholders with greater liquidity in their shares by more than doubling the number of shares outstanding to the public, which is expected to facilitate a NASDAQ listing for the stock (trading of Equality Savings' stock is currently primarily conducted through the Association's office). The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets, and reduce interest rate risk by enhancing the Association's interest-earnings assets/interest-bearing liabilities ratio ("IEA/IBL") ratio. The additional funds realized from the stock offering will also serve as an alternative funding source to deposits and borrowings in meeting the Association's future funding needs, which may facilitate a reduction in the Association's funding costs. Additionally, Equality Savings' higher equity-to-assets ratio will also better position the Association to take advantage of expansion opportunities as they arise and further leveraging of the balance sheet. Such expansion would most likely occur through acquiring branches or other financial institutions in areas that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. At this time, the Association has no other specific plans for expansion other than internal growth. The Association's projected internal use of proceeds are highlighted below.

     The proceeds from the conversion are expected to be deployed as follows:

     o    Holding Company. Up to 50 percent of the net conversion proceeds will
          ---------------
          be retained by Equality Bancorp. Such funds will be invested initially into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including

RP Financial, LC.
Page 1.5


          payment of dividends and possible repurchases of common stock consistent with OTS limitations.

     o    Equality Savings. The remaining net proceeds of the conversion will be
          ----------------
          infused into the Association. Proceeds infused into the Association will initially be held in short-term investments. Over time, the proceeds are expected to be redeployed into the Association's loan growth and normal investment activities.



Balance Sheet Trends
--------------------

     From March 31, 1993 through March 31, 1997, Equality Savings exhibited annual asset growth of 9.2 percent (see Table 1.1), with the most notable growth occurring during fiscal 1996. Equality Savings recorded asset growth of $32.1 million during fiscal 1996, reflecting the Association's leveraging strategy of funding mortgage-backed securities with FHLB borrowings. In fiscal 1997 approximately half of the mortgage-backed securities portfolio was sold and redeployed into U.S. Government and agency securities. As the result of Equality Savings' strategy of leveraging through investments, the concentration of loans comprising total assets has declined during the past five years. Assets have been primarily funded by deposits, although the Association's use of borrowings has become more prominent in recent years. Borrowings and capital, including proceeds realized from the minority stock offering in fiscal 1994, has funded asset growth over the past five fiscal years, as the Association's balance of deposits has declined since fiscal year end 1993.

     The Association's loan portfolio increased at an annual rate of 6.1 percent from fiscal year 1993 through fiscal year end 1997, with fiscal years 1994 and 1995 accounting for the only two years of loan growth recorded during the period. After peaking at a balance of $97.0 million at fiscal year end 1996, the loan portfolio balance declined to $95.9 million at fiscal year end 1997. The decline in the fiscal 1997 balance was attributable to a reduction in the loans held for sale balance, as loans held in-portfolio by the Association increased during fiscal 1997. Overall, the concentration of loans comprising total assets decreased from 53.6 percent at fiscal year end 1993 to 47.8 percent at fiscal year end 1997.

     Equality Savings' emphasis on 1-4 family lending is readily apparent, as the 1-4 family permanent mortgage loan portfolio comprised 91.9 percent of gross loans outstanding at March 31, 1997, including loans held for sale which accounted for 4.6 percent of gross loans outstanding. Similarly, at fiscal year end 1995, 1-4 family permanent mortgage loans comprised 93.3 percent of total loans outstanding, including loans held for sale which accounted for 3.5 percent of total loans outstanding. EMC originates all of the Association's 1-4 family loans, which are either sold to the Association at par or sold to the secondary market. Typically, adjustable rate and balloon loans are sold to the Association, while longer term fixed rate loans are sold to the secondary market. In addition to the Association's 1-4 family permanent mortgage loan portfolio, EMC

RP Financial, LC
Page 1.6

                                   Table 1.1
                  Equality Savings and Loan Association, F.A.
                          Historical Balance Sheets(1)
                         (Amount and Percent of Assets)

                                                            At Fiscal Year End March 31,
                             --------------------------------------------------------------------------------------------------
                                    1993                 1994               1995                1996                1997
                             --------------------------------------------------------------------------------------------------
                              Amount      Pct     Amount      Pct     Amount      Pct     Amount      Pct     Amount      Pct
                             ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------  -------
                               ($000)     (%)     ($000)      (%)      ($000)     (%)      ($000)     (%)      ($000)     (%)
Total Amount of:
Assets                       $141,077   100.0%   $147,143   100.0%   $163,659   100.0%   $195,768   100.0%   $200,764   100.0%
Cash and investments           56,519    40.1%     59,304    40.3%     56,106    34.3%     59,864    30.6%     79,828    39.8%
Mortgage-backed securities         93     0.1%     16,987    11.5%     15,260     9.3%     28,096    14.4%     14,954     7.4%
Loans receivable, net          75,643    53.6%     61,683    41.9%     83,235    50.9%     96,996    49.5%     95,928    47.8%
Deposits                      131,216    93.0%    132,844    90.3%    121,560    74.3%    124,515    63.6%    122,983    61.3%
Borrowings                          0     0.0%      1,105     0.8%     29,256    17.9%     57,305    29.3%     64,249    32.0%
Total equity                    8,067     5.7%     12,050     8.2%     11,873     7.3%     12,789     6.5%     12,634     6.3%

Full service branches               3                   3                   3                   3                   3
Loan production offices             2                   3                   3                   3                   5

                                    Annual
                                    Growth
                                     Rate
                                     ----
                                     Pct
                                     ---
                                     (%)
Total Amount of:
Assets                               9.22%
Cash and investments                 9.02%
Mortgage-backed securities         256.10%
Loans receivable, net                6.12%
Deposits                            -1.61%
Borrowings                           N.M.
Total equity                        11.87%

Full service branches
Loan production offices

_________________________
(1)   Ratios are as a percent of ending assets.

Source:  Equality Savings' prospectus.

RP Financial, LC.
Page 1.7


serviced $232.3 million of loans for others as of March 31, 1997. The balance of the loan portfolio is diversified among consumer, commercial real estate/multi-family, and commercial business loans, with commercial real estate/multi-family loans accounting for the Association's most notable area of lending diversification. As of March 31, 1997, commercial real estate/multi-family loans comprised $4.3 million or 4.5 percent of the Association's loan portfolio. Consumer loans represented the next largest type of lending diversification, totaling $2.2 million or 2.3 percent of total loans outstanding at March 31, 1997. The Association's plan is to emphasize lending diversification growth in commercial business loans, while commercial real estate/multi-family and consumer loan growth is expected to be fairly limited.

     Equality Savings' cash and investments balance was fairly stable during fiscal years 1993 through 1996, ranging from a low of $56.1 million at fiscal year end 1995 to a high of $59.8 million at fiscal year end 1996. However, as a percent of assets, the cash and investments balance declined from 40.1 percent at fiscal year end 1993 to 30.6 percent at fiscal year end 1996. Comparatively, in connection with the Association's leveraging strategy, the cash and investments balance increased sharply during fiscal 1997. As of March 31, 1997, Equality Savings' cash and investments totaled $79.8 million or 39.8 percent of assets. Exhibit I-4 provides historical detail of the Association's investment portfolio. The investment securities portfolio totaled $75.0 million at March 31, 1997 and was comprised entirely of U.S. Government and agency securities. The U.S Government and agency obligations have maturities ranging up to 15 years, with the largest concentration of the portfolio maturing within five-to-ten years. Available for sale and held to maturity classifications accounted for $70.1 million and $4.8 million of the investment portfolio, respectively, as of March 31, 1997. Equality Savings maintained a pre-tax unrealized loss of $583,000 on the available for sale portfolio, as of March 31, 1997. In addition to investment securities, the Association held cash and cash equivalents and interest-bearing deposits in other depository institutions, which amounted to $1.0 million and $3.8 million, respectively, as of March 31, 1997. The Association also maintained a FHLB stock balance of $3.4 million at March 31, 1997, which was not included in the cash and investments balance.

     The balance of the Association's interest-earning assets consist of mortgage-backed securities, which ranged from a low of $93,000, or 0.1 percent of assets, in fiscal 1993 to a high of $28.1 million, or 14.4 percent of assets, in fiscal 1996. The peak balance in mortgage-backed securities was the result of the Association's leveraging strategy, in which borrowings were utilized to fund purchases of mortgage-backed securities. Mortgage-backed securities were sold during fiscal 1997, as the balance declined to $15.0 million, or 7.4 percent of assets. Proceeds from the sale of mortgage-backed securities were redeployed into U.S. Government and agency securities. The Association maintained a pre-tax unrealized loss of $252,000 on the mortgage-backed securities portfolio at March 31, 1997, and the entire portfolio was classified as available for sale. All mortgage-backed securities held by the Association are guaranteed or insured by a federal agency.

RP Financial, LC.
Page 1.8


     Retail deposits constitute the largest component of the Association's funding composition, although borrowings and capital have funded Equality Savings' asset growth during the past five fiscal years. The Association's balance of deposits declined at a 1.6 percent annual rate during the past five fiscal years, with the most notable decline occurring during fiscal 1995. Subsequent to the decline in fiscal 1995, the Association has maintained a relatively stable deposit balance. However, the Association's ratio of deposits-to-assets has declined steadily over the past five fiscal years, declining from
93.0 percent at fiscal year end 1993 to 61.3 percent at fiscal year end 1997. CDs represent the largest component of the Association's deposit composition, accounting for 67.6 percent of total deposits at fiscal year end 1997. Transaction and savings accounts comprised the remaining 32.4 percent of the Association's deposit composition at fiscal year end 1997. Equality Savings' use of borrowings increased considerably over the past five fiscal years, as the Association added borrowings to fund asset and deposit run-off. Borrowings for the Association totaled $64.2 million, or 32.0 percent of assets, at March 31, 1997, versus a comparative zero balance maintained at fiscal year end 1993. FHLB advances account for the substantial portion of the Association's borrowings ($63.0 million at March 31, 1997), with the balance consisting of a line of credit maintained with an unaffiliated bank for purposes of funding loans originated by EMC ($1.1 million at March 31, 1997) and the current ESOP debt ($136,000 at March 31, 1997).

     Positive earnings over the past four years, along with the sale of minority stock in fiscal 1994, translated into an annual capital growth rate of 11.9 percent from fiscal year end 1993 through fiscal year end 1997. Reflecting the impact of the Association's leveraging strategy, Equality Savings' equity-to-assets ratio declined from a peak of 8.2 percent at fiscal year end 1994 to 6.3 percent at fiscal year end 1997. All of the Association's capital is tangible capital. Equality Savings maintains capital surpluses relative to all of its regulatory capital requirements. The addition of conversion proceeds will serve to strengthen Equality Savings' capital position and competitive posture within its primary market area, as well as possibly support expansion in existing or other nearby markets.


Income and Expense Trends
-------------------------

     The Association has reported positive earnings over the last five fiscal years (see Table 1.2), ranging from a low of 0.20 percent of average assets in fiscal 1995 to a high of 0.58 percent of average assets in fiscal 1993. For fiscal 1997, the Association reported net income of $505,000, equal to 0.25 percent of average assets. Earnings during the most recent twelve month period were depressed by the one time special assessment to recapitalize the SAIF. Net interest income and operating expenses represent the major components of Equality Savings' core earnings, although profitability is highly contingent upon loan sale gains and fee income derived from Equality Savings' mortgage banking and servicing activities.

RP Financial, LC
Page 1.9

                                   Table 1.2
                  Equality Savings and Loan Association, F.A.
                        Historical Income Statements(1)
                    (Amount and Percent of Average Assets)

                                                               For the Fiscal Year Ended March 31,
                                           -------------------------------------------------------------------------------

                                                 1993                1994               1995               1996
                                           -------------------------------------------------------------------------------
                                            Amount     Pct      Amount     Pct     Amount       Pct      Amount     Pct
                                            ------     ---      ------     ---     ------       ---      ------     ---
                                            ($000)     (%)       ($000)    (%)       ($000)      (%)     ($000)     (%)
Interest Income                             $10,357     7.08%     $9,420    6.09%      $9,697    6.02%    $12,275    6.58%
 Interest Expense                            (6,686)   -4.57%     (6,028)  -3.90%      (6,132)  -3.81%     (8,541)  -4.58%
                                             -------   ------     -------   -----      ------   ------     -------  ------
Net Interest Income                          $3,671     2.51%     $3,392    2.19%      $3,565    2.21%     $3,734    2.00%
 Provision for Loan Losses                      (14)   -0.01%        (12)  -0.01%          (9)  -0.01%        (31)  -0.02%
                                                ----   ------        ----   -----          ---  ------        ----  ------
  Net Interest Income after Provisions       $3,657     2.50%     $3,380    2.18%      $3,556    2.21%     $3,703    1.98%

 Other Income                                 1,283     0.88%      1,385    0.90%       1,534    0.95%      1,469    0.79%
 Operating Expense                           (5,664)   -3.87%     (6,073)  -3.92%      (5,321)  -3.30%     (5,341)  -2.86%
                                             -------   ------     -------   -----      ------   ------     -------  ------
  Net Operating Income                        ($724)   -0.50%    ($1,308)  -0.85%       ($231)  -0.14%      ($169)  -0.09%

Non-Operating Income
--------------------
Net gain(loss) on sales of securities           $0      0.00%         $0    0.00%        ($34)  -0.02%        ($8)   0.00%
Net gain(loss) on loan sales                 2,025      1.39%      2,432    1.57%         775    0.48%      1,248    0.67%
Other non-operating income(loss)                 0      0.00%          0    0.00%           0    0.00%          0    0.00%
                                           -------     ------     ------    -----      -------  ------     -------  ------
  Net Non-Operating Income                   2,025      1.39%      2,432    1.57%         741    0.46%      1,240    0.66%

Net Income Before Tax                       $1,301      0.89%     $1,124    0.73%        $510    0.32%     $1,071    0.57%
Income Taxes                                  (453)    -0.31%       (400)  -0.26%        (188)  -0.12%       (418)  -0.22%
Change in Acctg. Principle                      --       ----        188    0.12%           0    0.00%         --      ---
                                                --      -----        ---    -----           -    -----         --      ---
Net Income (Loss)                             $848      0.58%       $912    0.59%        $322    0.20%       $653    0.35%


Core Earnings
-------------
Net Income Before Ext. Items                  $848      0.58%       $724    0.47%        $322    0.20%       $653    0.35%
Addback: Non-Operating Losses                    0      0.00%          0    0.00%          34    0.02%          8    0.00%
Deduct: Non-Operating Gains                      0      0.00%          0    0.00%           0    0.00%          0    0.00%
Tax Effect Non-Op. Items(2)                      0      0.00%          0    0.00%         (13   -0.01%         (3)   0.00%
                                                 -      -----          -    -----         ----  -----          --    -----
Core Net Income                               $848      0.58%       $724    0.47%        $343    0.21%       $658    0.35%

                                           ------------------
                                                  1997
                                           ------------------
                                             Amount     Pct
                                             ------     ---
                                             ($000)     (%)
Interest Income                             $13,610    6.74%
 Interest Expense                            (9,112)  -4.51%
                                             -------  ------
 Net Interest Income                         $4,498    2.23%
 Provision for Loan Losses                      (50)  -0.02%
                                                ---   ------
  Net Interest Income after Provisions       $4,448    2.20%

Other Income                                  1,441    0.71%
Operating Expense                            (5,420)  -2.68%
                                              ------   -----
Net Operating Income                           $469    0.23%

Non-Operating Income
--------------------
Net gain(loss) on sales of securities            $7    0.00%
Net gain(loss) on loan sales                  1,121    0.55%
Other non-operating income(loss)               (789)  -0.39%
                                               -----  ------
   Net Non-Operating Income                     339    0.17%

 Net Income Before Tax                         $808    0.40%
 Income Taxes                                  (303)  -0.15%
Change in Acctg. Principle                       --     ---
                                                 --    ----
 Net Income (Loss)                             $505    0.25%


Core Earnings
-------------
Net Income Before Ext. Items                   $505    0.25%
Addback: Non-Operating Losses                   789    0.39%
Deduct: Non-Operating Gains                      (7)   0.00%
Tax Effect Non-Op. Items(2)                    (293)  -0.15%
                                               -----  ------
Core Net Income                                $995    0.49%


____________________________________
(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 37.5 percent.

Sources: Equality Savings' prospectus and audited financial statements.

RP Financial, LC.
Page 1.10


     Equality Savings' net interest income to average asset ratio has been maintained at a relatively low level over the past five fiscal years, ranging from a low of 2.00 percent in fiscal 1996 to a high of 2.51 percent in fiscal 1993. For fiscal 1997, the Association's net interest income to average assets ratio equaled 2.23 percent. Equality Savings' relatively low net interest income to average assets ratio can be largely attributed to an interest-earning asset composition which is concentrated in investments, as opposed to generally higher yielding loans. Trends in the Association's net interest margin generally paralleled the widening and narrowing of the yield-cost spread. As set forth in Exhibits I-3 and I-5, the decline exhibited in the net interest margin between fiscal 1993 and fiscal 1996 coincided with the narrowing of the Association's interest rate spread from 2.46 percent during fiscal 1993 to 1.90 percent during fiscal 1996. The narrowing of the Association's interest rate spread was attributable to both a decline in the yield earned on interest-earning assets (primarily during fiscal 1994) and an increase in funding costs (primarily during fiscal 1996). A decline in the concentration of loans comprising interest-earning assets contributed to the reduction in yield recorded during fiscal 1994, while more extensive use of borrowings largely accounted for the Association's higher funding costs during fiscal 1996. The higher net interest margin posted during fiscal 1997 was supported by an increase in the Association's interest rate spread to 2.12 percent, which was the result of both an increase in the yield earned on interest-earning assets and a decline in funding costs.

     Non-interest operating income has been a key contributor to Equality Savings' earnings in recent years, with such income consisting substantially of service fees and charges. Rental income, equity in joint venture earnings or losses, and miscellaneous sources of income comprises the balance of the Association's non-interest operating income. Fee income is primarily generated from the Association's portfolio of loans serviced for others, which totaled $232.3 million at March 31, 1997. For the twelve months ended March 31, 1997, non-interest operating income equaled 0.71 percent of average assets, which was slightly lower than the level recorded by the Association in fiscal 1996 and a more notable drop-off from levels recorded during fiscal years 1993 through 1995. The decline in Association's non-interest operating income from fiscal 1996 to fiscal 1997 stemmed largely from a reduction in rental income, due to the sale of a 26-unit residential rental property. A positive earnings contribution from the Association's joint ventures, particularly during fiscal years 1994 and 1995, and a state tax refund during fiscal years 1993 and 1994, supported the higher level of non-interest operating income recorded by the Association during fiscal years 1993 through 1995.

     Equality Savings' operating expenses as a percent of average assets have been maintained at a relatively high level throughout the period shown in Table 1.2, although the Association's operating expense ratio has declined since peaking at 3.92 percent during fiscal 1994. A reduction in operating expenses and implementation of leveraging strategy have both served to reduce the Association's operating expense ratio. For fiscal 1997, Equality Savings' operating expense to average assets ratio equaled 2.68 percent. The most

RP Financial, LC.
Page 1.11


notable factor accounting for the Association's relatively high operating expense ratio is its mortgage banking activities, which materially impact operating expenses but have a minimal effect on the Association's asset size. As the result of the mortgage banking operations, which includes loan servicing, the staffing needs of the Association's operations are high for an institution with $201 million in assets. As of March 31, 1997, the Association maintained 95 full time equivalent employees, or assets per employee of $2.113 million. Comparatively, assets per employee maintained by all publicly-traded SAIF-insured thrifts averaged $4.419 million, or 2.1 times above the Association's measure. Further upward pressure will be placed on the Association's operating expense ratio in the forthcoming year, due to increase costs associated with operating as a fully converted publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital provided by conversion proceeds will increase the Association's leverage capacity.

     In light of the Association's relatively low net interest margin and relatively high operating expense ratio, Equality Savings maintains a low expense coverage ratio (net interest income divided by operating expenses). Equality Savings' expense coverage ratio equaled 0.83 times for the twelve months ended March 31, 1997, indicating that the Association's profitability is dependent upon sources of non-interest operating income. Given the Association's mortgage banking emphasis and the resulting importance of non-interest operating income on earnings, Equality Savings' efficiency ratio (operating expenses as a percent of net interest income and non-interest operating income) is viewed as a key measure of the Association's core earnings strength. For the twelve months ended March 31, 1997, the Association's efficiency ratio equaled 91.2 percent, which is considered high and indicates only marginal profitability. When factoring in loan sale gains, Equality Savings' efficiency ratio improved to
76.8 percent, which is still considered to be relatively high and, therefore, indicates relatively low core profitability.

     Mortgage banking loan sale gains have been a significant factor in Equality Savings' earnings over the past five fiscal years. Prior to fiscal 1996, the Association's loan sale gains were the result of marketing gains. Beginning in 1996, loan sale gains reflect the capitalizing of mortgage servicing rights in accordance with SFAS 122. In each of the past five fiscal years, loan sale gains have exceeded the Association's pre-tax earnings, indicating that profitability is highly dependent upon the gains. For the twelve months ended March 31, 1997, the Association recorded loan sale gains or $1.1 million, or 0.55 percent of average assets, which was consistent with the level of loan sale gains recorded during fiscal year 1996 and above the fiscal 1994 gains of $775,000, or 0.48 percent of average assets. Comparatively, loan sale gains were relatively high during fiscal years 1993 and 1994, equaling $2.0 million and $2.4 million, respectively. The higher amount of loan sale gains recorded during fiscal years 1993 and 1994 was supported by the notable amount of refinancing activity occurring during that period.

RP Financial, LC.
Page 1.12


     Gains and losses resulting from the sale of investments typically have not been a material factor in the Association's earnings, with such gains and losses resulting from the ongoing management of the investment portfolio. The special assessment to recapitalize the SAIF is shown as a non-operating loss during fiscal 1997, amounting to $789,000, or 0.39 percent of average assets.

     Loss provisions established by the Association have not had a significant impact on earnings over the past five fiscal years, which has been supported by Equality Savings' maintenance of favorable credit quality measures, emphasis on relatively low risk 1-4 family permanent mortgage loans, and maintenance of an interest-earning asset composition with a relatively high concentration of low risk investments. During fiscal 1997, the Association established loss provisions of $50,000, or 0.02 percent of average assets, which was comparable to the level of loss provisions established by Equality Savings in recent prior years. As of March 31, 1997, the Association maintained valuation allowances of $283,000, equal to 0.30 percent of net loans receivable and 39.9 percent of non-performing assets. Exhibit I-6 sets forth the Association's loan loss allowance activity during the past three fiscal years.

     The Association's effective tax rate has ranged from 34.8 percent in fiscal 1993 to 39.0 percent in fiscal 1996. In fiscal 1997, Equality Savings' effective tax rate equaled 37.5 percent. It is anticipated that the Association's normal effective tax rate in the future will approximate recent historical levels.


Interest Rate Risk Management
-----------------------------

     The interest rate risk associated with the Association's balance sheet is viewed as being somewhat limited, as indicated by the slightly positive one year gap position maintained by Equality Savings as of March 31, 1997. Equality Savings' gap analysis provided by the FHLB of Des Moines indicated a cumulative one year gap to assets ratio of positive 1.1 percent as of March 31, 1997. However, notably, the gap analysis assumed that approximately $56.0 million of callable FHLB advances held by the Association would not be called within the first year. If the gap analysis assumed that the FHLB advances would be called within one year, the Association would maintain a negative one year gap ratio. The Market Value of Equity ("MVE") analysis provided by the FHLB of Des Moines indicated that a 2.0 percent instantaneous and sustained rise in interest rates would result in a 21.8 percent decline in the Association's MVE (see Exhibit I-
7). The Association manages interest rate risk primarily from the asset side of the balance sheet, through such strategies as maintaining a high concentration of interest-earning assets as available for investments, selling most longer term fixed rate 1-4 family loan originations in the secondary market, and retaining adjustable rate and balloon 1-4 family loan originations for portfolio. The Association's planned growth in commercial business lending should serve to further increase the interest sensitivity of the loan portfolio. As of March 31, 1997, of the total loans

RP Financial, LC.
Page 1.13


due after March 31, 1998, ARM loans comprised 46.8 percent of those loans (see
Exhibit I-8). The Association's off-balance sheet portfolio of loans serviced for others is also viewed as limiting the Associatoin's interest rate risk exposure, given the general stability of loan servicing income. On the liability side of the balance sheet, the Association manages interest rate risk primarily through extending attractive rates on longer term CDs during periods of low and declining interest rates. As of March 31, 1997, $46.8 million or 56.3 percent of the Association's CDs had maturities of more than one year.

     Equality Savings' interest rate risk measures indicate that net interest income should not exhibit a great deal of volatility in various interest rate environments. However, some additional interest rate risk was assumed by the Association in connection with its leverage strategy, as FHLB advances which are callable within one were utilized to purchase longer term investments for purposes of improving earnings. The infusion of stock proceeds will serve to further limit the Association's interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in capital realized from the proceeds will lessen the proportion of interest-sensitive liabilities meeting the Association's funding needs.


Lending Activities and Strategy
-------------------------------

     The Association's lending activities have emphasized the origination of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of March 31, 1997, 1-4 family permanent mortgage loans accounted for $88.4 million, or 91.9 percent, of Equality Savings' total loan portfolio. Included in the 1-4 family loan balance were loans held for sale of $4.4 million, or 4.6 percent of total loans outstanding. The Association's second and third largest category of loans were commercial real estate/multi-family and consumer loans, which totaled $4.3 million, or 4.5 percent, and $2.2 million, or 2.3 percent, of total loans outstanding at March 31, 1997, respectively. Commercial business loans comprised the balance of the loan portfolio at March 31, 1997, equaling $1.3 million, or
1.3 percent, of total loans outstanding. Exhibit I-11 provides the contractual maturity of the Association's loan portfolio, by loan type, as of March 31, 1997.

     All of the Association's 1-4 family lending activities are conducted through EMC. EMC offers a variety of loan products, including 15- and 30-year fixed rate loans, ARM loans which reprice every 1, 3 or 5 years, and 7-year balloon loans. FHA/VA loans are also originated by EMC. Adjustable rate and balloon loan originations are generally passed through to Equality Savings' loan portfolio, while fixed rate originations are typically sold to the secondary market. Conventional fixed rate loans are usually sold to FNMA or FHLMC on a servicing retained basis, although some shorter term non-conforming fixed rate loans may be retained in-portfolio by the Association. FHA and VA loans are generally sold on a servicing released basis. The

RP Financial, LC.
Page 1.14


substantial portion of 1-4 family loans originated by the Association are underwritten to conform to FNMA/FHLMC requirements.

     In the current interest rate environment, fixed rate loans have accounted for most of the Association's 1-4 family loan volume. To enhance the attractiveness of ARM loans, the Association offers a variety of ARM loan products and initial rates are discounted from the fully-indexed rate. In addition to the standard one year ARM loan, Equality Savings offers ARM loans which reprice every three and five years. ARM loans are indexed to the comparable term U.S. Treasury note rate, with the initial rate of interest being dependent upon the length of the repricing term (i.e., a higher rate is charged for loans with a longer repricing term). Most loans are originated with loan-to-value ("LTV") ratios of 80.0 percent or less, while loans with LTV ratios above
80.0 percent generally require private mortgage insurance ("PMI"). ARM loans are current subject to an annual repricing cap of 2.0 percent and a life time repricing cap of 5.0 to 5.5 percent.

     To supplement the origination of 1-4 family loans, EMC purchases 1-4 family loans from correspondent banking relationships. Purchased loans are subject to the same underwriting standards as originated loans. Most purchased loans are conventional fixed rate loans which are sold to the secondary market with servicing retained. Immediately following the purchase of a loan package, a simultaneous sale is made for future delivery. Accordingly, the Association assumes no "pipeline" risk, since the loans are not held in inventory.

     Commercial real estate and multi-family loans held by the Association are collateralized by properties in its normal lending territory. In recent year years, Equality Savings has been largely inactive in originating commercial real estate and multi-family loans. Commercial real estate and multi-family loans are extended up to a LTV ratio of 80.0 percent, with loan terms typically providing for up to 25-year amortizations and a balloon payment within ten years. In light of the higher credit risk associated with commercial real estate and multi-family loans, loan rates offered on those loans are at a premium to the Association's 1-4 family loan rates. Properties securing the commercial real estate and multi-family loan portfolio include apartments, office buildings, and various retail establishments. At March 31, 1997, the Association's largest multi-family loan had an outstanding balance of $941,000 and was secured by a 26-unit apartment complex. Equality Savings' largest commercial real estate loan had an outstanding balance of $1.5 million at March 31, 1997 and was secured by a shopping center. Both loans were performing in accordance with their terms, as of March 31, 1997. The Association's present lending strategy has de-emphasized the origination of multi-family and commercial real estate loans.

     To date, the Association's diversification into non-mortgage types of lending has been limited, consisting of minor balances of commercial business loans and consumer loans. The modest balance of

RP Financial, LC.
Page 1.15


consumer loans held by the Association include a mix of loans secured by deposits, home equity and second mortgage loans, direct auto loans and miscellaneous other closed-end loans. Property improvement loans represented the largest component of the consumer loan portfolio at March 31, 1997, with such loans totaling $1.6 million, or 1.7 percent, of the total loan balance. Consumer lending is expected to remain as a minor area of lending diversification for the Association.

     Commercial business loans held by the Association consist substantially of secured lines of credit, which are extended to local businesses. The lines of credit are floating rate loans, which are typically priced at a 1.5 to 2.0 percent premium to the Prime Rate. Commercial business lending is a planned growth area for the Association, with such growth being facilitated by the recent hiring of an experienced commercial lending officer. The officer was hired from a super regional bank competitor, and it is the Association's expectation that a number of his previous lending relationships will bring their business to Equality Savings. Growth in commercial business lending is expected to include loans for automobile dealer floor planning, commercial use vehicles and general working capital.

     Exhibit I-10, which shows the Association's loan originations, sales, purchases and repayments over the past three fiscal years, further highlights Equality Savings' emphasis on 1-4 family lending. Originations of 1-4 family permanent mortgage loans have accounted for more than 96 percent of the Association's lending volume in each of the past three fiscal years. Supported by increased originations of 1-4 family loans, total loans originated by Equality Savings amounted to $76.6 million and $73.3 million in fiscal years 1996 and 1997, respectively, versus total originations of $57.3 million in fiscal 1995. In light of the Association's mortgage banking emphasis, a notable portion of the Association's 1-4 family loan originations are either sold as whole loans or converted to mortgage-backed securities and sold. Loan sales, either as a whole loans or loans converted to mortgage-backed securities, equaled 46.3 percent, 83.6 percent and 102.5 percent of total 1-4 family loan originations and purchases during fiscal years 1995, 1996 and 1997, respectively. Over the past three fiscal years, loans purchased by the Association ranged from a low of $934,000 in fiscal 1995 to a high of $17.4 million in fiscal 1996. Loan originations other than 1-4 family permanent mortgage loans have been very limited during the past three fiscal years, with the most notable activity occurring during fiscal 1997 when the Association originated $1.5 million of commercial business loans, $950,000 of multi-family loans and $881,000 of consumer and other loans. Going forward, the Association's lending strategy is to place a greater emphasis on the origination of commercial business loans, although the origination of 1-4 family permanent mortgage loans is expected to continue to dominate the Association's lending activities.

RP Financial, LC.
Page 1.16


Asset Quality
-------------

     The Association's historical 1-4 family lending emphasis and relatively low level of loans comprising interest-earning assets has supported favorable credit quality measures in recent years. Over the past five fiscal years, Equality Savings' non-performing assets-to-assets ratio has ranged from a low of 0.29 percent at fiscal year end 1994 to a high of 0.44 percent at fiscal year end 1995. As of March 31, 1997, Equality Savings' balance of non-performing assets totaled $709,000, or 0.35 percent of total assets. As shown in Exhibit I-12, non-performing assets held by the Association consisted of $643,000 of non-accruing loans and $66,000 of real estate owned. Non-accruing loans held by the Association at March 31, 1997 consisted entirely of 1-4 family permanent mortgage loans and included $571,000 of FHA/VA loans, in which case the principal and interest payments are either insured by the FHA or guaranteed by the VA.

     The Association reviews and classifies assets on a regular basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At March 31, 1997, the Association had $138,000 of assets classified as Substandard. The Association maintained valuation allowances of $283,000 at March 31, 1997, equal to 0.30 percent of net loans receivable and 39.9 percent of non-performing assets.


Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Association's primary source of funds and at March 31, 1997 deposits accounted for 67.6 percent of Equality Savings' interest-bearing liabilities. Exhibit I-13 sets forth the Association's deposit composition and Exhibit I-14 provides the interest rate and maturity composition of the CD portfolio at March 31, 1997. The Association's deposit composition has consistently been concentrated in CDs, with Equality Savings' current CD composition reflecting a higher concentration of longer term CDs (maturities of one year or more). As of March 31, 1997, the CD portfolio totaled $83.1 million, with 56.3 percent of those CDs having maturities of one year or more. As of March 31, 1997, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $2.7 million, or 3.3 percent, of total CDs. Equality Savings typically does not pay a premium rate for higher balance CDs. Deposit rates offered by the Association are generally in the middle of the range of rates offered by local competitors.

     Lower costing savings and transaction accounts comprise the remainder of Equality Savings' deposits, amounting to $39.9 million, or 32.4, percent of total deposits at March 31, 1997. Over the past three fiscal years, the Association's concentration of transaction and savings accounts comprising total deposits has declined slightly (34.4 percent at fiscal year 1995 versus 32.4 percent at fiscal year end 1997). Growth in CDs

RP Financial, LC.
Page 1.17


and shrinkage in transaction and savings accounts have both contributed to the declining ratio of transaction and savings accounts maintained by the Association.

     Borrowings have been utilized to a greater degree by the Association in recent years, most notably with respect to support leveraging of the balance sheet through funding purchases of investments with FHLB advances. The Association's borrowings totaled $64.3 million at March 31, 1997, of which $63.0 million consisted of FHLB advances. Exhibit I-15 provides detail of the Association's borrowing activities over the past three fiscal years. Short-term FHLB advances have been primarily utilized by the Association, as substantially all of Equality Savings' FHLB advances mature or are subject to being called within one year. The balance of the Association's borrowings consist of a line of credit maintained with an unaffiliated bank for purposes of funding loans originated by EMC ($1.1 million balance at March 31, 1997) and the current ESOP debt ($136,000). It is anticipated that the current ESOP note will be paid-off at the time of the Association's conversion. To the extent additional borrowings are utilized by the Association, such borrowings are expected to consist primarily of FHLB advances.


Subsidiary
----------

     Equality Savings maintains two wholly-owned subsidiaries, EMC and Equality Commodity Corporation ("ECC"). As has been previously discused, EMC is the Association's mortgage banking subsidiary and represents a major component of the Association's operations. ECC is involved in real estate investments and the sale of insurance and specialty products on an agency basis. In connection with its real estate investment activities, ECC holds two properties which are currently being marketed. One property is a 14-unit apartment and the other property is a vacant residential lot. ECC also has a 50 percent interest in a real estate joint venture, WC Joint Venture. WC Joint Venture owns two properties in St. Louis County. It is the Association's intention for ECC to divest of its real estate holdings, as market conditions allow. Following the divestment of the properties, ECC's activities will be limited to earning commission income through the sale of insurance and specialty products. At this time, no other subsidiary activities are being planned by the Association. At March 31, 1997, the Association's investment in subsidiaries totaled $1.8 million.


Legal Proceedings
-----------------

     The Association is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Association.

RP Financial, LC.
Page 2.1

                               II.  MARKET AREA

Introduction
------------

     Equality Savings serves the St. Louis metropolitan area through three full service branch offices and five LPOs. The main office, which includes a full service branch, is located in the City of St. Louis, while the other two full service branch offices are located in St. Louis County. St. Louis County accounts for the largest concentration of the MSA's population. EMC also maintains its headquarters at the main office and the five LPOs are all located within the St. Louis MSA. Exhibit II-1 provides information on the Association's office facilities.

     Consistent with large metropolitan areas in general, the economy in Equality Savings' market area is based on a mixture of service, manufacturing, wholesale/retail trade, state and local government. Notably, the market area economy suffered a downturn in terms of economic activity and real estate value in the early 1990s -- in lockstep with the national recession. More recently, the St. Louis economy has rebounded from the downturn, which can be attributed to an improved national economy and economic diversification within the St. Louis MSA. Maintaining operations in a large metropolitan area serves as a benefit to the Association in periods of economic growth, while at the same time fosters significant competition for the financial services provided by Equality Savings. The Association's competitive environment includes a large number of thrifts, commercial banks, and other financial services companies, some of which have a regional or national presence.

     Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been examined to help determine the growth potential that exists for the Association and the relative economic health of the Association's market area.

Market Area Demographics
------------------------

     Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the Association's market area (see Table 2.1). In the 1990s, the Association's market area has generally exhibited less favorable growth characteristics than the comparative growth rates of Missouri and the U.S. The City of St. Louis experienced a decline in population from 1990 to 1997, versus comparative increases recorded by St. Louis County and the St. Louis MSA. The decline in the City's population can be attributed to residents

RP Financial, LC.
Page 2.2

                                   Table 2.1
                  Equality Savings and Loan Association, F.A.
                           Summary Demographic Data

                                          Year                 Growth Rate   Growth Rate
                          ------------------------------------
POPULATION (000)             1990         1997         2002        1990-97     1997-2002
----------------          ---------     --------     --------     --------    ----------
UNITED STATES                248,710      267,805      281,209          1.1%        1.0%
MISSOURI                       5,117        5,399        5,620          0.8%        0.8%
ST LOUIS COUNTY                  994        1,004        1,012          0.2%        0.2%
ST LOUIS CITY                    397          344          329         -2.0%       -0.9%
ST LOUIS MSA                   2,493        2,556        2,622          0.4%        0.5%

HOUSEHOLDS (000)
----------------

UNITED STATES                 91,947       99,020      104,001          1.1%        1.0%
MISSOURI                       1,961        2,060        2,139          0.7%        0.8%
ST LOUIS County                  380          383          385          0.1%        0.1%
ST LOUIS CITY                    165          143          137         -2.0%       -0.9%
ST LOUIS MSA                     942          960          982          0.3%        0.4%

MEDIAN HOUSEHOLD INCOME ($)
---------------------------

UNITED STATES               $ 29,199     $ 36,961     $ 42,042          3.4%        2.6%
MISSOURI                      26,600       36,142       38,956          4.5%        1.5%
ST LOUIS County               40,012       50,321       51,191          3.3%        0.3%
ST LOUIS CITY                 19,855       28,722       30,112          5.4%        0.9%
ST LOUIS MSA                  32,638       42,115       45,822          3.7%        1.7%

PER CAPITA INCOME -   ($)
-------------------------

UNITED STATES               $ 13,179     $ 18,100         ----          4.6%         N/A
MISSOURI                      12,354       17,661         ----          5.2%         N/A
ST LOUIS COUNTY               17,304       24,656         ----          5.2%         N/A
ST LOUIS CITY                 10,909       16,601         ----          6.2%         N/A
ST LOUIS MSA                  14,265       19,999         ----          4.9%         N/A

1997 AGE DISTRIBUTION(%)  0-14 Years  15-24 Years  25-44 Years   45-64 Years   65+ Years Median Age
------------------------  ----------  -----------  -----------   -----------   --------- ----------

UNITED STATES                   21.7         13.6         31.4          20.5        12.7       34.8
MISSOURI                        21.5         13.7         29.7          21.0        14.1       35.6
ST LOUIS COUNTY                 21.2         12.1         30.6          22.3        13.8       36.7
ST LOUIS CITY                   22.5         13.4         30.8          17.5        15.8       34.8
ST LOUIS MSA                    22.6         12.8         31.1          20.6        12.9       35.2

                          Less Than    1 ,000 to    2 ,000 to    $50,000 to    10,000 to
1997 HH INCOME Dist.(%)     $ 15,000       25,000     $ 50,000     $100,000    $  150,000 $150,000+
------------------------    --------     --------     --------     --------    ---------- ---------

UNITED STATES                   17.7         14.4         33.5          26.5         5.4        2.6
MISSOURI                        17.6         15.1         34.5          26.1         4.9        1.8
ST LOUIS COUNTY                  8.4          9.7         31.5          36.0         9.6        4.8
ST LOUIS CITY                   24.5         18.2         32.6          19.5         3.6        1.6
ST LOUIS MSA                    13.4         12.1         33.9          31.2         6.6        2.7

Source: CACI.

RP Financial, LC.
Page 2.3

migrating to more suburban markets, as the result of the more favorable economic growth occurring in those markets. Growth in households mirrored the population growth rates, with household growth in the Association's market area falling below the comparative measures for Missouri and the U.S. Over the next five years, population and household growth trends are projected to remain essentially the same for Equality Savings' primary market area, indicating growth opportunities for the Association are likely to be more favorable in the outlying suburban markets.

     Median household and per capita income measures for the City of St. Louis were well below the comparative measures for St. Louis County and the St. Louis MSA. The low income levels for the City of St. Louis reflect a labor force that is composed of a high concentration of blue collar workers, both skilled and unskilled, as well as some concentrations of poverty in certain areas of the City. Comparatively, the relative affluence of the more suburban markets is indicated by the St. Louis County and St. Louis MSA household and per capita income measures, which were above the comparative measures for Missouri and the U.S. The greater wealth of the suburban markets is consistent with national trends, in which the white collar professionals who work in the City generally reside in the surrounding suburbs. Population growth has served to spur economic growth in the suburban markets as well. Consistent with projected household income for the U.S. and Missouri, household income growth throughout the Association's primary market area is projected to decelerate over the next five years. The general slow down exhibited in household income growth reflects that most of the job growth is being realized in service related jobs, which tend to be relatively low paying jobs. Based upon these demographic trends, most of the lending demand in the Association's market area will likely come from customers who live outside of the City of St. Louis.

National Economic Factors
-------------------------

     Over the past year, national economic growth has been mixed. At the beginning of the third quarter of 1996, mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996. However, much of the economic data released during July and August continued to indicate a fairly robust pace of economic growth. Such economic data included a stronger than expected increase in July durable goods orders, the consumer confidence index hitting a six year high and a decline in the August unemployment rate. Comparatively, for the balance of the third quarter, economic data, such as a decline in August durable goods orders and smaller than expected increases in August retail sales and consumer prices, suggested that the economy was cooling off. A slight increase in the September unemployment rate further signaled a slowing economy.

RP Financial, LC.
Page 2.4

     Economic data released at the beginning of the fourth quarter generally confirmed that the national economy was slowing. October 1996 unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative 4.7 percent rate in the second quarter. Wage data also indicated that inflation was under control, as wages remained flat for production and nonsupervisory workers in October, despite a $0.50 increase in the minimum wage rate that became effective on October 1, 1996. While the November unemployment rate climbed to 5.4 percent from 5.2 percent in October, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. However, most of the economic data released at the close of 1996, which included jobless claims rising to a five month high in November and a decline in November durable goods orders, suggested that the economy was sluggish and non-inflationary.

     While fourth quarter GDP growth came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), most of the economic data released during the beginning of the first quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people entering the job force, as some markets were beginning to experience labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, with most economic indicators posting month-to-month increases from January to February. Most notably, during February industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months.

     Indications of strong economic growth continued into early-May 1997, as first quarter GDP growth was measured at 5.8 percent and the April unemployment rate declined to 4.9 percent. Consumer spending was up dramatically in the first quarter as well. However, despite the strong growth measures, inflation data indicated that the economy was not overheating. Prices increased at a modest 2.2 percent annual rate in the first quarter, which was down from 2.6 percent in the fourth quarter of 1996. Inflation concerns were further moderated by the balanced budget agreement reached by the President and Congress in early-May, and April economic data which generally indicated a slowing pace of economic growth. The April economic data reflected falling retail

RP Financial, LC.
Page 2.5

sales and producer prices, while factory production declined for the first time in more than a year. At the end of May, low unemployment and a favorable job market provided for a 27-year high in the Consumer Confidence index for May. The labor market showed signs of further tightening in early-June, as indicated by the May unemployment rate declining to 4.8 percent of the work force - the lowest level since November 1973. Notwithstanding the favorable job market, inflation data released in mid-June did not indicate that the economy was overheating. The non-threatening inflation data included declines in both retail sales and producer prices for the month of May.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. In early-July 1996, the release of a strong June employment report had a severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to
7.18 percent. After trending lower for a brief period during early- and mid-August, interest rates moved higher in late-August and early-September as inflation concerns were raised by the stronger than expected economic growth.

     The Federal Reserve's decision not to raise interest rates at its September and October 1996 meetings, along with economic data providing indications of a cooling economy, translated into a declining interest rate environment during late-September and through most of October. Interest rates continued to edge lower through November, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to move interest rates at its December meeting.

     With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March. The Federal Reserve increased short-term interest rates by 0.25 percent in late-March, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above
7.0 percent in late-March.

RP Financial, LC.
Page 2.6

     Inflation concerns pushed interest rates higher during the first half of April, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to briefly edge above 7.0 percent in late-May, which was followed by a mild rally in bond prices on expectations of slowing economic growth. Despite inflation concerns sparked by the May unemployment data, bond prices surged higher on the day the unemployment data was released. The favorable inflation data indicated by the May retail sales report sustained the bond market rally through mid-June. As of June 20, 1997, one- and thirty-year U.S. Government bonds were yielding 5.63 percent and 6.66 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through June 20, 1997.

Local Economy
-------------

     The St. Louis MSA economy has traditionally been supported by manufacturing, supplemented by services and trade. The St. Louis MSA serves as headquarters to a large number of manufacturing companies, including Anheuser Busch, McDonnell Douglas, Monsanto, and Ralston Purina. While manufacturing continues to represent a notable portion of industry earnings in the St. Louis MSA (21.6 percent in 1994), manufacturing has declined as an employment sector for several years. Manufacturing jobs accounted for 16.4 percent of the MSA's employment in 1989, versus a comparative measure of 13.9 percent in 1994. One of the largest employers in the St. Louis MSA is McDonnell Douglas, which is being acquired by Boeing. At this time, it is unknown what impact the merger will have on McDonnell Douglas' operations, if any.

     Similar to national trends, most of the job growth being realized in the St. Louis MSA has been realized in service related industries. Based on the most recent data available (1994), services represent the largest employment sector in the St. Louis MSA, accounting for 31.6 percent of the jobs and 27.1 percent of the earnings.

     Overall, while the economy in the St. Louis MSA has become more diversified and less dependent on the manufacturing sector, the strength of the local economy continues to be heavily influenced by manufacturing employment. Accordingly, economic growth in the Association's market area is viewed as being somewhat cyclical, for the most part paralleling trends in the national economy.

     Comparative unemployment rates for the primary market area, as well as for the U.S. and Missouri, are shown in Table 1.2. The unemployment data for the market area further implies that the more favorable

RP Financial, LC.
Page 2.7

growth opportunities exist outside of the City of St. Louis, with both St. Louis County and the St. Louis MSA recording lower unemployment rates compared to the City. Relatively low levels of unemployment were reflected in both the County's and MSA's most recent measures, as both rates were below the Missouri and U.S. measures. Comparatively, the April 1997 unemployment rate for the City of St. Louis exceeded the unemployment rates for Missouri and the U.S. Similar to the U.S. and Missouri, unemployment rates declined in the Association's primary market from a year ago.

                                   Table 2.2
                        Market Area Unemployment Trends

          Region                   April 1996               April 1997
          ------                   ----------               ----------
          United States                5.4%                    4.8%
          Missouri                     4.3                     4.2
          St. Louis County             3.3                     3.0
          St. Louis City               7.4                     6.8
          St. Louis MSA                4.4                     3.9

          Source:  U.S. Bureau of Labor Statistics.

Competition
-----------

     Competition among financial institutions in the Association's market area is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Association's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Equality Savings will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

     The Association's retail deposit base is closely tied to the economic fortunes of the St. Louis metropolitan area and, in particular, the areas of the MSA that are nearby to one of Equality Savings' three branches. Table 2.3 displays deposit market trends from June 30, 1994 through June 30, 1996 for St. Louis City and St. Louis County, the two jurisdictions where the Association maintained branches during that period. Additional data is also presented for the State of Missouri. The data indicates that deposit growth in the Association's primary market area was positive, with a much higher growth rate exhibited by St Louis City. Deposit growth in St. Louis City was largely the result of growth in commercial bank deposits, with most of the growth being concentrated in two super regional banks (Boatmen's and Mercantile). Thrifts also recorded positive deposit growth in the City of St. Louis, which was supported by an increase in the number of thrift

RP Financial, LC.
Page 2.8

                -----------------------------------------------
                                   Table 2.3
                  Equality Savings and Loan Association, F.A.
                                Deposit Summary
                -----------------------------------------------

----------------------------------------------------------------------------

                                                          As of June 30,
                                 ---------------------------------------------------------------
                                               1994                           1996                 Deposit
                                 ---------------------------------------------------------------
                                                Market    Number                 Market   No. of    Growth Rate
                                                           of
                                    Deposits     Share   Branches   Deposits     Share   Branches    1994-1996
                                    --------     -----   --------   --------     -----   --------    ---------
                                                        (Dollars In Thousands)                         (%)
A. Deposit Summary
------------------
   State of Missouri               $65,690,283   100.0%    1,848  $70,073,391   100.0%     1,783        3.3%
       Commercial Banks             54,410,515    82.8%    1,541   60,305,716    86.1%     1,532        5.3%
       Savings and Loans            11,279,768    17.2%      307    9,767,675    13.9%       251       -6.9%

   St Louis County                 $14,752,323   100.0%      257  $15,396,479   100.0%       244        2.2%
      Commercial Banks              10,688,837    72.5%      174   12,586,259    81.7%       198        8.5%
      Savings and Loans              4,063,486    27.5%       83    2,810,220    18.3%        46      -16.8%
        Equality Savings (1)            58,810     1.4%        2       60,849     2.2%         2        1.7%
        Equality Savings (2)                       0.4%                          0.4%

   St Louis City                   $ 6,516,456   100.0%       78  $ 8,307,296   100.0%        72       12.9%
      Commercial Banks               6,190,830    95.0%       70    7,599,592    91.5%        60       10.8%
      Savings and Loans                325,626     5.0%        8      707,704     8.5%        12       47.4%
        Equality Savings (1)            69,871    21.5%        1       64,566     9.1%         1       -3.9%
        Equality Savings (2)                       1.1%                           0.8%

 (1) Percent of S&L deposits.
 (2) Percent of total deposits.

 Sources: FDIC, OTS, SNL Securities, LP.
----------------------------------------------------------------------------

RP Financial, LC.
Page 2.9

branches maintained in the City. Comparatively, St. Louis County exhibited a more modest deposit growth rate, as growth in commercial bank deposits was partially offset by a decline in thrift deposits. The drop in thrift deposits was largely attributable to the acquisition of thrift deposits by commercial banks, as indicated by the respective increase and decline in total bank and thrift branches maintained in St. Louis County during the period covered in Table 2.3.

     Equality Savings recorded a slight increase in deposits with its two St. Louis County branches, which served to preserve its market share of total bank and thrift deposits at 0.4 percent. Comparatively, deposits at the Association's main office in the City of St. Louis declined from 1994 to 1996, resulting in a decline in deposit market share from 1.1 percent to 0.8 percent. As highlighted by the relatively low market share of deposits maintained by the Association, competition for deposits in the primary market served by Equality Savings is significant and includes a number of financial institutions with greater resources than maintained by the Association.

     Future deposit growth may be enhanced by the infusion of the conversion proceeds, as the additional capital will improve Equality Savings' competitive position and leverage capacity. The Association should also continue to benefit from its favorable image as a locally-owned and community-oriented institution, as the trend of consolidation among financial institutions is expected to provide Equality Savings with additional opportunities to acquire customers, facilities and key personnel that become available as the result of community banks being acquired. However, given the competition faced by Equality Savings, it will be difficult for the Association to realize notable gains in deposit market share without paying above market rates for deposits or further expanding Equality Savings' branch network. In addition to relocating one of its branches in St. Louis County, the Association is also planning to expand its branch network within the St. Louis MSA. At this time, the most likely expansion site is Arnold, Missouri (Jefferson County), where the Association recently completed the purchase of a branch facility.

RP Financial, LC.
Page 3.1

                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Equality Savings' operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of Equality Savings is provided by these institutions. Factors affecting the Association's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Equality Savings and the Peer Group, will then be used as a basis for the pro forma valuation of Equality Savings' to-be-issued common stock.



Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Equality Savings. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o SCREEN #1. MISSOURI INSTITUTIONS WITH ASSETS OF $100 MILLION TO $750 MILLION, EQUITY-TO-ASSETS RATIOS BETWEEN 8.0 PERCENT AND 16.0 PERCENT, AND POSITIVE CORE RETURN ON AVERAGE ASSETS OF LESS THAN 1.0 PERCENT. Two companies met the criteria for Screen #1 and both were included for the Peer Group: Capital Savings Bancorp and Hardin Bancorp.
          Exhibit III-2 details the financial characteristics of all publicly-traded Missouri institutions.

     o SCREEN #2. MID-WEST INSTITUTIONS WITH ASSETS OF $100 MILLION TO $750 MILLION, EQUITY-TO-ASSETS RATIOS BETWEEN 8.0 PERCENT AND 16.0 PERCENT, POSITIVE CORE RETURN ON AVERAGE ASSETS OF LESS THAN 1.0 PERCENT, AND AN OPERATING EXPENSE TO AVERAGE ASSETS RATIO OF 2.25 PERCENT OR GREATER. Thirteen institutions met the selection criteria for Screen #2 (see Exhibit III-3), and eight were included as part of Equality Savings' Peer Group: ASB Financial Corp. of Ohio, Bank West Fin. Corp. of Michigan, First Federal Bancorp of Minnesota, First Mutual Bancorp of Illinois, Kankakee Bancorp of Illinois, North Bancshares of Illinois, Potters Financial Corporation, and Western Ohio Financial Corporation of Ohio.

RP Financial, LC.
Page 3.2


          Of the five institutions excluded, two were excluded as the result of loan portfolio compositions which emphasized higher risk types of lending compared to Equality Savings' loan portfolio composition. HF Financial Corporation of South Dakota and Perpetual Midwest Financial of Iowa maintained 41.6 percent and 45.1 percent of their respective loan and mortgage-backed securities portfolio compositions in 1-4 family permanent mortgage loans and mortgage-backed securities, versus a comparative ratio of 93.0 percent for the Association.

          The remaining three companies were excluded on the basis of maintaining asset compositions that were considered to be relatively less comparable to Equality Savings' asset composition. In particular, the three companies with the highest ratio of loans-to-assets were eliminated from the Peer Group: Camco Financial Corporation of Ohio (82.6 percent), Citizens First Financial Corporation of Illinois (81.7 percent), and LSB Financial Corporation of Lafayette Indiana (85.3 percent). Comparatively, the Association's loan-to-assets ratio equaled 47.8 percent.


     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and Equality Savings, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Association and, thus, will provide a good basis for valuation. The following sections present a comparison of Equality Savings' financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Equality Savings, is detailed below.

o ASB Financial Corp. of OH. Selected due to relatively low concentration of loans comprising interest-earning assets, and MBS and loan portfolio concentrated in 1-4 family permanent mortgage loans and MBS.

o Bank West Fin. Corp. of MI. Selected due to comparable asset size, above average earnings contribution from non-interest operating income, comparable level of operating expenses, high concentration of 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Capital Savings Bancorp of MO. Selected due to Missouri market area, comparable asset size, above average earnings contribution from non-interest operating income, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                               June 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------- ------  ------- -----  -----  ------  -------
                                                                                                              ($)    ($Mil)
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     425        7   12-31   07/95  15.00     56
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     400        6   12-31   07/94  22.00     51
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     342       10   03-31   12/92  29.00     41
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     238        7   06-30   12/93  16.62     31
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     147        2   06-30   03/95  14.00     25
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120        2   06-30   12/93  19.25     20
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     117        4   12-31   12/93  21.55     10
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     109        1   06-30   04/95  12.00     21
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     108        5   09-30   04/95  18.75     13
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     103        3   03-31   09/95  14.62     13

     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 06/26/97

RP Financial, LC.
Page 3.4

o First Fed. Bancorp of MN. Selected due to similar interest-earning asset composition, similar capital position as the Association's pro forma capital position, above average earnings contribution from non-interest operating income, comparable level of operating expenses, and favorable credit quality measures.

o First Mutual Bancorp of IL. Selected due to comparable level of operating expenses, similar concentration of 1-4 family permanent mortgage loans comprising MBS and loan portfolio, and favorable credit quality measures.

o Hardin Bancorp of Hardin MO. Selected due to Missouri market area, same size of branch network, relatively low concentration of loans comprising interest-earning assets, similar capital position as the Association's pro forma capital position, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Kankakee Bancorp of IL. Selected due to similar capital position as the Association's pro forma capital position, similar interest-earning asset composition, MBS and loan portfolio concentrated in 1-4 family permanent mortgage loans and MBS, and favorable credit quality measures.

o North Bancshares of Chicago IL. Selected due to similar funding composition, comparable level of operating expenses, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Potters Financial Corporation of OH. Selected due to relatively low concentration of loans comprising interest-earning assets, comparable level of operating expenses, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Western Ohio Fin. Corp. of OH. Similar funding composition, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

     In aggregate, the Peer Group companies are similarly capitalized as the industry average (12.47 percent of assets versus 12.85 percent for the all SAIF average), generate lower earnings as a percent of average assets (0.67 percent core ROAA versus 0.84 percent for the all SAIF average), and generate a lower ROE (5.24 percent core ROE versus 7.34 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and core P/E multiple were below and approximately the same as the respective comparable SAIF averages (see next page).

     Ideally, the Peer Group companies would be comparable to Equality Savings in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Equality Savings, as will be highlighted in the following comparative analysis.

RP Financial, LC.
Page 3.5

                                                   As of June 20, 1997
                                                   -------------------
                                                 Peer               All SAIF
                                                 Group              Insured
                                                 -----              -------
     Equity-to-Assets                             12.47%              12.85%
     Core Return on Assets ("ROA")                 0.67                0.84
     Core Return on Equity ("ROE")                 5.24                7.34

     Price-to-Book ratio ("P/B")                 110.83%             131.24%
     Core Price-to-Earnings multiple ("P/E")      17.97x              18.09x
     Price-to-Assets ratio ("P/A")                13.70%              15.97%

     Source: Table 4.4 - Chapter IV Valuation Analysis.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for Equality Savings and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Association's and the Peer Group's ratios reflect balances as of March 31, 1997. Equality Savings' net worth base of 6.3 percent was below the Peer Group's average net worth ratio of 12.5 percent; however, with the addition of stock proceeds, the Association's pro forma capital position (consolidated with the holding company) will be more comparable to the Peer Group's ratio. All of Equality Savings' capital consisted of tangible capital, while the Peer Group's equity-to-assets ratio included 0.5 percent of intangible net worth. Both the Association's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating greater capital surpluses. Again, on a pro forma basis, the Association's capital surpluses will be more comparable to the Peer Group's ratios.

     The interest-earning asset compositions for the Association and the Peer Group reflected some differences, in light of the relatively high concentration of cash and investments and relatively low concentration of loans maintained by Equality Savings. Equality Savings' combined level of loans and mortgage-backed securities equaled 55.2 percent, versus a comparative ratio of 73.4 percent for the Peer Group. Conversely, Equality Savings' ratio of cash and investments to assets was well above the Peer Group's ratio, based on comparative ratios of
41.4 percent and 23.4 percent, respectively. Overall, Equality Savings' interest-earning assets amounted to 96.6 percent of assets, which was similar to the Peer Group's comparative ratio of 96.8 percent.

     Equality Savings' funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition, with retail deposits constituting the major source of interest-bearing funds utilized by the

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                   Table 3.2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                             As of March 31, 1997


                                                                     Balance Sheet as a Percent of Assets
                                         -------------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans  MBS   Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stockap.
                                         ----------- ------ -----  -------- --------  -----  -------  -------- ------- -------------
Equality Savings
----------------
  March 31, 1997                               41.4   47.8    7.4     61.3     32.0     0.0      6.3      0.0     6.3       0.0


SAIF-Insured Thrifts                           18.1   66.7   11.5     71.6     14.3     0.2     12.5      0.2    12.3       0.0
State of MO                                    18.1   71.2    7.6     71.4     11.2     0.0     16.3      0.1    16.2       0.0
Comparable Group Average                       23.4   64.5    8.9     72.7     13.6     0.0     12.5      0.5    12.0       0.0
  Mid-West Companies                           23.4   64.5    8.9     72.7     13.6     0.0     12.5      0.5    12.0       0.0

Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH                23.4   64.8    8.4     79.8      2.2     0.0     15.7      0.0    15.7       0.0
BWFC  Bank West Fin. Corp. of MI               24.4   70.3    1.3     68.3     15.7     0.0     15.3      0.0    15.3       0.0
CAPS  Capital Savings Bancorp of MO             9.0   78.8   10.5     71.1     18.9     0.0      8.7      0.0     8.7       0.0
BDJI  First Fed. Bancorp. of MN                40.9   47.7    8.0     75.8     11.8     0.0     11.2      0.0    11.2       0.0
FMBD  First Mutual Bancorp of IL               22.5   70.7    0.0     79.6      5.7     0.0     13.4      3.1    10.3       0.0
HFSA  Hardin Bancorp of Hardin MO              26.7   52.8   18.6     67.9     18.4     0.0     12.8      0.0    12.8       0.0
KNK   Kankakee Bancorp of IL                   20.2   66.7    9.8     81.3      7.1     0.0     10.7      0.7    10.0       0.0
NBSI  North Bancshares of Chicago IL           30.3   61.7    5.9     60.1     23.2     0.0     14.6      0.0    14.6       0.0
PTRS  Potters Financial Corp of OH             19.4   57.8   19.8     83.8      6.4     0.0      8.9      0.0     8.9       0.0
WOFC  Western Ohio Fin. Corp. of OH            16.9   74.2    6.3     59.6     26.6     0.0     13.4      0.8    12.6       0.0

                                                       Balance Sheet Annual Growth Rates                   Regulatory Capital
                                         ------------------------------------------------------------   -------------------------
                                                 Cash and   Loans           Borrows.   Net     Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth     Worth   Tangible  Core  Reg. Cap.
                                         ------ ----------- -----  -------- --------  ------   -------  --------  ----  ---------
Equality Savings
----------------
  March 31, 1997                         2.55      32.00    -11.36    -1.23    12.12    -1.21    -1.21     6.29    6.29    11.75


SAIF-Insured Thrifts                    12.67       3.99     13.09     7.50    23.50    -1.72    -2.23    10.87   10.94    22.94
State of MO                              8.94       8.67      8.18     4.45    15.25    -3.77    -4.00    13.02   13.04    27.54
Comparable Group Average                12.80      -0.25     12.81    12.82    47.02   -13.20   -14.92    10.83   11.81    23.20
  Mid-West Companies                    12.80      -0.25     12.81    12.82    47.02   -13.20   -14.92    10.83   11.81    23.20


Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH         -2.06     -13.82      1.65     5.56    68.38   -33.23   -33.23    12.15   12.15    27.02
BWFC  Bank West Fin. Corp. of MI         5.60      19.88      0.02    13.29     5.98   -18.27   -18.27    13.30   13.30    26.46
CAPS  Capital Savings Bancorp of MO     17.46      56.22     14.64    12.35    60.71    -2.50    -2.50     7.85    7.85    16.51
BDJI  First Fed. Bancorp. of MN          7.14      12.52      3.55    -0.47       NM   -16.75   -16.75     9.75    9.75    19.42
FMBD  First Mutual Bancorp of IL        48.83         NM     30.40    72.49    88.98   -20.96   -39.18       NM   20.61    21.26
HFSA  Hardin Bancorp of Hardin MO       23.95         NM      6.56     5.40       NM   -17.62   -17.62    11.19   11.19    28.85
KNK   Kankakee Bancorp of IL            -5.73     -18.01     -1.96    -5.37   -17.88     2.73     3.65     8.66    8.66    16.30
NBSI  North Bancshares of Chicago IL     4.96     -18.93     20.91    -3.78    65.97   -11.57   -11.57    13.70   13.70    32.40
PTRS  Potters Financial Corp of OH       2.69     -29.86     16.04    -2.26       NM    -6.05    -6.05     8.53    8.53    19.60
WOFC  Western Ohio Fin. Corp. of OH     25.19     -10.04     36.30    30.98    56.99    -7.74    -7.67    12.35   12.35    24.13

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7


Association and the Peer Group. The Association's deposits equaled 61.3 percent of assets, which was lower than the Peer Group average of 72.7 percent. More than offsetting Equality Savings' lower ratio of deposits was its higher level of borrowings, as the Association and the Peer Group posted borrowings-to-assets ratios of 32.0 percent and 13.6 percent, respectively. Accordingly, the Peer Group was considered to have greater borrowing capacity than the Association. Total interest-bearing liabilities maintained by the Association and the Peer Group, as a percent of assets, equaled 93.3 percent and 86.3 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Association's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 103.5 percent and 112.2 percent. The additional capital realized from stock proceeds should serve to partially address the lower IEA/IBL ratio currently maintained by the Association, as the interest free capital realized in Equality Savings' stock offering will be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Equality Savings' and the Peer Group's growth rates are based on annual growth for the twelve months ended March 31, 1997. Asset growth rates of positive 2.6 percent and positive 12.8 percent were posted by the Association and the Peer Group, respectively. Equality Savings' asset growth measures reflect notable growth was recorded in cash and investments (32.0 percent growth rate), reflecting the redeployment of funds realized from mortgage-backed securities sales into investments. Substantially negating the Association's cash and investments growth was an 11.4 percent decline in loans and mortgage-backed securities, with most of the decline consisting of the mortgage-backed securities that were sold. The Peer Group's stronger asset growth was realized through growth in loans and mortgage-backed securities (growth rate of 12.8 percent), which was slightly negated by a 0.3 percent decline in cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Association's measures. However, following the conversion, Equality Savings' leverage capacity will be more comparable to the Peer Group's.

     Borrowings funded the Association's asset growth, as well as a modest amount of deposit run-off. Comparatively, the Peer Group's asset growth was funded by deposits and borrowings, with the Peer Group's lower balance of borrowings exhibiting a higher growth rate than deposits. In fact, the Peer Group's borrowings growth rate shown in Table 3.2 was somewhat understated, as the "NM" borrowings growth rate shown for three of the Peer Group companies included companies with borrowings growth rates in excess of 100 percent. For the period shown in Table 3.2, all three of the Peer Group companies showing "NM" growth rates posted borrowing growth rates in excess of 100 percent. Negative capital growth rates of 1.2 percent and negative 13.2 percent were posted by the Association and the Peer Group, respectively, with the Peer Group's higher return on assets being more than offset dividend payments, stock repurchases and possible negative

RP Financial, LC.
Page 3.8


SFAS 115 adjustments. Equality Savings' negative capital growth resulted from earnings being more than offset by dividend payments and a negative SFAS 115 adjustment.



Income and Expense Components
-----------------------------

     Equality Savings and the Peer Group reported net income to average assets ratios of o.25 percent and 0.47 percent, respectively, based on earnings for the twelve months ended March 31, 1997 (see Table 3.3). Both the Association's and the Peer Group's earnings were depressed by the one time assessment to recapitalize the SAIF, which is shown as a non-operating item under net gains in Table 3.3. The Peer Group's higher profitability was supported by maintenance of a higher net interest margin and lower level of operating expenses, which was partially offset by Equality Savings' higher level of non-interest operating income and positive net non-operating income (the Association's gains on sale offset the impact of the special SAIF assessment)

     The Peer Group's more favorable net interest income ratio resulted from both a higher interest income ratio and a lower interest expense ratio. The Peer Group's higher interest income ratio was supported by a higher yield earned on interest-earning assets (7.54 percent versus 6.99 percent for the Peer Group), which was consistent with the Peer Group's high concentration of loans comprising interest-earning assets and greater diversification into higher yielding types of loans. Comparatively, the Peer Group's lower interest expense ratio was realized through maintaining a lower level of interest-bearing liabilities, which was partially negated by the slightly lower cost of funds maintained by Equality Savings (4.87 percent versus 4.93 percent for the Peer Group). Following the infusion of conversion proceeds, the level of interest-bearing liabilities maintained by the Association should be more comparable to the Peer Group's ratio. Overall, Equality Savings and the Peer Group reported net interest income to average assets ratios of 2.27 percent and 3.16 percent, respectively.

     In another key area of core earnings strength, the Association maintained a higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Association and the Peer Group recorded operating expense to average assets ratios of 2.73 percent and 2.46 percent, respectively. Equality Savings' higher operating expense ratio can in part be explained by its mortgage banking operations, which are personnel intensive but have a limited impact on the Association's asset size. Most notably, the Association's off-balance sheet portfolio of loans serviced for others equaled $232.4 million, or 115.8 percent of assets, while comparatively the Peer Group's loans serviced for others portfolio averaged $18.2 million, or 8.6 percent of assets. The inflating impact of Equality Savings' more notable off-balance sheet activities on the operating expense ratio is further indicated by the Association's assets per full time equivalent employee measure of $2.1

RP FINANCIAL, LC.
---------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.3
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                  For the Twelve Months Ended March 31, 1997

                                                             Net Interest Income                   Other Income
                                                         ----------------------------           -----------------
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- -------   ----- -----   ------  ------
     Equality Savings
     ----------------
       March 31, 1997                             0.25    6.86    4.60   2.27   0.03    2.24    0.38   0.00    0.35     0.73

     SAIF-Insured Thrifts                         0.63    7.36    4.09   3.26   0.14    3.12    0.12   0.01    0.28     0.42
     State of MO                                  0.78    7.44    4.08   3.36   0.08    3.28    0.07   0.02    0.33     0.42
     Comparable Group Average                     0.47    7.31    4.15   3.16   0.01    3.16    0.05   0.01    0.28     0.34
       Mid-West Companies                         0.47    7.31    4.15   3.16   0.01    3.16    0.05   0.01    0.28     0.34


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     ASBP  ASB Financial Corp. of OH              0.61    7.49    4.09   3.40   0.02    3.38    0.00   0.02    0.20     0.22
     BWFC  Bank West Fin. Corp. of MI             0.74    7.18    4.19   2.99   0.06    2.93    0.16   0.00    0.33     0.49
     CAPS  Capital Savings Bancorp of MO          0.65    7.63    4.42   3.20   0.05    3.15    0.09   0.01    0.40     0.50
     BDJI  First Fed. Bancorp. of MN              0.32    7.25    4.01   3.23   0.00    3.23    0.10   0.01    0.44     0.55
     FMBD  First Mutual Bancorp of IL             0.15    7.22    4.00   3.21   0.07    3.14    0.04  -0.01    0.27     0.30
     HFSA  Hardin Bancorp of Hardin MO            0.51    7.29    4.27   3.02   0.04    2.98    0.04   0.01    0.25     0.30
     KNK   Kankakee Bancorp of IL                 0.61    7.27    4.22   3.04   0.01    3.03    0.06   0.01    0.35     0.41
     NBSI  North Bancshares of Chicago IL         0.45    7.33    4.02   3.31   0.00    3.31    0.00   0.00    0.18     0.18
     PTRS  Potters Financial Corp of OH           0.31    7.03    3.85   3.17  -0.27    3.45    0.00   0.05    0.26     0.30
     WOFC  Western Ohio Fin. Corp. of OH          0.31    7.47    4.41   3.05   0.11    2.95    0.00   0.00    0.14     0.14

                                                     G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                                    ----------------   -------------     --------------------------
                                                                                                                         MEMO:
                                                      G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/
                                                    Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp
                                                    ------- -------   ------- -------     --------- -------- ------ ----------
     Equality Savings
     ----------------
       March 31, 1997                                  2.73    0.00       0.17   0.00        6.99      4.87     2.12     2,113


     SAIF-Insured Thrifts                              2.21    0.02      -0.34   0.00        7.36      4.62     2.74     4,419
     State of MO                                       2.10    0.02      -0.33   0.00        7.70      4.93     2.76     3,105
     Comparable Group Average                          2.44    0.02      -0.32   0.00        7.54      4.93     2.60     3,432
       Mid-West Companies                              2.44    0.02      -0.32   0.00        7.54      4.93     2.60     3,432


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     ASBP  ASB Financial Corp. of OH                   2.28    0.00      -0.40   0.00        7.71      5.22     2.49     4,757
     BWFC  Bank West Fin. Corp. of MI                  2.63    0.00       0.33   0.00        7.48      5.13     2.35     2,723
     CAPS  Capital Savings Bancorp of MO               2.16    0.00      -0.43   0.00        7.77      4.94     2.83     3,050
     BDJI  First Fed. Bancorp. of MN                   2.72    0.00      -0.52   0.00        7.51      4.65     2.86     2,693
     FMBD  First Mutual Bancorp of IL                  2.79    0.07      -0.36   0.00        7.54      5.06     2.48     2,605
     HFSA  Hardin Bancorp of Hardin MO                 1.99    0.00      -0.48   0.00        7.43      5.15     2.29     5,742
     KNK   Kankakee Bancorp of IL                      2.26    0.07      -0.26   0.00        7.52      4.74     2.77     2,926
     NBSI  North Bancshares of Chicago IL              2.60    0.00      -0.30   0.00        7.49      4.89     2.60     3,750
     PTRS  Potters Financial Corp of OH                2.64    0.00      -0.55   0.00        7.25      4.28     2.96     2,852
     WOFC  Western Ohio Fin. Corp. of OH               2.27    0.10      -0.20   0.00        7.68      5.29     2.39     3,226

                                                      MEMO:
                                                    Effective
                                                    Tax Rate
                                                    --------
     Equality Savings
     ----------------
            March 31, 1997                           37.50





     SAIF-Insured Thrifts                            35.92
     State of MO                                     37.52
     Comparable Group Average                        35.42
       Mid-West Companies                            35.42


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     ASBP  ASB Financial Corp. of OH                 33.92
     BWFC  Bank West Fin. Corp. of MI                33.94
     CAPS  Capital Savings Bancorp of MO             39.14
     BDJI  First Fed. Bancorp. of MN                 41.02
     FMBD  First Mutual Bancorp of IL                32.05
     HFSA  Hardin Bancorp of Hardin MO               36.99
     KNK   Kankakee Bancorp of IL                    29.65
     NBSI  North Bancshares of Chicago IL            23.93
     PTRS  Potters Financial Corp of OH              43.80
     WOFC  Western Ohio Fin. Corp. of OH             39.75

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.10

million, which was well below the Peer Group average of $3.4 million. Accordingly, in assessing Equality Savings' core earnings strength relative to the Peer Group's, the Association's expense coverage ratio provides a less meaningful indication of core earnings strength compared to the expense coverage ratios of the Peer Group companies, which in general maintain less significant off-balance sheet operations than Equality Savings. The Peer Group and the Association reported expense coverage ratios of 0.83x and 1.28x, respectively. Equality Savings' expense coverage ratio of less than 1.0x indicates that profitability is contingent upon non-interest sources of income, which are largely derived from the Association's mortgage banking activities and, thus, can be somewhat volatile in nature. Taking non-interest operating income into account (but not gains on sale), the Association's efficiency ratio of 91.0 percent compares unfavorably to the Peer Group's average efficiency ratio of
70.3 percent. On a post-conversion basis, the Association's operating expenses can be expected to increase from additional expenses associated with the stock benefit plans; however, at the same time, Equality Savings' higher pro forma capital position will better position the Association to leverage operating expenses through increased asset growth.

     Sources of non-interest operating income, which does not include gains realized from Equality Savings' mortgage banking operations, made a higher contribution to the Association's earnings than the Peer Group's, based on comparative non-interest operating income to average assets ratios of 0.73 percent and 0.34 percent, respectively. When factoring in loan sale gains, the Association's level of non-interest income was considerably higher than the Peer Group's. Other than the negative earnings impact of the special SAIF assessment, gains were not a material factor in the Peer Group's earnings. Comparatively, gains were a net positive contributor to the Association's earnings, with gains realized from the sale of loans amounting to 0.55 percent of Equality Savings' average assets. After factoring in the SAIF assessment and a modest gain recorded on the sale of investments and mortgage-backed securities, net gains recorded by Equality Savings equaled positive 0.17 percent of average assets, versus a comparative ratio of negative 0.32 percent for the Peer Group. Given that the gains on mortgage loan sales were realized from Equality Savings' mortgage banking activities, in which gains are derived from the capitalizing of mortgage servicing rights, such gains warrant consideration in evaluating the Association's core earnings strength. Real estate operations were not a material factor in either the Association's or the Peer Group's earnings.

     Favorable credit quality measures and low risk operating strategies served to limit the impact of loss provisions on Equality Savings' and the Peer Group's earnings, with loss provisions established by the Association and the Peer Group amounting to 0.03 percent and 0.01 percent of average assets, respectively. Similarly, extraordinary items were not a factor in either the Association's or the Peer Group's earnings.

     Both the Association and the Peer Group exhibited effective tax rates which indicated earnings were being fully taxed, with Equality Savings recording a higher effective tax rate than the Peer Group (37.50 percent

RP Financial, LC.
Page 3.11



versus 35.42 percent for the Peer Group). Overall, net of the one time SAIF assessment expense, the Association's and the Peer Group's reported earnings were considered to be fairly representative of their core earnings.



Loan Composition
----------------

    Table 3.4 presents data related to the loan composition of Equality Savings and the Peer Group. The Peer Group's loan portfolio composition reflected greater diversification into higher risk types of lending, with low risk 1-4 family permanent mortgage loans and mortgage-backed securities accounting for
93.0 percent and 81.1 percent of Equality Savings' and the Peer Group's loan and MBS portfolios, respectively. Equality Savings' higher ratio was primarily attributable to its higher concentration of 1-4 family permanent mortgage loans, as the Association's and the Peer Group's loan and mortgage-backed securities portfolio compositions exhibited similar concentrations of mortgage-backed securities. Highlighting the Association's mortgage banking emphasis, Equality Savings maintained a much higher balance of loans serviced for others than the Peer Group ($232.4 million versus $18.2 million for the Peer Group), which translated into a higher balance of loan servicing assets as well ($513,000 versus $36,000 for the Peer Group).

    As indicated by the higher percentage of 1-4 family loans and mortgage-backed securities maintained by the Association, lending diversification was more extensive for the Peer Group. Multi-family/commercial real estate loans accounted for both Equality Savings' and the Peer Group's primary area of lending diversification, amounting to 3.9 percent and 9.1 percent of their respective loan and MBS portfolios. Other areas of lending diversification for the Association were fairly limited, consisting of modest balances of consumer and commercial business loans. The balance of the Peer Group's lending diversification was comprised mostly of commercial business loans, while construction/land and consumer loans constituted relatively modest areas of lending diversification for the Peer Group. Notwithstanding the Peer Group's greater diversification into higher risk types of lending, the Association maintained a higher risk weighted assets-to-assets ratio than the Peer Group (54.8 percent versus 47.5 percent for the Peer Group). Equality Savings' higher risk weighted ratio can be explained by the 100 percent risk weighting applied to some of the Association's investments. Overall, both the Association's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, as both ratios did not vary significantly from the SAIF-insured average of 51.1 percent.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                             As of March 31, 1997


                                             Portfolio Composition as a Percent of MBS and Loans
                                          ---------------------------------------------------------
                                                 1-4      Constr.   5+Unit    Commerc.               RWA/    Serviced      Servicing
Institution                                MBS   Family   & Land    Comm RE   Business   Consumer   Assets   For Others    Assets
-----------                               ------ ------   ------    --------  --------  ---------- -------- -----------    ------
                                          (%)       (%)       (%)       (%)       (%)        (%)      (%)        ($000)    ($000)
Equality Savings                          13.44     79.52      0.00      3.87      1.15      2.02     54.79     232,430       513

SAIF-Insured Thrifts                      15.07     61.75      5.48     11.67      6.55      1.68     51.05     344,084     2,520
State of MO                               11.83     67.71      8.92      9.38      4.74      0.78     50.23      35,439       160
Comparable Group Average                  13.31     67.78      2.85      9.06      6.70      1.64     47.54      18,197        36

Comparable Group
----------------

ASBP  ASB Financial Corp. of OH           12.68     60.02      1.83     15.47      8.70      3.03     46.19           0         0
BWFC  Bank West Fin. Corp. of MI           2.15     87.45     13.28      1.53      0.73      1.04     49.67      27,519       144
CAPS  Capital Savings Bancorp of MO       13.50     75.52      1.38      3.76      6.24      0.00     49.16      42,924         0
BDJI  First Fed. Bancorp. of MN           16.09     43.07      0.51     20.53     17.71      3.04     51.63         176         0
FMBD  First Mutual Bancorp of IL           0.01     75.59      1.52     11.09      9.77      1.99     50.08      47,875       111
HFSA  Hardin Bancorp of Hardin MO         29.12     61.57      1.83      1.28      6.97      0.00     39.32       8,412         0
KNK   Kankakee Bancorp of IL              11.32     57.05      2.76     14.01     11.14      4.09     55.82      34,672        49
NBSI  North Bancshares of Chicago IL      10.23     84.36      0.00      4.76      0.30      0.74     37.29         135         0
PTRS  Potters Financial Corp of OH        30.69     53.22      0.93      9.64      3.84      1.91     46.64         532         0
WOFC  Western Ohio Fin. Corp. of OH        7.26     79.96      4.47      8.57      1.56      0.60     49.62      19,724        52

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC
Page 3.13


Interest Rate Risk
------------------

    Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Association versus the Peer Group companies. In terms of balance sheet composition, Equality Savings' interest rate risk characteristics were considered to be less favorable than the Peer Group's. In particular, Equality Savings' lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. Likewise, Equality Savings' higher level of non-interest earning assets results in a lower capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to increase the Association's equity-to-assets ratio and IEA/IBL ratio to levels that are more comparable to the comparative Peer Group ratios.


    To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Equality Savings and the Peer Group. In general, there was a greater degree of fluctuation reflected in the Association's net interest margin, indicating a potentially greater degree of interest rate risk exposure associated with Equality Savings' net interest margin. However, the relative fluctuations in both the Association's and the Peer Group's net interest income to average assets ratios were not considered to be representative of significant interest rate risk exposure. The stability of the Association's net interest margin should be enhanced by the infusion of stock proceeds, as interest-rate sensitive liabilities will be funding a lower portion of Equality Savings' assets.

Credit Risk
-----------

    Overall, Equality Savings' credit risk exposure does not appear to be materially different than the Peer Group's, with both the Association's and the Peer Group's credit quality measures being representative of limited credit risk exposure. As shown in Table 3.6, Equality Savings' ratio of non-performing assets (REO, non-accruing loans and accruing loans more than 90 days past due) to assets was lower than Peer Group's ratio (0.35 percent versus 0.62 percent for the Peer Group). Equality Savings and the Peer Group exhibited comparable non-performing loans to loans ratio of 0.67 percent and 0.62 percent, respectively. However, loss reserve ratios as a percent of problem assets indicated a potentially higher degree of credit risk exposure for the Association, with the Association and the Peer Group maintaining loss reserves as a percent of non-performing assets and accruing loans that are more than 90 days past due of 39.9 percent and 149.5 percent, respectively. The Peer Group also maintained a higher level of loss reserves as a percent of loans, based on comparative ratios of 0.3 percent and 0.9 percent for the Association and the Peer Group, respectively. Net loan charge-offs were not a material factor for either the Association or the Peer Group during the period covered in Table 3.6.

RP Financial, LC.
Page 3.14

                                   Table 3.5
         Equality Savings and Loan Association, F.A. and the Peer Group
                    Interest Rate Risk Comparative Analysis

                                                         Interest-Earning   Non Interest-
                                                              Assets/       Earning
                                          Equity/        Interest-Bearing   Assets(2)/
                                          Assets         Liabilities(1)     Assets
                                        ----------       --------------     ------
                                           (%)               (%)             (%)
Equality Savings(3)                        6.3%             103.5%           3.3%

Peer Group Average                        12.5%             112.2%           2.9%

Peer Group(4)
-------------
ASB Financial Corp. of OH                 15.7%             117.8%           3.7%
Bank West Fin. Corp. of MI                15.3%             114.3%           2.9%
Capital Savings Bancorp of MO              8.7%             109.2%           1.8%
First Fed. Bancorp of MN                  11.2%             110.3%           3.3%
First Mutual Bancorp of IL                13.4%             109.3%           3.5%
Hardin Bancorp of Hardin MO               12.8%             113.7%           1.9%
Kankakee Bancorp of IL                    10.7%             109.4%           3.6%
North Bancshares of Chicago IL            14.6%             117.5%           2.0%
Potters Financial Corporation of OH        8.9%             107.5%           2.9%
Western Ohio Fin. Corp. of OH             13.4%             113.0%           3.5%

                         Net Interest Income Analysis
                         ----------------------------

                         Change in             Change         Change         Change
During                   Association's      in Peer Group's   in 1 Year      in 30 Year
Quarter Ended            Net Int. Inc.(5)  Net Int. Inc.(5)   T-Bill         T-Bond
-------------            ---------------   ----------------   ------         ------
                                              (Basis Points)
3/31/96                       11                 -7             24             71
6/30/96                       -8                  2             30             20
9/30/96                       17                 -8              1              5
12/31/96                     -12                  5            -20            -28
3/31/97                       32                -10             51             46

(1) Interest-earning assets includes cash; interest-bearing liabilities includes non-interest bearing deposits but excludes escrows.
(2) Comprised of REO, non-accuring loans, and other non interest-earning assets.
(3) Equality Savings' data is as of March 31, 1997.
(4) Peer Group data is as of March 31, 1997 or most recent date availiable.
(5) Calculated as quaterly change in net interest income as a percent of average assets, annualized.

Source: SNL Securities.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700




                                   Table 3.6
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
              As of March 31, 1997 or Most Recent Date Available

                                                          NPAs &                                   Rsrves/
                                                 REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan       NLCs/
          Institution                            Assets   assets     Loans    Loans     NPLs       90+Del   Chargoffs      Loans
          -----------                            ------   -------    -----    -------   -------    -------  ---------      ------
                                                  (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
          Equality Savings                         0.03      0.35      0.67      0.30     44.01     39.92            0        0.00

          SAIF-Insured Thrifts                     0.29      0.78      0.86      0.83    177.85    128.60          277        0.10
          State of MO                              0.14      0.74      0.76      0.66    223.69    117.76            7        0.03
          Comparable Group Average                 0.11      0.62      0.62      0.85    223.44    149.46           16        0.05

          Comparable Group
          ----------------

          ASBP  ASB Financial Corp. of OH          0.61      1.58      1.45      1.23     84.76     50.98            0        0.00
          BWFC  Bank West Fin. Corp. of MI         0.03      0.03        NA      0.20        NA    458.70            0        0.00
          CAPS  Capital Savings Bancorp of MO      0.03      0.26      0.16      0.38    234.98    116.53            8        0.02
          BDJI  First Fed. Bancorp. of MN          0.21      0.31      0.01      0.82        NA    127.79           13        0.10
          FMBD  First Mutual Bancorp of IL         0.00      0.16      0.06      0.46    723.04    207.98           91        0.12
          HFSA  Hardin Bancorp of Hardin MO        0.10      0.37      0.50      0.29     57.66     41.58            6        0.04
          KNK   Kankakee Bancorp of IL             0.08      1.06      0.72      1.01    140.69     64.54           15        0.03
          NBSI  North Bancshares of Chicago IL     0.00        NA        NA      0.28        NA        NA            0        0.00
          PTRS  Potters Financial Corp of OH       0.00      0.83      1.40      3.23    231.18    231.18           26        0.16
          WOFC  Western Ohio Fin. Corp. of OH      0.01      0.96      0.64      0.59     91.77     45.88            0        0.00

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.16

Summary
-------

    Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Equality Savings. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings strength, credit quality, interest rate risk and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP Financial, LC.
Page 4.1


                            IV.  VALUATION ANALYSIS

Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of the MHC. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.

Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, originally released in October 1983 and amended October 1994, specify the methodology for estimating the pro forma market value of an institution. The methodology provides for: (1)selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group;
(2)a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation. The current valuation guidelines limit the amount of a new issue discount which may be incorporated into the valuation, thereby curtailing the potential price appreciation in the after-market.

RP Financial Approach to the Valuation
--------------------------------------

     RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions. The pricing characteristics of recent conversions serve as the best proxy for near-term aftermarket trading activity in newly issued thrift shares, and the pricing characteristics of such recent conversions have been applied to Equality Savings' valuation in order to evaluate the Association's potential aftermarket trading characteristics. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

RP Financial, LC.
Page 4.2

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Equality Savings, or Equality Savings' value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the valuation analysis.

Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Association and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of Equality Savings coming to market at this time.

1. Financial Condition
   -------------------

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding

RP Financial, LC.
Page 4.3

sources in assessing investment attractiveness. The similarities and differences in the Association's and the Peer Group's financial strengths are noted as follows:

     o    Overall A/L Composition. The Peer Group's interest-earning asset
          -----------------------
          composition exhibited a higher concentration of loans and a greater degree of diversification into higher risk types of loans, which provided the Peer Group with a higher yielding interest-earning asset composition. The Association's and the Peer Group's credit quality measures indicated limited credit risk exposure, while the interest rate risk characteristics associated with Equality Savings' balance sheet are currently considered to be less favorable than the Peer Group's. However, the infusion of stock proceeds will provide the Association with equity-to-assets and IEA/IBL ratios that are more comparable to the Peer Group's ratios. Equality Savings' funding composition reflected a lower concentration of deposits and a higher concentration of borrowings than the comparative Peer Group ratios, indicating greater future borrowing capacity for the Peer Group. For valuation purposes, RP Financial concluded a slight downward adjustment was warranted for the Association's asset/liability composition.

     o    Credit Quality. Both the Association's and the Peer Group's credit
          --------------
          quality measures were indicative of limited credit risk exposure. Equality Savings maintained a slightly lower non-performing assets-to-assets ratio than the Peer Group, while the Peer Group maintained higher loss reserves as a percent of non-performing assets, non-performing loans and loans than the comparative ratios for the Association. Notwithstanding the higher concentration of loans comprising the Peer Group's assets, as well the Peer Group's greater diversification into higher risk types of lending, Equality Savings' risk weighted assets-to-assets ratio was higher than the Peer Group's ratio. Overall, the Association's and the Peer Group's credit quality measures were considered to indicative of limited credit risk exposure. Therefore, RP Financial concluded that no adjustment was warranted for valuation purposes.

     o    Balance Sheet Liquidity. The Association operated with a higher
          -----------------------
          balance of cash and investment securities than the Peer Group (41.4 percent of assets versus 23.4 percent for the Peer Group). Borrowings were utilized to a greater degree by the Association (32.0 percent of assets versus 13.6 percent for the Peer Group), thereby indicating that the Association's future borrowing capacity is more limited than the Peer Group's. The infusion of conversion proceeds will serve to increase the Association's balance sheet liquidity, as the proceeds will initially be deployed into short-term investments. Overall, RP Financial concluded no adjustment was warranted for balance sheet liquidity.

     o    Funding Liabilities. Retail deposits served as the primary interest-
          -------------------
          bearing source of funds for the Association and the Peer Group, with the Peer Group maintaining a higher level of deposits than the Association. More than offsetting the Association's lower level of deposits was its greater utilization of borrowings, which was less favorable for the Association in terms of future borrowing capacity. Currently, the Association maintains a higher level of interest-bearing liabilities than the Peer Group (93.3 percent of assets versus
          86.3 percent for the Peer Group), which was attributable to Equality Savings' lower capital position. Following the conversion, the increase in Equality Savings' capital position will provide for a more comparable level of interest-bearing liabilities as maintained by the Peer Group. Accordingly, primarily as the result of the Association's greater utilization of borrowings, RP Financial concluded that a slight downward adjustment was warranted for Equality Savings' funding composition.

     o    Capital. The Association operates with a lower pre-conversion capital
          -------
          ratio than the Peer Group, 6.3 percent and 12.5 percent of assets, respectively. This disadvantage will be lessened

RP Financial, LC.
Page 4.4

          as a result of the stock offering, although Equality Savings' pro forma capital position can be expected to remain lower than Peer Group's equity-to-assets ratio. Accordingly, RP Financial concluded that a slight downward adjustment was warranted for the Association's capital position.

     Overall, we concluded that a slight downward valuation adjustment was warranted for the Association's financial strength.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The Peer Group's earnings were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of the Peer Group's earnings. Comparatively, the Association's earnings were more dependent upon sources of non-interest income, particularly income realized from its mortgage banking operations. The specific factors considered in the valuation include:

     o    Reported Earnings. The Association recorded lower earnings on a ROAA
          -----------------
          basis (0.0.25 percent of average assets versus 0.47 percent for the Peer Group). Both the Association's and the Peer Group's reported earnings were depressed by the one time assessment to recapitalize the SAIF. Absent the SAIF assessment expense, Equality Savings' reported earnings were lower than the Peer Group's. The Peer Group's more favorable reported earnings resulted primarily from maintenance of a stronger net interest margin and a lower level of operating expenses, which was partially negated by loan sale gains and the higher level of non-interest operating income recorded by the Association. Reinvestment of conversion proceeds into interest-earning assets will serve to increase the Association's earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a fully converted publicly-traded company and the implementation of the stock benefit plans. Overall, the difference between the Association's and the Peer Group's reported earnings was considered to be representative of the Peer Group's superior earnings strength and, thus, Equality Savings' lower reported earnings warranted a slight downward adjustment for valuation purposes.

     o    Core Earnings. A higher net interest margin and a lower level of
          -------------
          operating expenses provided the Peer Group with a more favorable expense coverage ratio than maintained by the Association (1.28x versus 0.83x for the Association). Equality Savings' higher level of operating expenses was largely attributable to its off-balance sheet mortgage banking operations, which provides the Association with non-interest operating income and gains realized from the sale of loans. Non-interest operating income and gains were a more notable contributor to the Association's earnings, which was largely attributable to Equality Savings' mortgage banking operations. Typically, gains generated from the sale of loans and investments are viewed as earnings with a relatively high degree of volatility, and, thus, are substantially discounted in the evaluation of an institution's core earnings. In the case of Equality Savings, the gains provided by its mortgage banking operations warrant some consideration as a core earnings factor, since such gains have consistently been a prominent

RP Financial, LC.
Page 4.5

          part of the Association's earnings in recent years and are substantially derived from the capitalizing of mortgage servicing rights. Nonetheless, the Association's mortgage loan sale gains remain subject to market conditions remaining conducive for the generation of 1-4 family loan originations; therefore, such gains are viewed as being less sustainable than income generated through the net interest margin and non-interest operating income. Even when giving credit to the gains realized from mortgage loan sales, Equality Savings' core earnings were lower than the Peer Group's. Overall, these measures, as well as the expected earnings benefits the Association should realize from the redeployment of conversion proceeds into interest-earning assets, which will be partially offset by expenses associated with the stock benefit plans and operating as a fully converted publicly-traded company, indicate that the Association's core earnings are not as strong as the Peer Group's and a moderate downward adjustment was warranted for the Association's core earnings.

     o    Interest Rate Risk. Quarterly changes in the Association's and the
          ------------------
          Peer Group's net interest income to average assets ratios indicated a slightly greater degree of interest rate risk exposure in the Association's net interest margin, in light of the greater stability exhibited in the Peer Group's net interest margin during various interest rate environments. Other measures of interest rate risk, such as capital ratios, IEA/IBL ratios, and the level of non-interest earning assets to total assets were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds will serve to partially address the Association's lower capital position and lower IEA/IBL ratio, as well as enhance the stability of the Association's net interest margin through the reinvestment of stock proceeds into interest-earning assets. Overall, the interest rate risk associated with the Association's earnings appears to be greater than the Peer Group's and, thus, a slight downward adjustment was warranted for this factor.

     o    Credit Risk. Loan loss provisions were not a significant factor in
          -----------
          either Equality Savings' or the Peer Group's earnings. In terms of future exposure to credit quality related losses, both the Association's and the Peer Group's operating strategies and credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was more notable for the Peer Group and the Peer Group maintained a higher concentration of loans as a percent of assets, which would tend to indicate greater credit risk exposure for the Peer Group. However, the Peer Group's risk weighted assets-to-assets ratio was lower than the Association's ratio, and the Peer Group's credit quality measures were not materially different than the Association's in terms of indicating potential exposure to credit quality related losses. Overall, RP Financial concluded that the credit risk exposure associated with the Association's earnings was similar to the Peer Group's and no adjustment was warranted for valuation purposes.

     o    Earnings Growth Potential. Several factors were considered in
          -------------------------
          assessing earnings growth potential. First, while the Association currently maintains a significantly higher level of investments than the Peer Group, a substantial portion of the investment portfolio consists of intermediate-term investments which do not represent a potential source of liquidity to fund loan growth. Accordingly, in terms of earnings growth potential to be realized from the redeployment of liquidity into more favorable yielding instruments, there was seemingly no comparative advantage maintained by the Association. Second, opportunities for lending growth in the Association's market area are considered to be less favorable than in the primary market areas served by the Peer Group companies, as indicated by the stronger population growth rates exhibited by the primary areas served by the Peer Group companies (see Exhibit III-4). However, Equality Savings' loan growth potential is considered to be at least as favorable as the Peer Group's, as the result of the mortgage lending capabilities of its mortgage banking subsidiary. Lastly, the Association's leverage capacity will be less than Peer

RP Financial, LC.
Page 4.6

          Group's, based on a pro forma capital position that will be lower than the Peer Group's equity-to-assets ratio. On balance, the Association's earnings growth potential was considered to be not quite as favorable as the Peer Group's and a slight down adjustment was warranted for valuation purposes.

     Overall, in comparison to the Association's earnings characteristics, the Peer Group exhibited superior earnings strength. Therefore, RP Financial concluded that a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings relative to the Peer Group's.

3.   Asset Growth
     ------------

     Equality Savings' asset growth was lower than the Peer Group's, during the period covered in our comparative analysis (positive 2.6 percent versus positive
12.8 percent for the Peer Group). This characteristic would normally be considered as a negative, but was somewhat offset by the potential asset growth the Association will be able to realize following the infusion of stock proceeds. On a pro forma basis, the Association's equity-to-assets ratio will be more comparable to the Peer Group's, although the Peer Group's leverage capacity will continue to be greater than Equality Savings'. Opportunities for loan growth do not appear to be materially different for the Association or the Peer Group, as Equality Savings has ample capacity to generate loan growth through its mortgage banking subsidiary. On balance, we believe a slight downward adjustment is warranted for this factor, primarily on the basis of the Association's less favorable leverage capacity on a pro forma basis.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Operating in the St. Louis metropolitan area, the Association faces significant competition for loans and deposits from larger financial institutions, who provide a broader array of services and have significantly larger branch networks than maintained by the Association. Like many large metropolitan areas, the St. Louis metropolitan area is characterized by mixed demographic tends. St. Louis County and the St. Louis MSA as a whole are exhibiting positive demographic growth trends, versus declines in population and households recorded by the City of St. Louis. Similarly, in terms of potential credit risk exposure, the comparatively higher unemployment rate in the City of St. Louis (6.8 percent), as compared to St. Louis County (3.0 percent) and the St. Louis MSA (3.9 percent), suggests that the suburban markets provide for greater economic stability and a lower degree of credit risk exposure.

RP Financial, LC.
Page 4.7

     In general, the Peer Group companies operate in smaller and less populous markets than served by the Association. Population growth in the markets served by the Peer Group companies was on average more favorable than the primary market area served by the Association. On average, the Peer Group companies maintained a notably larger deposit market share than the Association, indicating a competitive advantage for the Peer Group companies in terms of the degree of competition faced for deposits. Summary demographic and deposit market share data for the Association and the Peer Group companies is provided in Exhibit III-4. As shown in Table 4.1, April 1997 unemployment rates in the markets served by the Peer Group companies were not dramatically different from the comparative measures for the Association's primary market area. Overall, the Peer Group companies appear to operate in smaller, less competitive and faster growing markets than the St. Louis MSA, which would tend to support potentially greater growth opportunities for the Peer Group companies. Therefore, we concluded a slight downward adjustment was appropriate for the Association's market area.

                                   Table 4.1
                        Market Area Unemployment Rates
               Equality Savings and the Peer Group Companies (1)

                                                              April 1997
                                                County       Unemployment
                                                ------       ------------
     Equality Savings - MO                 St. Louis City         6.8%
                                           St. Louis County       3.0
                                           St. Louis MSA          3.9

     The Peer Group
     --------------
     ASB Financial Corp. - OH              Scioto                 9.0%
     Bank West Fin. Corp. - MI             Kent                   2.9
     Capital Savings Bancorp - MO          Cole                   2.1
     First Fed. Bancorp. - MN              Beltrami               7.1
     First Mutual Bancorp - IL             Macon                  7.3
     Hardin Bancorp - MO                   Ray                    8.3
     North Bancshares of Chicago - IL      Cook                   5.1
     Potters Financial Corporation - OH    Columbiana             6.0
     Western Ohio Fin. Corp. - OH          Clark                  4.2

     (1)  Unemployment rates are not seasonally adjusted.

     Source:  U.S. Bureau of Labor Statistics.

RP Financial, LC.
Page 4.8

5.   Dividends
     ---------

     The Holding Company has indicated its intentions to pay an annual cash dividend. At this time, the Association has indicated that the annual dividend payment will approximate $0.36 per share at the midpoint of the valuation range, which would provide for a yield of 3.6 percent based on the initial offering price of $10.00 per share, and a pro forma payout ratio of approximately 46 percent. As set forth in the prospectus, the indicated annual dividend payment will range from $0.44 per share at the minimum of the valuation range to $0.28 per share at the supermaximum of the valuation range. However, future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities available to the Holding Company or the Association, capital requirements, regulatory limitations, the Holding Company's and the Association's financial condition and results of operations, tax considerations and general economic conditions.

     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Nine out of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.44 percent to 4.55 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.26 percent as of June 20, 1997, representing an average earnings payout ratio of 40.63 percent. As of June 20, 1997, approximately 83 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.09 percent and an average payout ratio of 42.70 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

RP Financial, LC.
Page 4.9

     The Holding Company's indicated dividend yield and payout ratio are comparable to the Peer Group averages. Accordingly, given the comparability of the Association's and the Peer Group's dividend payments and dividend paying capacities, no adjustment was necessary for this valuation.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, nine of which trade on the NASDAQ system and one of which trades on the AMEX. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $10.5 million to $56.1 million as of June 20, 1997, with an average market value of $28.1 million. The shares outstanding of the Peer Group members ranged from 487,000 to 3.7 million, with average shares outstanding of approximately
1.6 million. The Association's conversion offering will result in a market value and shares outstanding that are less than and similar to the comparative Peer Group averages. While the Association's pro forma market value is less than the Peer Group, it is within the range of market values exhibited by the Peer Group companies. Furthermore, it is anticipated the Holding Company's stock will be listed on the NASDAQ National Market. Accordingly, in comparison to the Peer Group companies, we do not anticipate that the liquidity characteristics of the Holding Company's stock will be materially different and, thus, no adjustment was required for this factor.

7.   Marketing of the Issue
     ----------------------

     We believe that four separate markets exists for thrift stocks coming to market such as Equality Savings: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; (3) the acquisition market for thrift franchises in Missouri; and (4) the market for the public stock of Equality Savings. All of these markets were considered in the valuation of the Association's to-be-issued stock.

     A.   The Public Market
          -----------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.

RP Financial, LC.
Page 4.10

Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.
Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield moved back below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point one-day decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

          The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

RP Financial, LC.
Page 4.11

          The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

          Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago.

          Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal-funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in high-technology stocks in early-June, while declining interest rates served to stabilize the broader market. Non-threatening inflation data, as indicated by declining retail sales and wholesale prices for May sustained the bond market rally and propelled the stock market to new highs in mid-June. As of June 20, 1997, the DJIA closed at 7796.51 translating into an increase of 36.7 percent from a year ago.

RP Financial, LC.
Page 4.12

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July 1996, but the upturn was abbreviated by a sharp increase in interest rates. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-rate sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

          Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

          Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahamanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March, with the SNL Index posting a new high of 579.1 on March 11, 1997. Like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in

RP Financial, LC.
Page 4.13

core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by declining interest rates. The rally in thrift stocks continued during the first half of June, which was largely attributable to the improved interest-rate outlook. The SNL Index for all publicly-traded thrifts closed at 625.9 on June 20, 1997, an increase of
62.9 percent from one year ago.

     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. Over the past year, the market for converting thrift issues has generally been favorable. After experiencing a softening in demand for the stocks of converting thrifts during the second quarter of 1996, interest returned to converting issues during the second half of 1996 as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues has generally been sustained during the first two quarters of 1997; however, in comparison to other periods of market strength for thrift stocks, the number of conversion offerings completed during the past three months has been relatively low. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 30.0 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
94.16 percent reflects a discount of 28.3 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 131.24 percent), and the average core P/E ratio of 22.33 times reflects a premium of 23.4 percent from the all SAIF-insured public average core P/E ratio of 18.09 times. The pricing ratios of the better capitalized but lower earning recently converted thrifts (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be

RP FINANCIAL, L C.

    -----------------------------------------------------------------------
                                  TABLE 4.2
                    RECENT CONVERSIONS (LAST THREE MONTHS)
          CONVERSION PRICING CHARACTERISTICS: SORTED CHRONOLOGICALLY
    -----------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    INSTITUTIONAL INFORMATION                         PRE-CONVENTION DATA                  OFFERING           INSIDE PURCHASES
                                               --------------------------------           INFORMATION
                                               FINANCIAL INFO.   ASSETS QUALITY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             BENEFIT PLANS
                                                                                                             --------------
                           CONVERSION                    EQUITY/    NPAs/    RES.   GROSS    % OF   ?              RECOG.    ?
INSTITUTION          STATE    DATE     TICKER    ASSETS  ASSETS     ASSETS   CONV   PROC.    MID.  PROC.     ESOP  PLANS   & ?
-----------          -----    ----     ------    ------  ------     ------   ----   -----    ----  -----     ----  -----   ------
                                                 ($Ms)    (%)       (%)(2)    (%)     ?      (%)    (%)      (%)    (%)    (%)(3)
------------------------------------------------------------------------------------------------------------------------------------
SFB Banorp            TN    05/30/97   P.Sheet    $47    10.04%      0.08%   82%     $7.7     132%   3.2%     8.0%   4.0%   5.3%
Rocky Font Financial  CO    05/22/97   P.Sheet     21    13.92%      0.00%   NA       4.2     132%   8.3%     8.0%   4.0%  23.6%
HCB Banc shares       AR    05/07/97   HCBB       176     7.81%      0.21%   110%    26.5     132%   2.8%     8.0%   4.0%   4.3%
Peoples Sidney Fin.
Corp.                 OH    04/28/97    PSFC       92    10.08%      1.11%   33%     17.9     132%   3.2%     8.0%   4.0%   9.8%
NewSouth Bancorp(1)   NC    04/08/97    NSBC      199     9.52%      0.41%  299%     43.6     132%   2.9%     8.0%   4.0%   0.8%
Hemlock Fed.Fin Corp. IL    04/02/97    HMLK      146     7.86%      0.44%  117%     20.8     132%   3.1%     8.0%   4.0%   6.0%
Cumberland Mto.
Banshares(8)          KY    04/01/97   P.Sheet     92     5.14%      1.31%   19%      4.4     132%   8.0%     6.2%   4.0%   4.5%
GS Financial Corp.    LA    04/01/97   GSLA        88    28.30%      0.29%  107%     34.4     132%   2.4%     8.0%   4.0%   5.3%
Market Fin Corp.      OH    03/27/97   MRKF        46    16.73%      0.99%   11%     13.4     132%   3.5%     8.0%   4.0%   7.8%
? Bancorp(1)          IL    03/26/97   P.Sheet     36     6.63%      0.97%   39%      4.0     132%   7.2%     8.0%   4.0%  16.4%

                                   AVERAGES:      $54    11.60%      0.65%   91%    $17.7     132%   4.5%     7.8%   4.0%   8.4%
                                    MEDIANS:       90     9.78%      0.62%   82%    $15.6     132%   3.2%     8.0%   4.0%   5.6%

               AVERAGES, EXCLUDING 2ND STEPS      $95    12.32%      0.58%  100%    $19.1     132%   4.1%     8.0%   4.0%   8.8%
               MEDIANS, EXCLUDING 2ND STEPS       $88    10.04%      0.44%   98%    $17.9     132%   3.2%     8.0%   4.0%   6.0%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                PRO FORMA DATA
                                                     ------------------------------------------------------------------------------
                                                               PRICING RATIO(4)                FIN.CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------------------
                           CONVERSION
INSTITUTION          STATE    DATE                           P/TB     P?(5)     P/A           ROA       TE/A       ROE
-----------          -----    ----                           ----     -----     ---           ---       ----       ---
                                                             (%)       (*)      (%)           (%)       (%)        (%)
----------------------------------------------------------------------------------------------------------------------------------
SFB Banorp            TN   05/30/97   P.Sheet               70.1%    13.9      14.5%         1.0%      20.7%      5.1%
Rocky ? Financial     CO   05/22/97   P.Sheet               67.9%    14.6      17.7%         1.2%      26.1%      4.6%
HCB Banc shares       AR   05/07/97    HCBB                 72.9%    34.4      13.3%         0.4%      18.2%      2.1%
Peoples ? Fin. Corp.  OH   04/28/97    PSFC                 71.0%    13.7      16.5%         1.2%      23.3%      5.2%
NewSouth Bancorp(1)   NC   04/08/97    NSBC                 77.0%    20.7      18.5%         0.9%      23.7%      3.8%
HemLock Fed. Fin.Corp.IL   04/02/97    HMLK                 72.8%    20.3      12.7%         0.6%      17.4%      3.6%
Cumberland Mto. ?(8)  KY   04/01/97   P.Sheet               81.2%    13.8       7.1%         0.5%       8.5%      5.9%
GS Financial Corp.    LA   04/01/97    GSLA                 63.4%    25.9      29.4%         1.1%      46.3%      2.4%
Market Fin Corp.      OH   03/27/97    MRKF                 70.6%    20.0      23.4%         1.2%      33.2%      3.5%
? Bancorp(1)          IL   03/26/97   P.Sheet               71.0%    18.7      10.1%         0.5%      14.2%      3.8%

                                AVERAGES:                   71.9%    19.6      16.3%         0.9%      23.2%      4.0%
                                 MEDIANS:                   71.0%    19.3      15.5%         1.0%      22.0%      3.8%

            AVERAGES, EXCLUDING 2ND STEPS                   70.8%    20.2      17.3%         0.9%      20.8%      3.8%
            MEDIANS, EXCLUDING 2ND STEPS                    71.0%    20.0      16.5%         1.0%      23.3%      3.8%
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     ?-IPO PRICING TRENDS
                                                             -----------------------------------------------------------------------
                                                                                         CLOSING PRICE
                                                                        ------------------------------------------------------------
                                                                          FRONT                AFTER               AFTER
                           CONVERSION                         IPO       TRADING      %         FIRST      %        FIRST     %
INSTITUTION          STATE    DATE                          PRICE         DAY        ?       WEEKS(6)     ?       MONTH(7)   ?
-----------          -----    ----                          -----       -------    ----      --------   ----      --------  ----
                                                             ($)          ($)      (%)          ($)     (%)         ($)      (%)
------------------------------------------------------------------------------------------------------------------------------------
SFB Banorp            TN   05/30/97   P.Sheet             $10.00       $33.81    38.1%      $13.38     33.8%     $14.00     40.0%
Rocky ? Financial     CO   05/22/97   P.Sheet              10.00        13.00    30.0%       13.13     31.3%      13.50     35.0%
HCB Banc shares       AR   05/07/97   HCBB                 10.00        12.63    26.3%       12.69     26.9%      12.88     28.8%
Peoples ? Fin. Corp.  OH   04/28/97   PSFC                 10.00        12.56    25.6%       13.25     32.5%      12.88     28.8%
NewSouth Bancors(1)   NC   04/08/97   NSBC                 15.00        20.25    35.0%       22.00     46.7%      23.50     56.7%
Hemlock Fed.Fin. Corp IL   04/02/97   HMLK                 10.00        12.88    28.8%       12.88     28.8%      13.00     30.0%
Cumberland Mto. ?(8)  KY   04/01/97   P.Sheet              10.00        11.88    18.8%       12.25     22.5%      12.63     26.3%
GS Financial Corp.    LA   04/01/97    GSLA                10.00        13.38    33.8%       13.63     36.2%      14.00     40.0%
Market Fin Corp.      OH   03/27/97    MRKF                10.00        12.94    29.4%       12.50     25.0%      12.63     26.3%
? Bancorp(1)          IL   03/26/97   P.Sheet              10.00        12.38    23.7%       12.25     22.5%      11.75     17.5%

                                AVERAGES:                 $70.50       $13.57    28.9%      $13.79     30.6%     $14.08     32.9%
                                 MEDIANS:                 $10.00       $12.91    29.1%       13.80     30.0%     $12.94     29.4%

            AVERAGES, EXCLUDING 2ND STEPS                 $10.56       $13.76    30.1%       13.90     30.8%     $14.24     33.7%
            MEDIANS, EXCLUDING 2ND STEPS                   10.00        12.94    29.4%       13.13     31.3%      13.00     30.0%
------------------------------------------------------------------------------------------------------------------------------------

Note: - Appraisal performed by RP Financial: "NT" - Not Traded: "NA" - Not Applicable, Not Available.
(1) Non - OTS regulated thrifts.                                    JUNE 20,1997
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assesment on earnings.
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
-------------------------------------------------------------------------------

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                     Table 4.3
                          Market Pricing Comparatives
                          Prices As of June 20, 1997


                                                Market       Per Share Data
                                            Capitalization  ---------------          Pricing Ratios(3)
                                            ---------------  Core    Book   ---------------------------------------
                                            Price/   Market  12-Mth  Value/
Financial Institution                      Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                      -------  ------- ------- ------- ------- ------- ------- ------- -------
                                               ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                         20.54   138.39   1.14   15.57   20.57   131.24   15.97  134.69   18.09
Converted Last 3 Mths (no MHC)               13.61    31.17   0.44   14.45   24.32    94.16   26.34   94.98   22.33

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
GSLA  GS Financial Corp. of LA               15.25    52.44   0.29   15.77      NM    96.70   44.81   96.70      NM
HCBB  HCB Bancshares of AR                   12.94    34.23   0.29   13.73      NM    94.25   17.20   98.33      NM
HMLK  Hemlock Fed. Fin. Corp. of IL          13.25    27.51   0.37   14.49      NM    91.44   16.72   91.44      NM
MRKF  Market Fin. Corp. of OH                13.00    17.37   0.50   14.17      NM    91.74   30.46   91.74   26.00
PSFC  Peoples Sidney Fin. Corp of OH         13.62    24.31   0.73   14.09   24.32    96.66   22.49   96.66   18.66

                                                  Dividends(4)                Financial Characteristics(6)
                                            ----------------------- ------------------------------------------------------
                                            Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                              ----------       ------
Financial Institution                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                      -------  ------ ------- ------- ------- ------- ------- ------- ------- -------
                                               ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                          0.37   1.84   29.06   1,119   12.85    0.78    0.61    5.25    0.84    7.34
Converted Last 3 Mths (no MHC)                0.00   0.00    0.00     129   27.87    0.67    0.43    1.01    0.82    3.26

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
GSLA  GS Financial Corp. of LA                0.00   0.00    0.00     117   46.34    0.13    0.85    1.84    0.85    1.84
HCBB  HCB Bancshares of AR                    0.00   0.00    0.00     199   18.25      NA   -0.11   -0.58    0.39    2.11
HMLK  Hemlock Fed. Fin. Corp. of IL           0.00   0.00    0.00     165   18.29      NA   -0.39   -2.85    0.49    3.64
MRKF  Market Fin. Corp. of OH                 0.00   0.00    0.00      57   33.20    0.89    0.89    2.68    1.17    3.53
PSFC  Peoples Sidney Fin. Corp of OH          0.00   0.00    0.00     108   23.26    1.00    0.92    3.97    1.21    5.18

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.16

healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

     C.   The Acquisition Market
          ----------------------

          Also considered in the valuation was the potential impact on Equality Savings' stock price of recently completed and pending acquisitions of other thrifts operating in Equality Savings' market area. As shown in Exhibit IV-4, there were five thrifts acquired in 1995, 1996 and year-to-date 1997, and three acquisitions are currently pending. Roosevelt Financial, which is one of three thrifts subject to a pending acquisition, was the buyer of four out of the five Missouri thrifts acquired since the beginning of 1995. The recent acquisition activity involving Missouri thrifts may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting Missouri and other Mid-West based companies, which operate in markets that have experienced a comparable level of acquisition activity as the Association's market and, thus, are subject to the same type of acquisition speculation that may influence Equality Savings' trading price.

     D.   The Market for Equality Savings Stock
          -------------------------------------

          Equality Savings' minority shares of stock are not traded on NASDAQ or any other exchange. Accordingly, trading activity in the Association's stock is very infrequent and is generally conducted through the Association's office. As indicated by the Association's management, the most recent trade in the Association's stock (April 1997) was $15.00 per share. In addition to the liquidity differences between the minority shares currently traded and the new conversion stock (the new conversion stock will more liquid owing to the greater number of public shares outstanding and expected NASDAQ listing), there are other differences between the Association's minority stock and the conversion stock that will be issued by the Holding Company. Such differences include a lower return on equity for the Holding Company's conversion stock, and dividend payments will be made on all shares outstanding; thereby requiring a higher payout ratio to sustain the current level of dividends paid to non-MHC shareholders. For these reasons, RP Financial discounted somewhat the meaningfulness of the trading level of the Association's minority stock in its valuation analysis.

          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, as well as considering recent trades in the Association's minority stock, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

RP Financial, LC.
Page 4.17


8.   Management
     ----------

     Equality Savings' management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 provides summary resumes of Equality Savings' Board of Directors and executive management. While the Association does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Association's present management structure.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The Association and the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as Equality Savings and all ten of the Peer Group companies are SAIF-insured institutions and, thus, were subject to the same one time assessment. Likewise, the Association and all of the Peer Group companies' deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings institution, Equality Savings will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Association's value was warranted for this factor.

Summary of Adjustments
----------------------

     Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows:

RP Financial, LC.
Page 4.18

     Key Valuation Parameters:                                   Valuation Adjustment
     ------------------------                                    --------------------
     Financial Condition                                         Slight Downward
     Profitability, Growth and Viability of Earnings             Moderate Downward
     Asset Growth                                                Slight Downward
     Primary Market Area                                         Slight Downward
     Dividends                                                   No Adjustment
     Liquidity of the Shares                                     No Adjustment
     Marketing of the Issue                                      No Adjustment
     Management                                                  No Adjustment
     Effect of Government Regulations and Regulatory Reform      No Adjustment

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Equality Savings' to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of selling the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Equality Savings' prospectus for offering expenses, the effective tax rate, reinvestment rate, and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 5.81 percent was utilized, equal to the arithmetic average of the Association's average yield on interest-earnings assets and cost of deposits for the fiscal year ended March 31, 1997 (the reinvestment rate calculation specified by OTS conversion guidelines). The
5.81 percent reinvestment rate is believed to be representative of the blended rate reflecting the Association's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     In addition to the three valuation methodologies specified by the OTS, RP Financial also considered recent trades in the Association's stock. However such trades were not given significant weight, in light of the differences between the characteristics of the Association's minority stock and the fully-converted stock of the Association, particularly with respect to the absence of a liquid trading market for the minority stock.

     o    P/E Approach. The P/E approach is generally the best indicator of
          ------------
          long-term value for a stock and, thus, was carefully considered in this valuation. However, given the potential volatility associated with the Association's earnings, due to the impact of gains derived from mortgage banking activities, a lesser than normal emphasis was placed on the P/E approach and a relatively greater emphasis was placed on the P/B approach.

     o    P/B Approach. P/B ratios have generally served as a useful benchmark
          ------------
          in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market

RP Financial, LC.
Page 4.19

          conditions, particularly the market for new conversions where the P/B approach tends to be more highly emphasized.

     o    P/A Approach. P/A ratios are generally a less reliable indicator of
          ------------
          market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.

     o    Trading of Equality Savings' Stock. Converting institutions generally
          ----------------------------------
          do not have stock outstanding. Equality Savings, however, has public shares outstanding due to the mutual holding company form of ownership. However, since there is not an active and liquid market for Equality Savings' minority shares of common stock (the shares are typically traded through the Association's office, and are not listed on NASDAQ or any other exchange), and the conversion stock will have different characteristics than the minority shares, this valuation method was deemed to be less relevant than the other valuation methodologies and therefore received limited weighting in our valuation.

     The Association has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $15,037,590 at the midpoint at this time. The midpoint value and resulting valuation range is based on the sale of a 53.2 percent ownership interest to the public, which provides for an $8.0 million public offering at the midpoint value.

     1.   Price-to-Earnings ("P/E"). The application of the P/E valuation method
          -------------------------
requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Equality Savings' reported earnings equaled $505,000 for the twelve months ended March 31, 1997. In deriving Equality Savings' core earnings, two adjustments were made to reported earnings. The first adjustment was to eliminate the one time special SAIF assessment of $789,000, which on a tax effected basis, assuming an effective tax rate of 37.5 percent, increased core earnings by $493,000. The second adjustment was to take into account the reinvestment of the $50,000 of assets currently held at the MHC, which will be consolidated with the Association as the result of the conversion. Reinvestment of the MHC assets at the 5.81 percent reinvestment rate added approximately $2,000 to Equality

RP Financial, LC.
Page 4.20

Savings' after tax earnings. Gains provided by the Association's mortgage banking operations were included as a part of the Association's core earnings, since such gains have been a consistently prominent part of the Association's earnings in recent years and are substantially derived from the capitalizing of mortgage servicing rights. However, the higher degree of volatility associated with mortgage banking gains, as compared to the other components of the Association's core earnings, was accounted for in the discount applied to Equality Savings' P/E multiple. As shown below, Equality Savings' core earnings were determined to equal $1,000,000 for the twelve months ended March 31, 1997. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

                                                     Amount
                                                     ------
                                                      ($000)
     Net income                                        $505
     Adjustment for SAIF assessment(1)                  493
     Reinvestment of MHC assets(1)                        2
                                                          -
      Core earnings estimate                         $1,000

      (1)  Tax effected at 37.5 percent.

     Based on Equality Savings' trailing twelve month estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma P/E multiple at the $15.0 million midpoint value was
12.73 times, resulting in a discount of 29.2 percent from the Peer Group average of 17.97 times core earnings. The discounted earnings multiple was consistent with valuation adjustments outlined earlier, as well as the higher degree of volatility associated with Equality Savings' core earnings derived from mortgage banking gains.

     2.   Price-to-Book ("P/B"). The application of the P/B valuation method
          ---------------------
requires calculating the Association's pro forma market value by applying a valuation P/B ratio to Equality Savings' pro forma book value. The pre-conversion book value for Equality Savings of $12,684,000 was equal to the Association's reported capital at March 31, 1997, plus the $50,000 of mutual holding company assets at March 31, 1997 which will be consolidated with the Association's capital as a result of the conversion. Based on the $15.0 million midpoint valuation, Equality Savings' pro forma P/B ratio was 77.24 percent. In comparison to the average P/B ratio for the Peer Group of 110.83 percent, Equality Savings' valuation reflected a discount of 30.3 percent. At the top of the super range, the discount under the P/B approach narrowed to 17.7 percent. RP Financial considered the discount under the P/B approach to be reasonable in light of the valuation adjustments referenced earlier.

RP Financial, LC.
Page 4.21

     Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/B ratios of recent conversions in its valuation analysis. It is these companies that provide the best proxy for aftermarket trading for a new issue such as Equality Savings' conversion stock, and it is the pro forma P/B ratio that investors emphasize in evaluating the trading of new issues. At the midpoint value of $15.0 million, Equality Savings' pro forma P/B ratio of 77.24 percent represented a premium of
7.4 percent from the average P/B ratio of the recently completed stock conversions at closing of 71.9 percent (see Table 4.2). The Association's pro forma P/B ratio at the midpoint reflected a discount of 18.0 percent from the
94.16 percent average P/B ratio of the recently completed stock conversions in the after market (see Table 4.3). The pricing in the upper portion of the Association's valuation range approximates the average P/B ratio of the recent conversions in the after market.

     3.   Price-to-Assets ("P/A").  The P/A valuation methodology determines
          -----------------------
market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Equality Savings' value equaled 7.24 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 13.70 percent, which implies a 47.2 percent discount being applied to the Association's pro forma P/A ratio.

Valuation Conclusion
--------------------

     It is our opinion that, as of June 20, 1997, the aggregate pro forma market value of the Association, inclusive of the sale of the Mutual Holding Company's ownership interest to public shareholders was $15,037,590 the midpoint. Based on this valuation and the approximate 53.2 percent ownership interest being sold in the public offering, the midpoint value of the Holding Company's stock offering was $8,000,000, equal to 800,000 shares at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum value of $6,800,000 and a maximum value of $9,200,000. Based on the $10.00 per share offering price, this range equates to an offering of 680,000 shares at the minimum to 920,000 shares at the maximum. The Holding Company's offering also includes a provision for a super range, which if exercised, would result in an offering size of $10,580,000, equal to 1,058,000 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in
Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.4
                             Public Market Pricing
                     Equality Savings and the Comparables
                              As of June 20, 1997

                                            Market          Per Share Data
                                                            --------------
                                         Capitalization      Core    Book                   Pricing Ratios(3)
                                        ----------------                      ---------------------------------------------
                                        Price/    Market     12-Mth  Value/
                                        Share(1)   Value     EPS(2)  Share      P/E      P/B      P/A       P/TB    P/CORE
                                        --------  ------     ------  ------   -------  -------  -------  -------- ---------
                                           ($)    ($Mil)       ($)     ($)      (X)     (1/2)              (X)       (X)
Equality Savings
----------------
  Superrange                              10.00    19.89     0.53    10.96     26.46    91.26     9.47     91.26     15.98
  Range Maximum                           10.00    17.29     0.70    11.88     24.09    84.16     8.29     84.16     14.28
  Range Midpoint                          10.00    15.04     0.79    12.95     21.85    77.24     7.24     77.24     12.73
  Range Minimum                           10.00    12.78     0.90    14.39     19.40    69.51     6.19     69.51     11.10

SAIF-Insured Thrifts(7)
-----------------------
  Averages                                20.54   138.39     ?.14    15.57     20.57   131.24    15.97    134.69     18.09
  Medians                                   ---      ---      ---      ---     20.75   124.69    14.60    129.05     17.15

All Non-MHC State of MO(7)
--------------------------
  Averages                                21.00    45.31     1.14    16.25     20.76   131.02    20.40    134.31     18.15
  Medians                                   ---      ---      ---      ---     21.67   108.89    19.96    108.89     17.62

Comparable Group Averages
-------------------------
  Averages                                18.28    28.14     0.93    16.86     24.07   110.83    13.70    115.13     17.97
  Medians                                   ---      ---      ---      ---     23.73   110.07    12.97    112.29     16.61

State of MO
-----------

CBES  CBES Bancorp of MO                  16.87    17.29     0.86    17.06     24.45    98.77    18.16     98.77     19.62
CNSB  CNS Bancorp of of MO                16.50    27.27     0.47    14.73       NM    112.02    27.80    112.02      NM
CHRN  Cameron Fin. Corp. of MO            16.75    44.92     0.95    16.92     21.75    99.00    22.72     99.00     17.45
CAPS  Capital Savings Bancorp of MO       16.62    31.45     1.10    10.89     21.58   152.62    13.22    152.52     15.11
FBSI  First Bancshares of MO              20.00    23.20     1.45    19.80     16.95   101.01    14.50    101.16     13.79
FINB  Fulton Bancorp of MO                20.00    34.38     0.58    14.47       NM    138.22    34.57    138.22       NM
GSBC  Great Southern Bancorp of MO        17.00   140.90     1.23     7.35     15.60   231.29    20.75    231.29     13.82
HFSA  Hardin Bancorp of Hardin MO         14.62    12.56     0.88    15.38     27.07    95.06    12.15     95.06     16.61
JSBA  Jefferson Svgs Bancorp of MO        29.87   148.48     1.43    18.09       NM    165.12    12.93    211.54     20.89
JOAC  Joachim Bancorp of MO               14.50    11.02     0.37    13.60       NM    106.62    30.90    106.62       NM
LXMO  Lexington B&L Fin. Corp. of MO      15.19    16.53     0.58    17.24       NM     88.11    26.80     88.11     26.19
MBLF  MBLA Financial Corp. of MO(7)       24.00    31.58     1.36    21.51     22.86   111.58    15.06    111.58     17.65
NSLB  NS&L Bancorp of Neosho MO           16.50    11.68     0.62    16.35       NM    100.92    20.11    100.92     26.61
NASB  North American SB of MO             44.00    99.31     3.74    24.35     11.43   180.70    14.41    186.76     11.76
PCBC  Perry Co. Fin. Corp. of MO          19.75    15.96     0.95    18.76     28.21   105.28    19.85    105.28     20.79
RFED  Roosevelt Fin. Grp. Inc. of MO(7)   24.12  1027.87     1.77    10.16       NM    237.40    13.18       NM      13.63
SMFC  Sho-Me Fin. Corp. of MO             40.25    61.14     2.06    19.13     23.27   210.40    20.08    210.40     19.54
SNBC  Southern Missouri Bncrp of MO       17.62    28.86     1.00    15.85     17.27   111.17    17.42    111.17     17.62

Comparable Group
----------------

ASBP  ASB Financial Corp. of OH           12.00    20.65     0.57    10.00       NM    120.00    18.87    120.00     21.05
BWFC  Bank West Fin. Corp. of MI          14.00    24.96     0.42    12.62     23.73   110.94    16.98    110.94       NM

                                                   Dividends(4)                           Financial Characteristics(6)
                                          ------------------------------   -----------------------------------------------------
                                          Amount/               Payout     Total    Equity/   NPAs       Reported       Core
                                                                                                      ------------  ----------
                                          Share      Yield     Ratio(5)    Assets   Assets   Assets   ADA    ADE    ADA    ADE
                                          -------    -----    ---------    -------  ------   ------  ----   ----   ----   ----
                                             ($)      (?)          (%)      ($Mil)     (?)     (?)    (%)    (%)    (%)    (%)
Equality Savings
----------------
  Superrange                                0.28      2.80       44.74        210    10.38    0.34    0.36   3.45   0.59   5.71
  Range Maximum                             0.32      3.20       45.71        209     9.85    0.34    0.34   3.49   0.58   5.89
  Range Midpoint                            0.36      3.60       45.83        208     9.38    0.34    0.33   3.54   0.57   6.07
  Range Minimum                             0.44      4.40       48.83        207     8.90    0.34    0.32   3.58   0.56   6.26

SAIF-Insured Thrifts(7)
-----------------------
  Averages                                  0.37      1.84       29.06      1,119    12.85    0.78    0.61   5.25   0.84   7.34
  Medians                                    ---       ---         ---        ---      ---     ---     ---    ---    ---    ---

All Non-MHC State of MO(7)
--------------------------
  Averages                                  0.36      1.93       33.47        263    17.20    0.74    0.79   5.85   1.02   7.40
  Medians                                    ---       ---         ---        ---      ---     ---     ---    ---    ---    ---

Comparable Group Averages
-------------------------
  Averages                                  0.40      2.26       40.63        211    12.47    0.62    0.46   3.53   0.67   5.24
  Medians                                    ---       ---         ---        ---      ---     ---     ---    ---    ---    ---

State of MO
-----------
CBES  CBES Bancorp of MO                    0.40      2.37       46.51         95    18.39    0.77    0.77   5.22   0.96   6.51
CNSB  CNS Bancorp of of MO                  0.20      1.21       42.55         98    24.82    0.45    0.53   2.41   0.81   3.66
CHRN  Cameron Fin. Corp. of MO              0.28      1.67       29.17        198    22.95    0.60    1.12   4.46   1.39   5.56
CAPS  Capital Savings Bancorp of MO         0.24      1.44       21.82        238     8.66    0.26    0.65   7.16   0.92  10.23
FBSI  First Bancshares of MO                0.20      1.00       13.79        160    14.35    0.32    0.91   5.88   1.11   7.22
FINB  Fulton Bancorp of MO                  0.20      1.00       34.48         99    25.01     NA     0.74   3.81   1.05   5.39
GSBC  Great Southern Bancorp of MO          0.40      2.35       32.52        679     8.97    1.83    1.36  14.03   1.53  15.83
HFSA  Hardin Bancorp of Hardin MO           0.48      3.28       54.55        103    12.78    0.37    0.51   3.17   0.82   5.16
JSBA  Jefferson Svgs Bancorp of MO          0.40      1.34       27.97      1,148     7.83    0.52    0.25   3.41   0.63   8.56
JOAC  Joachim Bancorp of MO                 0.50      3.45         NM          36    28.99    0.68    0.51   1.71   0.78   2.64
LXMO  Lexington B&L Fin. Corp. of MO        0.30      1.97       51.72         62    30.42    0.63    0.97   4.48   1.34   6.18
MBLF  MBLA Financial Corp. of MO(7)         0.40      1.67       29.41        210    13.49    0.25    0.66   4.90   0.86   6.34
NSLB  NS&L Bancorp of Neosho MO             0.50      3.03         NM          58    19.93    0.06    0.49   2.30   0.74   3.47
NASB  North American SB of MO               0.80      1.82       21.39        689     7.97    3.34    1.23  16.83   1.19  16.35
PCBC  Perry Co. Fin. Corp. of MO            0.40      2.03       42.11         80    18.85    0.05    0.71   3.66   0.96   4.97
RFED  Roosevelt Fin. Grp. Inc. of MO(7)     0.68      2.82       38.42      7,796     5.55    0.98    0.11   2.23   0.85  17.13
SMFC  Sho-Me Fin. Corp. of MO               0.00      0.00        0.00        304     9.54    0.09    0.91   8.68   1.09  10.34
SNBC  Southern Missouri Bncrp of MO         0.50      2.84       50.00        166    15.67    1.10    1.03   6.46   1.01   6.33

Comparable Group
----------------

ASBP  ASB Financial Corp. of OH            0.40       3.33       70.18        109    15.73    1.58    0.60   3.01   0.88   4.40
BWFC  Bank West Fin. Corp. of MI           0.28       2.00       66.67        147    15.30    0.03    0.74   4.25   0.53   3.03

                                             Memo:         Memo:

                                          Exchange      Offering
                                             Ratio          Size
                                                          ($Mil)
Equality Savings
----------------
  Superrange                               2.3779         10.58
  Range Maximum                            2.0678          9.20
  Range Midpoint                           1.7981          8.00
  Range Minimum                            1.5283          6.80

RP FINANCIAL, LC.
---------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.4
                             Public Market Pricing
                     Equality Savings and the Comparables
                              As of June 20, 1997

                                              Market         Per Share Data
                                                           ------------------
                                          Capitalization     Core      Book                   Pricing Ratios (3)
                                          ---------------                      -----------------------------------------------
                                          Price/    Market   12-Nth    Value/
                                         Share (1)   Value   EPS (2)   Share     P/E       P/B      P/A      P/TB      P/CORE
                                         --------- ------- --------- --------  --------  -------  -------  --------  ---------
                                              ($)   ($N11)     ($)       ($)     (X)       (%)      (%)      (%)        (X)
CAPS  Capital Savings Bancorp of WO         16.62    31.45      1.10   10.89    21.58     152.62    13.22    152.62    15.11
BDJI  First Fed. Bancorp. of NN             18.75    13.14      1.00   17.17      NM      109.20    12.20    109.20    18.75
FMBD  First Mutual Bancorp of IL            15.00    56.13      0.34   15.22      NM       98.55    13.22    128.10      NM
HFSA  Hardin Bancorp of Hardin NO           14.62    12.56      0.88   15.38    27.07      95.06    12.15     95.06    16.61
KKK   Kankakee Bancorp of IL                29.00    41.18      1.94   25.74    19.21     112.67    12.03    120.33    14.95
NBSI  North Bancshares of Chicago IL        19.25    19.92      0.74   16.94      NM      113.64    16.60    113.64    26.01
PIRS  Potters Financial Corp of OH          21.55    10.49      1.62   21.38    28.73     100.80     8.98    100.80    13.30
WOFC  Western Ohio Fin. Corp. of DP         22.00    50.86      0.69   23.21      NM       94.79    12.71    100.59      NM

                                               Dividends (4)                        Financial Characteristics (6)
                                        ---------------------------  ---------------------------------------------------------
                                         Amount/             Payout   Total    Equity/  NPAs/        Reported        Core
                                                                                               -------------------------------
                                         Share      Yield   Ratio(5)  Assets   Assets  Assets      ROA    ROE     ROA     ROE
                                        --------  --------  --------  -------  ------  -------  -------- ------- ------ -------
                                            ($)        (%)      (%)   ($N11)     (%)      (%)      (%)     (%)     (%)     (%)
CAPS  Capital Savings Bancorp of WO        0.24       1.44    21.82     238     8.66     0.26     0.65    7.16    0.92   10.23
BDJI  First Fed. Bancorp. of NN            0.00       0.00     0.00     108    11.17     0.31     0.32    2.58    0.66    5.38
FMBD  First Mutual Bancorp of IL           0.32       2.13      NM      425    13.41     0.16     0.15    0.75    0.38    1.97
HFSA  Hardin Bancorp of Hardin NO          0.48       3.29    54.55     103    12.78     0.37     0.51    3.17    0.82    5.16
XXK   Kankakee Bancorp of IL               0.48       1.66    24.74     342    10.68     1.06     0.61    5.97    0.78    7.67
NBSI  North Bancshares of Chicago IL       0.48       2.49    64.86     120    14.61      NA      0.46    2.95    0.65    4.19
PIRS  Potters Financial Corp of OH         0.36       1.67    22.22     117     8.91     0.83     0.31    3.45    0.67    7.45
WDFC  Western Ohio Fin. Corp. of DP        1.00       4.55      NM      400    13.41     0.96     0.31    2.02    0.44    2.90

(1) Average of high/low or bid/ask price share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax affected basis, and is shown on a pro forma basis where approp
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB
    = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 4.24


Establishment of Exchange Ratio
-------------------------------

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Associations's common stock for common stock of the Holding Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Association represented by the Public Stockholders, which is an approximate 46.8 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 1.5283 shares, 1.7981 shares, 2.0678 shares and
2.3779 shares of Equality Bancorp stock issued for each share of stock held by the Public Stockholders, at the minimum, midpoint, maximum and supermaximum of the offering, respectively.

     The Exchange Ratio formula and share exchange procedures were determined independently by the Board of Directors. RP Financial expresses no opinion on the proposed exchange of Holding Company shares for the Public Stockholders' shares or on the proposed Exchange Ratio.

                                     TABLE 45
                   Equality Savings and Loan Association, F.A.
                          Calculation of Exchange Ratios

                      Shares       Price/     Exchange     Implied
                      Offered       Share     Shares(1)   Exch. Ratio(2)
                     ---------    ---------   ---------   ---------------
                                                            ($000)
Minimum               680,000      $10.00      598,195       1.5283
Midpoint              800,000       10.00      703,759       1.7981
Maximum               920,000       10.00      809,323       2.0678
Super Maximum       1,058,000       10.00      930,721       2.3779

__________________________
(1) Calculated to preserve the Public Stockholders percentage ownership in the Holding Company at 46.8 percent (391,400 existing shares outstanding divided by 836,400 total shares outstanding).

(2) Calculated as pro forma exchange shares divided by 391,400 existing Public Shares outstanding.

                                   EXHIBITS

RP Financial, LC.



                    LIST OF EXHIBITS

Exhibit

Number         Description
------         -----------
 I-1          Map of Office Locations

 I-2          Audited Financial Statements

 I-3          Key Operating Ratios

 I-4          Investment Portfolio Composition

 I-5          Yields and Costs

 I-6          Loan Loss Allowance Activity

 I-7          MVE Analysis

 I-8          Fixed Rate and Adjustable Rate Loans

 I-9          Loan Portfolio Composition

 I-10         Loan Originations, Purchases and Sales

 I-11         Contractual Maturity By Loan Type

 I-12         Non-Performing Assets

 I-13         Deposit Composition

 I-14         Time Deposit Rate/Maturity

 I-15         Borrowings


 II-1         Description of Office Facilities

 II-2         Historical Interest Rates


III-1         General Characteristics of Publicly-Traded
              Institutions

III-2         Financial Analysis of Missouri Institutions

RP Financial, LC.

III-3         Financial Analysis of Midwest Peer Group Candidates

III-4         Peer Group Market Area Comparative Analysis


IV-1          Stock Prices:  As of June 20, 1997

IV-2          Historical Stock Price Indices

IV-3          Historical Thrift Stock Indices

IV-4          Market Area Acquisition Activity

IV-5          Director and Senior Management Summary Resumes

IV-6          Pro Forma Regulatory Capital Ratios

IV-7          Pro Forma Analysis Sheet

IV-8          Pro Forma Effect of Conversion Proceeds

IV-9          Peer Group Core Earnings Analysis


 V-1          Firm Qualifications Statement

                                  EXHIBIT I-1
                  Equality Savings and Loan Association, F.A.
                            Map of Office Locations

                  [MAP OF COUNTY-TOWN MISSOURI APPEARS HERE]

                                  EXHIBIT I-2
                  Equality Savings and Loan Association, F.A.
                         Audited Financial Statements


                          [Incorporated by Reference]

                                  EXHIBIT I-3
                  Equality Savings and Loan Association, F.A.
                             Key Operating Ratios

PERFORMANCE RATIOS:
  Return on average assets (net income divided by average assets)............   0.25%     0.35%     0.20%     0.59%/2/     0.58%
  Return on average equity (net income divided by average equity)............   3.98%     5.18%     2.79%     8.92%/2/    10.92%
  Average equity to average assets...........................................   6.30%     6.68%     7.24%     6.62%        5.33%
  Equity to assets (end of year).............................................   6.29%     6.53%     7.25%     8.19%        5.72%
  Interest rate spread (difference between average yield on
    interest-earning assets and average cost of interest-
    bearing liabilities).....................................................   2.12%     1.90%     2.21%     2.23%        2.46%
  Net interest margin (net interest income as a percentage
    of average interest-earning assets)......................................   2.31%     2.09%     2.39%     2.38%        2.69%
  Noninterest expense to total assets........................................   3.09%     2.73%     3.25%     4.13%        4.01%
  Noninterest expense to average assets......................................   3.08%     2.83%     3.34%     3.93%        3.89%
  Average interest-earning assets to average interest-bearing
    liabilities.............................................................. 104.19%   104.13%   104.37%   103.48%      104.73%

ASSET QUALITY RATIOS:
  Allowance for loan losses to total loans at end of period..................   0.29%     0.24%     0.26%     0.39%        0.30%
  Net charge-offs to average outstanding loans during the period.............      *      0.02%     0.04%        *            *
  Nonperforming assets to total assets.......................................   0.35%     0.39%     0.44%     0.29%        0.40%

OTHER DATA:
  Number of real estate loans outstanding....................................  1,828     1,989     1,750     1,633        1,778
  Number of deposit accounts................................................. 14,944    15,442    15,647    16,256       16,634
  Full service offices.......................................................      3         3         3         3            3
  Loan origination offices...................................................      5         3         3         2            2

_______________________
(1)  Includes interest-bearing deposits in other depository institutions.
(2) Includes cumulative effect of charge in accounting principle totaling $188.408, or .12% and 1.84% of average assets and average equity, respectively.
*    Insignificant

  Source: Equality Savings' prospectus.

                                  EXHIBIT I-4
                  Equality Savings and Loan Association, F.A.
                       Investment Portfolio Composition

                                                                         At March 31,
                           -------------------------------------------------------------------------------------------------------
                                        1997                                1996                              1995
                           ---------------------------------  ---------------------------------   --------------------------------
                             Carrying     % of     Market        Carrying     % of     Market       Carrying     % of     Market
                              Value    Portfolio    Value         Value    Portfolio    Value        Value    Portfolio    Value
                              -----    ---------    -----         -----    ---------    -----        -----    ---------    -----
                                                                 (Dollars in thousands)
U.S. government and
  agency obligations:
    Available for sale .   $  70,123      93.5%    $  70,123     $  38,898    86.9%   $  38,898     $  31,953     77.9%  $  31,953
    Held to maturity ...       4,849       6.5%        4,725         5,845     3.1%       5,589         9,047     22.1%      8,607
                           ---------    -------    ---------     ---------  -------   ---------     ---------   -------  ---------
      Total ............   $  74,972     100.0%    $  74,848     $  44,743   100.0%   $  44,487     $  41,000    100.0%  $  40,560
                           =========    =======    =========     =========  =======   =========     =========   =======  =========

Source: Equality Savings' prospectus.

                                  EXHIBIT 1-5
                  Equality Savings and Loan Association, F.A.
                               Yields and Costs

                                                                                        For the fiscal year ended March 31,
                                                        -------------------------------------------------------------------
                                                                         1997                            1996
                                                        --------------------------------   --------------------------------
                                                                      Interest                           Interest
                                                          Average       and       Yield/     Average       and       Yield/
                                                         Balance(1)   Dividends    Cost     Balance(1)   Dividends    Cost
                                                         ---------    ---------    ----     ----------   ---------    ----
                                                                                                   (Dollars in thousands)
Interest earning assets:
  Mortgage loans(2)(3)..........................          $ 96.113    $   7,265    7.56%     $ 90,257     $ 6,879     7.62%
  Consumer loans(2).............................             2,091          185    8.70%        1,926         168     8.72%
  Commercial loans(2)...........................               107            2   11.21%           --          --       --%
                                                         ---------    ---------              --------     -------
Total loans receivable..........................            98,311        7,449    7.58%       92,183       7,047     7.65%
  Investment securities.........................            63,710        3,931    6.17%       45,945       2,827     6.15%
  Interest-bearing deposits.....................             7,738          468    6.05%       13,290         897     6.75%
Mortgage-backed securities......................            21,778        1,530    7.03%       24,642       1,333     5.41%
  FHLB stock....................................             3,300          232    7.03%        2,438         171     7.01%
                                                         ---------     --------             ---------    --------
Total interest-earning assets...................         $ 194,837    $  13,610    6.99%    $ 178,498    $ 12,275     6.88%
                                                                       --------                          --------
Interest-bearing liabilities:
  Regular savings...............................         $  21,846    $     546    2.50%    $  22,398    $    562     2.51%
  NOW accounts..................................            11,325          169    1.49%       10,884         186     1.71%
  Money market accounts.........................             5,402          151    2.80%        6,298         176     2.80%
  Certificates of deposit.......................            84,102        4,816    5.73%       83,463       4,805     5.76%
                                                         ---------     --------              --------    --------
Total saving deposits...........................           122,675        5,682    4.63%      123,043       5,729     4.66%
  FHLB advances.................................            61,917        3,378    5.46%       46,000       2,742     5.96%
  Other interest-bearing liabilities............             2,409           52    2.16%        2,374          69     2.91%
                                                          --------     ---------             --------    --------
Total interest-bearing liabilities..............          $187,001    $   9,112    4.87%    $ 171,417    $  8,540     4.98%
                                                                       --------                          --------
Net interest income.............................                      $   4,498                          $  3,735
                                                                       ========                          ========
Interest rate spread............................                                   2.12%                              1.90%
Net interest margin(4)..........................                                   2.31%                              2.09%
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities...................................                                 104.19%                            104.13%

                                                              ------------------------------
                                                                        1995
                                                              ------------------------------
                                                                           Interest
                                                               Average       and       Yield/
                                                             Balance(1)   Dividends    Cost
                                                             ----------   ---------    ----
Interest earning assets:........................             $  74.339    $  5,724     7.70%
  Mortgage loans(2)(3)..........................                 1,830         145     7.92%
  Consumer loans(2).............................                    --          --       --%
  Commercial loans(2)...........................             ---------    --------
                                                                76,169       5,869     7.71%
Total loans receivable..........................                38,187       2,064     5.41%
  Investment securities.........................                17,285         886     5.13%
  Interest-bearing deposits.....................                16,105         777     4.83%
Mortgage-backed securities......................                 1,256         101     8.04%
                                                             ---------    --------
  FHLB stock....................................             $ 149,002    $  9,697     6.51%
                                                                          --------
Total interest-earning assets
Interest-bearing liabilities:...................             $  25,851    $    695     2.69%
  Regular savings...............................                10,835         200     1.85%
  NOW accounts..................................                 9,490         265     2.79%
  Money market accounts.........................                79,854       4,163     5.21%
                                                             ---------    --------
  Certificates of deposit.......................               126,030       5,323     4.22%
Total saving deposits...........................                14,417         741     5.14%
  FHLB advances.................................                 2,320          68     2.93%
                                                             ---------    --------
  Other interest-bearing liabilities............             $ 142,767     $ 6,132     4.30%
                                                                          --------
Total interest-bearing liabilities..............                           $ 3,565
                                                                          ========
Net interest income.............................                                       2.21%
Interest rate spread............................                                       2.39%
Net interest margin(4)
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities...................................                                     104.37%

____________________
(1)       Average balances are computed on a monthly basis (month-end balances).
(2)       Does not include interest on loans 90 days or more past due.
(3)       Includes loans held for sale.
(4)       Net interest income divided by average interest-earning assets.

Note: At March 31, 1997, the weighted average yeilds on certain interest-earning assets and the weighted average cost on certain interest-bearing liabilities were as follows: loans receivable, 7.65%; mortgage-backed securities, 6.95%; investment securities, 6.91%; total interest-earning assets, 7.30%; savings deposits, 4.63%; borrowed money, 5.30%; total interest-bearing liabilities, 4.86%; and interest rate spread, 2.44%.

Source: Equality Savings' prospectus.

                                  EXHIBIT I-6
                  Equality Savings and Loan Association, F.A.
                         Loan Loss Allowance Activity

                                                                   Year ended March 31.
                                                            ---------------------------------
                                                                1997       1996       1995
                                                                ----       ----       ----
                                                                  (Dollars in thousands)
     Allowance at beginning of period...................      $  233     $  217     $  242
     Provision for losses on loans......................          50         31          9
     Charge-offs - residential one- to four-family......          --        (15)       (34)
                                                              ------     ------     ------
     Balance at end of period...........................      $  283     $  233     $  217
                                                              ======     ======     ======
     Ratio of allowance to total loans outstanding
       at the end of the period.........................         .29%       .24%       .26%

     Ratio of net charge-offs to average loans
       outstanding during the period....................            *       .02%       .04%

     Allowance for loan losses to total
       nonperforming assets.............................        39.9%      30.4%      30.4%

     Allowance for loan losses to total
       nonperforming loans..............................        44.0%      34.8%      32.8%

     ______________________
     * Insignificant






Source: Equality Savings' Prospectus.

                                  EXHIBIT I-7
                  Equality Savings and Loan Association, F.A.
                                 MVE Analysis

                               At March 31, 1997
--------------------------------------------------------------------------------------
                  Market Value of Equity                  MVE as % of PV of Assets
-----------------------------------------------------  -------------------------------
 Change in Rate    $ Amount    $ Change    % Change       MVE Ratio       BP Change
-----------------  ----------  ----------  ----------  ---------------  --------------
                                (Dollars in thousands)
      +400bp            8,956     (6,631)      (42.5)             5.20            -284
      +300             10,444     (5,144)      (33.0)             5.94            -210
      +200             12,182     (3,405)      (21.8)             6.67            -137
      +100             13,967     (1,620)      (10.4)             7.36            - 68
        0              15,587          -           -              8.04               -
      -100             16,931      1,344         8.6              8.39            + 35
      -200             17,864      2,277        14.6              8.73            + 69
      -300             18,791      3,203        20.6              8.93            + 89
      -400             19,717      4,130        26.5              9.13            +109

                                                                        At March 31, 1997
                                                                     -----------------------
      RISK MEASURES: 200 BP RATE SHOCK:
         Pre-Shock MVE Ratio: MVE as % of PV of Assets..............          8.04
         Exposure Measure: Post-Shock MVE Ratio.....................          6.67
         Sensitivity Measure: Change in MVE Ratio...................          -137bp

      CALCULATION OF CAPITAL COMPONENT:
         Change in MVE as % of PV of Assets.........................          -176bp




Source: Equality Savings' prospectus.

                                  EXHIBIT I-8
                  Equality Savings and Loan Association, F.A.
                     Fixed Rate and Adjustable Rate Loans

                                                  Fixed         Adjustable
                                                  rates           rates
                                                  -----           -----
                                                   (Dollars in thousands)
     Loans secured by real estate:
       Residential..........................     $  32,173       $  32,121
       Commercial...........................         2,494             115
     Loans secured by savings deposits......            42              --
     Property improvement...................         1,588              --
     Automobiles............................           117              --
     Other consumer loans...................            64              --
     Commercial business loans..............           162              --
                                                 ---------       ---------
       Total loans..........................     $  36,640       $  32,236
                                                 =========       =========




Source: Equality Savings' prospectus.

                                  EXHIBIT I-9
                  Equality Savings and Loan Association, F.A.
                          Loan Portfolio Composition

                                                                           At March 31,
                                             -------------------------------------------------------------------------
                                                       1997                    1996                       1995
                                             ----------------------  ---------------------------  --------------------
                                                Amount  Precent            Amount  Precent          Amount  Precent
                                                ------  -------            ------  -------          ------  -------
                                                                       (Dollars in thousands)
Loans secured by real estate:
 Residential:
  One-to four-family:
   Conventional (1)......................     $ 69,810    72.5%          $ 64,873    66.6%        $ 61,455    73.5%
   FHA/VA................................       14,233    14.3%            13,656    14.0%          13,616    16.3%
   Loans held for sale...................        4,398     4.6%            13,507    13.9%           2,971     3.5%
  Multifamily............................        1,637     1.7%               783      .8%             828     1.0%
 Commercial..............................        2,662     2.8%             2,622     2.7%           2,975     3.5%
                                             ---------  -------         ---------  -------       ---------  -------
  Total loans secured by
   real estate...........................       92,740    96.4%            95,441    98.0%          81,845    97.8%
                                             ---------  -------         ---------  -------       ---------  -------
Consumer loans:
 Loans secured by
  savings deposits.......................          366      .4%               453      .5%             448      .5%
 Property improvement....................        1,596     1.7%             1,300     1.3%           1,053     1.3%
 Automobiles.............................          122      .1%                97      .1%             126      .2%
 Other consumer loans....................          162      .1%                96      .1%             175      .2%
                                             ---------  -------         ---------  -------       ---------  -------
  Total consumer loans...................        2,246     2.3%             1,946     2.0%           1,802     2.2%
Commercial business loans................        1,280     1.3%                 -       -%               -       -%
                                             ---------  -------         ---------  -------       ---------  -------
Total loans..............................       96,266   100.0%            97,387  100.00%          83,647   100.0%
                                                        =======                    =======                  =======
Less:
 Deferred loan fees......................           46                         59                       71
 Unearned discounts......................            4                         12                       24
 Allowance for loan losses...............          283                        233                      217
 Valuation reserve on loans
  held for sale..........................            5                         85                      100
                                             ---------                  ---------                ---------
Total loans receivable, net..............     $ 95,928                   $ 96,998                 $ 83,235
                                             =========                  =========                =========

__________________
(1)  Includes construction loans converted to permanent loans.




Source: Equality Savings' prospectus.

                                 EXHIBIT I-10
                 Equality Savings and Loan Association, F. A.
                   Loan Originations, Purchases, and Sales

                                                                          Year ended march 31,
                                                                        ------------------------
                                                                        1997      1996      1995
                                                                        ----      ----      ----
                                                                         (Dollars in thousands)
Total loans at beginning of period.........................          $ 97,387     $ 83,647    $ 62,188
Loans originated:
  Residential one-to four-family...........................            70,019       75,779      56,606
  Multifamily..............................................               950           --          --
  Commercial business loans................................             1,462           --          --
  Consumer (property improvement and automobiles...........               774          666         475
  Other loans..............................................               107          105         180
                                                                     --------     --------    --------
    Total loans originated.................................            73,312       76,550      57,261
                                                                     --------     --------    --------
Loans purchased - residential one-to four-family...........             5,892       17,396         934
Loans sold:
  Whole loans:
   Servicing retained......................................           (45,669)     (49,667)    (12,226)
   Servicing released......................................           (15,617)     (25,079)    (13,302)
  Participation loans (serving retained)...................              (185)          --          --
                                                                     --------     --------    --------
   Total loans sold........................................           (61,471)     (74,746)    (25,568)
                                                                     --------     --------    --------
Loan principal repayments..................................            (2,486)      (2,282)    (10,067)
Loans converted to mortgage-backed securities and sold.....           (16,368)      (3,178)     (1,101)
                                                                     --------     --------    --------
Total loans at end of period...............................          $ 96,266     $ 97,387    $ 83,647
                                                                     ========     ========    ========

Source: Equality Savings'  prospectus.

                                 EXHIBIT I-11
                  Equality Savings and Loan Association, F.A.
                       Contractual Maturity By Loan Type

                                                                 Due after 3    Due after 5    Due after 10    Due after
                                                                  through 5     through 10      through 15        15
                                  Due during the year ended      years after    years after    years after    years after
                                          March 31,               March 31,      March 31,      March 31,      March 31,
                                ------------------------------
                                  1998       1999       2000         1997          1997            1997          1997         Total
                                  ----       ----       ----         ----          ----            ----          ----         -----
                                                                      (Dollars in thousands)
Loans secured by real estate:
 Residential (1)(2).......... $ 25,784   $ 10,236   $ 13,632     $  9,363      $  9,099        $  7,789     $  14,175     $  90,078
 Commercial..................       53          -        160          180         2,089             180             -         2,662
Loans secured by savings
 deposits....................      324         39          3            -             -               -             -           366
Property improvement.........        8         67        113          636           539             213             -         1,596
Automobiles..................        5         38         34           45             -               -             -           122
Other consumer loans.........       98         64          -            -             -               -             -           162
Commercial business loans....    1,118         20         81           61             -               -             -         1,280
                              --------   --------   --------     --------      --------        --------     ---------     ---------
 Total loans................. $ 27,390   $ 10,464   $ 14,043     $ 10,285      $ 11,727        $  8,182     $  14,175     $  96,266
                              ========   ========   ========     ========      ========        ========     =========     =========

_________________
(1) Includes $4,398,000 of loans held for sale, reported as due in one year or less.
(2)  Includes multifamily loans totaling $1,637,000.




Source: Equality Savings' prospectus.

                                 EXHIBIT I-12
                  Equality Savings and Loan Association, F.A.
                             Non-Performing Assets




                                                                                   At March 31,
                                                                      --------------------------------------
                                                                           1997       1996         1995
                                                                           ----       ----         ----
                                                                              (Dollars in thousands)
     Loans accounted for on a nonaccrual basis(1):
      Residential one- to four-family (2)....................           $   643        $   669     $   653
      Consumer...............................................                --             --           9
                                                                        -------        -------     -------
       Total.................................................               643            669         662
     Real estate owned.......................................                66             97          52
                                                                        -------        -------     -------
      Total nonperforming assets.............................           $   709        $   766     $   714
                                                                        =======        =======     =======
     Nonperforming loans to gross loans......................              .67%           .69%        .79%
     Total nonperforming assets to total assets..............              .35%           .39%        .44%

__________________
     (1) All loans contractually past due 90 days or more are accounted for on a nonaccrual basis by the Association.
     (2)       Includes $571,000, $326,000 and $528,000 of FHA/VA loans, the principal and interest payments of which are either insured by the FHA or guaranteed by the VA, at March 31, 1997, 1996 and 1995, respectively.



Source: Equality Savings' prospectus.

                                 EXHIBIT I-13
                  Equality Savings and Loan Association, F.A.
                              Deposit Composition

                                                                                          At March 31,
                                                             --------------------------------------------------------------------
                                                                            1997                              1996
                                                             ---------------------------------  ---------------------------------
                                                                                     Weighted                           Weighted
                                                                           Percent    Average                Percent     Average
                                                                           of Total   Nominal                of Total    Nominal
                                                               Balance     Deposits     Rate      Balance    Deposits      Rate
                                                               -------     --------     ----      -------    --------      ----
                                                                                                 (Dollars in thousands)
NOW accounts..............................................    $   7,170       5.83%     2.24%    $   6,990      5.61%      2.27%
Regular savings...........................................       21,577      17.55%     2.51%       21,331     17.54%      2.51%
Money market demand.......................................        6,135       4.99%     3.22%        6,552      5.26%      2.93%
Noninterest checking......................................        4,993       4.06%     0.00%        3,824      3.07%      0.00%

Certificates of Deposit:
  28-91 days-Fixed-term, fixed rate.......................           34       0.03%     2.88%           51      0.04%      2.81%
  6 months- Fixed-term, fixed rate........................        2,439       1.98%     4.01%        2,667      2.14%      4.00%
  9 months- Fixed-term, fixed rate........................        7,932       6.45%     5.27%        6,906      5.55%      5.43%
  12 months- Fixed-term, fixed rate.......................        8,350       6.79%     5.06%        9,248      7.43%      5.32%
  24 months- Fixed-term, fixed rate.......................        6,760       5.50%     5.55%        6,328      5.08%      5.49%
  36 months- Fixed-term, fixed rate.......................        3,010       2.45%     5.35%        4,218      3.39%      4.71%
  48 months- Fixed-term, fixed rate.......................       11,568       9.41%     6.39%       10,225      8.21%      6.44%
  60 months- Fixed-term, fixed rate.......................       18,300      14.88%     5.67%       20,062     16.11%      5.80%
  24 months- Fixed-term, variable-rate....................          631       0.51%     5.50%          904      0.73%      5.50%
  5-20 years- Fixed-term, fixed rate (Guaranteed
    Account)..............................................          115       0.09%     8.93%          107      0.09%      8.91%
  1-60 months- Negotiated rate............................        2,718       2.21%     6.20%        3,428      2.75%      5.96%

Retirement Account (IRAs):
  12 months- Fixed-term, fixed rate.......................          962       0.78%     5.00%        1,037      0.83%      5.00%
  24 months- Fixed-term, fixed rate.......................          942       0.77%     5.53%          809      0.65%      5.53%
  36 months- Fixed-term, fixed rate.......................          755       0.61%     5.44%          940      0.75%      4.89%
  48 months- Fixed-term, fixed rate.......................       10,260       8.34%     6.59%        8,563      6.88%      6.74%
  60 months- Fixed-term, fixed rate.......................        7,710       6.27%     5.87%        9,293      7.46%      6.08%
  120 months- Fixed-term, fixed rate......................          370       0.30%    10.00%          346      0.28%     10.00%
  24 months- Fixed-term, variable rate....................          252       0.20%     5.50%          188      0.15%      5.50%
                                                              ---------    --------              ---------   --------
                                                              $ 122,983      100.0%              $ 124,517     100.0%
                                                              =========    ========              =========   ========

                                                                        At March 31,
                                                             ---------------------------------
                                                                            1995
                                                             ---------------------------------
                                                                                     Weighted
                                                                           Percent    Average
                                                                           of Total   Nominal
                                                               Balance     Deposits     Rate
                                                               -------     --------     ----
NOW accounts..............................................    $   7,522       6.19%     2.24%
Regular savings...........................................       23,878      19.64%     2.51%
Money market demand.......................................        7,778       6.40%     2.80%
Noninterest checking......................................        2,637       2.18%     0.00%

Certificates of Deposit:
  28-91 days-Fixed-term, fixed rate.......................           88       0.07%     2.89%
  6 months- Fixed-term, fixed rate........................        4,008       3.30%     4.01%
  9 months- Fixed-term, fixed rate........................        2,533       2.08%     5.27%
  12 months- Fixed-term, fixed rate.......................       10,545       8.67%     5.06%
  24 months- Fixed-term, fixed rate.......................        5,063       4.17%     5.55%
  36 months- Fixed-term, fixed rate.......................        5,371       4.42%     5.35%
  48 months- Fixed-term, fixed rate.......................        5,051       4.16%     6.39%
  60 months- Fixed-term, fixed rate.......................       22,759      18.72%     5.67%
  24 months- Fixed-term, variable-rate....................          835       0.69%     5.50%
  5-20 years- Fixed-term, fixed rate (Guaranteed
    Account)..............................................          101       0.08%     8.93%
  1-60 months- Negotiated rate............................        2,935       2.41%     6.20%

Retirement Account (IRAs):
  12 months- Fixed-term, fixed rate.......................        1,181       0.97%     5.00%
  24 months- Fixed-term, fixed rate.......................          734       0.60%     5.53%
  36 months- Fixed-term, fixed rate.......................          949       0.78%     5.44%
  48 months- Fixed-term, fixed rate.......................        4,677       3.85%     6.59%
  60 months- Fixed-term, fixed rate.......................       12,329      10.14%     5.87%
  120 months- Fixed-term, fixed rate......................          326       0.27%    10.00%
  24 months- Fixed-term, variable rate....................          261       0.21%     5.50%
                                                              ---------    --------
                                                              $ 121,561      100.0%
                                                              =========    ========

Source: Equality Saving' prospectus.

                                 EXHIBIT 1-14
                  Equality Savings and Loan Association, F.A.
                          Time Deposit Rate/Maturity


                                    1997                               1996                               1995
                       -------------------------------    -------------------------------    --------------------------------
                         Amount     Percent of total         Amount     Percent of total       Amount     Percent of total
                         ------     ----------------         ------     ----------------       ------     ----------------
                                                            (Dollars in thousands)
Within one year        $   36,335          43.7%           $   32,402           38.0%        $    29,401          36.9%
Second year ......         22,832          27.5%               16,287           19.1%             12,015          15.1%
Third year .......         16,693          20.1%               18,727           21.9%             12,472          15.6%
Fourth year ......          4,949           6.0%               15,464           18.1%             18,444          23.1%
Thereafter .......          2,299           2.8%                2,439            2.9%              7,413           9.3%
                       ----------       --------           ----------        --------        -----------       --------
Total ............     $   83,108         100.0%           $   85,319          100.0%        $    79,745         100.0%
                       ==========       ========           ==========        ========        ===========       ========

Source:  Equality Savings' prospectus.

                                 EXHIBIT 1-15
                  Equality Savings and Loan Association, F.A.
                                  Borrowings

                                                                                At and For the Year Ended March 31.
                                                                        --------------------------------------------------
                                                                                1997           1996           1995
                                                                                ----           ----           ----
                                                                                      (Dollars in thousands)
     Weighted average rate paid on:
      FHLB of Des Moines borrowings..................................            5.34%          5.52%           6.28%
      Note payable to bank...........................................            2.25%          2.25%           2.25%
      ESOP debt......................................................            9.50%          9.25%          10.00%

     Maximum amount of borrowings outstanding at any month-end:
      FHLB of Des Moines borrowings..................................       $   67,000     $   62,000      $   28,000
      Note payable to bank...........................................            4,000          3,000           3,000
      ESOP debt......................................................              158            193             220

     Approximate average borrowings outstanding with respect to:
      FHLB of Des Moines borrowings..................................       $   61,917     $   46,000      $   14,417
      Note payable to bank...........................................            2,259          2,194           2,109
      ESOP debt......................................................              150            180             211

     Approximate weighted average rate paid on:
      FHLB of Des Moines borrowings..................................            5.46%          5.96%           5.14%
      Note payable to bank...........................................            2.25%          2.25%           2.25%
      ESOP debt......................................................            9.25%          9.73%           8.96%



Source: Equality Savings' prospectus.

                                 EXHIBIT II-1
                  Equality Savings and Loan Association, F.A.
                            List of Branch Offices

                                                     Owned                       Net          Lease
                                         Year         or          Total          Book      Expiration      Square
          Location                      Opened      Leased      Investment      Value         Date        Footage
          --------                      ------      ------      ----------      -----         ----        -------
                                                                (Dollars in thousand)
MAIN OFFICE:
4131 South Grand Boulevard               1944        Owned       $  2,274       $1,269         --          21,740
St. Louis, Missouri 63118

BRANCHES:
Yorkshire Branch                         1957       Leased             60           --        1997          2,928
1281 South Laclede Station Road
Webster Groves, Missouri 63119

South County Branch                      1987        Owned          1,528        1,264         --           4,545
5400 South Lindbergh Boulevard
St. Louis, Missouri 63123

LOAN OFFICE:
Florissant Loan Office                   1992       Leased             20           10        1998          1,306
2620 North Lindbergh
Florissant, Missouri 63033

West County Loan Office                  1993       Leased              3            2        1999          1,200
14334 South Outer Forty
Chesterfield, Missouri 63017

O'Fallon Loan Office                     1994       Leased             --           --        1997            300
2017 Highway K
O'Fallon, Missouri 63366

Crestwood Loan Office                    1996       Leased             --           --        1997            500
9920 Watson Road, Suite 207
Crestwood, Missouri 63126

Chesterfield Loan Office                 1996       Leased             --           --        1997            500
361 Chesterfield Center
Chesterfield, Missouri 63017

Source: Equality Saving's prospectus.

                                 EXHIBIT II-2
                           Historical Interest Rates

                   HISTORICAL INTEREST RATES(1)

Year/Qtr.        Prime   90 Day   One Year   30 Year
 Ended           Rate    T-Bill    T-Bill    T-Bond
--------------   ------  ------   --------   -------
1991:Quarter 1    8.75%   5.92%      6.24%     8.26%
     Quarter 2    8.50%   5.72%      6.35%     8.43%
     Quarter 3    8.00%   5.22%      5.38%     7.80%
     Quarter 4    6.50%   3.95%      4.10%     7.47%

1992:Quarter 1    6.50%   4.15%      4.53%     7.97%
     Quarter 2    6.50%   3.65%      4.06%     7.79%
     Quarter 3    6.00%   2.75%      3.06%     7.38%
     Quarter 4    6.00%   3.15%      3.59%     7.40%

1993:Quarter 1    6.00%   2.95%      3.18%     6.93%
     Quarter 2    6.00%   3.09%      3.45%     6.67%
     Quarter 3    6.00%   2.97%      3.36%     6.03%
     Quarter 4    6.00%   3.06%      3.59%     6.34%

1994:Quarter 1    6.25%   3.56%      4.44%     7.09%
     Quarter 2    7.25%   4.22%      5.49%     7.61%
     Quarter 3    7.75%   4.79%      5.94%     7.82%
     Quarter 4    8.50%   5.71%      7.21%     7.88%

1995:Quarter 1    9.00%   5.86%      6.47%     7.43%
     Quarter 2    9.00%   5.57%      5.63%     6.63%
     Quarter 3    8.75%   5.42%      5.68%     6.51%
     Quarter 4    8.50%   5.09%      5.14%     5.96%

1996:Quarter 1    8.25%   5.14%      5.38%     6.67%
     Quarter 2    8.25%   5.16%      5.68%     6.87%
     Quarter 3    8.25%   5.03%      5.69%     6.92%
     Quarter 4    8.25%   5.18%      5.49%     6.64%

1997:Quarter 1    8.50%   5.32%      6.00%     7.10%
June 20, 1997     8.50%   5.06%      5.63%     6.66%

(1) End of period data.

Source:  SNL Securities.

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                       Exhibit III-1
                    Characteristics of Publicly-Traded Thrifts
                                June 26, 1997(1)

                                                                Primary                Operating     Total
Ticker    Financial Institution                       Exchg.    Market                 Strat.(2)     Assets       Offices
------    ----------------------------------------    ------    -------------------    ----------    ------       -------
                                                                                                     ($Mil)
California Companies
--------------------

AHM       Ahmanson and Co. H.F. of CA                 NYSE      Nationwide              M.B.         48,698         345
GWP       Great Western Fin. Corp. of CA              NYSE      CA, FL                  Div.         42,878         416
GDW       Golden West Fin. Corp. of CA                NYSE      Nationwide              M.B.         38,530         232
GLN       Glendale Fed. Bk FSB of CA                  NYSE      CA                      Div.         15,394         150
CSA       Coast Savings Financial of CA               NYSE      California              R.E.          8,797          89
DSL       Downey Financial Corp. of CA                NYSE      Southern CA             Thrift        5,484          52
FED       FirstFed. Fin. Corp. of CA                  NYSE      Los Angeles CA          R.E.          4,130          25
WES       Westcorp Inc. of Orange CA                  NYSE      California              Div.          3,406          25
BPLS      Bank Plus Corp. of CA                       OTC       Los Angeles CA          R.E.          3,295          33
BVCC      Bay View Capital Corp. of CA                OTC       San Francisco CA        M.B.          3,045          27
PFFB      PFF Bancorp of Pomona CA                    OTC       Southern CA             Thrift        2,536          22
CENF      CENFED Financial Corp. of CA                OTC       Los Angeles CA          Thrift        2,263          18
FRC       First Republic Bancorp of CA (3)            NYSE      CA, NV                  M.B.          2,183          11
AFFF2     America First Fin Fund of CA                OTC       San Francisco CA        Div.          2,183          36
CFHC      California Fin. Hld. Co. of CA              OTC       Central CA              Thrift        1,315          22
REDF      Redfed Bancorp of Redlands CA               OTC       Southern CA             Thrift          909          14
HTHR      Hawthorne Fin. Corp. of CA                  OTC       Southern CA             Thrift          828  S        9
HEMT      HF Bancorp of Hemet CA                      OTC       Southern CA             Thrift          827  J       12
ITLA      Imperial Thrift & Loan of CA (3)            OTC       Los Angeles CA          R.E.            810          11
QCBC      Quaker City Bancorp of CA                   OTC       Los Angeles CA          R.E.            781           8
PROV      Provident Fin. Holdings Of CA               OTC                               M.B.            609           0
HBNK      Highland Federal Bank of CA                 OTC       Los Angeles CA          R.E.            480          11
MBBC      Monterey Bay Bancorp of CA                  OTC       West Central CA         Thrift          422           6
SGVB      SGV Bancorp of W. Covina CA                 OTC       Los Angeles CA          Thrift          400           6
PCCI      Pacific Crest Capital of CA (3)             OTC       Southern CA             R.E.            343           4
BYFC      Broadway Fin. Corp. of CA                   OTC       Los Angeles CA          Thrift          117  D        3
FSSB      First FS&LA of San Bern. CA                 OTC       San Bernard. CA         Thrift          104           4
                                                       Fiscal        Conv.        Stock        Market
Ticker    Financial Institution                          Year        Date         Price        Value
------    ----------------------------------------       ----        ----         -----       -------
                                                                                   ($)        ($Mil)
California Companies
--------------------

AHM       Ahmanson and Co. H.F. of CA                    12-31        10/72       47.12        4,740
GWP       Great Western Fin. Corp. of CA                 12-31         /          56.00        7,722
GDW       Golden West Fin. Corp. of CA                   12-31        05/59       73.25        4,191
GLN       Glendale Fed. Bk FSB of CA                     06-30        10/83       25.37        1,276
CSA       Coast Savings Financial of CA                  12-31        12/85       46.00          855
DSL       Downey Financial Corp. of CA                   12-31        01/71       23.25          622
FED       FirstFed. Fin. Corp. of CA                     12-31        12/83       30.62          323
WES       Westcorp Inc. of Orange CA                     12-31        05/86       18.75          488
BPLS      Bank Plus Corp. of CA                          12-31          /         10.00          182
BVCC      Bay View Capital Corp. of CA                   12-31        05/86       26.62          345
PFFB      PFF Bancorp of Pomona CA                       03-31        03/96       17.25          325
CENF      CENFED Financial Corp. of CA                   12-31        10/91       32.75          189
FRC       First Republic Bancorp of CA (3)               12-31          /         21.50          215
AFFF2     America First  Fin Fund of CA                  12-31          /         39.56          238
CFHC      California Fin. Hld. Co. of CA                 12-31        04/83       29.62          141
REDF      Redfed Bancorp of Redlands CA                  12-31        04/94       15.63          112
HTHR      Hawthorne Fin. Corp. of CA                     12-31          /         11.37           30
HEMT      HF Bancorp of Hemet CA                         06-30        06/95       14.06           88
ITLA      Imperial Thrift & Loan of CA (3)               12-31          /         16.00          125
QCBC      Quaker City Bancorp of CA                      06-30        12/93       17.00           81
PROV      Provident Fin. Holdings Of CA                  06-30        06/96       16.75           85
HBNK      Highland Federal Bank of CA                    12-31          /         23.87           54
MBBC      Monterey Bay Bancorp of CA                     12-31        02/95       16.75           54
SGVB      SGV Bancorp of W. Covina CA                    06-30        06/95       14.00           33
PCCI      Pacific Crest Capital of CA (3)                12-31          /         13.37           39
BYFC      Broadway Fin. Corp. of CA                      12-31        01/96       10.75           10
FSSB      First FS&LA of San Bern. CA                    06-30        12/92        9.50            3

Florida Companies
-----------------

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                            Exhibit III-1
                              Characteristics of Publicly-Traded Thrifts
                                        June 26, 1997(1)

                                                       Primary             Operating       Total               Fiscal    Conv.
Ticker  Financial Institution                Exchg.    Market              Strat.(2)      Assets     Offices    Year      Date
------  ---------------------                ------    ------------------  ---------      ------     -------   ------    -----
                                                                                          ($Mil)
Florida Companies (continued)
-----------------------------
BANC    BankAtlantic Bancorp of FL           OTC       Southeastern FL     M.B.           2,773        43      12-31      11/83
OCWN    Ocwen Financial Corp. of FL          OTC       Southeast FL        Div            2,649         1      12-31       /
FFPB    First Palm Beach Bancorp of FL       OTC       Southeast FL        Thrift         1,558        31      09-30      09/93
BKUNA   BankUnited SA of FL                  OTC       Miami FL            Thrift         1,453         7      09-30      12/85
HARB    Harbor FSB, MHC of FL (46.0)         OTC       Eastern FL          Thrift         1,105        22      09-30      01/94
FFFL    Fidelity FSB, MHC of FL (47.4)       OTC       Southeast FL        Thrift           927        20      12-31      01/94
CMSV    Commty. Svgs, MHC of FL (48.5)       OTC       Southeast FL        Thrift           682        17      09-30      10/94
FFLC    FFLC Bancorp of Leesburg FL          OTC       Central FL          Thrift           359         8      12-31      01/94
FFFG    F.F.O. Financial Group of FL         OTC       Central FL          R.E.             317 D      11      12-31      10/88

Mid-Atlantic Companies
----------------------
DME     Dime Bancorp, Inc. of NY (3)         NYSE      NY, NJ, FL          M.B.          18,465        87      12-31      08/86
GPT     GreenPoint Fin. Corp. of NY (3)      NYSE      New York City NY    Thrift        13,261        82      06-30      01/94
SVRN    Sovereign Bancorp of PA              OTC       PA, NJ, DE          M.B.          10,287       120      12-31      08/86
ASFC    Astoria Financial Corp. of NY        OTC       New York City NY    Thrift         7,689        46      12-31      11/93
LISB    Long Island Bancorp, Inc of NY       OTC       Long Island NY      M.B.           5,814        36      09-30      04/94
COFD    Collective Bancorp Inc. of NJ        OTC       Southern NJ         Thrift         5,518        79      06-30      02/84
RCSB    RCSB Financial, Inc. of NY (3)       OTC       NY                  M.B.           4,032        34      11-30      04/86
ALBK    ALBANK Fin. Corp. of Albany NY       OTC       Upstate NY, MA      Thrift         3,496        70      06-30      04/92
ROSE    T R Financial Corp. of NY (3)        OTC       New York City NY    Thrift         3,404        15      12-31      06/93
NYB     New York Bankcorp, Inc. of NY        AMEX      Southeastern NY     Thrift         3,175        29      09-30      01/88
RSLN    Roslyn Bancorp, Inc. of NY (3)       OTC       Long Island NY      M.B.           2,849         6      12-31      01/97
GRTR    The Greater New York SB of NY (3)    OTC       New York NY         Div.           2,571        14      12-31      06/87
BKCO    Bankers Corp. of NJ (3)              OTC       Central NJ          Thrift         2,542        15      12-31      03/90
CMSB    Cmnwealth Bancorp of PA              OTC       Philadelphia PA     M.B.           2,236        39      06-30      06/96
NWSB    Northwest SB, MHC of PA (29.9)       OTC       Pennsylvania        Thrift         1,997        53      06-30      11/94
HARS    Harris SB, MHC of PA (24.2)          OTC       Southeast PA        Thrift         1,943        31      12-31      01/94
RELY    Reliance Bancorp, Inc. of NY         OTC       New York City NY    Thrift         1,927        28      06-30      03/94
MLBC    ML Bancorp of Villanova PA           OTC       Philadelphia PA     M.B.           1,875 D      18      03-31      08/94
HAVN    Haven Bancorp of Woodhaven NY        OTC       New York City NY    Thrift         1,728        20      12-31      09/93
JSBF    JSB Financial, Inc. of NY            OTC       New York City NY    Thrift         1,531        13      12-31      06/90

                                                         Stock              Market
                                                         Price               Value
Ticker  Financial Institution                            -----              ------
------  ---------------------                             ($)               ($Mil)
Florida Companies (continued)
-----------------------------
BANC    BankAtlantic Bancorp of FL                      14.12                262
OCWN    Ocwen Financial Corp. of FL                     29.75                797
FFPB    First Palm Beach Bancorp of FL                  30.25                152
BKUNA   BankUnited SA of FL                              9.62                 85
HARB    Harbor FSB, MHC of FL (46.0)                    40.75                202
FFFL    Fidelity FSB, MHC of FL (47.4)                  19.37                131
CMSV    Commty. Svgs, MHC of FL (48.5)                  21.75                107
FFLC    FFLC Bancorp of Leesburg FL                     28.50                 67
FFFG    F.F.O. Financial Group of FL                     4.87                 41

Mid-Atlantic Companies
----------------------
DME     Dime Bancorp, Inc. of NY (3)                    19.00              2,000
GPT     GreenPoint Fin. Corp. of NY (3)                 66.37              3,112
SVRN    Sovereign Bancorp of PA                         14.12                986
ASFC    Astoria Financial Corp. of NY                   45.62                969
LISB    Long Island Bancorp, Inc of NY                  36.12                875
COFD    Collective Bancorp Inc. of NJ                   46.12                943
RCSB    RCSB Financial, Inc. of NY (3)                  45.25                670
ALBK    ALBANK Fin. Corp. of Albany NY                  39.81                510
ROSE    T R Financial Corp. of NY (3)                   23.50                414
NYB     New York Bankcorp, Inc. of NY                   34.75                569
RSLN    Roslyn Bancorp, Inc. of NY (3)                  20.00                873
GRTR    The Greater New York SB of NY (3)               21.25                291
BKCO    Bankers Corp. of NJ (3)                         25.87                320
CMSB    Cmnwealth Bancorp of PA                         16.62                284
NWSB    Northwest SB, MHC of PA (29.9)                  15.25                356
HARS    Harris SB, MHC of PA (24.2)                     21.25                238
RELY    Reliance Bancorp, Inc. of NY                    26.87                237
MLBC    ML Bancorp of Villanova PA                      19.06                199
HAVN    Haven Bancorp of Woodhaven NY                   37.00                160
JSBF    JSB Financial, Inc. of NY                       43.87                431

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlinton, Virginia 22209                   Exhibit III-1
(703) 528-1700               Characteristics of Publicly-Traded Thrifts
                                         June 26, 1997(1)

                                                       Primary          Operating  Total              Fiscal  Conv.   Stock   Market
Ticker    Financial Institution               Exchg.   Market           Strat.(2)  Assets   Offices   Year    Date    Price   Value
------    ----------------------------------  ------   ---------------- ---------  ------   --------  ----    ----    -----   ------
                                                                                    ($Mil)                              ($)   ($Mil)
Mid-Atlantic Companies (Continued)
----------------------------------
WSFS      WSFS Financial Corp. of DE (3)      OTC      DE                  Div.      1,478      14    12-31     11/86  13.62   171
OCFC      Ocean Fin. Corp. of NJ              OTC      Eastern NJ          Thrift    1,388       9    12-31     07/96  33.12   300
QCSB      Queens County Bancorp of NY (3)     OTC      New York City NY    Thrift    1,373      13    12-31     11/93  46.12   514
PFSB      PennFed Fin. Services of NJ         OTC      Northern NJ         Thrift    1,252      17    06-30     07/94  27.37   132
DIME      Dime Community Bancorp of NY        OTC      New York City NY    Thrift    1,237      15    06-30     06/96  19.12   251
YFED      York Financial Corp. of PA          OTC      PA, MD              Thrift    1,157      22    06-30     02/84  19.50   136
MFSL      Maryland Fed. Bancorp of MD         OTC      MD                  Thrift    1,128      25    02-28     06/87  44.25   142
FSLA      First SB SLA MHC of NJ (47.5)       OTC      Eastern NJ          Thrift    1,025      17    12-31     06/92  24.00   174
PVSA      Parkvale Financial Corp. of PA      OTC      Southwestern PA     Thrift      973      28    06-30     07/87  28.37   115
PSBK      Progressive Bank, Inc. of NY (3)    OTC      Southeast NY        Thrift      878      17    12-31     08/84  29.62   113
PKPS      Poughkeepsie Fin. Corp. of NY       OTC      Southeast NY        Thrift      861      13    12-31     11/85   6.94    87
MBB       MSB Bancorp of Middletown NY (3)    OTC      Southeastern NY     Thrift      848 S    17    09-30     08/92  19.25    55
FFIC      Flushing Fin. Corp. of NY (3)       OTC      New York City NY    Thrift      811       7    12-31     11/95  19.87   161
IBSF      IBS Financial Corp. of NJ           OTC      Southwest NJ        Thrift      740       8    09-30     10/94  15.50   171
FBBC      First Bell Bancorp of PA            OTC      Pittsburgh PA       Thrift      709       7    12-31     06/95  16.00   109
PWBC      PennFirst Bancorp of PA             OTC      Western PA          Thrift      706       9    12-31     06/90  15.00    59
FCIT      First Cit. Fin. Corp of MD          OTC      DC Metro Area       Thrift      694      14    12-31     12/86  30.37    89
GAF       GA Financial Corp. of PA            AMEX     Pittsburgh PA       Thrift      670      10    12-31     03/96  18.94   159
THRD      TF Financial Corp. of PA            OTC      Philadelphia PA     Thrift      644      11    06-30     07/94  18.37    75
SFIN      Statewide Fin. Corp. of NJ          OTC      Northern NJ         Thrift      636 D    16    03-31     10/95  17.12    82
TSBS      Trenton SB, FSB MHC of NJ (35.0)    OTC      Central NJ          Thrift      626      10    12-31     08/95  19.50   176
PBIX      Patriot Bank Corp. of PA            OTC      Southeast PA        Thrift      594       7    12-31     12/95  16.31    70
FSNJ      First SB of NJ, MHC (45.9)          OTC      Northern NJ         Thrift      579 D     4    05-31     01/95  26.00    80
FMCO      FMS Financial Corp. of NJ           OTC      Southern NJ         Thrift      554      16    12-31     12/88  23.50    56
PULS      Pulse Bancorp of S. River NJ        OTC      Central NJ          Thrift      516       4    09-30     09/86  19.62    60
FSPG      First Home Bancorp of NJ            OTC      NJ, DE              Thrift      508      10    12-31     04/87  19.37    52
ANBK      American Nat'l Bancorp of MD        OTC      Baltimore MD        R.E.        487 S     9    07-31     11/95  16.12    58
AHCI      Ambanc Holding Co., Inc. of NY (3)  OTC      East-Central NY     Thrift      478       9    12-31     12/95  16.00    70
LVSB      Lakeview SB of Paterson NJ          OTC      Northern NJ         Thrift      472 D     8    07-31     12/93  32.25    74
CNY       Carver Bancorp, Inc. of NY          OTC      New York, NY        Thrift      424       8    03-31     10/94  12.25    28
SHEN      First Shenango Bancorp of PA        OTC      Western PA          Thrift      401       4    12-31     04/93  26.00    54
PFNC      Progress Financial Corp. of PA      OTC      Southeastern PA     M.B.        400       9    12-31     07/83   9.50    36
RARB      Raritan Bancorp. of Raritan NJ (3)  OTC      Central NJ          Thrift      375       5    12-31     03/87  30.00    46

RP FINANCIAL, LC.
------------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997(1)

                                                     Primary            Operating  Total              Fiscal  Conv.   Stock   Market
Ticker    Financial Institution               Exchg. Market             Strat.(2)  Assets   Officers    Year  Date    Price   Value
------    ----------------------------------  ------ ----------------   ---------  ------   --------    ----  ----    -----   ------
                                                                                   ($Mil)                              ($)    ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
PBCI   Pamrapo Bancorp, Inc. of NJ            OTC    Northern NJ        Thrift     367       8        12-31   10/89   19.75    57
FOBC   Fed One Bancorp of Wheeling WV         OTC    Northern WV, OH    Thrift     346       9        12-31   01/95   21.00    51
HARL   Harleysville SA of PA                  OTC    Southeastern PA    Thrift     333       4        09-30   08/87   22.00    36
FSBI   Fidelity Bancorp, Inc. of PA           OTC    Southwestern PA    Thrift     328       8        09-30   06/88   20.00    31
FKFS   First Keystone Fin. Corp of PA         OTC    Philadelphia PA    Thrift     315       5        09-30   01/96   23.00    28
CVAL   Chester Valley Bancorp of PA           OTC    Southeastern PA    Thrift     305       6        06-30   03/87   21.00    43
LFBI   Little Falls Bancorp of NJ             OTC    New Jersey         Thrift     303       7        12-31   01/96   14.12    39
EQSB   Equitable FSB of Wheaton MD            OTC    Central MD         Thrift     296       4        09-30   09/93   36.25    22
YFCB   Yonkers Fin. Corp. of NY               OTC    Yonkers NY         Thrift     284       4        09-30   04/96   15.37    49
LFED   Leeds FSB, MHC of MD (36.2)            OTC    Baltimore MD       Thrift     282       1        06-30   03/94   19.00    66
WVFC   WVS Financial Corp. of PA (3)          OTC    Pittsburgh PA      Thrift     280       5        06-30   11/93   25.75    45
CATB   Catskill Fin. Corp. of NY (3)          OTC    Albany NY          Thrift     274       3        09-30   04/96   15.50    78
FIBC   Financial Bancorp, Inc. of NY          OTC    New York, NY       Thrift     269       5        09-30   08/94   17.25    30
IFSB   Independence FSB of DC                 OTC    Washington DC      Ret.       263       2        12-31   06/85    9.00    12
WSB    Washington SB, FSB of MD               AMEX   Southeastern MD    Thrift     257 D     3        07-31    /       5.25    22
FBER   First Bergen Bancorp of NJ             OTC    Northern NJ        Thrift     252       2        09-30   04/96   15.12    46
WYNE   Wayne Bancorp of NJ                    OTC                       Thrift     245       0        12-13   06/96   19.50    42
GDVS   Greater DV SB, MHC of PA (19.9) (3)    OTC    Southeast PA       Thrift     239       7        12-13   03/95   13.00    43
PHFC   Pittsburgh Home Fin. of PA             OTC    Pittsburgh PA      Thrift     237       6        09-30   04/96   15.00    30
ESBK   The Elmira SB FSB of Elmira NY (3)     OTC    NY, PA             Ret.       223       6        12-31   03/85   19.25    14
HRBF   Harbor Federal Bancorp of MD           OTC    Baltimore MD       Thrift     219       6        03-31   08/94   18.00    32
SBFL   SB Fngr Lakes MHC of NY (33.1)         OTC    Western NY         Thrift     213       4        04-30   11/94   16.50    29
LARL   Laurel Capital Group of PA             OTC    Southwestern PA    Thrift     209       6        06-30   02/87   21.50    32
PEEK   Peekskill Fin. Corp. of NY             OTC    Southeast NY       Thrift     183       3        06-30   12/95   15.00    48
PLSK   Pulaski SB, MHC of NJ (46.0)           OTC    New Jersey         Thrift     169 P     5        12-31   04/97   13.00    27
SFED   SFS Bancorp of Schenectady NY          OTC    Eastern NY         Thrift     169       3        12-31   06/95   16.50    21
SKBO   First Carnegie, MHC of PA (45.0)       OTC    Western PA         Thrift     150 P     3        03-31   04/97   13.87    32
PRBC   Prestige Bancorp of PA                 OTC                       Thrift     127       0        12-31   06/96   15.75    14
TPNZ   Tappan Zee Fin., Inc. of NY            OTC    Southeast NY       Thrift     120 S     1        03-31   10/95   16.50    25
WWFC   Westwood Fin. Corp. of NJ              OTC    Northern NJ        Thrift     108       2        03-31   06/96   18.25    12
AFBC   Advance Fin. Bancorp of WV             OTC    Northern Neck WV   Thrift     104       2        06-30   01/97   14.25    15
WHGB   WHG Bancshares of MD                   OTC    Baltimore MD       Thrift      98       5        09-30   04/96   14.25    22
ALBG   Albion Banc Corp. of Albion NY         OTC    Western NY         Thrift      66       2        09-30   07/93   22.00     6

RP FINANCIAL, LC.
---------------------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                  Exhibit III-1
                  Characteristics Of Publicly-traded Thrifts
                               June 26, 1997(1)

                                                  Primary            Operating  Total          Fiscal    Conv.   Stock    Market
Ticker  Financial Institution           Exchg.    Market             Strat.(2)  Assets Offices   Year    Date    Price    Value
------  -------------------------       ------    -----------------  ---------  ------ -------  -----    ----    -----    -----
                                                                                ($Mil)                            ($)     ($Mil)
Mid-Atlantic Companies (Continued)
----------------------------------

PWBK    Penwood SB of PA (3)            OTC       Pittsburg PA       Thrift        48        3  12-31    07/96   15.00        9

Mid-West Companies
------------------
COFI   Charter One Financial of OH      OTC       OH, MI             Div.      14,040      155  12-31    01/88   51.00    2,363
RFED   Roosevelt Fin. Grp. Inc. of MO   OTC       MO, IL, KS         Div.       7,796 D     79  12-31    01/87   24.12    1,028
CFB    Commercial Federal Corp. of NE   NYSE      NE, CO, KS, OK     M.B.       6,902       98  06-30    12/84   37.50      807
FFHC   First Financial Corp. of WI      OTC       WI, IL             Div.       5,809      129  12-31    12/80   28.62    1,042
SPBC   St. Paul Bancorp, Inc. of IL     OTC       Chicago IL         Div.       4,485       52  12-31    05/87   33.87      774
SECP   Security Capital Corp. of WI     OTC       Wisconsin          Div.       3,647       42  06-30    01/94   94.50      870
MAFB   MAF Bancorp of IL                OTC       Chicago IL         Thrift     3,236       13  06-30    01/90   41.37      431
GTFN   Great Financial Corp. of KY      OTC       Kentucky           M.B.       3,002       41  12-31    03/94   34.75      489
CTZN   Citfed Bancorp of Dayton OH      OTC       Dayton OH          M.B.       2,937       33  03-31    01/92   37.56      324
STND   Standard Fin. of Chicago IL      OTC       Chicago IL         Thrift     2,489       13  12-31    08/94   24.94      404
ABCW   Anchor Bancorp Wisconsin of WI   OTC       Wisconsin          M.B.       1,885       33  03-31    07/92   50.00      229
STFR   St. Francis Cap. Corp. of WI     OTC       Milwaukee WI       Thrift     1,579       13  09-30    06/93   33.25      179
FTFC   First Fed. Capital Corp. of WI   OTC       Southern WI        M.B.       1,530       44  12-31    11/89   22.00      201
DNFC   D&N Financial Corp. of MI        OTC       MI, WI             Ret.       1,528       35  12-31    02/85   19.06      159
FISB   First Indiana Corp. of IN        OTC       Central IN         M.B.       1,481       28  12-31    08/83   20.87      219
ABCL   Allied Bancorp of IL             OTC       Chicago IL         M.B.       1,313       10  09-30    07/92   29.87      159
JSBA   Jefferson Svgs Bancorp of MO     OTC       St. Louis MO, TX   Thrift     1,148 D     21  12-31    04/93   29.87      148
FFSW   First Fed Fin. Serv. of OH       OTC       Northeastern OH    Thrift     1,088       18  12-31    04/87   38.25      175
AADV   Advantage Bancorp of WI          OTC       WI, IL             Thrift     1,021       15  09-30    03/92   39.00      126
OFCP   Ottawa Financial Corp. of MI     OTC       Western MI         Thrift       859       26  12-31    08/94   22.50      113
CFSB   CFSB Bancorp Of Lansing MI       OTC       Central MI         Thrift       834       18  12-31    06/90   23.25      120
IFSL   Indiana Federal Corp. of IN      OTC       Northwestern IN    Thrift       819       15  12-31    02/87   28.50      136
NASB   North American SB of MO          OTC       KS, MO             M.B.         689        8  09-30    09/85   44.00       99
GSBC   Great Southern Bancorp of MO     OTC       Southwest MO       Div.         679       25  06-30    12/89   17.00      141
HOMF   Home Fed Bancorp of Seymour IN   OTC       Southern IN        Thrift       664       15  06-30    01/88   27.75       94
MSBK   Mutual SB, FSB of Bay City MI    OTC       Michigan           M.B.         663       22  12-31    07/92    9.62       41
AVND   Avondale Fin. Corp. of IL        OTC       Chicago IL         Ret.         635        6  03-31    04/95   14.00       49
SFSL   Security First Corp. of OH       OTC       Northeastern OH    R.E.         635       13  03-31    01/88   21.37      107

RP FINANCIAL, LC.
-------------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997(1)

                                                            Primary         Operating  Total             Fiscal    Conv.   Stock
Ticker    Financial Institution                  Exchg.     Market          Strat. (2) Assets   Offices    Year    Date    Price
------    --------------------------------       ------     -------------   ---------  ------   -------    ----    ----    -----
                                                                                       ($Mil)                               ($)
Mid-West Companies (continued)
------------------------------

FNGB      First Northern Cap. Corp of WI         0TC        Northeast WI    Thrift     618           20   12-31     12/83    21.25
FFYF      FFY Financial Corp. of OH              0TC        Youngstown OH   Thrift     599           10   06-30     06/93    25.87
EMLD      Emerald Financial Corp of OH           0TC        Cleveland OH    Thrift     589           13   12-31       /      14.06
HFFC      HF Financial Corp. of SD               0TC        South Dakota    Thrift     561           19   06-30     04/92    19.75
HMNF      HMN Financial, Inc. of MN              0TC        Southeast MN    Thrift     553            7   12-31     06/94    23.00
COVB      CoVest Bancshares of IL                0TC        Chicago IL      Thrift     533            3   12-31     07/92    18.25
FDEF      First Defiance Fin. Corp. of OH        0TC        Northwest OH    Thrift     546            9   06-30     10/95    14.50
FFBH      First Fed. Bancshares of AR            0TC        Northern AR     Thrift     520            8   12-31     05/96    19.31
FFOH      Fidelity Financial of OH               0TC        Cincinnati OH   Thrift     513            4   12-31     03/96    15.00
CBCI      Calumet Bancorp of Chicago IL          0TC        Chicago IL      Thrift     495            5   06-30     02/92    39.50
FBCI      Fidelity Bancorp of Chicago IL         0TC        Chicago IL      Thrift     486            5   09-30     12/93    19.00
CABI      Camco Fin. Corp. of OH                 0TC        Eastern OH      M.B.       472            7   12-31       /      18.00
FFSX      First FS&LA. MHC of IA (46.0)          0TC        Western IA      Thrift     463           12   06-30     06/92    23.75
FMBD      First Mutual Bancorp of IL             0TC        Central IL      Thrift     425            7   12-31     07/95    15.00
PERM      Permanent Bancorp of IN                0TC        Southwest IN    Thrift     413 D         11   03-31     04/94    25.00
HALL      Hallmark Capital Corp. of WI           0TC        Milwaukee WI    Thrift     409            3   06-30     01/94    21.62
SFSB      SuburbFed Fin. Corp. of IL             0TC        IL, IN          Thrift     408           12   12-31     02/92    24.50
ASBI      Americana Bancorp of IN                0TC        Eastern IN, OH  Thrift     402            8   12-31     02/87    15.63
WOFC      Western Ohio Fin. Corp. of OH          0TC        Western OH      Thrift     400            6   12-31     07/94    22.00
PMFI      Perpetual Midwest Fin. of IA           0TC        EastCentral IA  Thrift     398            4   12-31     03/94    19.00
CBSB      Charter Financial Inc. of IL           0TC        Southern IL     Thrift     395            6   09-30     12/95    17.06
PFSL      Pocahnts Fed, MHC of AR (46.4)         0TC        Northeast AR    Thrift     373            5   09-30     04/94    20.75
FFKY      First Fed. Fin. Corp. of KY            0TC        Central KY      Thrift     372            7   06-30     07/87    18.50
SWBI      Southwest Bancshares of IL             0TC        Chicago IL      Thrift     372            5   12-31     06/92    20.50
MCBS      Mid Continent Bancshares of KS         0TC        Central KS      M.B.       371            7   09-30     06/94    27.50
CASH      First Midwest Fin. Corp. of LA         0TC        IA, SD          R.E.       370            9   09-30     09/93    15.12
FFHH      FSF Financial Corp. of MN              0TC        Southern MN     Thrift     367           11   09-30     10/94    17.44
HBEI      Home Bancorp of Elgin IL               0TC        Northern IL     Thrift     359            5   12-31     09/96    16.00
PVFC      PVF Capital Corp. of OH                0TC        Cleveland OH    R.E.       356            9   06-30     12/92    19.12
KNK       Kankakee Bancorp of IL                 AMEX       Illinois        Thrift     342           10   03-31     12/92    29.00
HVFC      Haverfield Corp. of OH                 0TC        Cleveland OH    Thrift     342           10   12-31     03/85    25.87
HMCI      Homecorp, Inc. of Rockford IL          0TC        Northern IL     Thrift     336            9   12-31     06/90    14.25
INBI      Industrial Bancorp of OH               0TC        Northern OH     Thrift     334           10   12-31     08/95    13.44

                                                   Market
Ticker    Financial Institution                    Value
------    --------------------------------         ------
                                                   ($Mil)
Mid-West Companies (continued)
------------------------------
FNGB      First Northern Cap. Corp of WI               94
FFYF      FFY Financial Corp. of OH                   112
EMLD      Emerald Financial Corp of OH                 71
HFFC      HF Financial Corp. of SD                     59
HMNF      HMN Financial, Inc. of MN                    97
COVB      CoVest Bancshares of IL                      55
FDEF      First Defiance Fin.Corp. of OH              137
FFBH      First Fed. Bancshares of AR                  95
FFOH      Fidelity Financial of OH                     84
CBCI      Calumet Bancorp of Chicago IL                88
FBCI      Fidelity Bancorp of Chicago IL               53
CABI      Camco Fin. Corp. of OH                       55
FFSX      First FS&LA. MHC of IA (46.0)                67
FMBD      First Mutual Bancorp of IL                   56
PERM      Permanent Bancorp of IN                      52
HALL      Hallmark Capital Corp. of WI                 31
SFSB      SuburbFed Fin. Corp. of IL                   31
ASBI      Americana Bancorp of IN                      51
WOFC      Western Ohio Fin. Corp. of OH                51
PMFI      Perpetual Midwest Fin. of IA                 36
CBSB      Charter Financial Inc. of IL                 72
PFSL      Pocahnts Fed, MHC of AR (46.4)               34
FFKY      First Fed. Fin. Corp. of KY                  77
SWBI      Southwest Bancshares of IL                   54
MCBS      Mid Continent Bancshares of KS               54
CASH      First Midwest Fin. Corp. of LA               43
FFHH      FSF Financial Corp. of MN                    54
HBEI      Home Bancorp of Elgin IL                    112
PVFC      PVF Capital Corp. of OH                      44
KNK       Kankakee Bancorp of IL                       41
HVFC      Haverfield Corp. of OH                       49
HMCI      Homecorp, Inc. of Rockford IL                24
INBI      Industrial Bancorp of OH                     73

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997(1)

                                                      Primary          Operating    Total                Fiscal   Conv.   Stock
Ticker    Financial Institution               Exchg.  Market           Strat. (2)   Assets    Offices      Year   Date    Price
------    ----------------------------        ------  ---------------  ----------   ------    -------      ----   -----   -----
                                                                                    ($Mil)                                 ($)
Mid-West Companies (continued)
-------------------------------

HBFW      Home Bancorp of Fort Wayne IN       OTC     Northeast IN     Thrift       328            8      09-30   03/95   20.62
WCBI      WestCo Bancorp of IL                OTC     Chicago IL       Thrift       310            1      12-31   06/92   24.25
SMFC      Sho-Me Fin. Corp. of MO             OTC     Southwest MO     Thrift       304            7      12-31   06/94   40.25
WFCO      Winton Financial Corp. of OH        OTC     Cincinnati OH    R.E.         292 S          4      09-30   08/88   13.12
PFDC      Peoples Bancorp of Auburn IN        OTC     Northeastern IN  Thrift       283            6      09-30   07/87   22.25
GFCO      Glenway Financial Corp. of OH       OTC     Cincinnati OH    Thrift       281            6      06-30   11/90   25.75
FBCV      1st Bancorp of Vincennes IN         OTC     Southwestern IN  M.B.         273            1      06-30   04/87   31.50
CBK       Citizens First Fin.Corp. of IL      AMEX    Central IL       Thrift       272            6      12-31   05/96   16.00
FCBF      FCB Fin. Corp. of Neenah WI         OTC     Eastern WI       Thrift       269 D          6      03-31   09/93   24.75
FFED      Fidelity Fed. Bancorp of IN         OTC     Southwestern IN  Thrift       250            4      06-30   08/87    9.25
WAYN      Wayne S & L Co. MHC of OH (47.8)    OTC     Central OH       Thrift       250 D          6      03-31   06/93   17.00
EFBI      Enterprise Fed. Bancorp of OH       OTC     Cincinnati OH    Thrift       246 D          5      09-30   10/94   18.25
CAPS      Capital Savings Bancorp of MO       OTC     Central MO       Thrift       238            7      06-30   12/93   16.62
MFBC      MFB Corp. of Mishawaka IN           OTC     Northern IN      Thrift       234            4      09-30   03/94   19.75
OHSL      OHSL Financial Corp. of OH          OTC     Cincinnati, OH   Thrift       230            4      12-31   02/93   25.25
DFIN      Damen Fin. Corp. of Chicago IL      OTC     Chicago IL       Thrift       227            3      11-30   10/95   14.37
CBCO      CB Bancorp of Michigan City IN      OTC     Northwest IN     Thrift       227 D          3      03-31   12/92   34.19
FFHS      First Franklin Corp. of OH          OTC     Cincinnati OH    Thrift       226            7      12-31   01/88   20.00
LARK      Landmark Bancshares of KS           OTC     Central KS       Thrift       224            5      09-30   03/94   20.12
SBCN      Suburban Bancorp. of OH             OTC     Cincinnati OH    Thrift       222            8      06-30   09/93   19.50
BFFC      Big Foot Fin. Corp. of IL           OTC     Chicago IL       Thrift       212            3      07-31   12/96   16.00
MBLF      MBLA Financial Corp. of MO          OTC     Northeast MO     Thrift       210            2      06-30   06/93   24.00
FFFD      North Central Bancshares of IA      OTC     Central IA       Thrift       204            4      12-31   03/96   15.25
WEFC      Wells Fin. Corp. of Wells MN        OTC     Southcentral MN  Thrift       202            7      12-31   04/95   14.25
MWFD      Midwest Fed. Fin. Corp of WI        OTC     Central WI       Thrift       201            9      12-31   07/92   19.75
HCBB      HCB Bancshares of AR                OTC     Southern AR      Thrift       199 P          5      06-30   05/97   12.94
CMRN      Cameron Fin. Corp. of MO            OTC     Northwest MO     Thrift       198            3      09-30   04/95   16.75
GFED      Guarnty FS & LA, MHC of MO (31.0)   OTC     Southwest MO     Thrift       196            4      06-30   04/95   20.50
FFBZ      First Federal Bancorp of OH         OTC     Eastern OH       Thrift       192            6      09-30   06/92   18.25
LSBI      LSB Fin. Corp. of Lafayette IN      OTC     Central IN       Thrift       188            3      12-31   02/95   20.87
MFFC      Milton Fed. Fin. Corp. of OH        OTC     Southwest OH     Thrift       179            2      09-30   10/94   14.00
PFED      Park Bancorp of Chicago IL          OTC     Chicago IL       Thrift       178            3      12-31   08/96   14.75
PULB      Pulaski SB, MHC of MO (29.0)        OTC     St Louis MO      Thrift       178            5      09-30   05/94   18.75

                                                  Market
Ticker    Financial Institution                   Value
------    ----------------------------            ------
                                                  ($Mil)
Mid-West Companies (continued)
-------------------------------

HBFW      Home Bancorp of Fort Wayne IN              54
WCBI      WestCo Bancorp of IL                       62
SMFC      Sho-Me Fin. Corp. of MO                    61
WFCO      Winton Financial Corp. of OH               26
PFDC      Peoples Bancorp of Auburn IN               51
GFCO      Glenway Financial Corp. of OH              29
FBCV      1st Bancorp of Vincennes IN                22
CBK       Citizens First Fin.Corp.of IL              45
FCBF      FCB Fin. Corp. of Neenah WI                61
FFED      Fidelity Fed. Bancorp of IN                23
WAYN      Wayne S & L Co. MHC of OH (47.8)           38
EFBI      Enterprise Fed. Bancorp of OH              37
CAPS      Capital Savings Bancorp of MO              31
MFBC      MFB Corp. of Mishawaka IN                  34
OHSL      OHSL Financial Corp. of OH                 31
DFIN      Damen Fin. Corp. of Chicago IL             47
CBCO      CB Bancorp of Michigan City IN             40
FFHS      First Franklin Corp. of OH                 24
LARK      Landmark Bancshares of KS                  36
SBCN      Suburban Bancorp. of OH                    29
BFFC      Big Foot Fin. Corp. of IL                  40
MBLF      MBLA Financial Corp. of MO                 32
FFFD      North Central Bancshares of IA             52
WEFC      Wells Fin. Corp. of Wells MN               29
MWFD      Midwest Fed. Fin. Corp of WI               32
HCBB      HCB Bancshares of AR                       34
CMRN      Cameron Fin. Corp. of MO                   45
GFED      Guarnty FS & LA, MHC of MO (31.0)          64
FFBZ      First Federal Bancorp of OH                29
LSBI      LSB Fin. Corp. of Lafayette IN             20
MFFC      Milton Fed. Fin. Corp. of OH               33
PFED      Park Bancorp of Chicago IL                 36
PULB      Pulaski SB, MHC of MO (29.0)               38

RP FINANCIAL, LC.
-----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Treated Thrifts
                               June 26, 1997(1)

                                                      Primary             Operating    Total                Fiscal   Conv.   Stock
Ticker    Financial Institution               Exchg.  Market              Strat. (2)   Assets    Offices      Year   Date    Price
------    ----------------------------        ------  ---------------     ----------   ------    -------      ----   -----   -------
                                                                                       ($Mil)                                 ($)
Mid-West Companies (continued)
-------------------------------
MARN      Marion Capital Holdings of IN       OTC     Central IN          Thrift          174         2       06-30    03/93  22.62
NEIB      Northeast Indiana Bncrp of IN       OTC     Northeast IN        Thrift          173         3       12-31    06/95  15.00
EGLB      Eagle BancGroup of IL               OTC     Central IL          Thrift          171         1       12-31    07/96  15.63
SMBC      Southern Missouri Bncrp of MO       OTC     Southeast MO        Thrift          166         8       06-30    04/94  17.62
HMLK      Hemlock Fed. Fin. Corp. of IL       OTC     Chicago IL          Thrift          165         3       12-31    04/97   13.25
JXSB      Jcksnville SB, MHC of IL (44.6)     OTC     Central IL          Thrift          164         4       12-31    04/95   17.62
FFWD      Wood Bancorp of OH                  OTC     Northern OH         Thrift          163         6       06-30    08/93   16.87
FBSI      First Bancshares of MO              OTC     Southcentral MO     Thrift          160         5       06-30    12/93   20.00
FFWC      FFW Corporation of Wabash IN        OTC     Central IN          Thrift          158         3       06-30    03/93   26.00
SJSB      SJS Bancorp of St. Joseph MI        OTC     Southwest MI        Thrift          152 S       4       06-30    02/95   26.50
QCFB      QCF Bancorp of Virginia MN          OTC     Northeast MN        Thrift          148 S       2       06-30    04/95   20.50
BWFC      Bank West Fin. Corp. of MI          OTC     Southeast MI        Thrift          147         2       06-30    03/95   14.00
CNBA      Chester Bancorp of IL               OTC     Southern IL         Ret.            142         6       Dec      10/96   14.81
MWBI      Midwest Bancshares, Inc. of IA      OTC     Southeast LA        Thrift          139         4       12-31    11/92   31.50
RIVR      River Valley Bancorp of IN          OTC     Southeast IN        Thrift          138         7       12-31    12/96   14.75
GTPS      Great American Bancorp of IL        OTC     East Central IL     Thrift          138         3       09-30    06/95   16.50
WEHO      Westwood Hmstd Fin Corp of OH       OTC     Cincinnati OH       Thrift          130         2       12-31    09/96   13.75
CLAS      Classic Bancshares of KY            OTC     Eastern KY          Thrift          128 D       1       03-31    12/95   14.25
FKKY      Frankfort First Bancorp of KY       OTC     Frankfort KY        Thrift          128         3       06-30    07/95   12.12
MFCX      Marshalltown Fin. Corp. of IA       OTC     Central LA          Thrift          127         3       09-30    03/94   15.12
MIFC      Mid Iowa Financial Corp. of LA      OTC     Central LA          Thrift          124         6       09-30    10/92    8.75
NBSI      North Bancshares of Chicago Il      OTC     Chicago IL          Thrift          120         2       06-30    12/93   19.25
PTRS      Potters Financial Corp of OH        OTC     Northeast OH        Thrift          117         4       12-31    12/93   21.55
ASBP      ASB Financial Corp. of OH           OTC     Southern OH         Thrift          109         1       06-30    04/95   12.00
FFSL      First Independence Corp. of KS      OTC     Southeast KS        Thrift          109         1       09-30    10/93   11.19
HFFB      Harrodsburg 1st Fin Bcrp of KY      OTC     Central KY          Thrift          108         2       09-30    10/95   15.00
PSFC      Peoples Sidney Fin. Corp of OH      OTC     WestCentral OH      Thrift          108 P       2       06-30    04/97   13.62
BDJI      First Fed. Bancorp. of MN           OTC     Northern MN         Thrift          108         5       09-30    04/95   18.75
DCBI      Delphos Citizens Bancorp of OH      OTC     Northwest OH        Thrift          107         1       09-30    11/96   14.62
HFSA      Hardin Bancorp of Hardin MO         OTC     Western MO          Thrift          103         3       03-31    09/95   14.62
FTNB      Fulton Bancorp of MO                OTC     Central MO          Thrift           99         2       04-30    10/96   20.00
CNSB      CNS Bancorp of MO                   OTC     Central MO          Thrift           98         5       12-31    06/96   16.50
CIBI      Community Inv. Bancorp of OH        OTC     NorthCentral OH     Thrift           97         3       06-30    02/95   13.50

                                              Market
Ticker    Financial Institution                Value
------    ----------------------------        ------
                                              ($Mil)
Mid-West Companies (continued)
-------------------------------
MARN      Marion Capital Holdings of IN           41
NEIB      Northeast Indiana Bncrp of IN           26
EGLB      Eagle BancGroup of IL                   20
SMBC      Southern Missouri Bncrp of MO           29
HMLK      Hemlock Fed. Fin. Corp. of IL           28
JXSB      Jcksnville SB, MHC of IL (44.6)         22
FFWD      Wood Bancorp of OH                      25
FBSI      First Bancshares of MO                  23
FFWC      FFW Corporation of Wabash IN            18
SJSB      SJS Bancorp of St. Joseph MI            24
QCFB      QCF Bancorp of Virginia MN              29
BWFC      Bank West Fin. Corp. of MI              25
CNBA      Chester Bancorp of IL                   32
MWBI      Midwest Bancshares, Inc. of IA          11
RIVR      River Valley Bancorp of IN              18
GTPS      Great American Bancorp of IL            29
WEHO      Westwood Hmstd Fin Corp of OH           39
CLAS      Classic Bancshares of KY                19
FKKY      Frankfort First Bancorp of KY           41
MFCX      Marshalltown Fin. Corp. of IA           21
MIFC      Mid Iowa Financial Corp. of LA          15
NBSI      North Bancshares of Chicago Il          20
PTRS      Potters Financial Corp of OH            10
ASBP      ASB Financial Corp. of OH               21
FFSL      First Independence Corp. of KS          11
HFFB      Harrodsburg 1st Fin Bcrp of KY          30
PSFC      Peoples Sidney Fin. Corp of OH          24
BDJI      First Fed. BAncorp. of MN               13
DCBI      Delphos Citizens Bancorp of OH          30
HFSA      Hardin Bancorp of Hardin MO             13
FTNB      Fulton Bancorp of MO                    34
CNSB      CNS Bancorp of MO                       27
CIBI      Community Inv. Bancorp of OH            13

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997 (1)

                                                            Primary              Operating      Total                  Fiscal
Ticker Financial Institution                  Exchg.        Market               Strat.(2)      Assets        Offices     Year
------ -----------------------------------    -----------   ------------------   -----------    ----------    -------     --------
                                                                                                  ($Mil)
Mid-West Companies (continued)
------------------------------
CBES   CBES Bancorp of MC                      OTC            Western MO          Thrift         95            2             06-30
NWEQ   Northwest Equity Corp. of WI            OTC            Northwest WI        Thrift         95            3             03-31
FTSB   Fort Thomas Fin. Corp. of KY            OTC            Northern KY         Thrift         95            2             09-30
AMFC   AMB Financial Corp. of IN               OTC            Northwest IN        Thrift         94            4             12-31
WCFB   Wbstr Cty FSB MHC of IA (45.2)          OTC            Central IA          Thrift         93            1             12-31
FFBI   First Financial Bancorp of IL           OTC            Northern IL         M.B.           93            2             12-31
INCB   Indiana Comm. Bank, SB of IN            OTC            Central IN          Ret.           91            3             06-30
PFFC   Peoples Fin. Corp. of OH                OTC            Northeast OH        Thrift         90            2             09-30
KYF    Kentucky First Bancorp of KY            AMEX           Central KY          Thrift         89            2             06-30
GFSB   GFS Bancorp of Grinnell IA              OTC            Central IA          Thrift         88            1             06-30
THR    Three Rivers Fin. Corp. of MI           AMEX           Southwest MI        Thrift         87 S          4             06-30
FFDF   FFD Financial Corp. of OH               OTC            Northeast OH        Thrift         85            1             06-30
SFFC   StateFed Financial Corp. of IA          OTC            Des Moines IA       Thrift         85            2             06-30
HHFC   Harvest Home Fin. Corp. of OH           OTC            Southwest OH        Thrift         84 D          3             09-30
PCBC   Perry CO. Fin. Corp. of MO              OTC            EastCentral MO      Thrift         80 D          1             09-30
LOGN   Logansport Fin. Corp. of IN             OTC            Northern IN         Thrift         79            1             12-31
SOBI   Sobieski Bancorp of S. Bend IN          OTC            Northern IN         Thrift         79            3             06-30
HZFS   Horizon Fin'l. Services of IA           OTC            Central IA          Thrift         78            3             06-30
MSBF   MSB Financial Corp. of MI               OTC            Southcentral MI     Thrift         76            2             06-30
PSFI   PS Financial of Chicago IL              OTC            Chicago IL          Thrift         75            1             12-31
ATSB   AmTrust Capital Corp. of IN             OTC            Northcentral IN     Thrift         71            3             06-30
MIVI   Miss. View Hold. Co. of MN              OTC            Central MN          Thrift         70            1             09-30
HCFC   Home City Fin. Corp. of OH              OTC            Southwest OH        Thrift         68            1             06-30
GWBC   Gateway Bancorp of KY                   OTC            Eastern KY          Thrift         66            2             06-30
LXMO   Lexington B & L Fin. Corp. of MO        OTC            West Central MO     Thrift         62 S          1             09-30
CKFB   CKF Bancorp of Danville KY              OTC            Central KY          Thrift         60            1             12-31
NSLB   NS & L Bancorp of Neosho MO             OTC            Southwest MO        Thrift         58            2             09-30
MRKF   Market Fin. Corp. of OH                 OTC            Cincinnati OH       Thrift         57 P          2             09-30
CSBF   CSB Financial Group Inc of IL (3)       OTC            Centralia IL        Thrift         50 S          1             09-30
RELI   Reliance Bancshares Inc of WI (3)       OTC            Milwaukee WI        Thrift         48 S          1             June
HBBI   Home Building Bancorp of IN             OTC            Southwest IN        Thrift         47            2             09-30
HWEN   Home Financial Bancorp of IN            OTC            Central IN          Thrift         39            0             06-30
LONF   London Financial Corp. of OH            OTC            Central OH          Thrift         38            1             09-30

                                              Conv.            Stock            Market
Ticker Financial Institution                  Date             Price            Value
------ -------------------------              ------           ------           --------
                                                                ($)              ($Mil)
Mid-West Companies (continued)
------------------------------
CBES   CBES Bancorp of MC                      09/96            16.87            17
NWEQ   Northwest Equity Corp. of WI            10/94            14.75            12
FTSB   Fort Thomas Fin. Corp. of KY            06/95            10.50            16
AMFC   AMB Financial Corp. of IN               04/96            14.00            15
WCFB   Wbstr Cty FSB MHC of IA (45.2)          08/94            14.75            31
FFBI   First Financial Bancorp of IL           10/93            18.75             8
INCB   Indiana Comm. Bank, SB of IN            12/94            15.00            14
PFFC   Peoples Fin. Corp. of OH                09/96            15.25            23
KYF    Kentucky First Bancorp of KY            08/95            11.00            15
GFSB   GFS Bancorp of Grinnell IA              01/94            13.25            13
THR    Three Rivers Fin. Corp. of MI           08/95            15.75            13
FFDF   FFD Financial Corp. of OH               04/96            13.50            20
SFFC   StateFed Financial Corp. of IA          01/94            19.12            15
HHFC   Harvest Home Fin. Corp. of OH           10/94            10.50            10
PCBC   Perry CO. Fin. Corp. of MO              02/95            19.75            16
LOGN   Logansport Fin. Corp. of IN             06/95            14.00            18
SOBI   Sobieski Bancorp of S. Bend IN          03/95            14.75            11
HZFS   Horizon Fin'l. Services of IA           06/94            19.25             8
MSBF   MSB Financial Corp. of MI               02/95            22.00            14
PSFI   PS Financial of Chicago IL              11/96            14.75            32
ATSB   AmTrust Capital Corp. of IN             03/95            12.62             7
MIVI   Miss. View Hold. Co. of MN              03/95            14.62            12
HCFC   Home City Fin. Corp. of OH              12/96            14.00            13
GWBC   Gateway Bancorp of KY                   01/95            17.50            19
LXMO   Lexington B & L Fin. Corp. of MO        06/96            15.19            17
CKFB   CKF Bancorp of Danville KY              01/95            19.25            18
NSLB   NS & L Bancorp of Neosho MO             06/95            16.50            12
MRKF   Market Fin. Corp. of OH                 03/97            13.00            17
CSBF   CSB Financial Group Inc of IL (3)       10/95            12.50            12
RELI   Reliance Bancshares Inc of WI (3)       04/96             8.25            21
HBBI   Home Building Bancorp of IN             02/95            21.00             7
HWEN   Home Financial Bancorp of IN            07/96            15.75             8
LONF   London Financial Corp. of OH            04/96            14.87             8

RP FINANCIAL LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997(1)

                                                      Primary          Operating  Total            Fiscal   Conv.  Stock   Market
Ticker  Financial Institution                 Exchg.  Market           Strat.(2)  Assets  Offices    Year   Date   Price   Value
------  ---------------------------           ------  -------          ---------  ------  -------  ------   -----  -----   ------
                                                                                  ($Mil)                            ($)    ($Mil)
Mid-West Companies (continued)
------------------------------

FLKY    First Lancaster Bncshrs of KY          OTC                       Thrift      37 D     0    06-30   07/96   15.50      15
JOAC    Joachim Bancorp of MO                  OTC    Eastern MO         Thrift      36       1    03-31   12/95   14.50      11

New England Companies
---------------------

PBCT    Peoples Bank, MHC of CT (37.4) (3)     OTC    Southwestern CT    Div.     7,538      84    12-31   07/88   26.50   1,617
WBST    Webster Financial Corp. of CT          OTC    Central CT         Thrift   5,584      64    12-31   12/86   43.87     524
PHBK    Peoples Heritage Fin Grp of ME (3)     OTC    ME, NH             Div.     5,458      82    12-31   12/86   35.75   1,016
CFX     CFX  Corp of NH (3)                    AMEX   S.W. NH, MA        M.B.     1,744      23    12-31   02/87   18.12     236
EGFC    Eagle Financial Corp. of CT            OTC    Western CT         Thrift   1,512      19    09-30   02/87   30.75     140
SISB    SIS Bank of Springfield MA (3)         OTC    Central MA         Div.     1,349 D    21    12-31   02/95   29.62     168
ANDB    Andover Bancorp, Inc, of MA (3)        OTC    Northeastern MA    M.B.     1,210      11    12-31   05/86   29.37     151
FESX    First Essex Bancorp of MA (3)          OTC    MA, NH             Div.     1,147      10    12-31   08/87   16.50     123
AFCB    Affiliated Comm BC, Inc of MA          OTC    MA                 Thrift   1,055      10    12-31    /      24.37     157
MDBK    Medford Savings Bank of MA (3)         OTC    Eastern MA         Thrift   1,054      16    12-31   03/86   30.50     138
FAB     FirstFed America Bancorp of MA         AMEX   Southeast MA       M.B.       980      14    12-31   01/97   17.00     148
FFES    First FS & LA of  E. Hartford CT       OTC    Central CT         Thrift     975      12    12-31   06/87   29.75      79
BFD     BostonFed Bancorp of MA                AMEX   Boston MA          M.B.       941       8    12-31   10/95   17.69     105
MASB    MassBank Corp. of Reading MA (3)       OTC    Eastern MA         Thrift     901      14    12-31   05/86   46.75     126
EBCP    Eastern Bancorp of NH                  OTC    VT, NH             M.B.       866      25    09-30   11/83   26.62      98
DIBK    Dime Financial Corp. of CT (3)         OTC    Central CT         Thrift     814      10    12-31   07/86   23.00     118
MECH    Mechanics SB of Hartford CT (3)        OTC    Hartford CT        Thrift     789       0    12-31   06/96   18.75      99
NSSB    Norwich Financial Corp. of CT (3)      OTC    Southeastern CT    Thrift     701      18    12-31   11/86   22.62     122
NSSY    Norwalk Savings Society of CT (3)      OTC    Southwest CT       Thrift     617       8    12-31   06/94   28.37      68
BKC     American Bank of Waterbury CT (3)      AMEX   Western CT         Thrift     589      15    12-31   12/81   35.50      82
CBNH    Community Bankshares Inc of NH (3)     OTC    Southcentral NH    M.B.       581       9    06-30   05/86   37.75      93
MWBX    Metro West of MA (3)                   OTC    Eastern MA         Thrift     555       9    12-31   10/86    5.56      78
PBKB    People's SB of Brockton MA (3)         OTC    Southeastern MA    Thrift     549      14    12-31   10/86   15.12      54
SOSA    Somerset Savings Bank of MA (3)        OTC    Eastern MA         R.E.       522       5    12-31   07/86    2.66      44
ABBK    Abington Savings Bank of MA (3)        OTC    Southeastern MA    M.B.       492       7    12-31   06/86   25.00      47
PBNB    Peoples Sav. Fin. Corp. of CT (3)      OTC    Central CT         Thrift     479       8    12-31   08/86   36.25      69
SWCB    Sandwich CO-OP. Bank of MA (3)         OTC    Southeastern MA    Thrift     475      11    04-30   07/86   31.00      59

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997(1)

                                                       Primary                  Operating     Total                Fiscal
Ticker   Financial Institution                 Exchg.  Market                   Strat.(2)     Assets     Offices     Year
------   ------------------------------------  ------  ----------------------   ----------    --------   -------   ------
                                                                                              ($Mil)
New England Companies (continued)
---------------------------------
PETE      Primary Bank of NH (3)                 OTC    Southern NH             Ret.          436              8    12-31
BKCT      Bancorp Connecticut of CT (3)          OTC    Central CT              Thrift        414              3    12-31
EIRE      Emerald Island Bancorp, MA (3)         OTC    Eastern MA              R.E.          412              7    12-31
WRNB      Warren Bancorp of Peabody MA (3)       OTC    Eastern MA              R.E.          361              6    12-31
LSBX      Lawrence Savings Bank of MA (3)        OTC    Northeastern MA         Thrift        342              6    12-31
CEBK      Central Co-Op. Bank of MA (3)          OTC    Eastern MA              Thrift        324 D           11    04-30
NMSB      Newmil Bancorp. of CT (3)              OTC    Eastern CT              Thrift        317             12    06-30
NHTB      NH Thrift Bancshares of NH             OTC    central NH              Thrift        313             10    12-31
POBS      Portsmouth Bank Shrs Inc of NH (3)     OTC    Southeastern NH         Thrift        263              3    12-31
NBN       Northeast Bancorp of ME (3)            OTC    Eastern ME              Thrift        248              8    06-30
TBK       Tolland Bank of CT (3)                 AMEX   Northern CT             Thrift        237              7    12-31
HIFS      Hingham Inst. for Sav. of MA (3)       OTC    Eastern MA              Thrift        206              4    12-31
HPBC      Home Port Bancorp, Inc. of MA (3)      OTC    Southeastern MA         Thrift        189              2    12-31
BSBC      Branford SB of CT (3)                  OTC    New Haven CT            R.E.          177              5    12-31
IPSW      Ipswich SB of Ipswich MA (3)           OTC    Northwest MA            Thrift        166              4    12-31
AFED      AFSALA Bancorp, Inc. of NY             OTC    Central NY              Thrift        149 P            4    09-30
KSEK      KSB Bancorp of Kingfield ME (3)        OTC    Western ME              M.B.          133 J            8    12-31
MFLR      Mayflower Co-op. Bank of MA (3)        OTC    Southeastern MA         Thrift        125              4    04-30
NTMG      Nutmeg FS&LA of CT                     OTC    CT                      M.B.           94              3    12-31
FCB       Falmouth Co-Op Bank of MA (3)          AMEX   Southeast MA            Thrift         90              1    09-30
MCBN      Mid-Coast Bancorp of ME                OTC    Easter ME               Thrift         58 D            2    03-31
GLBK      Glendale Co-op. Bank of MA (3)         OTC    Boston MA               Thrift         37 D            1    04-30

North-West Companies
--------------------
WAMU      Washington Mutual Inc. of WA (3)        OTC   WA, OR, ID, UT, MT      Div,       46,051            290    12-31
WFSL      Washington FS&LA of Seattle WA          OTC   Western US              Thrift      5,789             89    09-30
IWBK      Interwest SB of Oak Harbor WA           OTC   Western WA              Div.        1,771             31    12-31
STSA      Sterling Financial Corp. of WA          OTC   WA OR                   M.B.        1,557             41    06-30
FWWB      First Savings Bancorp of WA (3)         OTC   Central WA              Thrift        977 D           16    03-31
KFBI      Klamath First Bancorp of OR             OTC   Southern OR             Thrift        684              7    09-30
HRZB      Horizon Financial Corp. of WA (3)       OTC   Northwest WA            Thrift        515             12    03-31
                                                  Conv.       Stock       Market
Ticker    Financial Institution                   Date        Price       Value
-------   -----------------------------------     -----       ------     ---------
                                                                ($)       ($Mil)
New England Companies (continued)
---------------------------------
PETE      Primary Bank of NH (3)                    10/93       24.87         52
BKCT      Bancorp Connecticut of CT (3)             07/86       25.50         65
EIRE      Emerald Island Bancorp, MA (3)            09/86       18.50         41
WRNB      Warren Bancorp of Peabody MA (3)          07/86       18.00         66
LSBX      Lawrence Savings Bank of MA (3)           05/86       10.75         46
CEBK      Central Co-Op. Bank of MA (3)             10/86       18.12         36
NMSB      Newmil Bancorp. of CT (3)                 02/86       10.25         40
NHTB      NH Thrift Bancshares of NH                05/86       15.25         31
POBS      Portsmouth Bank Shrs Inc of NH (3)        02/88       16.00         94
NBN       Northeast Bancorp of ME (3)               08/87       14.37         18
TBK       Tolland Bank of CT (3)                    12/86       19.12         22
HIFS      Hingham Inst. for Sav. of MA (3)          12/88       19.87         26
HPBC      Home Port Bancorp, Inc. of MA (3)         08/88       20.25         37
BSBC      Branford SB of CT (3)                     11/86        4.69         31
IPSW      Ipswich SB of Ipswich MA (3)              05/93       16.25         19
AFED      AFSALA Bancorp, Inc. of NY                10/96       14.75         21
KSEK      KSB Bancorp of Kingfield ME (3)           06/93       35.00         14
MFLR      Mayflower Co-op. Bank of MA (3)           12/87       18.00         16
NTMG      Nutmeg FS&LA of CT                          /          8.25          6
FCB       Falmouth Co-Op Bank of MA (3)             03/96       16.25         24
MCBN      Mid-Coast Bancorp of ME                   11/89       19.50          4
GLBK      Glendale Co-op. Bank of MA (3)            01/94       27.00          7

North-West Companies
--------------------
WAMU      Washington Mutual Inc. of WA (3)          03/83       62.69      7,413
WFSL      Washington FS&LA of Seattle WA            11/82       27.69      1,314
IWBK      Interwest SB of Oak Harbor WA               /         36.00        289
STSA      Sterling Financial Corp. of WA              /         19.00        105
FWWB      First Savings Bancorp of WA (3)           11/95       21.50        226
KFBI      Klamath First Bancorp of OR               10/95       18.75        187
HRZB      Horizon Financial Corp. of WA (3)         08/86       16.12        119

RP FINANCIAL, LC.
---------------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997 (1)

                                                                       Primary             Operating           Total
Ticker  Financial Institution                                Exchg.    Market              Strat. (2)          Assets    Offices
------  ----------------------------------                   ------    ----------------    ----------          ------    -------
                                                                                                               ($Mil)
North-West Companies (continued)
---------------------------------

FMSB    First Mutual SB of Bellevue WA (3)                   OTC       Western WA            M.B.               417 D       6
CASB    Cascade SB of Everett WA                             OTC       Seattle WA            Thrift             352         6
RVSB    Rvrview SB, FSB MHC of WA (41.7)                     OTC       Southwest WA          M.B.               224         9
EFBC    Empire Federal Bancorp of MT                         OTC       Southern MT           Thrift             110 P       3


South-East Companies
--------------------

FFCH    First Fin. Holdings Inc. of SC                       OTC       CHARLESTON SC         Div.             1,602        32
LIFB    Life Bancorp of Norfolk VA                           OTC       Southeast VA          Thrift.          1,408        20
MGNL    Magna Bancorp of MS                                  OTC       MS, AL                M.B.             1,383        62
AMFB    American Federal Bank of SC                          OTC       Northwest SC          Thrift           1,307        41
FLFC    First Liberty Fin. Corp. of GA                       OTC       Georgia               M.B.             1,248        29
ISBF    ISB Financial Corp. of LA                            OTC       SouthCentral LA       Thrift             929 D      16
HFNC    HFNC Financial Corp. of NC                           OTC       Charlotte NC          Thrift             843         8
VFFC    Virginia First Savings of VA                         OTC       Petersburg VA         M.B.               817        23
CNIT    Cenit Bancorp of Norfolk VA                          OTC       Southeastern VA       Thrift             707 D      15
EBSI    Eagle Bancshares of Tucker GA                        OTC       Atlanta GA            Thrift             666 D      10
PALM    Palfed, Inc. of Aiken SC                             OTC       Southwest SC          Thrift             656        19
VABF    Va. Beach Fed. Fin. Corp of VA                       OTC       Southeast VA          M.B.               607        12
FFFC    FFVA Financial Corp. of VA                           OTC       Southern VA           Thrift             550        11
CFCP    Coastal Fin. Corp. of SC                             OTC       SC                    Thrift             485         9
TSH     Teche Holding Company of LA                          AMEX      Southern LA           Thrift             394         8
COOP    Cooperative Bk. for Svgs. of NC                      OTC       Eastern NC            Thrift             349        17
FSFC    First So. east Fin. Corp. of SC                      OTC       Northwest SC          Thrift             335        11
SOPN    First SB, SSB, Moore Co. of NC                       OTC       Central NC            Thrift             271         5
UFRM    United FS&LA of Rocky Mount NC                       OTC       Eastern NC            M.B.               270         9
ANA     Acadiana Bancshares of LA (3)                        AMEX      Southern LA           Thrift             264 D       4
FSTC    First Citizens Corp of GA                            OTC       Western GA            M.B.               257 D       8
SSFC    South Street Fin. Corp. of NC (3)                    OTC       South Central NC      Thrift             239         2
MERI    Meritrust FSB of Thibodaux LA                        OTC       Southeast LA          Thrift             229         8
PERT    Perpetual of SC, MHC (46.8)                          OTC       Northwest SC          Thrift             223 D       5
FLAG    Flag Financial Corp of GA                            OTC       Western GA            M.B.               222         4

                                                   Fiscal       Conv.     Stock      Market
Ticker  Financial Institution                        Year       Date      Price       Value
------  ----------------------------------           ----       -----     ------     ------
                                                                            ($)       ($Mil)
North-West Companies (continued)
---------------------------------

FMSB    First Mutual SB of Bellevue WA (3)           12-31       12/85     17.25         47
CASB    Cascade SB of Everett WA                     06-30       08/92     18.50         38
RVSB    Rvrview SB, FSB MHC of WA (41.7)             03-31       10/93     22.00         53
EFBC    Empire Federal Bancorp of MT                 06-30       01/97     13.50         35


South-East Companies
--------------------
FFCH    First Fin. Holdings Inc. of SC               09-30       11/83     29.50        187
LIFB    Life Bancorp of Norfolk VA                   12-31       10/94     23.62        233
MGNL    Magna Bancorp of MS                          06-30       03/91     26.37        363
AMFB    American Federal Bank of SC                  12/31       01/89     31.75        350
FLFC    First Liberty Fin. Corp. of GA                9-30       12/83     21.75        168
ISBF    ISB Financial Corp. of LA                    12-31       04/95     23.25        163
HFNC    HFNC Financial Corp. of NC                   06-30       12/95     16.75        288
VFFC    Virginia First Savings of VA                 06-30       01/78     22.62        131
CNIT    Cenit Bancorp of Norfolk VA                  12-31       08/92     44.50         73
EBSI    Eagle Bancshares of Tucker GA                03-31       04/86     17.87         81
PALM    Palfed, Inc. of Aiken SC                     12-31       12/85     16.69         88
VABF    Va. Beach Fed. Fin. Corp of VA               12-31       11/80     12.84         64
FFFC    FFVA Financial Corp. of VA                   12-31       10/94     26.75        121
CFCP    Coastal Fin. Corp. of SC                     09-30       09/90     23.00        107
TSH     Teche Holding Company of LA                  09-30       04/95     18.69         64
COOP    Cooperative Bk. for Svgs. of NC              03-31       08/91     21.25         32
FSFC    First So. east Fin. Corp. of SC              06-30       10/93     10.12         44
SOPN    First SB, SSB, Moore Co. of NC               06-30       01/94     24.00         89
UFRM    United FS&LA of Rocky Mount NC               12-31       07/80     12.00         37
ANA     Acadiana Bancshares of LA (3)                12-31       07/96     19.37         53
FSTC    First Citizens Corp of GA                    03-31       03/86     24.75         39
SSFC    South Street Fin. Corp. of NC (3)            09-30       10/96     16.50         74
MERI    Meritrust FSB of Thibodaux LA                12-31         /       38.00         29
PERT    Perpetual of SC, MHC (46.8)                  09-30       10/96     29.50         44
FLAG    Flag Financial Corp of GA                    12-31       12/86     14.25         29

RP FINANCIAL, LC.
-----------------------------------------
Financial Service Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                   Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997 (1)

                                                Primary           Operating   Total               Fiscal   Conv.    Stock     Market
Ticker Financial Institution             Exchg. Market            Strat. (2)  Assets    Offices    Year    Date     Price      Value
------ --------------------------------  ------ ----------------  ---------   ------    -------   ------   -------  --------  ------
                                                                              ($Mil)                                  ($)     ($Mil)
South-East Companies (continued)
--------------------------------

CFTP   Community Fed. Bancorp of MS      OTC    Northeast MS      Thrift        206          1     09-30    03/96    17.62       75
PLE    Pinnacle Bank of AL               AMEX   Central AL.       Thrift        200          5     06-30    12/86    21.37       19
ESX    Essex Bancorp of VA               AMEX   VA, NC            M.B           180         12     12-31      /       1.12        1
GSFC   Green Street Fin. Corp. of NC     OTC    Southern NC       Thrift        174          3     09-30    04/96    17.75       76
FTF    Texarkana Fst. Fin. Corp of Ar    AMEX   Southwest AR      Thrift        168          5     09-30    07/95    18.00       33
CFFC   Community Fin. Corp. of Va        OTC    Central VA        Thrift        167          3     03-31    03/88    22.50       29
FGHC   First Georgia Hold. Corp of GA    OTC    Southeastern GA   Thrift        147          7     09-30    02-87     7.25       22
BFSB   Bedford Bancshares of VA          OTC    Southern VA       Thrift        132          3     09-30    08/94    20.75       24
FFBS   FFBS Bancorp of Columbia MS       OTC    Columbus MS       Thrift        129          3     06-30    06/93    23.00       36
PDB    Piedmont Bancorp of NC            AMEX   Central NC        Thrift        119          2     06-30    12/95    10.37       29
GSLA   GS Financial Corp. of LA          OTC    New Orleans LA    Thrift        117 P        3     12-31    04/97    15.25       52
GSLC   Guaranty Svgs & Loan FA of VA     OTC    Charltsvl VA      M.B           116 D        3     06-30      /      10.63       16
CFNC   Carolina Fincorp of NC (3)        OTC    Southcentral NC   Thrift        109          4     06-30    11/96    14.37       27
SSM    Stone Street Bancorp of NC        AMEX   Central NC        Thrift        105          2     12-31    04/96    27.25       50
SRN    Southern Banc Company of AL       AMEX   Northeast AL      Thrift        105 D        4     06-30    10/95    14.87       18
TWIN   Twin City Bancorp of TN           OTC    Northeast TN      Thrift        104          3     12-31    01/95    19.00       16
KSAV   KS Bancrop of Kenly NC            OTC    Central NC        Thrift        101          3     12-31    12/93    24.50       17
CENB   Century Bancshares of NC (3)      OTC    Charlotte NC      Thrift        100          1     06-30    12/96    69.25       28
SZB    SouthFirst Bancshares of AL       AMEX   Central AL        Thrift         93          2     09-30    02/95    15.12       12
CCFH   CCF Holding Company of GA         OTC    Atlanta GA        Thrift         87          3     09-30    07/95    16.00       14
CZF    Citisave Fin. Corp. of LA         AMEX   Baton Rouge LA    Thrift         75          5     12-31    07/95    20.25       19
SCBS   Southern Commun. Bncshrs of AL    OTC    NorthCentral AL   Thrift         73 P        3     09-30    12/96    14.25       16
SSB    Scotland Bancorp of NC            AMEX   S. Central NC     Thrift         69          2     09-30    04/96    16.25       30
SCCB   S. Carolina Comm. Bnshrs of SC    OTC    Central SC        Thrift         46          1     06-30    07/94    18.25       13
MBSP   Mitchell Bancorp of NC (3)        OTC    Western NC        Thrift         34          1     12-31    07/96    16.37       16


South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX     OTC    Houston TX        M.B         2,853         40     12-31      /      28.75      143
FBHC   Fort Bend Holding Corp. of TX     OTC    Eastcentral TX    M.B           279 D        5     03-31    06/31    28.75       24
JXVL   Jacksonville Bancorp of TX        OTC    East Central TX   Thrift        218          6     09-30    04/96    14.94       38
ETFS   East Texas Fin. Serv. of TX       OTC    Northeast TX      Thrift        112          2     09-30    01/95    18.37       20

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               June 26, 1997(1)

                                                Primary          Operating   Total             Fiscal    Conv.   Stock   Market
Ticker  Financial Institution           Exchg.  Market           Strat.(2)   Assets   Offices    Year    Date    Price   Value
------  ------------------------        ------  -------          ---------   ------   -------    ----    ----    -----   ------
                                                                             ($Mil)                               ($)    ($Mil)
South-West Companies (continued)
--------------------------------

AABC    Access Anytime Bancorp of NM     OTC    Eastern NM        Thrift       106         3    12-31    08/86    5.75       7
GUPB    GFSB Bancorp of Gallup NM        OTC    Northwest NM      Thrift        87         1    06-30    06/95   19.00      16

Western Companies (Excl GA)
---------------------------
FFBA    First Colorado Bancorp of Co     OTC    Denver CO         Thrift     1,514 D      26    12-31    01/96   18.87     312
WSTR    WesterFed Fin. Corp. of MT       OTC    MT                Thrift       932        20    06-30    01/94   20.62     114
GBCI    Glacier Bancorp of MT            OTC    Western MT        Div.         552        13    06-30    03/84   17.75     121
UBMT    United Fin. Corp. of MT          OTC    Central MT        Thrift       108         4    12-31    09/86   19.50      24
TRIC    Tri-County Bancorp of WY         OTC    Southeastern WY   Thrift        86         2    12-31    09/93   21.25      13
CRZY    Crazy Woman Creek Bancorp of WY  OTC    Northeast WY      Thrift        52         1    09-30    03/96   13.50      14

Other Areas
-----------

NOTES:    (1)  Or most recent date available (M=March, S=September, D=December,
               J=June, E=Estimated, and P=Pro Forma)
          (2)  Operating strategies are: Thrift=Traditional Thrift,
               M.B.=Mortgage Banker, R.E.=Real Estate Developer,
               Div.=Diversified, and Ret.=Retail Banking.
          (3)  FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update:  06/26/97

                                 EXHIBIT III-2
                  Financial Analysis of Missouri Institutions

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street,  Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                          Market Pricing Comparatives
                           Prices As of June 20, 1997

                                                Market             Per Share Data
                                                                 ------------------
                                            Capitalization        Core      Book                  Pricing Ratios(3)
                                            --------------                            --------------------------------------------
                                            Price/    Market      12-Mth    Value/
Financial Institution                      Share(1)   Value       EPS(2)    Share       P/E      P/B      P/A     P/TB     P/CORE
---------------------                      --------  --------    --------  --------   -------  -------  -------  -------  --------
                                             ($)     ($MIL)        ($)       ($)        (X)      (%)      (%)      (%)      (X)
SAIF-Insured Thrifts                         20.54     138.39       1.14     15.57     20.57    131.24   15.97    134.69    18.09
State of MO                                  20.84      43.29       1.11     15.93     20.76    133.30   20.45    136.39    19.07

Comparable Group
----------------

State of MO
-----------
CBES  CBES Bancorp of MO                     16.67      17.29       0.86     17.08     24.45     98.77   18.16     98.77    19.62
CNSB  CNS Bancorp of MO                      16.60      27.27       0.47     14.73        NM    112.02   27.80    112.02       NM
CHRN  Cameron Fin. Corp. of MO               16.75      44.92       0.96     16.92     21.75     99.00   22.72     99.00    17.45
CAPS  Capital Savings Bancorp of MO          16.62      31.45       1.10     10.89     21.58    152.62   13.22    152.62    15.11
FBSI  First Bancshares of MO                 20.00      23.20       1.45     19.80     16.95    101.01   14.50    101.16    13.79
FINB  Fultan Bancorp of MO                   20.00      34.38       0.58     14.47        NM    138.22   34.57    138.22       NM
GSBC  Great Southern Bancorp of MO           17.00     140.90       1.23      7.35     15.60    231.29   20.75    231.29    13.82
GFED  Guarnty FS&LA, MHC of MO (31.0)(7)     20.50      19.86       0.49      8.68        NM    236.18   32.68    236.18       NM
HFSA  Hardin Bancorp of Hardin MO            14.62      12.56       0.88     16.38     27.07     96.06   12.15     95.05    16.61
JSBA  Jefferson Svgs Bancorp of MO           29.87     148.48       1.43     18.09        NM    165.12   12.93    211.54    20.89
JOAC  Joachim Bancorp of MO                  14.50      11.02       0.37     13.60        NM    106.62   30.90    106.62       NM
LXHO  Lexington B&L Fin. Corp. of MO         15.19      16.53       0.58     17.24        NM     88.11   26.80     88.11    26.19
MBLA  MBLA Financial Corp. of MO(7)          24.00      31.58       1.36     21.51     22.86    111.58   15.06    111.58    17.65
NSLB  NS&L Bancorp of Neosho MO              16.50      11.68       0.62     16.35        NM    100.92   20.11    100.92    26.61
NASB  North American SB of MO                44.00      99.31       3.74     24.35     11.43    180.70   14.41    186.76    11.76
PCBC  Perry Co. Fin. Corp. of MO             19.75      15.96       0.95     18.76     28.21    105.28   19.85    105.28    20.79
PULB  Pulaski SB, MHC of MO (29.0)           18.25      10.95       0.67     10.75        NM    169.77   21.37    169.77    27.24
RFED  Roosevelt Fin. Grp. Inc. of MO(7)      24.12    1027.87       1.77     10.16        NM    237.40   13.18        NM    13.63
SMFC  Sho-Me Fin. Corp. of MO                40.25      61.14       2.08     19.13     23.27    210.40   20.08    210.40    19.54
SMBC  Southern Missouri Bncrp of MO          27.62      28.86       1.00     15.85     17.27    111.17   17.42    111.17    17.62

                                                    Dividends(4)                        Financial Characteristics(6)
                                             --------------------------  ---------------------------------------------------------
                                              Amount/           Payout    Total    Equity/   NPAs   Reported           Core
                                                                                                  -------------   ----------------
                                              Share    Yield   Ratio(5)   Assets   Assets   Assets    ROA     ROE     ROA      ROE
                                             -------  -------  --------   ------   ------   ------  ------  ------  -------  -------
                                               (%)     (%)       (%)      ($MIL)    (%)      (%)     (%)     (%)     (%)       (%)
SAIF-Insured Thrifts                           0.37     1.84     29.06    1,119    12.85     0.78    0.61    5.25    0.84     7.34
State of MO                                    0.40     2.13     33.47      258    16.92     0.74    0.77    5.74    1.01     7.33

Comparable Group
----------------

State of MO
-----------
CBES  CBES Bancorp of MO                       0.40     2.37     46.51      96   18.39     0.77    0.77    5.22     0.96     6.51
CNSB  CNS Bancorp of MO                        0.20     1.21     42.55      98   24.82     0.45    0.53    2.41     0.81     3.66
CHRN  Cameron Fin. Corp. of MO                 0.28     1.67     29.17     198   22.95     0.60    1.12    4.46     1.39     5.56
CAPS  Capital Savings Bancorp of MO            0.24     1.44     21.82     238    8.66     0.25    0.65    7.16     0.92    10.23
FBSI  First Bancshares of MO                   0.20     1.00     13.79     160   14.35     0.32    0.91    5.88     1.11     7.22
FINB  Fultan Bancorp of MO                     0.20     1.00     34.48      99   25.01       NA    0.74    3.81     1.05     5.39
GSBC  Great Southern Bancorp of MO             0.40     2.35     32.52     679    8.97     1.83    1.36   14.03     1.53    15.83
GFED  Guarnty FS&LA, MHC of MO (31.0)(7)       0.40     1.95        NM     196   13.64     0.54    0.50    3.50     0.81     5.71
HFSA  Hardin Bancorp of Hardin MO              0.48     3.28     54.55     103   12.78     0.37    0.51    3.17     0.82     5.16
JSBA  Jefferson Svgs Bancorp of MO             0.40     1.34     27.97   1,148    7.83     0.52    0.25    3.41     0.63     8.56
JOAC  Joachim Bancorp of MO                    0.50     3.45        NM      36   28.99     0.68    0.51    1.71     0.78     2.64
LXHO  Lexington B&L Fin. Corp. of MO           0.30     1.97     51.72      62   30.42     0.63    0.97    4.48     1.34     6.18
MBLA  MBLA Financial Corp. of MO(7)            0.40     1.67     29.41     210   13.49     0.25    0.66    4.90     0.86     6.34
NSLB  NS&L Bancorp of Neosho MO                0.50     3.03        NM      58   19.93     0.06    0.49    2.30     0.74     3.47
NASB  North American SB of MO                  0.80     1.82     21.39     559    7.97     3.34    1.23   16.83     1.19    16.35
PCBC  Perry Co. Fin. Corp. of MO               0.40     2.03     42.11      80   18.85     0.05    0.71    3.86     0.95     4.97
PULB  Pulaski SB, MHC of MO (29.0)             1.00     5.48        NM     179   12.59       NA    0.49    3.91     0.78     6.24
RFED  Roosevelt Fin. Grp. Inc. of MO(7)        0.68     2.82     38.42   7,796    5.55     0.98    0.11    2.23     0.85    17.13
SMFC  Sho-Me Fin. Corp. of MO                  0.00     0.00      0.00     304    9.54     0.09    0.91    8.68     1.09    10.34
SMBC  Southern Missouri Bncrp of MO            0.50     2.84     50.00     166   15.67     1.10    1.03    6.46     1.01     6.33

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating 1 less (including the SAIF assessment)on a tax effected basis.
(3) P/E = Price to earnings; P/8 = Price to book; P/A = Price to assets; P/TB= Price to tangible book value; and P/CORE - Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excluses from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC, calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3
              Financial Analysis of Midwest Peer Group Candidates

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700




                          Market Pricing Cooparatives
                          Prices As of June 20, 1997

                                               Market        Per Share Data
                                                             ---------------
                                           Capitalization    Core    Book               Pricing Ratios(3)
                                          ----------------                    ------------------------------------------
                                           Price/   Market   12-Mth    Value/
Financial Institution                     Share(1)   Value   EPS(2)    Share   P/E     P/B     P/A      P/TB    P/CORE
---------------------                     --------- -------  -------  ------- ------  ------  -------  -------  -------
                                               ($)  ($Mil)      ($)    ($)      (x)     (%)      (%)      (%)       (x)
SAIF-Insured Thrifts                        20.54   138.39    1.14    15.57   20.57  131.24    15.97   134.69     18.09
State of NO                                 20.84    43.29    1.12    15.93   20.76  133.30    20.45   136.39     19.07
Comparable Group Average                    18.96    34.80    0.91    17.26   21.67  110.09    13.07   114.22     18.64
  Mid-West Companies                        18.36    34.80    0.91    17.26   21.67  110.09    13.07   114.22     18.64


Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH             12.00    20.65    0.57    10.00      NM  120.00    18.87   120.00     21.05
BWFC  Bank West Fin. Corp. of NI            14.00    24.96    0.42    12.62   23.73  110.94    16.98   110.94        NM
CAFI  Canco Fin. Corp. of OH                18.00    55.12    1.16    14.95   18.18  120.40    11.67   130.81     15.52
CBK   Citizens First Fin. Corp. of IL       16.00    44.78    0.53    14.21      NN  112.60    16.49   112.60        NN
BD?I  First Fed. Bancorp. of HN             18.75    13.14    1.00    17.17      NH  109.20    12.20   109.20     18.75
FMBD  First Mutual Bancorp of IL            15.00    56.13    0.34    15.22      NH   98.55    13.22   128.10        NM
HFFC  HF Financial Corp. of SD              19.75    59.21    1.51    17.21   17.95  114.76    10.55   115.03     13.08
KNK   Kankakee Bancorp of IL                29.00    41.18    1.94    25.74   19.21  112.67    12.03   120.33     14.95
LSBI  LSB Fin. Corp. of Larayette IN        20.87    19.72    0.79    18.06   22.20  115.56    10.49   115.56     26.42
NBSI  North Bancshares of Chicago IL        19.25    19.92    0.74    16.94      NM  113.64    16.60   113.64     26.01
PMFI  Perpetual Midwest Fin. of IA          19.00    36.23    0.53    17.72      NN  107.22     9.11   107.22        NN
PTRS  Potters Financial Corp of OH          21.55    10.39    1.62    21.38   28.73  100.80     8.98   100.80     13.30
WOFC  Western Chio Fin. Corp. of OH         22.00    50.86    0.69    23.21      NH   94.79    12.71   100.59        NM

                                             Dividends (4)                  Financial Characteristics (6)
                                          ------------------    ------------------------------------------------------------------
                                          Amount/            Payout     Total    Equity/   NPAs/     Reported         Core
                                                                                                   -------------   ---------------
Financial Institution                     Share      Yield   Ratio(s)   Assets   Assets   Assets     AOA    RDE   ROA      ROE
---------------------                     -------    ------  ---------  -------  -------  -------   ------ -----  -----    ------
                                              ($)       (%)        (%)      (%)      (%)      (%)     (%)     (%)   (%)      (%)
SAIF-Insured Thrifts                         0.37      1.84      29.05     1.119    12.85    0.78     0.61   5.26   0.84    7.34
State of No                                  0.40      2.13      33.47       258    16.92    0.74     0.77   5.74   1.01    7.33
Comparable Group Average                     0.37      1.97      37.68       281    11.87    0.69     0.44   3.71   0.61    5.18
   Mid-West Companies                        0.37      1.97      37.68       281    11.87    0.69     0.44   3.71   0.61    5.18


Comparable Group
----------------

Mid-West Companies
-------------------
ASBP  ASB Financial Corp. of OH              0.40      3.33      70.18       109    15.73    1.58     0.60   3.01   0.88    4.40
BWFC  Bank West Fin. Corp. of NI             0.28      2.00      66.67       147    15.30    0.03     0.74   4.25   0.53    3.03
CAFI  Canco Fin. Corp. of OH                 0.52      2.89      44.83       472     9.69    0.68     0.75   8.54   0.88   10.01
CBK   Citizens First Fin. Corp. of IL        0.00      0.00       0.00       272    14.64    0.54     0.27   1.98   0.58    4.19
BD?I  First Fed. Bancorp. of HN              0.00      0.00       0.00       108    11.17    0.31     0.32   2.58   0.66    5.38
FMBD  First Mutual Bancorp of IL             0.32      2.13         NM       425    13.41    0.16     0.15   0.75   0.38    1.97
HFFC  HF Financial Corp. of SD               0.36      1.82      23.84       561     9.19    0.40     0.59   6.44   0.81    8.85
KNK   Kankakee Bancorp of IL                 0.48      1.66      24.74       342    10.68    1.06     0.6?   5.97   0.78    7.67
LSBI  LSB Fin. Corp. of Larayette IN         0.32      1.53      40.51       188     9.08    1.34     0.50   5.26   0.42    4.42
NBSI  North Bancshares of Chicago IL         0.48      2.49      64.86       120    14.51      NA     0.46   2.95   0.65    4.19
PMFI  Perpetual Midwest Fin. of IA           0.30      1.58      56.60       398     8.50    0.41     0.09   0.99   0.26    2.92
PTRS  Potters Financial Corp of OH           0.36      1.67      22.22       117     8.91    0.83     0.31   3.45   0.67    7.45
WOFC  Western Chio Fin. Corp. of OH          1.00      4.55         NM       400    13.41    0.96     0.31   2.02   0.44    2.90

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-4
                  Peer Group Market Area Comparative Analysis

                                 Exhibit III-4
                  Peer Group Market Area Comparative Analysis

                                                           Proj.                                       Per Capita       1997
                                                                                                         Income       Deposit
                                                                                                    ---------------
                                             Population     Pop.   1990-97   1997-2002                      % State     Market
                                           -------------                                 Median
Institution                  County         1990    1997    2002  % Change   % Change      Age      Amount  Average   Share(1)
-----------                  ------         ----    ----    ----  --------   ---------   -------    ------  -------   --------
                                            (000)   (000)
ASB Financial Corp. of OH    Scioto           80      81      81      0.7%        0.5%      36.7    11,564    67.1%      12.0%
Bank West Fin. Corp. of MI   Kent            501     541     569      8.1%        5.2%      32.7    21,033   108.9%       1.2%
Capital Savings Bancorp of   Cole             64      69      72      8.3%        5.3%      35.5    19,705   111.6%       5.1%
 MO
First Fed. Bancorp. of MN    Beltrami         34      39      42     13.0%        7.9%      29.8    12,263    58.9%      13.3%
First Mutual Bancorp of IL   Macon           117     115     113     -2.1%       -1.4%      36.4    16,742    84.9%       8.4%
Hardin Bancorp of Hardin MO  Ray              22      23      23      4.1%        2.7%      36.5    15,618    88.4%      22.0%
Kankakee Bancorp of IL       Kankakee         96     102     107      6.4%        4.2%      34.0    15,952    80.9%      16.4%
North Bancshares of          Cook          5,105   5,089   5,078     -0.3%       -0.2%      34.7    20,791   105.4%       0.1%
 Chicago IL
Potters Financial            Columbiana      108     112     114      3.0%        2.0%      37.0    13,047    75.7%       9.3%
 Corporation
Western Ohio Fin. Corp. of   Clark           148     147     147     -0.1%        0.0%      36.4    16,384    95.0%      10.5%
 OH                                        -----   -----   -----    ------       -----      ----    ------    -----      -----

                             AVERAGES:       628     632     635      4.1%        2.6%      35.0    16,310    87.7%       9.8%
                             MEDIANS:        102     107     110      3.5%        2.4%      36.0    16,168    86.7%       9.9%

EQUALITY SAVINGS             ST. LOUIS       397     344     321    -13.3%       -6.6%      34.8    16,601    94.0%       0.7%
                             CITY

(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: CACI, Inc; FDIC; OTS.

                                 EXHIBIT IV-1
                                 Stock Prices:
                              As of June 20, 1997

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                     Weekly Thrift Market Line - Part One
                          Prices As Of June 20, 1997


                                                           Market   Capitalization                 Price Change Data
                                                        ------------------------------  -------------------------------------------
                                                                   Shares  Market          52 Week (1)         % Change From
                                                                                        --------------   --------------------------
                                                          Price/   Outst-  Capital-                      Last  Last Dec 31, Dec 31,
Financial Institution                                    Share(1)  anding  ization(9)    High    Low     Week  Week 1994(2) 1995(2)
---------------------                                   ---------  ------  ----------   ------  -----    ----  ---- ------- -------
                                                             ($)    (000)    ($Mil)      ($)     ($)      ($)   (%)    (%)     (%)
Market Averages. SAIF - Insured Thrifts(no HHC)
------------------------------------------------
SAIF - Insured Thrifts(314)                               20.55     5,335     144.6      21.45   14.46    20.23  1.56  168.18  17.47
NYSE Traded  Companies(0)                                 37.73    38,943   1,662.8      39.36   23.56    37.00  2.03  245.10  20.28
AMEX Traded Companies(18)                                 16.08     3,927      83.7      19.16   12.35    17.65  2.37  279.18  17.14
NASDAQ Listed OTC Companies(287)                          20.18     4,409     102.7      21.05   14.32    19.88  1.49  158.91  17.40
California Companies(24)                                  23.84    18,136     670.8      24.92   14.96    23.26  2.40  104.27  19.55
Florida Companies(6)                                      22.45    12,310     272.5      23.85   14.71    21.95  2.05  124.35  20.00
Mid-Atlantic Companies(59)                                21.30     6,329     145.5      21.98   14.12    20.92  2.14  152.85  22.21
Mid-West Companies(153)                                   19.85     3,208      82.8      20.78   14.53    19.59  1.16  192.03  15.18
New England Companies(11)                                 22.12     4,473     121.7      22.35   15.30    21.86  2.30  289.09  18.71
North-West Companies(6)                                   22.24    12,602     327.9      22.50   15.61    21.62  2.41  125.83  18.99
South-East Companies(43)                                  19.80     3,376      65.8      21.13   14.33    19.63  0.86  150.54  18.59
South-West Companies(6)                                   19.26     1,904      41.2      19.54   12.69    18.75  2.38  -14.81  12.86
Western Companies (Excl CA)(6)                            18.58     5,290      99.6      18.94   14.32    18.00  3.37  275.01  10.76
Thrift Strategy (245)                                     19.68     3,486      77.4      20.55   14.06    19.40  1.39  145.94  17.03
Mortgage Banker Strategy(39)                              24.88    12,967     445.6      25.56   16.59    24.35  2.69  222.94  23.27
Real Estate Strategy(11)                                  21.23     7,021     177.5      22.39   14.01    21.00  0.71  176.88  18.91
Diversified Strategy(14)                                  28.78    22,414     715.0      30.39   18.65    28.06  2.69  206.83  13.16
Retail Banking Strategy(5)                                14.37     3,215      53.1      16.35   11.50    14.29  1.11  233.91   2.65
Companies Issuing Dividends(262)                          20.97     5,289     149.1      21.88   14.80    20.68  1.34  182.14  17.33
Companies Without Dividends(52)                           18.40     5,573     121.7      19.23   12.74    17.92  2.69   89.68  18.30
Equity/Assets 6%(26)                                      23.67    16,800     500.1      24.49   14.74    23.06  2.83  177.66  20.62
Equity/Assets 6-12%(156)                                  22.69     5,740     169.8      23.57   15.45    22.34  1.55  168.56  20.44
Equity/Assets more than 12%(132)                          17.63     2,813      52.6      18.56   13.33    17.40  1.33  152.32  13.37
Converted Last 3 Mths (no MHC)(5)                         13.61     2,256      31.2      13.77   12.66    13.37  1.73    0.00   0.00
Actively Traded Companies(45)                             28.71    16,741     598.9      29.53   18.75    28.34  1.26  199.41  23.01
Market Value Below $20 Million(68)                        16.00       885      13.4      16.87   12.36    15.89  0.97  143.44  12.92
Holding Company Structure(276)                            20.74     5,213     146.2      21.62   14.66    20.41  1.53  158.62  16.98
Assets Over $1 Billion (66)                               30.61    16,902     560.2      31.45   19.58    29.88  2.54  209.61  21.89
Assets $500 Million - $1 Billion(51)                      19.59     5,525      99.8      20.42   13.57    19.43  1.22  185.98  20.38
Assets $250 - $500 Million(65)                            20.15     2,564      47.9      21.07   14.07    19.72  2.12  137.98  18.92
Assets less than $250 Million(132)                        15.58     1,448      23.1      17.51   12.69    16.44  0.96  105.11  13.42
Goodwill Companies(129)                                   23.75     8,676     245.1      24.63   15.88    23.31  1.86  192.18  19.22
Non-Goodwill Companies(184)                               18.44     3,118      78.0      19.36   13.53    18.20  1.36  131.61  16.21
Accuirors of FSLIC Cases(11)                              31.18    33,955   1,395.5      32.15   20.11    30.57  1.68  221.41  19.47
                                                                       Current Per Share Financials
                                                        -----------------------------------------------------------
                                                                                                 Tangible
                                                        Trailing       12 MO.        Book          Book
                                                         12 Mo.        Core        Value/         Value/    Assets/
                                                         EPS(3)        EPS(3)      Share         Share(4)    Share
                                                        -------       -------      -------       -------    -------
                                                           ($)           ($)         ($)            ($)        ($)
Market Averages. SAIF - Insured Thrifts(no HHC)
------------------------------------------------
SAIF - Insured Thrifts(314)                                0.83         1.15         15.74       15.24      155.82
NYSE Traded  Companies(0)                                  1.80         2.67         20.84       19.96      373.05
AMEX Traded Companies(18)                                  0.65         0.97         14.21       14.02      112.01
NASAQ Listed OTC Companies(287)                            0.81         1.11         15.68       15.17      151.93
California Companies(24)                                   0.70         1.08         16.32       15.33      258.18
Florida Companies(6)                                       0.98         0.95         13.43       12.73      175.35
Mid-Atlantic Companies(59)                                 0.96         1.36         15.92       15.22      169.91
Mid-West Companies(153)                                    0.81         1.10         16.07       15.73      138.70
New England Companies(11)                                  0.88         1.36         16.82       15.64      223.75
North-West Companies(6)                                    0.50         1.26         13.25       12.68      151.06
South-East Companies(43)                                   0.74         1.04         14.28       13.97      120.66
South-West Companies(6)                                    0.57         1.09         16.27       15.49      216.35
Western Companies (Excl CA)(6)                             0.86         1.03         15.88       15.17      103.62
Thrift Strategy (245)                                      0.76         1.08         15.94       15.48      141.26
Mortgage Banker Strategy(39)                               1.20         1.52         15.85       14.94      229.70
Real Estate Strategy(11)                                   0.89         1.27         14.17       13.89      211.17
Diversified Strategy(14)                                   1.53         1.81         13.47       13.10      185.83
Retail Banking Strategy(5)                                 0.20         0.20         13.14       12.79      146.74
Companies Issuing Dividends(262)                           0.91         1.24         15.94       15.41      153.07
Companies Without Dividends(52)                            0.39         0.70         14.75       14.34      170.06
Equity/Assets 6%(26)                                       0.85         1.42         13.87       12.94      288.83
Equity/Assets 6-12%(156)                                   1.01         1.38         16.00       15.23      192.54
Equity/Assets 12%(132)                                     0.61         0.85         15.80       15.66       91.26
Converted Last 3 Mths (no MHC)(5)                          0.17         0.44         14.45       14.34       58.36
Actively Traded Companies(45)                              1.46         1.99         17.55       16.93      236.53
Market Value Below $20 Million(68)                         0.46         0.76         15.42       15.30      122.85
Holding Company Structure(276)                             0.82         1.15         16.06       15.56      152.86
Assets Over $1 Billion (66)                                1.41         1.92         18.13       16.80      256.72
Assets $500 Million - $1 Billion(51)                       0.96         1.08         14.15       13.43      153.77
Assets $250 - $500 Million(65)                             0.92         1.19         15.87       15.38      164.93
Assets less than $250 Million(132)                         0.55         0.81         15.21       15.15      106.41
Goodwill Companies(129)                                    1.01         1.39         16.38       15.23      204.99
Non-Goodwill Companies(184)                                0.70         0.99         15.33       15.25      123.17
Accuirors of FSLIC Cases(11)                               1.51         2.31         18.26       17.27      298.15

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF Insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The Information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such Information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market line - Part One
                          Prices As of June 20, 1997

                                                   Market Capitalization                 Price Change Data
                                              ------------------------------   -------------------------------------
                                                          Shares  Market        52 Week (1)                % Change From
                                                                               --------------         -------------------------
                                               Price/   Oust-     Capital-                     Last    Last    Dec 31,  Dec 31,
Financial Institution                         Share(1)  anding    ization(9)    High    Low    Week    Week    1994(2)  1995(2)
---------------------                         -------   --------  --------     ------ ------- ------- ------- -------- --------
                                                ($)       (000)    ($N11)        ($)     ($)     ($)     (%)     (%)      (%)
Market Averages, AIF-Insured Thrifts(no HHC)
---------------------------------------------

GIF-Insured Thrifts(69)                         23.02     10,142     336.7      23.61   14.90   22.60    1.76   170.12    20.85
HYSE Traced Companies(3)                        35.62     54,046   1,775.6      36.66   17.12   34.42    4.02   233.32    32.30
AMEX Traced Companies(5)                        21.67      4,142      83.4      22.02   13.62   21.72   -0.22   101.78    31.43
NASDAQ Listed OTC Companies(61)                 22.38      8,066     274.5      22.97   14.89   21.97    1.83   172.84    19.03
California Companies(3)                         16.96      6,919     126.5      18.54   11.08   16.46    2.94   377.78    17.10
Mid-Atlantic Companies(18)                      25.26     17,723     511.6      25.70   15.38   24.71    2.14   105.40    22.84
Mid-West Companies(2)                           12.50        942      11.8      12.50    9.00   12.50    0.00     0.00    23.52
New England Companies(37)                       21.26      4,870     107.8      21.81   13.87   20.96    1.64   182.19    20.29
North-West Companies(4)                         29.39     34,716   1,951.2      29.98   16.23   28.28    2.44   133.84    26.88
South-East Companies(5)                         27.17      2,091      39.5      27.97   21.80   27.00    0.46     0.00    15.40
Thrift Strategy(45)                             23.47      5,060     161.6      23.95   15.61   23.05    1.79   171.58    20.59
Mortgage Banker Strategy(10)                    2O.87     29,965     587.0      22.04   13.60   20.60    1.70   162.94    19.43
Real Estate Strategy(6)                         14.11      4,650      60.6      15.05    9.31   13.95    1.78   232.71    15.95
Diversified Strategy(6)                         11.64     34,470   1,778.2      31.86   16.40   30.46    3.15   158.53    32.27
Retail Banking Strategy(2)                      19.25        706      13.6      21.25   14.75   20.50   -6.10    33.96     5.48
Companies Issuing Dividends(55)                 24.56      9,015     349.0      25.16   16.01   24.13    1.65   167.24    20.04
Companies Without Dividends(24)                 15.79     15,440     279.3      16.35    9.66   15.41    2.30   191.75    24.57
Equity/Assets less than 6%(5)                   27.61     59,907   2,409.5      27.61   14.06   25.97    5.68   142.26    37.40
Equity/Assets 6-12%(45)                         22.73      6,299     195.4      23.45   14.50   22.40    1.39   178.41    19.37
Equity/Assets greater than 12%(19)              22.53      6,588     145.5      22.96   16.03   22.14    1.64    41.16    20.07
Actively Traded Companies(24)                   24.79     17,201     630.2      25.44   15.23   24.18    2.34   214.15    24.04
Market Value Below $2D Million(9)               15.96        940      14.9      16.62   11.19   15.95    0.33   105.42    13.84
Holding Company Structure(45)                   23.49      9,568     354.0      24.04   15.52   23.06    1.66   175.13    21.47
Assets Over $1 Billion(17)                      30.90     30,688   1,181.8      31.37   16.89   29.99    2.82   184.66    29.74
Assets $500 Million-$1 Billion(16)              22.72      5,804     110.4      23.12   15.57   22.26    1.82   128.37    20.24
Assets $250-$500 Million(18)                    19.24      2,968      52.2      20.19   12.85   19.17    1.02   208.53    16.83
Assets less than $250 Million(18)               19.47      1,711      24.9      20.02   14.32   19.24    1.42   155.73    17.46
Goodwill Companies(31)                          25.23     16,684     625.3      25.92   15.64   24.73    1.94   165.78    22.88
Non-Goodwill Companies(37)                      21.17      4,656      94.7      21.58   14.27   20.82    1.62   177.15    19.21
                                                           Current Per Share Financials
                                              -----------------------------------------------------
                                                                                Tangible
                                               Trailing    12 Mo.      Book       Book
                                                12 Mo.     Core       Value/    Value/     Assets/
                                                EPS(3)     EPS(3)     Share     Share(4)   Share
                                              ----------  ---------  ---------  ---------  --------
                                                   ($)        ($)        ($)        ($)       ($)

GIF-Insured Thrifts(69)                            1.40       1.43      15.68      14.87    156.95
HYSE Traced Companies(3)                           1.84       1.80      18.92      14.54    225.59
AMEX Traced Companies(5)                           1.22       1.21      15.34      14.93    150.13
NASDAQ Listed OTC Companies(61)                    1.39       1.43      15.51      14.88    153.44
California Companies(3)                            1.27       1.17      12.13      12.11    146.25
Mid-Atlantic Companies(18)                         1.25       1.34      16.59      14.69    169.99
Mid-West Companies(2)                              0.25       0.38      13.57      12.80     53.10
New England Companies(37)                          1.62       1.58      14.03      13.50    162.36
North-West Companies(4)                            1.01       1.33      13.59      13.31    176.51
South-East Companies(5)                            1.21       1.27      26.67      26.67     97.34
Thrift Strategy(45)                                1.42       1.41      16.95      15.97    150.69
Mortgage Banker Strategy(10)                       1.26       1.45      13.28      13.13    163.73
Real Estate Strategy(6)                            1.23       1.15       9.10       9.09    105.91
Diversified Strategy(6)                            1.72       1.98      14.11      13.07    218.17
Retail Banking Strategy(2)                         0.89       0.85      19.87      19.02    315.32
Companies Issuing Dividends(55)                    1.53       1.56      16.53      15.57    165.69
Companies Without Dividends(24)                    0.80       0.82      11.66      11.56    115.85
Equity/Assets less than 6%(5)                      1.08       1.39      11.04      10.64    208.90
Equity/Assets 6-12%(45)                            1.66       1.62      14.85      13.68    179.77
Equity/Assets greater than 12%(19)                 0.88       0.99      18.73      18.68     91.18
Actively Traded Companies(24)                      1.69       1.72      14.88      14.14    181.55
Market Value Below $2D Million(9)                  0.80       0.81      14.17      13.65    136.51
Holding Company Structure(45)                      1.35       1.40      16.07      15.36    147.10
Assets Over $1 Billion(17)                         1.71       1.85      15.81      14.34    196.44
Assets $500 Million-$1 Billion(16)                 1.57       1.52      15.61      14.32    169.49
Assets $250-$500 Million(18)                       1.24       1.25      13.99      13.76    139.82
Assets less than $250 Million(18)                  1.10       1.12      17.18      16.91    124.35
Goodwill Companies(31)                             1.50       1.59      15.81      14.04    196.66
Non-Goodwill Companies(37)                         1.31       1.30      15.57      15.57    123.72


(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) Is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For NHC institutions, market value reflects share price multiplied by public (non-NHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As of June 20, 1997

                                            Market Capitalization                             Price Change Data
                                         ---------------------------          -----------------------------------------------------
                                                                                 52 Week (1)                 % Change From
                                                    Shares   Market           ----------------       ------------------------------
                                          Price/    Outst-   Capital-                            Last    Last    Dec 31,   Dec 31,
Financial Institution                    Share(i)   anding   ization(9)        High     Low      Week    Week    1994(2)   1995(2)
---------------------                    --------   ------   -------          -----     ---      ----    ----    -------   --------
                                           ($)       (000)    ($Mil)           ($)      ($)       ($)     (%)      (%)       (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts (21)                 20.33      5,045    37.6             21.56     14.24    19.76   2.21    198.04    17.64
BIF-Insured Thrifts (2)                   19.75     32,145   205.0             20.25     11.42    18.44   6.37    236.72    31.51
NASDAQ Listed OTC Companies (23)          20.27      7,755    54.3             21.43     13.95    19.63   2.63    210.93    19.18
Florida Companies (3)                     27.29      5,550    68.6             27.71     17.00    26.17   2.93      0.00     9.74
Mid-Atlantic Companies (10)               17.26      7,085    41.7             18.03     12.23    17.11   0.78    140.00    20.89
Mid-West Companies (7)                    18.69      2,028    13.9             21.17     14.03    18.12   3.13    256.07    18.43
New England Companies (1)                 26.50     61,017   401.6             26.50     13.58    24.37   8.74    236.72    37.66
South-East Companies (1)                  29.50      1,505    20.8             29.75     20.25    27.00   9.26      0.00    21.65
Thrift Strategy (21)                      19.94      4,952    36.1             21.16     13.97    19.38   2.31    198.04    18.10
Diversified Strategy (1)                  26.50     61,017   401.6             26.50     13.58    24.37   8.74    236.72    37.66
Companies Issuing Dividends (22)          20.60      8,042    56.4             21.78     14.08    19.91   2.91    210.93    19.18
Companies Without Dividends (1)           13.87      2,300    14.4             14.75     11.62    14.25   2.67      0.00     0.00
Equity Assets 5-12 % (15)                 21.35     10,196    71.5             22.81     14.28    20.69   2.58    210.93    19.22
Equity Assets more than 12 % (8)          18.27      3,223    22.4             18.87     13.36    17.66   2.73      0.00    19.08
Actively Traded Companies (1)             24.00      7,247    81.7             25.25     14.09    23.75   1.05    140.00    29.73
Holding Company Structure (1)             24.00      7,247    81.7             25.25     14.09    23.75   1.05    140.00    29.73
Assets Over $1 Billion (4)                25.55     21,565   148.0             26.17     15.38    24.25   4.49    188.36    22.38
Assets $500 Million-$1 Billion (?)        20.21      6,908    58.0             20.91     13.21    20.33  -0.62      0.00    12.37
Assets $250-$500 Million (4)              20.13      2,540    18.0             23.31     15.23    19.41   3.68    256.07    15.80
Assets less than $250 Million (10)        17.06      2,050    12.6             17.72     12.70    16.59   2.16      0.00    22.19
Goodwill Companies (9)                    23.80     15,807   110.4             25.78     15.29    22.92   3.06    210.93    20.58
Non-Goodwill Companies (14)               17.92      2,388    17.0             18.53     13.07    17.44   2.35      0.00    18.06
MHC Institutions (23)                     20.27      7,755    54.3             21.43     13.95    19.63   2.63    210.93    19.18
MHC Converted Last 3 Months (2)           13.44      2,185    13.4             14.13     11.56    13.88  -3.19      0.00     0.00

                                                                 Current Per Share Financials
                                                   ---------------------------------------------------------
                                                                                        Tangible
                                                    Trailing     12 No.       Book        Book
                                                     12 No.      Core        Value/      Value/     Assets/
Financial Institution                                EPS(3)      EPS(3)      Share      EPS (4)     Share
---------------------                               --------    -------      ------    ---------    --------
                                                      ($)        ($)          ($)        ($)          ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts (21)                            0.63        0.99         12.74     12.42        123.69
BIF-Insured Thrifts (2)                              0.67        0.65          9.38      9.38         98.25
NASDAQ Listed OTC Companies (23)                     0.64        0.95         12.40     12.11        121.14
Florida Companies (3)                                1.08        1.53         15.32     15.05        166.11
Mid-Atlantic Companies (10)                          0.40        0.69         11.05     10.51         98.91
Mid-West Companies (7)                               0.59        0.97         12.09     12.07        127.11
New England Companies (1)                            1.33        1.06         10.39     10.38        123.54
South-East Companies (1)                             1.00        1.41         19.69     19.69        148.17
Thrift Strategy (21)                                 0.60        0.95         12.51     12.20        121.02
Diversified Strategy (1)                             1.33        1.06         10.39     10.38        123.54
Companies Issuing Dividends (22)                     0.66        0.98         12.52     12.21        124.09
Companies Without Dividends (1)                      0.24        0.35         10.21     10.21         65.23
Equity Assets 5-12 % (15)                            0.69        1.07         12.49     12.12        142.08
Equity Assets more than 12 % (8)                     0.55        0.74         12.24     12.10         82.27
Actively Traded Companies (1)                        0.69        1.22         13.00     11.52        141.40
Holding Company Structure (1)                        0.69        1.22         13.00     11.52        141.40
Assets Over $1 Billion (4)                           0.97        1.30         12.74     11.83        149.25
Assets $500 Million-$1 Billion (?                    0.72        0.93         13.06     12.70        114.98
Assets $250-$500 Million (4)                         0.74        1.16         12.82     12.79        146.42
Assets less than $250 Million (10                    0.35        0.64         11.73     11.73         93.25
Goodwill Companies (9)                               0.86        1.15         12.58     11.86        139.54
Non-Goodwill Companies (14)                          0.49        0.82         12.28     12.28        108.88
MHC Institutions (23)                                0.64        0.95         12.40     12.11        121.14
MHC Converted Last 3 Months (2)                      0.24        0.44         10.02     10.02         73.53

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if coverted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROE ( return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating chracteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc, calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 20, 1997

                                                    Market Capitalization                       Price Change Data
                                                 --------------------------    ----------------------------------------------------
                                                           Shares  Market         52 Week (1)                   % Change From
                                                                               ----------------           -------------------------
                                                  Price/   Outst-  Capital-                       Last     Last    Dec 31,  Dec 31,
Financial Institutions                           Share(1)  anding  ization(9)    High     Low     Week     Week    1994(2)  1995(2)
----------------------                           -------  -------  --------    -------  -------  -------  -------  -------  -------
                                                    ($)    (000)    ($MIL)        ($)      ($)      ($)      (%)      (%)      (%)
MYSE Traded Companies
---------------------
AHH   Ahmanson and Co. H.F. of CA                  47.12  100,596   4,740.1      47.12    24.00    45.62     3.29   151.31    44.98
CSA   Coast Savings Financial of CA                46.00   18,593     855.3      48.75    29.25    45.00     2.22   291.92    25.61
CFA   Commercial Federal Corp. of ME               37.50   21,523     907.1      39.00    24.00    37.25     0.67   916.26    17.19
DME   Dime Bancorp, Inc. of NY                     19.00  105,259   1,999.9      19.00    11.75    18.00     5.56    88.87    28.81
DSL   Downey Financial Corp. of CA                 23.25   26,734     621.6      23.25    12.86    22.00     5.68   114.09    24.40
FAC   First Republic Bancorp of CA                 21.50    9,992     214.8      24.62    12.62    20.75     3.61   377.78    28.36
FED   FirsiFed Fin. Corp. of CA                    30.62   10,560     323.3      30.62    16.75    30.37     0.82    89.60    39.18
GLN   Glendale Fed. Bk, FSB of CA                  25.37   50,305   1,276.3      28.00    16.50    26.12    -2.87    56.12     9.12
GDN   Golden West Fin. Corp. of CA                 73.25   57,218   4,191.2      74.25    51.87    71.62     2.28   179.69    16.05
GWF   Great Western Fin. Corp. of CA(8)            56.00  137,885   7,721.6      56.00    21.12    32.25     7.18   222.39    93.10
GPT   GreenPoint Fin. Corp. of NY                  66.37   46,888   3,112.0      66.37    27.00    64.50     2.90     N.A.    39.73
WES   Westcorp Inc. of Orange CA                   18.75   26,414     487.9      23.87    13.25    18.00     4.17   155.80   -14.31

AMEX Traded Companies
---------------------
AHA   Acsciana Bancshares of LA                    19.37    2,731      52.9      19.97    11.69    19.62    -1.27     N.A.    30.26
BKC   American Bank of Waterbury CT                35.50    2,332      81.7      36.00    24.50    35.50     0.00    89.33    26.79
BFD   BostonFed Bancorp of MA                      17.69    5,963     205.5      17.75    11.62    17.37     1.84     N.A.    19.93
CFX   CFX Corp of NH                               18.12   13,050     236.5      18.50    11.90    18.00     0.67    52.27    16.90
CZF   Citisave Fin. Corp. of LA(8)                 20.25      962      19.5      20.25    13.00    20.00     1.25     N.A.    44.64
CBK   Citizens First Fin. Corp. of IL              16.00    2,799      44.8      16.75     9.50    16.00     0.00     N.A.    11.34
ESX   Essex Bancorp of MA(8)                        1.12    1,055       1.2       2.81     1.00     1.12     0.00   -93.31   -48.86
FCB   Falmouth Co-Op Bank of MA                    16.25    1,455      23.6      16.25    10.25    16.12     0.81     N.A.    23.86
FAB   FirstFed America Bancorp of MA               17.00    8,707     148.0      17.00    13.62    15.37    10.61     N.A.     N.A.
GAF   GA Financial Corp. of PA                     18.94    8,408     159.2      18.94    10.25    17.50     8.23     N.A.    25.26
KNK   Kankakee Bancorp, of IL                      29.00    1,420      41.2      29.00    18.50    28.50     1.75   190.00    17.17
KYF   Kentucky First Bancorp of KY                 11.00    1,319      14.5      15.25    10.62    11.00     0.00     N.A.     1.20
NYB   New York Bancorp, Inc. of NY                 34.75   16,381     569.2      34.75    16.92    33.62     3.36   390.13    34.53
POB   Piedmont Bancorp of NC                       10.37    2,751      28.5      19.12     9.25    10.31     0.58     N.A.    -1.24
PLE   Pinnacle Bank of AL                          21.37      890      19.0      22.62    16.12    21.88    -2.33   216.59    23.03
SSB   Scotland Bancorp of NC                       16.25    1,840      29.9      16.75    11.97    16.25     0.00     N.A.    15.08
SZB   SouthFirst Bancshares of AL                  15.12      821      12.4      15.25    12.00    15.00     0.80     N.A.    14.11
SRN   Southern Banc Company of AL                  14.87    1,230      18.3      15.37    12.25    14.75     0.81     N.A.    13.34
SSM   Stone Street Bancorp of NC                   27.25    1,825      49.7      27.25    16.25    26.25     3.81     N.A.    32.93
TSH   Teche Holding Company of LA                  18.69    3,438      64.3      19.25    12.00    18.37     1.74     N.A.    30.06
FTF   Texarkana Fst. Fin. Corp of AR               18.00    1,833      33.0      18.12    13.62    17.62     2.16     N.A.    15.16
THR   Three Rivers Fin. Corp of MI                 15.75      824      13.0      15.87    12.50    15.12     4.17     N.A.    12.50
TBK   Tolland Banc of CT                           19.12    1,172      22.4      19.50     9.75    19.37    -1.29   163.72    59.33
WSB   Washington SB, FAS of MD                      5.25    4,220      22.2       5.69     4.38     5.12     2.54   320.00     7.80

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                  31.50      698      22.0      33.25    24.76    30.75     2.44     N.A.    10.53
AFED  AFSALA Bancorp, Inc. of NY                   14.75    1,455      21.5      14.75    11.31    14.62     0.89     N.A.    22.92
ALBK  ALBANK Fin. Corp. of Albany NY               39.81   12,819     510.3      39.81    25.12    39.00     2.08    71.23    26.90
AMFC  AMB Financial Corp. of IN                    14.00    1,068      15.0      15.00    10.25    14.37    -2.57     N.A.     5.66
ASBP  ASB Financial Corp. of OH                    12.00    1,721      20.7      18.25    11.50    11.87     1.10     N.A.    -7.69
ABBK  Abington Savings Bank of MA(8)               25.00    1,894      47.4      25.50    15.25    25.25    -0.99   277.64    28.21
AABC  Access Anytime Bancorp of MN                  5.75    1,143       6.6       6.25     5.25     5.75     0.00   -14.31     4.55
AFBC  Advance Fin. Bancorp of WV                   14.25    1,084      15.4      14.50    12.75    13.62     4.63     N.A.     N.A.
AADV  Advantage Bancorp of WI                      39.00    3,232     126.0      41.25    31.25    39.00     0.00   323.91    20.93
AFCA  Affiliated Cana BC, inc of MA                24.37    6,456     157.3      25.00    13.40    25.00    -2.52     N.A.    42.51
ALBC  Albion Banc Corp. of Albion NY               22.00      250       5.5      23.00    16.50    23.00    -4.35    69.23    31.34

                                                                  Current Per Share Financials
                                                   --------------------------------------------------------
                                                                                       Tangible
                                                    Trailing     12 No.      Book        Book
                                                     12 No.      Core       Value/      Value/      Assets/
                                                     EPS(3)      EPS(3)     Share      Share(4)     Share
                                                   ---------   ---------   ---------   ---------   --------
                                                       ($)         ($)         ($)         ($)        ($)
MYSE Traded Companies
---------------------
AHH   Ahmanson and Co. H.F of CA                       1.41        2.80       19.05       16.08     484.09
CSA   Coast Savings Financial of CA                    0.73        2.31       23.45       23.12     473.14
CFA   Commercial Federal Corp. of ME                   1.99        2.84       18.99       16.90     320.67
DME   Dime Bancorp, Inc. of NY                         1.05        1.34       10.01        9.92     175.42
DSL   Downey Financial Corp. of CA                     0.84        1.42       14.58       14.76     205.15
FAC   First Republic Bancorp of CA                     1.38        1.23       16.20       16.19     218.52
FED   FirsiFed Fin. Corp. of CA                        0.95        1.89       18.48       18.24     391.07
GLN   Glendale Fed. Bk, FSB of CA                      0.65        1.63       17.31       16.10     306.00
GDN   Golden West Fin. Corp. of CA                     6.49        7.96       42.19       42.19     673.39
GWF   Great Western Fin. Corp. of CA(8)                0.67        2.09       17.55       15.54     310.97
GPT   GreenPoint Fin. Corp. of NY                      3.09        2.82       30.56       17.51     282.83
WES   Westcorp Inc. of Orange CA                       1.30        0.51       12.29       12.25     130.92

AMEX Traded Companies
---------------------
AHA   Acsciana Bancshares of LA                        0.29        0.30       17.24       17.24      96.80
BKC   American Bank of Waterbury CT                    3.02        2.62       20.39       19.49     255.68
BFD   BostonFed Bancorp of MA                          0.64        0.88       14.05       13.56     157.81
CFX   CFX Corp of NH                                   0.94        1.17       10.25        9.56     133.67
CZF   Citisave Fin. Corp. of LA(8)                     0.40        0.61       12.95       12.95      77.90
CBK   Citizens First Fin. Corp. of IL                  0.25        0.53       14.21       14.21      97.04
ESX   Essex Bancorp of MA(8)                          -7.54       -3.77        0.21       -0.08     170.55
FCB   Falmouth Co-Op Bank of MA                        0.52        0.50       15.17       15.17      62.04
FAB   FirstFed America Bancorp of MA                  -0.28        0.44       14.03       14.03     112.52
GAF   GA Financial Corp. of PA                         0.77        0.97       13.76       13.62      79.73
KNK   Kankakee Bancorp, of IL                          1.51        1.94       25.74       24.10     241.11
KYF   Kentucky First Bancorp of KY                     0.53        0.70       10.86       10.86      67.42
NYB   New York Bancorp, Inc. of NY                     2.39        2.82        9.81        9.81     193.82
POB   Piedmont Bancorp of NC                          -0.14        0.36        7.31        7.31      43.08
PLE   Pinnacle Bank of AL                              1.26        1.89       17.34       16.78     224.27
SSB   Scotland Bancorp of NC                           0.55        0.67       13.74       13.74      37.46
SZB   SouthFirst Bancshares of AL                      0.05        0.30       15.82       15.82     113.17
SRN   Southern Banc Company of AL                      0.19        0.50       14.40       14.24      85.57
SSM   Stone Street Bancorp of NC                       0.99        1.15       20.72       20.72      57.80
TSH   Teche Holding Company of LA                      0.80        1.10       15.23       15.23     114.47
FTF   Texarkana Fst. Fin. Corp of AR                   1.25        1.55       14.70       14.70      91.70
THR   Three Rivers Fin. Corp of MI                     0.54        0.81       15.35       15.29     106.03
TBK   Tolland Banc of CT                               1.35        1.45       13.63       13.21     202.48
WSB   Washington SB, FAS of MD                         0.31        0.45        5.06        5.06      60.81

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                      0.91        0.13       31.17       30.48     391.25
AFED  AFSALA Bancorp, Inc. of NY                       0.61        0.61       14.05       14.05     102.70
ALBK  ALBANK Fin. Corp. of Albany NY                   2.17        2.71       25.10       21.77     272.75
AMFC  AMB Financial Corp. of IN                        0.55        0.69       14.29       11.29      87.68
ASBP  ASB Financial Corp. of OH                        0.39        0.57       10.00       10.00      63.58
ABBK  Abington Savings Bank of MA(8)                   1.98        1.72       17.86       16.00     259.80
AABC  Access Anytime Bancorp of MN                    -0.57       -0.22        6.34        6.34      93.17
AFBC  Advance Fin. Bancorp of WV                       0.35        0.71       14.76       14.76      95.55
AADV  Advantage Bancorp of WI                          1.08        2.68       27.92       25.87     316.04
AFCA  Affiliated Cana BC, inc of MA                    1.45        1.66       15.96       15.86     163.41
ALBC  Albion Banc Corp. of Albion NY                   0.22        0.93       23.62       23.62     265.26

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 20, 1997

                                                Market Capitalization                           Price Change Data
                                            -----------------------------    ------------------------------------------------------
                                                     Shares     Market         52 Week (1)                  % Change Form
                                                                             -------------           -----------------------------
                                            Price/   Outst-     Capital-                      Last     Last    Dec 31,    Dec 31,
Financial Institution                       Share(1) anding(9)  ization(9)    High    Low     Week     Week    1994(2)    1995(2)
---------------------                       -------- ---------- ----------    -----  ------   -----   -----   --------   ----------
                                                ($)      (000)     ($Mil)      ($)     ($)     ($)     (%)        (%)         (%)
NASDAQ Listen OTC Companies (continued)
---------------------------------------
ABCL   Allied Bancorp of IL                  29.87      5,334        159.3     31.25   22.00   29.62     0.84   198.70    19.48
ATSB   Amtrust Capital Corp. of NY           12.62        626          6.6     12.75    8.50   12.75    -1.02     N.A.    26.20
AHCI   Amoanc holding Co. Inc. of NY         16.00      4,392         70.3     16.00    9.50   15.12     5.82     N.A.    42.22
ASBI   Ameriana Bancorp of IH                15.63      3,260         51.0     16.37   13.25   16.00    -2.31    69.34    -2.31
AFFFZ  American First Fin, Fund of CA (8)    39.56      6,011        237.8     39.56   25.87   38.37     3.10   110.99    30.78
AMFB   American Federal Bank of SC (8)       31.75     11,035        350.4     32.25   15.50   31.25     1.60   568.42    68.26
AMBK   American Nat'l Bancorp of ND          16.12      3,613         58.2     16.12    9.75   15.00     7.47     N.A.    33.00
ABCK   Anchor Bancorp Wisconsin of WI        50.00      4,581        229.1     50.00   33.00   47.00     6.38    70.24    39.86
ANDB   Andover Bancorp, INC. of MA           29.37      5,146        151.1     31.12   19.17   31.00    -5.26   173.21    14.64
ASFC   Astoria Financial Corp. of NY         45.62     21,243        969.1     46.25   24.62   43.62     4.59    73.79    23.73
AV?D   Avondale Fin. Corp, of IL             14.00      3,525         49.4     18.50   12.50   13.44     4.17     N.A.   -18.22
?      Bancorp Connection of CT              25.50      2,560         65.3     26.25   20.00   25.62    -0.47   191.43    13.33
BPLS   Bank Plus Corp, of CA                 10.00     18,245        182.5     13.75    8.75   10.25    -2.44     N.A.   -13.04
BWFC   Bank West Fin, Corp. of NI            14.00      1,783         25.0     14.25   10.25   13.56     3.24     N.A.    31.83
BANC   BankAtlantic Bancorp of FL            14.12     18,553        262.0     14.25    8.24   14.00     0.86   171.54    31.96
BKUNA  BankUnited SA of FL                    9.62      8,847         85.1     11.25    7.12    9.50     1.26    77.16    -1.80
BNCO   Bankers Corp, of NJ (8)               25.67     12,378        320.2     26.00   17.25   25.75     0.47   313.92    28.58
BYCC   Bay View Capital Corp, of CA          26.62     12,970        345.3     28.62   16.19   25.75     3.38    34.78    25.63
BFSB   Bedford Bancshares of VA              20.75      1,142         23.7     20.75   16.50   20.25     2.47    97.62    17.76
BFFC   Big Foot Fin. Corp. of IL             16.00      2,513         40.2     16.12   12.31   16.06    -0.37     N.A.    23.08
BSEC   Branford SA of CT                      4.69      6,559         30.8      4.75    2.87    4.50     4.22   121.23    21.19
BYFC   Broadway Fin, Corp. of CA             10.75        803          9.6     11.25    9.00   10.75     0.00     N.A.    16.22
CBCO   CB Bancorp of Michigan City IN (8)    34.19      1,162         39.7     34.75   17.00   33.75     1.30   210.82    43.96
CBES   CBES Bancorp of HO                    16.87      1,025         17.3     17.50   12.62   16.87     0.00     N.A.    18.39
CCFN   CCF Holding Company of GA             16.00        865         13.8     16.75   11.50   16.75    -4.48     N.A.     8.47
CENF   CENFED Financial Corp, of CA          32.75      5,760        188.6     32.75   19.09   31.12     5.24   108.86    23.17
CFSB   CFSB  Bancorp of Lansing              23.25      5,167        120.1     24.75   16.11   24.75    -6.06   158.33    31.13
CKFB   CKF Bancorp of Danville ?             10.25        927         17.9     20.75   17.50   19.25     0.00     N.A.    -4.94
CMSB   CMS Bancorp of MO                     16.50      1,653         27.3     17.50   11.00   15.75     4.76     N.A.     9.13
CSBF   CSB Financial Group Inc of IL         12.50        942         11.8     12.50    9.00   12.50     0.00     N.A.    23.52
CFHC   California Fin. Hld. Co. of CA(8)     29.62      4,766        141.2     30.00   21.50   29.62     0.00   182.10     2.60
CBCI   Calunet Bancorp of Chicago IL         39.50      2,238         88.4     39.50   27.75   38.00     3.95    95.06    18.80
CAFI   Canco Fin. Corp. of OH                18.00      3,062         55.1     19.29   14.75   18.50    -2.70     N.A.    13.42
CMRN   Cameron Fin. Corp. of NO              16.75      2,682         44.9     17.00   13.50   16.50     1.52     N.A.     4.69
CAPS   Capital Savings Bancorp of MO         16.62      1,992         31.4     18.25    9.00   17.50    -5.03    25.43    27.85
CFNC   Carolina Fincorp of NC                14.37      1,851         26.6     15.25   13.00   14.37     0.00     N.A.     7.48
CNY    Carver Bancorp, Inc. of NY            12.25      2,314         28.3     12.25    7.37   10.62    15.35    96.00    48.48
CASB   Cascade SB of Everett NA              18.50      2,054         38.0     21.00   13.00   19.00    -2.63    44.53    14.76
CAIB   Catskill Fin, Corp. of NY             15.50      5,027         77.9     16.50    9.87   15.37     0.85     N.A.    10.71
CNET   Cenit Bancorp of Horfolk VA           44.50      1,640         73.0     46.50   31.75   45.50    -2.20   180.23     7.23
CEBK   Central Co-OP. Bank of NA             18.12      1,965         35.6     18.50   14.75   17.12     5.84   245.14     3.54
CENB   Century Bancshares of NC              69.25        407         28.2     71.00   62.00   68.50     1.09     N.A.     6.54
CBSB   Charter Financial Inc. of IL          17.06      4,220         72.0     18.00   10.87   17.25    -1.10     N.A.    36.48
COFI   Charter One Financial of OH           51.00     46,339      2,363.3     51.00   32.02   49.25     3.55   191.43    21.43
CNGA   Chester Bancorp of IL                 14.81      2,182         32.3     15.37   12.62   15.00    -1.27     N.A.    12.88
CVAL   Chestar Valley Bancorp of PA          21.00      2,054         43.1     21.00   13.90   20.25     3.70    85.35    41.89
CIZN   CitFed Bancorp of Dayton OH           37.56      8,613        323.5     38.00   24.17   37.25     0.83   317.33    13.82
CLAS   Classic Bancshares of KY              14.25      1,322         18.8     14.75   10.37   14.50    -1.72     N.A.    22.63
CMSB   Comwealth Bancorp of PA               16.62     17,111        284.4     16.62    9.75   15.75     5.52     N.A.    10.80
COVB   Covest Bancsharesof IL                18.25      3,018         55.1     19.00   16.25   19.00    -3.95   174.02     5.80
CBSA   Coastal Bancorp of Houston TX         28.75      4,969        142.9     28.75   16.50   27.75     3.60     N.A.    25.71
CFCP   Coastal Fin. Corp. of SC              23.00      4,637        106.7     23.00   12.90   22.00     4.55   130.00    46.03
COFO   Collective Bancorp Inc. of NJ (8)     46.12     20,447        943.0     46.50   23.00   45.62     1.10   505.25    31.32
CHSY   County. Svgs, NHC of FL (48.5)        21.75      4,921         51.5     22.37   15.25   21.88    -0.59     N.A.     6.10
CBNH   Community Bankshares Inc of NH (8)    37.75      2,465         93.1     38.00   17.50   37.75     0.00   906.67    84.15

                                                                Current Per Share Financials
                                                     ---------------------------------------------------
                                                                                      Tangible
                                                       Trailing    12 No.    Book      Book
                                                        12 No.     Core     Value/    Value/     Assets/
Financial Institution                                   EPS(3)     EPS(3)   Share     Share(4)   Share
---------------------                                ---------    -------   ------    --------   --------
                                                        ($)         ($)       ($)       ($)         ($)
NASDAQ Listen OTC Companies (continued)
---------------------------------------
ABCL   Allied Bancorp of IL                           0.63         1.06      22.93     22.63       246.18
ATSB   Amtrust Capital Corp. of NY                    0.40         0.26      13.73     13.58       135.04
AHCI   Amoanc holding Co. Inc. of NY                 -0.65        -0.65      13.85     13.85       108.86
ASBI   Ameriana Bancorp of IH                         0.73         1.05      13.38     13.37       123.36
AFFFZ  American First Fin, Fund of CA (8)             5.32         6.51      30.07     29.64       363.18
AMFB   American Federal Bank of SC (8)                1.35         1.67      10.65      9.93       118.43
AMBK   American Nat'l Bancorp of ND                   0.19         0.68      12.33     12.33       134.69
ABCK   Anchor Bancorp Wisconsin of WI                 3.04         3.97      25.73     25.23       411.48
ANDB   Andover Bancorp, INC. of MA                    2.52         2.60      18.96     18.96       235.06
ASFC   Astoria Financial Corp. of NY                  1.77         2.62      27.51     22.89       361.97
AV?D   Avondale Fin. Corp, of IL                     -1.22        -2.30      14.88     14.88       180.27
?      Bancorp Connection of CT                       2.01         1.92      16.61     16.81       161.61
BPLS   Bank Plus Corp, of CA                         -0.63        -0.07       8.88      8.86       180.58
BWFC   Bank West Fin, Corp. of NI                     0.59         0.42      12.62     12.62        82.46
BANC   BankAtlantic Bancorp of FL                     1.11         0.96       8.23      6.69       149.47
BKUNA  BankUnited SA of FL                            0.21         0.41       7.33      5.89       164.25
BNCO   Bankers Corp, of NJ (8)                        2.04         2.18      15.98     15.72       205.34
BYCC   Bay View Capital Corp, of CA                   0.94         1.59      14.81     14.08       234.74
BFSB   Bedford Bancshares of VA                       1.16         1.48      16.49     16.49       115.15
BFFC   Big Foot Fin. Corp. of IL                      0.04         0.35      14.34     14.34        84.45
BSEC   Branford SA of CT                              0.31         0.30       2.58      2.58        27.05
BYFC   Broadway Fin, Corp. of CA                     -0.31         0.16      14.26     14.26       131.13
CBCO   CB Bancorp of Michigan City IN (8)             1.76         2.06      17.22     17.22       194.97
CBES   CBES Bancorp of HO                             0.69         0.86      17.08     17.08        92.90
CCFN   CCF Holding Company of GA                      0.25         0.41      14.39     14.39       100.51
CENF   CENFED Financial Corp, of CA                   1.84         2.70      20.06     20.02       392.95
CFSB   CFSB  Bancorp of Lansing                       1.17         1.57      12.32     12.32       161.46
CKFB   CKF Bancorp of Danville ?                      0.84         0.83      15.38     15.38        64.94
CMSB   CMS Bancorp of MO                              0.31         0.47      14.73     14.73        59.35
CSBF   CSB Financial Group Inc of IL                  0.25         0.38      13.57     12.80        53.10
CFHC   California Fin. Hld. Co. of CA(8)              1.48         2.27      19.21     19.13       275.92
CBCI   Calunet Bancorp of Chicago IL                  2.49         3.22      35.23     35.23       220.98
CAFI   Canco Fin. Corp. of OH                         0.99         1.16      14.95     13.76       154.29
CMRN   Cameron Fin. Corp. of NO                       0.77         0.96      16.92     16.92        73.71
CAPS   Capital Savings Bancorp of MO                  0.77         1.10      10.89     10.89       125.75
CFNC   Carolina Fincorp of NC                         0.65         0.61      13.92     13.92        58.71
CNY    Carver Bancorp, Inc. of NY                    -0.76        -0.05      14.76     14.13       183.02
CASB   Cascade SB of Everett NA                       0.76         0.96      10.59     10.59       171.53
CAIB   Catskill Fin, Corp. of NY                      0.84         0.85      14.70     14.70        54.49
CNET   Cenit Bancorp of Horfolk VA                    3.17         2.95      30.25     27.58       431.16
CEBK   Central Co-OP. Bank of NA                      0.96         1.08      16.94     15.03       165.04
CENB   Century Bancshares of NC                       4.31         4.36      73.51     73.51       245.57
CBSB   Charter Financial Inc. of IL                   0.84         1.06      13.22     11.60        93.56
COFI   Charter One Financial of OH                    2.88         3.66      20.53     19.10       302.99
CNGA   Chester Bancorp of IL                          0.71         0.71      14.50     14.50        65.30
CVAL   Chestar Valley Bancorp of PA                   0.87         1.28      12.72     12.72       148.58
CIZN   CitFed Bancorp of Dayton OH                    1.76         2.55      21.59     19.23       341.03
CLAS   Classic Bancshares of KY                       0.30         0.50      14.49     12.17        97.10
CMSB   Comwealth Bancorp of PA                        0.66         0.85      12.50      9.60       130.68
COVB   Covest Bancsharesof IL                         0.31         0.85      16.36     15.59       183.09
CBSA   Coastal Bancorp of Houston TX                  1.49         2.49      19.64     16.59       574.11
CFCP   Coastal Fin. Corp. of SC                       0.89         0.98       6.37      6.37       104.51
COFO   Collective Bancorp Inc. of NJ (8)              2.45         2.98      18.89     17.08       269.85
CHSY   County. Svgs, NHC of FL (48.5)                 0.83         1.26      15.57     15.57       138.65
CBNH   Community Bankshares Inc of NH (8)             2.08         1.68      16.80     16.80       235.56

RP FINANCIAL, LC
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line-Part One
                         Prices As of June  20, 1997

                                             Market Capitalization                  Current Per Share Financials
                                          ---------------------------       -------------------------------------------------------
                                                    Shares     Market          52 Week (1)                  % Change From
                                                                            ------------------     -------------------------------
                                           Price/   Outst-    Capital-                              Last       Last       Dec 31,
Financial Institution                     Share(1)  anding    ization (9)    High       Low         Week       Week       1994 (2)
---------------------                     --------  --------  --------      -------   --------     -------   ---------    --------
                                            ($)     (000)     ($MIL)         ($)        ($)          ($)        (%)         (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFIP  Community Fed. Bancorp of HS         17.62     4,282      75.4           20.00      12.25      17.50      0.69         N.A.
CFFC  Community Fin. Corp. of VA           22.50     1,272      28.6           23.50      19.50      22.50      0.00       221.43
CIBI  Community Inv. Bancorp of OK         13.50       949      12.8           13.50      10.00      12.54      7.66         N.A.
COOP  Cooperative Bk. for Svgs. of NC      21.25     1,492      31.7           22.00      16.50      21.00      1.19       112.50
CRZY  Crazy Woman Creek Bncorp of NY       13.50     1,005      13.6           14.25      10.06      13.12      2.90         N.A.
CWFC  D&N Financial Corp. of HI            19.06     8,316     158.5           19.12      12.37      18.25      4.44       117.83
DFIN  Damen Fin. Corp. of Chicago IL       14.37     3,247      46.7           15.00      11.00      14.12      1.77         N.A.
DCBI  Delphos Citizens Bancorp of OH       14.62     2,039      29.8           14.75      11.75      14.75     -O.88         N.A.
DIME  Dime Community Bancorp of NY         19.12    13,126     251.0           19.62      11.69      17.87      6.99         N.A.
DIEX  Dime Financial Corp. of CT           23.00     5,136     118.1           24.12      14.50      24.12     -4.64       119.05
EGLB  Eagel BancGroup of IL                15.63     1,268      19.8           16.25      10.50      15.00      4.20         N.A.
EBSI  Eagel Bancshares of Tucker GA        17.87     4,552      81.3           17.52      13.62      16.75      6.69       146.48
EGFC  Eagle Financial Corp. of CT          30.75     4,554     140.0           30.75      23.75      30.62      0.42       251.43
ETFS  East Texas Fin. Serv. of TX          18.37     1,079      19.8           18.75      14.25      17.50      4.97         N.A.
EBCP  Eastern Bancorp of NH(8)             26.62     3,630      98.0           27.12      16.00      26.12      1.91       112.11
EHLD  Emerald Financial Corp of OH         14.06     5,062      71.2           15.00      10.25      14.37     -2.16         N.A.
EIME  Emerald Island Bancorp. MH           16.50     2,235      41.3           20.50      11.20      18.00      2.78       142.72
EFBC  Empire Federal Bancorp of MT         13.50     2,592      35.0           14.44      12.50      13.27      0.97         N.A.
EFBI  Enterprise Fed. Bancorp of CH        18.25     2,011      36.7           19.12      12.75      18.75     -2.67         N.A.
EQSB  Equicable FSA of Whearon             35.25       602      21.8           38.00      22.50      36.25      0.00         N.A.
FFFG  F.F.O. Financial Group of FL(8)       4.87     8,430      41.1            4.87       2.50       4.38     11.19       -41.40
FCBF  FCB Fin. Corp. of Neenan MT          24.75     2,460      60.9           25.12      17.00      24.50      1.02         N.A.
FFAS  FFBS Bancorp of Columous MS          23.00     1,557      35.9           24.25      19.75      23.00      0.00         N.A.
FFDF  FFO Financial Corp. of OH            13.50     1,455      19.6           14.00      10.12      13.50      0.00         N.A.
FFLC  FFLC Bancorp of Leesburg FL          28.50     2.342      66.7           28.50      18.00      27.00      5.56         N.A.
FFFC  FFYA Financial Corp. of YA           26.75     4,521     120.9           27.25      15.75      26.75      0.00         N.A.
FFWC  FFW Corporation of Wabash IH         26.00       697      18.1           26.75      19.25      26.75     -2.80         N.A.
FFYF  FFY Financial Corp. of OH            25.87     4,328     112.0           26.37      23.25      26.37     -1.90         N.A.
FMCO  FHS Financial Corp. of NJ            23.50     2,328      56.1           25.50      15.50      24.00     -2.08       161.11
FFHH  FSF Financial Corp. of MH            17.44     3,095      54.0           18.25      11.37      15.75      4.12         N.A.
FOBC  Fed One Bancorp of Wheeling WV       21.00     2,443      51.3           21.00      13.25      20.87      0.62       110.00
FBCI  Fidelity Bancorp of Chicago IL       19.00     2,792      53.0           20.87      15.50      13.50      2.70         N.A.
FSBI  Fidelity Bancorp, Inc. of PA         20.00     1,541      30.8           21.70      14.54      20.25     -1.23       158.73
FFFL  Fidelity FSB. MBC of FL (47-4)       19.37     6,766      61.7           20.00      12.00      19.37      0.00         N.A.
FFED  Fidelity Fed. Bancorp of IN           9.25     2,490      23.0           12.00       7.50       9.25      0.00        31.21
FFCH  Fidelity Financial of GH             15.00     5,594      93.9           15.00       9.62      14.50      3.45         N.A.
FIBC  Financial Bancorp, Inc. of NY        17.25     1,160      30.2           18.50      12.37      17.00      1.45         N.A.
FBSI  First Bancshares, of NO              20.00     1,748      23.2           20.75      15.00      20.12     -0.60        56.86
FBBC  First Bell Bancorp of FA             16.00     6,803     108.8           17.37      13.12      15.12      5.82         N.A.
FSER  First Bergen Bancorp of NJ           15.12     3,015      45.6           15.12       9.00      13.62     11.01         N.A.
SKBO  First Carnagle, NBIC of PA(45.0)     13.87     2,300      14.4           14.75      11.62      14.25     -2.67         N.A.
FCIT  First Cit. Fin. Corp of MD(8)        30.37     2,944      89.4           30.37      16.00      30.00      1.23       249.48
FSTC  First Citizens Corp of GA            24.75     1,588      39.1           26.75      18.87      25.75     -3.88        98.00
FFBA  First Colorado Bancorp of Co         18.87    16.555     312.4           18.87      12.50      18.75      0.64       471.82
FDEF  First Defiance Fin. Corp. of OH      14.50     9,423     136.6           14.50       9.87      14.37      0.90         N.A.
FEXS  First Essex Bancorp of ?             16.50     7,484     123.5           17.12      10.00      16.37      0.79       175.00
FFES  First FS&LA of E. Hartford           29.75     2,649      78.8           30.37      16.50      30.25     -1.65       357.69
FSSB  First FS&LA of Sam Bern. CA           9.50       328       3.2           10.75       9.25       9.12      4.17        -5.00
FFSK  First FS&LA. AMC or IA (46.0)        23.75     2,827      20.6           35.00      21.00      23.00      3.26       256.07
FFSW  First Fed Fin. Serv. of OH           38.25     4,588     175.5           39.00      22.20      36.50      4.79       181.25
BDJI  First Fed. Bancorp. of ?             18.75       701      13.1           19.25      12.25      18.75      0.00         N.A.
FFBH  First Fed. Bancshares of AR          19.31     4.896      94.5           20.37      12.75      19.37     -0.31         N.A.
FTFC  First Fed. Capital Corp. of WI       22.00     9,134     200.9           22.00      13.00      20.37      8.00       193.33
FFKY  First Fed. Fin. Corp. of KY          18.50     4,165      77.1           21.50      17.75      19.00     -2.63        17.06
FFBZ  First Federal Bancorp of OH          18.25     1,572      28.7           19.00      11.75      17.50      4.29        82.50

                                                                                  Current  Per Share Financial
                                                               ---------------------------------------------------------
                                                                                           Tangible
                                                                Trailing        12 NO.       BOOK         BOOK
                                            Dec 31               12 NO.         Core        Value/       Value/         ASSETS/
                                           1995 (2)              EPS (3)        ESP(3)      Share       Share(4)        Share
                                           ---------            ----------     --------    --------    ----------      ----------
                                              (%)                   ($)          ($)         ($)         ($)             (1)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFIP  Community Fed. Bancorp of HS           3.65                  0.68         0.81         16.13       16.13         48.12
CFFC  Community Fin. Corp. of VA             8.43                  1.31         1.65         18.05       18.05        131.03
CIBI  Community Inv. Bancorp of OK          19.15                  0.66         0.98         11.82       11.82        102.68
COOP  Cooperative Bk. for Svgs. of NC        4.94                 -1.96         0.29         17.49       17.49        233.58
CRZY  Crazy Woman Creek Bncorp of NY        12.50                  0.51         0.64         14.42       14.42         51.78
CWFC  D&N Financial Corp. of HI             13.79                  1.06         1.43         10.67       10.56        183.80
DFIN  Damen Fin. Corp. of Chicago IL        11.66                  0.51         0.64         14.12       14.12         70.03
DCBI  Delphos Citizens Bancorp of OH        21.83                  0.62         0.62         14.88       14.88         52.51
DIME  Dime Community Bancorp of NY          29.63                  0.87         0.97         14.53       12.47         94.26
DIEX  Dime Financial Corp. of CT            33.33                  2.61         2.69         12.41       11.96        158.57
EGLB  Eagel BancGroup of IL                  5.11                 -0.26         0.15         16.27       16.27        134.49
EBSI  Eagel Bancshares of Tucker GA         15.29                  0.80         1.09         12.74       12.74        146.35
EGFC  Eagle Financial Corp. of CT            0.82                  1.55         2.47         22.91       17.24        332.02
ETFS  East Texas Fin. Serv. of TX           12.22                  0.34         0.68         19.69       19.69        103.51
EBCP  Eastern Bancorp of NH(8)              13.28                  0.87         1.36         17.86       16.95        235.23
EHLD  Emerald Financial Corp of OH          24.98                  0.75         0.96          8.73        8.58        116.28
EIME  Emerald Island Bancorp. MH            15.63                  1.41         1.49         12.84       12.84        184.40
EFBC  Empire Federal Bancorp of MT           N.A.                  0.35         0.46         14.76       14.76         42.30
EFBI  Enterprise Fed. Bancorp of CH         25.66                  0.75         0.82         15.62       15.50        122.52
EQSB  Equicable FSA of Whearon              28.32                  2.20         3.52         24.92       24.92        491.70
FFFG  F.F.O. Financial Group of FL(8)       44.51                  0.19         0.31          2.41        2.41         37.60
FCBF  FCB Fin. Corp. of Neenan MT           33.78                  0.97         1.17         19.11       19.11        109.16
FFAS  FFBS Bancorp of Columous MS            0.00                  0.96         1.21         16.05       16.05         82.64
FFDF  FFO Financial Corp. of OH              1.89                  0.44         0.61         14.50       14.50         58.62
FFLC  FFLC Bancorp of Leesburg FL           32.56                  1.00         1.47         22.16       22.18        153.09
FFFC  FFYA Financial Corp. of YA            30.49                  1.27         1.57         15.78       15.43        121.50
FFWC  FFW Corporation of Wabash IH          18.83                  1.98         2.46         22.75       22.75        227.32
FFYF  FFY Financial Corp. of OH              2.21                  1.20         1.72         19.50       19.50        138.32
FMCO  FHS Financial Corp. of NJ             28.77                  1.41         2.15         14.59       14.29        232.02
FFHH  FSF Financial Corp. of MH             15.34                  0.72         0.93         13.97       13.97        118.68
FOBC  Fed One Bancorp of Wheeling WV        33.33                  0.96         1.37         16.45       15.68        141.72
FBCI  Fidelity Bancorp of Chicago IL        11.76                  0.88         1.26         17.74       17.69        174.07
FSBI  Fidelity Bancorp, Inc. of PA          10.01                  1.07         1.70         14.81       14.81        212.70
FFFL  Fidelity FSB. MBC of FL (47-4)         9.13                  0.49         0.78         12.08       11.98        136.99
FFED  Fidelity Fed. Bancorp of IN           -5.13                  0.17         0.30          5.17        5.17        100.52
FFCH  Fidelity Financial of GH              30.43                  0.40         0.64         12.03       10.57         91.72
FIBC  Financial Bancorp, Inc. of NY         15.00                  0.77         1.42         14.98       14.91        154.00
FBSI  First Bancshares, of NO               20.34                  1.18         1.45         19.80       19.77        137.97
FBBC  First Bell Bancorp of FA              20.75                  1.07         1.26         10.63       10.63        104.22
FSER  First Bergen Bancorp of NJ            31.48                  0.35         0.63         13.76       13.76         83.65
SKBO  First Carnagle, NBIC of PA(45.0)       N.A.                  0.24         0.35         10.21       10.21         65.23
FCIT  First Cit. Fin. Corp of MD(8)         66.41                  1.19         1.79         14.39       14.39        235.67
FSTC  First Citizens Corp of GA             -1.98                  2.91         2.43         15.18       11.94        162.02
FFBA  First Colorado Bancorp of Co          11.00                  1.03         1.02         13.08       12.92         91.46
FDEF  First Defiance Fin. Corp. of OH       17.22                  0.44         0.60         12.41       12.41         57.95
FEXS  First Essex Bancorp of ?              25.76                  1.27         1.11         11.20        9.65        153.24
FFES  First FS&LA of E. Hartford            29.35                  1.56         2.49         23.00       23.00        367.95
FSSB  First FS&LA of Sam Bern. CA            5.56                 -3.66        -3.67         13.70       13.20        316.08
FFSK  First FS&LA. AMC or IA (46.0)         21.79                  0.68         1.17         13.32       13.20        363.72
FFSW  First Fed Fin. Serv. of OH            22.99                  2.01         1.59         14.35       12.12        237.17
BDJI  First Fed. Bancorp. of ?               1.35                  0.48         1.00         17.17       17.17        153.66
FFBH  First Fed. Bancshares of AR           21.68                  0.61         1.16         16.79       16.79        106.16
FTFC  First Fed. Capital Corp. of WI        40.40                  1.18         1.37         10.65        9.98        167.53
FFKY  First Fed. Fin. Corp. of KY           -8.64                  1.08         1.29         12.16       11.42         89.39
FFBZ  First Federal Bancorp of OH           14.06                  0.36         1.18          9.34        9.33        121.94

RP Financial, LC.
--------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (Continued)
                     Weekly Thrift Market Line - Part One
                          Prices As of June 20, 1997

                                                  Market Capitalization                       Price Change Data
                                            -------------------------------    ---------------------------------------------------
                                                        Shares   Market          52 Week (1)                % Change From
                                             Price/     Outst-   Capital-      --------------       ------------------------------
                                            Share(1)    anding   ization(9)                    Last     Last    Dec 31,   Dec 31
Financial Institution                                                            High   Low    Week     Week    1994(2)   1995(2)
---------------------                       --------   -------   ----------    ------   ---    ----     ----    ------    --------
                                              ($)       (000)     ($Mil)         ($)    ($)    ($)      (%)      (%)       (%)
NASDAQ Listen OTC Companies (continued)
---------------------------------------
FFCH   First Fin. Holdings Inc. of SC          29.50      6,326     186.6         30.00    17.50  29.00    1.72    140.82    31.11
FFBI   First Financial Bancorp of IL           18.75        415       7.8         18.75    15.50  17.25    8.70      N.A.    18.15
FFHC   First Financial Corp. of WI (8)         28.62     36,411   1,042.1         28.75    17.20  28.75   -0.45     81.71    16.82
FFHS   First Franklin Corp. of OIL             20.00      1,178      23.6         20.75    14.25  20.75   -3.61     52.44    21.21
FGHC   First Georgia Hold. Corp of GA           7.25      3,052      22.1          8.25     4.00   7.50   -3.33     89.30    27.87
FSPG   First Home Bancorp of RJ                19.37      2,708      52.5         19.37    13.31  19.37    0.00    222.83    39.65
FFSL   First Independence Corp. of KS          11.19      1,005      11.2         12.25     8.87  11.19    0.00      N.A.     7.91
FISB   First Indiana Corp. of IN               20.87     10,505     219.2         24.30    16.80  21.88   -4.62     54.59    -2.48
FKFS   First Keystone Fin. Corp of PA          23.00      1,728      28.2         23.00    16.75  22.62    1.68      N.A.    19.48
FLKY   First Lancaster Bncshrs of KY           15.50        959      14.9         16.25    13.12  15.00    3.33      N.A.     6.02
FLFC   First Liberty Fin. Corp. of GA          21.75      7,725     168.0         22.50    13.67  22.00   -1.14    328.15    18.40
CASR   First Midwest Fin. Corp. of IA          15.12      2,827      42.7         17.50    14.50  16.00   -5.50      N.A.    -1.37
FMBD   First Mutual Bancorp of IL              15.00      3,742      56.1         16.00    11.62  14.87    0.87      N.A.     0.00
FMSB   First Mutual SB of Bellevue WA          17.25      2,699      46.6         19.00    11.14  17.25    0.00    122.58     8.42
FHGB   First Northern Cap. Corp of WI          21.25      4,410      91.9         21.25    15.25  20.00    6.25     45.95    30.77
FFPB   First Palm Beach Bancorp of FL          30.25      5,009     151.5         30.50    19.94  29.62    2.13      N.A.    28.07
FSLA   First SB SLA NHC of KJ (47.5)           24.00      7,247      81.7         25.25    14.09  23.75    1.05    140.00    29.73
FSNJ   First SB of NJ, NHC (45.9) (8)          26.00      3,064      36.5         27.00    14.00  26.00    0.00      N.A.    13.04
SOPA   First SB, SSB, Moore Co. of NC          24.00      3.697      88.7         24.00    16.75  23.12    3.81      N.A.    28.00
FWNB   First Savings Bancorp of WA             21.50     10,519     226.2         22.12    14.37  22.00   -2.27      N.A.    17.04
SNEN   First Sherango Bancorp of PA            26.00      2,053      53.6         26.00    20.00  25.50    1.96      N.A.    15.56
FSFC   First So. east Fin. Corp. of SC         10.12      4,338      44.4         18.62     9.12  10.52   -4.71      N.A.     7.89
FLAG   Flag Financial Corp of GA               14.25      2,037      29.0         14.25     9.75  13.12    8.61     45.41    32.56
FFIC   Flushing Fin. Corp. of NY               19.87      8,088     160.7         19.94    16.37  19.37    2.58      N.A.     9.66
FBHC   Fort Bend Holding Corp. of TX           28.75        822      23.6         28.75    16.87  28.00    2.68      N.A.    12.75
FTSB   Fort Thomas Fin. Corp. of KY            10.50      1,495      15.7         17.75     9.25  10.12    3.75      N.A.   -28.18
FKKY   Frankfort First Bancorp of KY           12.12      3,385      41.0         12.25     9.75  12.12    0.00      N.A.     6.60
FTRB   Fulton Bancorp of HO                    20.00      1,719      34.3         20.12    12.50  20.00    0.00      N.A.    30.12
GFSB   GFS Bancorp of Grinnell IA              13.25        988      13.1         14.24    10.12  11.25   -7.02      N.A.    24.76
GDPB   GFSB Bancorp Gullop HM                  10.00        839      15.9         19.00    13.25  10.00    0.00      N.A.    19.75
GSLA   GS Financial Corp. of LA                16.25      3,439      52.4         15.25    13.37  14.62    4.31      N.A.     N.A.
GWEC   Gateway Bancorp of KY (8)               17.50      1,076      18.8         17.75    13.00  16.87    3.73      N.A.    22.81
GBCI   Glacier Bancorp of NI                   17.75      6,799     120.7         17.75    13.50  16.25    9.23    267.49     8.70
GLOK   Glendale Co-op. Bank of NA (8)          27.00        247       6.7         27.00    16.50  27.00    0.00      N.A.    35.00
GFCO   Glenway Financial Corp. of OH           25.75      1,144      29.5         26.50    18.00  23.00   11.96      N.A.    25.61
GTPS   Great American Bancorp of IL            16.50      1,760      29.0         16.50    13.19  16.00    3.13      N.A.    11.41
GIFN   Great Financial Corp. of KY             34.75     14,073     189.0         35.00    25.37  34.31    1.28      N.A.    19.33
GSBC   Great Southern Bancorp of NO            17.00      8,288     140.9         18.00    13.12  16.87    0.77    482.19    -4.55
GDVS   Greater Oil SB, NHC OF PA (19.9)        13.00      3,272       8.4         14.00     9.25  12.50    4.00      N.A.    25.36
GSFC   Green Street Fin. Corp. of NC           17.75      4,298      76.3         18.87    12.50  17.58    1.08      N.A.    14.52
GSLC   Guaranty Svgs & Loan FA of VA           10.63      1,499      15.9         11.00     7.25  10.25    3.71      N.A.    21.49
GFED   Guarnty FS&LA, NHC of HO (31.0) (8)     20.50      3,125      19.9         20.50     9.75  17.00   20.59      N.A.    69.98
HCBB   HCB Bancshares of AR                    12.94      2,645      34.2         13.25    12.62  13.00   -0.46      N.A.     N.A.
HEHF   HF Bancorp of Hemet CA                  14.06      6,282      88.3         14.50     9.25  13.62    3.23      N.A.    26.44
HFFC   HF Financial Corp. of SD                19.75      2,098      59.2         20.50    14.75  19.69    0.30    295.00    14.10
HFNC   HFNC Financial Corp. of NC              16.75     17,192     288.0         22.06    15.87  17.25   -2.90      N.A.    -6.27
?      ? Financial, Inc. of HN                 23.00      4,210      98.8         23.75    15.12  21.50    6.98      N.A.    26.93
HALL   Hallmark Capital Corp. of WI            21.62      1,443      31.2         21.62    14.50  19.75    9.47      N.A.    21.80
HARB   Harbor FSB, MHC of FL (46.0)            40.75      4,962      92.5         40.75    23.75  37.25    9.40      N.A.    13.99
HRBF   Harbor Federal Bancorp of NO            18.00      1,754      31.6         18.75    12.37  18.00    0.00     80.00    14.29
HFSA   Hardin Bancorp of Hardin NO             14.62        859      12.6         15.50    11.00  14.62    0.00      N.A.    16.96
HAAL   Harleysville SA of PA                   22.00      1,651      36.3         23.00    14.00  22.00    0.00     23.94    39.24
HARS   Harris SB, MHC of PA (24.2)             21.25     11,221      57.7         22.62    14.75  20.75    2.41      N.A.    16.44
HFFB   Harrodsburg 1st Fin Bcrp of KY          15.00      2,025      30.4         19.00    14.37  15.50   -3.23      N.A.   -20.51
HHFC   Harvest Home Fin. Corp. of OH           10.50        935       9.8         13.75     9.25  10.50    0.00      N.A.     7.69
                                                              Current Per Share Financials
                                                   ----------------------------------------------------
                                                                                    Tangible
                                                    Trailing     12 No.    Book      Book
                                                     12 Mo.      Core     Value/    Value/      Assets/
Financial Institution                                EPS(3)      EPS(3)   Share     Share(4)    Share
---------------------                              ---------    -------  ------   ---------   ---------
                                                     ($)          ($)     ($)       ($)         ($)
NASDAQ Listen OTC Companies (continued)
---------------------------------------
FFCH   First Fin. Holdings Inc. of SC               1.35         2.05     15.57    15.57       253.24
FFBI   First Financial Bancorp of IL               -0.05         1.05     17.52    17.52       224.47
FFHC   First Financial Corp. of WI (8)              1.43         1.95     11.14    10.82       159.53
FFHS   First Franklin Corp. of OIL                  0.27         1.15     16.93    16.81       192.05
FGHC   First Georgia Hold. Corp of GA               0.47         0.28      4.09     3.73        48.20
FSPG   First Home Bancorp of RJ                     1.63         2.14     12.36    12.14       187.68
FFSL   First Independence Corp. of KS               0.53         0.81     11.42    11.42       108.69
FISB   First Indiana Corp. of IN                    1.26         1.45     13.51    13.34       141.00
FKFS   First Keystone Fin. Corp of PA               1.24         1.84     18.12    18.12       256.22
FLKY   First Lancaster Bncshrs of KY                0.38         0.49     14.27    14.27        38.43
FLFC   First Liberty Fin. Corp. of GA               1.76         1.42     11.87    10.62       161.56
CASR   First Midwest Fin. Corp. of IA               0.96         1.24     15.18    13.43       130.94
FMBD   First Mutual Bancorp of IL                   0.13         0.34     15.22    11.71       113.47
FMSB   First Mutual SB of Bellevue WA               1.45         1.40     10.15    10.15       154.41
FHGB   First Northern Cap. Corp of WI               0.81         1.20     16.09    16.09       139.83
FFPB   First Palm Beach Bancorp of FL              -0.02         0.15     21.04    20.50       311.09
FSLA   First SB SLA NHC of KJ (47.5)                0.69         1.22     13.00    11.52       141.40
FSNJ   First SB of NJ, NHC (45.9) (8)              -0.70         0.47     16.18    16.18       188.83
SOPA   First SB, SSB, Moore Co. of NC               0.99         1.19     18.04    18.04        73.34
FWNB   First Savings Bancorp of WA                  0.81         0.77     14.06    14.06        92.89
SNEN   First Sherango Bancorp of PA                 1.55         2.08     20.79    20.79       194.34
FSFC   First So. east Fin. Corp. of SC              0.01         0.70      7.80     7.80        76.29
FLAG   Flag Financial Corp of GA                   -0.07         0.15     10.25    10.25       109.02
FFIC   Flushing Fin. Corp. of NY                    0.86         0.89     16.06    16.06       100.30
FBHC   Fort Bend Holding Corp. of TX                0.74         1.72     21.78    20.15       338.85
FTSB   Fort Thomas Fin. Corp. of KY                 0.30         0.46     10.19    10.19        63.33
FKKY   Frankfort First Bancorp of KY                0.24         0.36      9.93     9.93        37.91
FTRB   Fulton Bancorp of HO                         0.41         0.58     14.47    14.47        57.86
GFSB   GFS Bancorp of Grinnell IA                   0.85         1.09     10.32    10.32        89.22
GDPB   GFSB Bancorp Gullop HM                       0.69         0.87     16.88    16.88       103.50
GSLA   GS Financial Corp. of LA                     0.29         0.29     15.77    15.77        34.03
GWEC   Gateway Bancorp of KY (8)                    0.53         0.74     15.95    16.95        61.16
GBCI   Glacier Bancorp of NI                        1.00         1.13      7.77     7.55        81.24
GLOK   Glendale Co-op. Bank of NA (8)               1.11         1.07     24.48    24.48       149.50
GFCO   Glenway Financial Corp. of OH                0.92         1.67     23.46    23.10       245.47
GTPS   Great American Bancorp of IL                 0.33         0.42     16.58    16.58        78.35
GIFN   Great Financial Corp. of KY                  1.46         1.40     19.83    18.97       213.33
GSBC   Great Southern Bancorp of NO                 1.09         1.23      7.35     7.35        81.94
GDVS   Greater Oil SB, NHC OF PA (19.9)             0.01         0.24      8.37     8.37        72.95
GSFC   Green Street Fin. Corp. of NC                0.57         0.70     14.64    14.64        40.57
GSLC   Guaranty Svgs & Loan FA of VA                0.33         0.31      4.43     4.43        77.50
GFED   Guarnty FS&LA, NHC of HO (31.0) (8)          0.30         0.49      8.68     9.68        62.73
HCBB   HCB Bancshares of AR                        -0.08         0.29     13.73    13.16        75.24
HEHF   HF Bancorp of Hemet CA                      -0.36        -2.62     12.91     0.00       131.63
HFFC   HF Financial Corp. of SD                     1.10         1.51     17.21    17.17       187.22
HFNC   HFNC Financial Corp. of NC                   0.51         0.67      9.23     9.23        49.03
?      ? Financial, Inc. of HN                      0.99         1.20     18.71    18.71       131.36
HALL   Hallmark Capital Corp. of WI                 1.20         1.58     19.82    19.82       283.64
HARB   Harbor FSB, MHC of FL (46.0)                 1.93         2.54     18.30    17.61       222.68
HRBF   Harbor Federal Bancorp of NO                 0.51         0.82     16.09    16.09       125.12
HFSA   Hardin Bancorp of Hardin NO                  0.54         0.88     15.38    15.38       120.32
HAAL   Harleysville SA of PA                        1.30         1.86     12.82    12.82       201.43
HARS   Harris SB, MHC of PA (24.2)                  0.36         0.88     13.71    11.83       173.19
HFFB   Harrodsburg 1st Fin Bcrp of KY               0.55         0.73     14.08    14.08        53.43
HHFC   Harvest Home Fin. Corp. of OH                0.17         0.44     11.12    11.12        89.47

RP FINANCIAL, LC.
-----------------------------------------
FINANCIAL SERVICES INDUSTRY CONSULTANTS
1700 NORTH MOORE STREET, SUITE 2210
ARLINGTON, VIRGINIA 22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 20, 1997

                                                      Market Capitalization                       Price Change Data
                                                    -------------------------    ------------------------------------------------
                                                              Shares   Market        52 Week (1)                % Change From
                                                                                   ---------------          -----------------------
                                                     Price/    Outst-  Capital-                      Last     Last Dec 31, Dec 31,
Financial Institution                                Share (1)  anding  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                                ---------   ------  ---------- ------  ------- -------- ------ ------- ------
                                                         ($)      (000)   ($MIL)       ($)     ($)     ($)     (%)      (%)    (%)
NASCAQ Listed OTC Companies (continued)
---------------------------------------
HAVN  Haven Bancorp of Woodhaven NY                    37.00     4,330    160.2       37.00  25.56   34.38    7.62     N.A.  29.28
HVFD  Haverfeild Corp. of OH(e)                        25.87     1,906     49.3       26.00  17.00   25.62    0.98    66.90  35.30
HTHR  Hawthorne Fin, Corp. of CA                       11.37     2,629     29.9       11.75   6.62   11.37    0.00   -52.65  39.85
HELK  Hemlock Fed. Fin. Corp. of IL                    13.25     2,076     27.5       13.25  12.50   12.87    2.95     N.A.   N.A.
HBNK  Highland Federal Bnk of CA                       23.87     2,282     54.5       24.00  14.25   22.75    4.92     N.A.  40.41
HIFS  Hingham Inst. For Sav. of MA*                    19.87     1,301     25.9       19.87  14.00   18.50    7.41   335.75   5.97
HBEI  Home Bancorp of Elgin IL                         16.00     7,039    112.1       16.25  11.01   16.00    0.00     N.A.  18.52
HBFW  Home Bancorp of Fort Wayne IN                    20.62     2,623     54.1       20.87  14.75   20.50    0.59     N.A.   8.53
HBBI  Home Building Bancorp of EH                      21.00       312      6.6       22.00  17.00   21.00    0.00     N.A.   6.33
HCFC  Home City Fin. Corp. of OH                       14.00       952     13.3       14.25  12.00   13.67    0.94     N.A.   5.66
HCMF  Home Fed Bancorp of Seymour IA                   27.75     3,390     94.1       28.25  17.33   27.00    2.78   176.12   7.77
HWEN  Home Financial Bancorp of IH                     15.75       486      7.7       15.75   9.87   15.75    0.00     N.A.  23.53
HPBC  Home Port Bancorp, Inc. of MA                    20.25     1,842     37.3       20.37  12.50   19.87    1.91   153.13  22.73
HACI  Homecorp, Inc. of Rocktoro IL                    14.25     1,693     24.1       15.17  11.33   14.25    0.00    42.50  11.76
HZFS  Horizon Fin'l. Services of IA                    19.25       426      8.2       19.25  14.00   19.25    0.00     N.A.  27.31
HRZB  Horizon Financial Corp. of HA                    16.12     7,399    119.3       16.12  10.65   15.37    4.88    41.16  37.31
IBSF  IBS Financial Corp. of MJ                        15.50    11,012    170.7       16.25  10.37   15.75   -1.59     N.A.  14.05
ISBF  ISB Financial Corp. of LA                        23.25     7,001    162.8       26.12  13.62   23.00    1.09     N.A.  29.17
ITLA  Imperial Thrift & Loans of CA*                   16.00     7,829    125.3       17.25  12.62   15.63    2.37     N.A.   6.67
IFSB  Independence FSB OF DC                            9.00     1,280     11.5        9.75   6.75    8.50    5.88   350.00  12.50
INCB  Indiana Comm. Bank, SB OF IN                     15.00       922     13.8       19.00  13.25   16.25   -7.69     N.A.  -7.69
IFSL  Indiana Federal Corp. of IN(g)                   28.50     4,786    136.4       28.50  18.25   27.50    3.64   277.98  27.40
INBI  Industrial Bancorp of OH                         13.44     5,410     72.7       13.50   9.87   12.87    4.43     N.A.   5.41
IWBK  Interwest SB of Oak Harbor MA                    36.00     8,018    288.6       36.25  23.87   34.25    5.11   260.00  11.63
IPSW  Ipswich SB of Ipswich MA*                        16.25     1,198     19.3       16.37   9.75   16.12    0.81     N.A.  35.42
JSBF  JSB Financial, Inc. of NV                        43.87     9,830    431.2       46.00  32.75   45.75   -4.11   281.48  15.45
JXVL  Jacksonville Bancorp of TX                       14.94     2,572     38.4       15.75  10.00   14.50    3.03     N.A.   2.19
JXSB  Jacksonville SB, MCH of IL (44.6)                17.62     1,272     10.0       18.00  11.50   17.50    0.69     N.A.  32.98
JSBA  Jefferson Svgs Bancorp of MO                     29.87     4,971    148.5       30.50  22.25   28.50    4.81     N.A.  14.88
JOAC  Joachin Bancorp of MO                            14.50       760     11.0       15.25  12.25   11.50    0.00     N.A.   0.00
KSAV  KS Bancorp of Kenly NC                           25.50       663     16.9       25.53  18.00   22.00   15.91     N.A.  28.33
KSAK  KSB Bancorp of Kingfield ME (8)*                 35.00       413     14.5       35.00  20.00   33.00    6.06     N.A.  52.17
KFAI  Kiamath First Bancorp of CR                      18.75     9,962    186.8       19.00  13.37   19.00   -1.32     N.A.  19.05
LSBI  LSB Fin. Corp. of Lafayette IN                   20.37       945     19.7       20.87  14.29   20.25    3.06     N.A.  12.39
LVSB  Lakeview SB of Paterson NJ                       32.25     2,302     74.2       33.50  17.73   30.75    4.88     N.A.  29.67
LARK  Landmark Bancshares of KS                        20.12     1,808     36.4       20.12  15.25   19.75    1.87     N.A.  11.78
LARL  Laurel Capital Group of PA                       21.50     1,498     32.2       22.50  14.50   21.50    0.00    67.97  30.30
LSBX  Lawrence Savings Bank of MA                      10.75     4,255     45.8       11.00   5.12   10.87   -1.10   212.50  32.23
LFED  Leeds FSB HHC OF MD (36.2)                       19.00     3,455     23.7       19.00  13.00   17.75    7.04     N.A.  18.75
LXND  Lexington BSL Fin. Corp. of MO                   15.19     1,088     16.5       15.75   9.62   14.75    2.98     N.A.  12.52
LIFB  Life Bancorp of Norfolk VA                       23.62     9,847    232.8       23.62  14.12   23.25    1.59     N.A.  31.22
LFBI  Little Falls Bancorp of NJ                       14.12     2,745     38.8       14.12   9.87   14.00    0.86     N.A.  10.75
LOGN  Logansport Fin. Corp. of IN                      14.00     1,256     17.6       15.00  11.12   13.25    5.66     N.A.  24.44
LONF  London Financial Corp. of OH                     14.67       515      7.7       17.50  10.00   14.62    1.71     N.A.   5.31
LISB  Long Island Bancorp, Inc. of NY                  36.12    24,223    275.1       39.25  27.69   35.50    1.75     N.A.   3.20
MAFB  MAF Bancorp of IL                                41.37    10,429    431.4       42.62  22.25   42.62   -2.93   386.71  19.05
MBFL  MBLA Financial Corp. of MO (8)                   24.00     1,316     31.6       24.00  19.00   23.50    2.13     N.A.  26.32
MFBC  MFB Corp. of Mishawaka ILL                       19.75     1,735     34.3       19.75  13.75   19.00    3.95     N.A.  18.83
MLBC  ML Bancorp of Villanova PA                       19.06    10,415    198.5       20.25  11.87   19.37   -1.60     N.A.  34.99
MBB   MSB Bancorp of Middletown NY                     19.25     2,837     54.6       20.50  15.50   19.00    1.32    92.50  -1.89
MSBF  MSB Financial Corp. of MI                        22.00       630     13.9       22.00  16.50   22.00    0.00     N.A.  15.79
MGBL  Llagna Bancorp of MS (8)                         26.37    13,754    362.7       26.37  16.75   25.50    3.41   427.40  50.69
MARN  Marion Capital Holdings of IN                    22.62     1,828     41.3       23.25  19.25   22.62    0.00     N.A.  17.51
MRKF  Market Fin. Corp. of OH                          13.00     1,336     17.4       13.37  12.25   13.00    0.00     N.A.   N.A.
MFCX  Marshalltown Fin. Corp. of IA (8)                15.12     1,411     21.3       16.62  14.25   15.00    0.80     N.A.   1.58
                                                                   Current Per Share Financials
                                                          ----------------------------------------------
                                                                                        Tangible
                                                           Trailing    12 No.    Book     Book
                                                            12 No.     Core     Value/   Value/  Assets/
                                                            EPS(3)     EPS(3)   Share   Share(4) Share
                                                          --------    -------  ------- --------- -------
                                                               ($)       ($)       ($)      ($)    ($)
NASCAQ Listed OTC Companies (continued)
---------------------------------------
HAVN  Haven Bancorp of Woodhaven NY                          2.28      3.32     23.13    23.04   399.03
HVFD  Haverfeild Corp. of OH(e)                              0.88      1.86     15.04    15.04   179.26
HTHR  Hawthorne Fin, Corp. of CA                             2.39      1.65     12.11    12.11   314.87
HELK  Hemlock Fed. Fin. Corp. of IL                         -0.29      0.37     14.49    14.49    79.24
HBNK  Highland Federal Bnk of CA                             0.59      1.03     15.70    15.70   210.43
HIFS  Hingham Inst. For Sav. of MA*                          1.73      1.73     15.10    15.10   158.08
HBEI  Home Bancorp of Elgin IL                               0.15      0.39     14.39    14.39    51.18
HBFW  Home Bancorp of Fort Wayne IN                          0.68      1.10     17.43    17.43   124.97
HBBI  Home Building Bancorp of EH                            0.27      0.74     18.11    18.11   150.01
HCFC  Home City Fin. Corp. of OH                             0.51      0.77     14.77    14.77    71.68
HCMF  Home Fed Bancorp of Seymour IA                         1.93      2.29     16.54    16.00   195.77
HWEN  Home Financial Bancorp of IH                           0.45      0.64     15.12    15.12    81.16
HPBC  Home Port Bancorp, Inc. of MA                          1.69      1.68     11.11    11.11   102.72
HACI  Homecorp, Inc. of Rocktoro IL                          0.23      0.77     12.52    12.52   198.73
HZFS  Horizon Fin'l. Services of IA                          0.75      1.35     19.31    19.31   183.96
HRZB  Horizon Financial Corp. of HA                          1.05      1.03     10.61    10.61    69.95
IBSF  IBS Financial Corp. of MJ                              0.35      0.50     11.45    11.45    67.20
ISBF  ISB Financial Corp. of LA                              0.75      1.01     16.28    13.74   132.73
ITLA  Imperial Thrift & Loans of CA*                         1.37      1.37     11.77    11.72   103.52
IFSB  Independence FSB OF DC                                 0.29      0.66     13.39    11.74   205.28
INCB  Indiana Comm. Bank, SB OF IN                           0.16      0.50     12.27    12.27    99.05
IFSL  Indiana Federal Corp. of IN(g)                         1.10      1.56     15.03    14.12   171.11
INBI  Industrial Bancorp of OH                               0.44      0.86     11.41    11.41    61.71
IWBK  Interwest SB of Oak Harbor MA                          1.67      2.34     14.82    14.47   220.94
IPSW  Ipswich SB of Ipswich MA*                              1.53      1.20      8.59     8.59   139.32
JSBF  JSB Financial, Inc. of NV                              2.76      2.62     34.52    34.52   155.74
JXVL  Jacksonville Bancorp of TX                             0.74      1.02     13.27    13.27    84.89
JXSB  Jacksonville SB, MCH of IL (44.6)                      0.33      0.77     13.25    13.26   128.80
JSBA  Jefferson Svgs Bancorp of MO                           0.57      1.43     18.09    14.12   230.96
JOAC  Joachin Bancorp of MO                                  0.24      0.37     13.60    13.60    16.92
KSAV  KS Bancorp of Kenly NC                                 1.34      1.76     21.01    21.00   151.97
KSAK  KSB Bancorp of Kingfield ME (8)*                       2.75      2.74     21.90    20.27   320.90
KFAI  Kiamath First Bancorp of CR                            0.59      0.87     14.03    14.03    68.64
LSBI  LSB Fin. Corp. of Lafayette IN                         0.94      0.79     18.06    18.06   198.97
LVSB  Lakeview SB of Paterson NJ                             2.85      1.78     20.78    16.64   204.95
LARK  Landmark Bancshares of KS                              0.98      1.22     18.11    18.11   123.78
LARL  Laurel Capital Group of PA                             1.50      1.92     14.51    14.51   139.24
LSBX  Lawrence Savings Bank of MA                            1.30      1.30      7.06     7.06    80.37
LFED  Leeds FSB HHC OF MD (36.2)                             0.63      0.90     13.20    13.20    81.59
LXND  Lexington BSL Fin. Corp. of PA                         0.42      0.58     17.24    17.24    56.68
LIFB  Life Bancorp of Norfolk VA                             0.96      1.18     15.42    14.94   142.97
LFBI  Little Falls Bancorp of NJ                             0.27      0.53     14.30    13.16   110.52
LOGN  Logansport Fin. Corp. of IN                            0.73      0.95     12.41    12.41    63.14
LONF  London Financial Corp. of OH                           0.54      0.79     14.63    14.63    73.66
LISB  Long Island Bancorp, Inc. of NY                        1.38      1.64     21.62    21.41   239.98
MAFB  MAF Bancorp of IL                                      2.23      3.11     24.46    21.24   310.33
MBFL  MBLA Financial Corp. of MO (8)                         1.05      1.36     21.51    21.51   159.41
MFBC  MFB Corp. of Mishawaka ILL                             0.71      1.07     19.59    19.59   135.04
MLBC  ML Bancorp of Villanova PA                             1.26      1.15     13.55    13.22   180.04
MBB   MSB Bancorp of Middletown NY                           0.44      0.48     19.57     7.69   299.00
MSBF  MSB Financial Corp. of MI                              1.22      1.52     19.94    19.94   120.05
MGBL  Llagna Bancorp of MS (8)                               1.33      1.57      9.62     9.30   100.56
MARN  Marion Capital Holdings of IN                          1.27      1.53     21.99    21.99    95.41
MRKF  Market Fin. Corp. of OH                                0.38      0.50     14.17    14.17    42.68
MFCX  Marshalltown Fin. Corp. of IA (8)                      0.30      0.63     14.06    14.06    90.08

RP FINANCIAL, LC.
-----------------------------------------
Financial Service Industry Consultants
1700 North Moore Street, Suite 2210
Arlington,Virginia 22209
(703) 528-1700                     (Continued)
                      Weekly Thrift Market Line- Part One
                          Prices As Of June 20, 1997



                                             Market Capitalization                     Price Change Data
                                            -----------------------     --------------------------------------------------
                                                     Shares  Market         52 Week (1)              % Change From
                                                                        ---------------          -------------------------
                                             Price/  Outst- Capital-                      Last     Last  Dec 31,  Dec 31,
                                            Share(1) anding ization(g)    High     Low    Week     Week  1994(2)  1995(2)
                                            -----------------------     -------  ------  ------  ------  -------  --------
                                               ($)    (000)  ($Mil)        ($)     ($)     (%)      (%)     (%)      (%)
Financial Institution
----------------------

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MFSL   Maryland Fed. Bancorp of MD            44.25   3,210   142.0       45.00   26.91   43.50    1.72   321.43     27.34
MASA   MassBank Corp,of Reading MA*           46.75   2,586   125.6       46.75   32.50   43.50    7.47   275.16     22.64
MFCA   Maryflower Co-Op. Bank of MA*          18.00     890    16.0       19.75   13.12   16.25   10.77   260.00      5.88
MECH   Mechanics SB of Hartford CT*           18.75   5,290    99.2       19.00   11.00   18.50    1.35     N.A.     19.05
MDBK   Medford Savings Bank of MA*            30.50   4,540   138.5       30.50   20.75   29.50    3.39   335.71     18.45
MEAT   Maritruss FSB of Thibodauk LA          38.00     774    29.4       41.50   30.75   38.00    0.00     N.A.     20.18
MWBX   Metro West of MA*                       5.56  13,943    77.5        5.56    3.50    5.56    0.00    34.95      3.54
MCBS   Mid Cancinens Bancshares of KS         27.50   1,958    53.8       27.60   17.50   27.50    0.00     N.A.     17.67
MIFC   Mid Iowa Financial Corp. of IA          8.75   1,676    14.7        9.00    6.00    9.00   -2.78    75.00     37.36
MCBN   Mid-Coast Bancorp of NE                19.50     230     4.5       20.25   18.00   19.50    0.00   241.51      2.63
MUBI   Midwest Bancshares, Inc. of IA         31.50     348    11.0       31.50   24.50   31.50    0.00   215.00     18.87
MUFD   Midwest Fed. Fin. Corp of WI           19.75   1,625    32.1       24.50   15.12   19.75    0.00   295.00      6.76
MFFC   Milton Fed. Fin. Corp of OH            14.00   2,327    32.6       16.00   11.50   14.12   -0.85     N.A.     -3.45
MIVT   Miss View. Hold. Co. of HI             14.62     819    12.0       15.63   10.75   14.62    0.00     N.A.     21.83
MBSP   Mitcnell Bancorp of NC*                16.37     968    15.8       16.75   10.19   16.75   -2.27     N.A.     14.88
MBBC   Monterey Bay Bancorp of CA             16.75   3,245    54.4       18.25   11.37   16.25    3.08     N.A.     13.56
MSBK   Mutual SB, FSB of Bay City HI           9.62   4,274    41.1        9.62    5.12    8.87    8.46     9.94     74.91
NHTB   NH Thrift Bancshares of NH             15.25   2,041    31.1       15.50    9.75   15.25    0.00   230.09     20.84
NSLB   NS&L Bancorp of heosho MO              16.50     708    11.7       17.25   12.00   16.50    0.00     N.A.     21.15
NMSB   Newall Bancorp. cr CT*                 10.25   3,888    39.9       10.25    6.75    9.62    6.55    60.91      5.13
NASB   North American SB of MO                44.00   2,257    99.3       46.25   29.25   44.75   -1.68   935.29     28.47
NBSI   North Bancshares of Chicago IL         19.25   1,035    19.9       20.12   15.26   19.25    0.00     N.A.     16.67
NCFD   North Central Bancshares of IA         15.25   3,429    52.3       16.62   10.37   15.12    0.86     N.A.     12.46
NBN    Northeast Bancorp of NE                14.37   1,275    18.3       14.75   12.50   14.50   -0.90    22.30      2.64
NEIB   Northeast Indiana Bncrp of IN          15.00   1,763    26.4       16.00   11.75   15.00    0.00     N.A.     10.13
NNEQ   Northwest Equity Corp. of WI           14.75     839    12.4       15.00   10.25   14.25    3.51     N.A.     21.70
NWSB   Northwest SB, NHC of PA (29.9)         15.25  23,376   106.6       15.75   10.75   15.12    0.86     N.A.     14.06
NSSY   Norwalk Saving Society of CT*          28.37   2,404    68.2       28.37   20.87   27.87    1.79     N.A.     21.39
NSSB   Norwich Financial Corp. of CT          22.62   5,400   122.1       23.25   14.12   22.00    2.82   223.14     15.29
NTAG   Nutmeg FS&LA of CT                      8.25     725     6.0        8.25    7.00    7.37   11.94     N.A.     10.00
OHSL   OHSL Financial Corp. of OH             25.25   1,208    30.5       25.25   19.25   24.00    5.21     N.A.     18.16
OOFC   Ocean Fin. Corp. of NJ                 33.12   9,059   300.0       33.12   19.62   31.25    5.98     N.A.     29.88
OCHI   Ocuen Financial Corp. of FL            29.75  26,800   797.3       34.75   20.25   29.62    0.44     N.A.     11.21
OFCP   Ottawa Financial Corp. of HI           22.50   5,040   113.4       22.75   16.00   21.75    3.45     N.A.     33.85
PFFB   PFF Bancorp of prauna CA               17.25  18,846   325.1       17.25   10.37   15.37   12.23     N.A.     16.01
PSFI   PS Financial of Chicago IL             14.75   2,182    32.2       14.75   11.62   11.37    2.64     N.A.     25.53
PVFC   PVF Capital Corp. of OH                19.12   2,323    44.4       19.12   12.00   19.12    0.00   334.55     21.40
PCCI   Pacific Crest Capital of CA*           13.37   2,937    39.3       13.72    8.00   13.00    2.85     N.A.     16.26
PALM   Palfed, Inc. of Aiken SC               16.69   5,278    88.1       17.50   11.62   17.50   -4.63     8.59     19.21
PBCI   Panrapo Bancorp, Inc. of NJ            19.75   2,863    56.5       23.75   18.25   20.00   -1.25   250.80     -1.25
PFED   Park Bancorp of Chicago IL             14.75   2,431    35.9       16.12   10.19   14.50    1.72     N.A.     13.46
PVSA   Parkvale Financial Corp of PA          28.37   4,060   115.2       29.50   19.60   28.75   -1.32   242.63      9.12
PBIX   Patriot Bank Corp. of PA               16.31   4,266    69.6       16.75   10.62   16.00    1.94     N.A.     20.81
PEEK   Peekskill Fin. Corp. of NY             15.00   3,203    48.0       15.25   11.25   14.62    2.60     N.A.      5.26
PFSB   PennFed Fin. Services of NJ            27.37   4,821   132.0       27.37   14.87   26.50    3.28     N.A.     35.16
PWBC   PennFirst Bancorp of PA                15.00   3,911    58.7       15.50   13.00   14.25    5.26    87.97     10.13
PWBK   Pennwood SB of PA*                     15.00     610     9.2       15.00    9.00   15.00    0.00     N.A.      9.09
PBKB   People's SB of Brockton MA*            15.12   3,592    54.3       15.12    9.00   14.37    5.22   154.55     42.37
PFDC   People's Bancorp of Auburn IN          22.25   2,279    50.7       23.00   19.25   21.75    2.30    27.14      9.88
PBCT   Peoples Bank, NHC of CT (37.4)*        26.50  61,017   401.6       26.50   13.58   24.37    8.74   236.72     37.65
PFFC   Peoples Fin. Corp. of OH               15.25   1,491    22.7       16.00   10.87   15.25    0.00     N.A.     12.96
PHBK   Peoples Heritage Fin Grp of NE*        35.75  28,425 1,016.2       36.25   19.00   35.44    0.87   133.51     27.68
PGNB   Peoples Sav. Fin. Corp. of CT (8)*     36.25   1,907    69.1       36.25   21.50   35.87    1.06   267.27     30.63
PSFC   Peoples Sidney Fir. Corp of OH         13.62   1,785    24.3       13.75   12.56   13.37    1.87     N.A.      N.A.
PEAM   Pernament Bancorp of IN                25.00   2,083    52.1       25.50   15.75   24.12    3.65     N.A.     23.46

                                                    Current Per Share Financials
                                               ---------------------------------------------
                                                                         Tanagible
                                               Trailing  12 Mo.    Book    Book
                                                12 Mo.   Care     Value/  Value/    Assets/
Financial Institution                          EPS (3)  EPS (3)  Share   Share (4)  Share
----------------------                         -------- ------- -------  --------- ---------
                                                  ($)     ($)      ($)     ($)        ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MFSL   Maryland Fed. Bancorp of MD               2.03    2.96    29.68   29.28     351.55
MASA   MassBank Corp,of Reading MA*              3.60    3.34    33.49   33.49     335.49
MFCA   Maryflower Co-Op. Bank of MA*             1.33    1.30    13.21   12.98     140.10
MECH   Mechanics SB of Hartford CT*              0.35    0.37    14.50   14.50     149.06
MDBK   Medford Savings Bank of MA*               2.33    2.26    20.43   18.91     232.18
MEAT   Maritruss FSB of Thibodauk LA             1.77    2.98    23.34   23.34     295.34
MWBX   Metro West of MA*                         0.50    0.50     2.92    2.92      39.80
MCBS   Mid Cancinens Bancshares of KS            1.75    2.00    19.04   19.04     189.57
MIFC   Mid Iowa Financial Corp. of IA            0.64    0.34     6.71    6.70      73.73
MCBN   Mid-Coast Bancorp of NE                   0.97    1.55    21.63   21.63     251.47
MUBI   Midwest Bancshares, Inc. of IA            1.84    3.04    27.71   27.71     399.44
MUFD   Midwest Fed. Fin. Corp of WI              1.16    1.13    10.66   10.24     123.74
MFFC   Milton Fed. Fin. Corp of OH               0.40    0.55    11.32   11.32      76.82
MIVT   Miss. View Hold. Co. of HI                0.58    0.86    15.55   15.55      85.17
MBSP   Mitcnell Bancorp of NC*                   0.47    0.59    15.17   15.17      35.01
MBBC   Monterey Bay Bancorp of CA                0.31    0.57    13.98   12.82     130.15
MSBK   Mutual SB, FSB of Bay City HI             0.15    0.06     9.31    9.31     155.02
NHTB   NH Thrift Bancshares of NH                0.44    0.65    11.47    9.72     153.37
NSLB   NS&L Bancorp of heosho MO                 0.41    0.62    16.35   16.35      82.05
NMSB   Newall Bancorp. cr CT*                    0.65    0.63     8.13    8.13      81.54
NASB   North American SB of MO                   3.85    3.74    24.35   23.56     305.38
NBSI   North Bancshares of Chicago IL            0.52    0.74    16.94   16.94     115.95
NCFD   North Central Bancshares of IA            0.98    1.14    14.59   14.59      59.35
NBN    Northeast Bancorp of NE                   0.64    0.51    13.49   11.66     194.14
NEIB   Northeast Indiana Bncrp of IN             0.94    1.11    14.87   14.87      98.06
NNEQ   Northwest Equity Corp. of WI              0.85    1.08    12.94   12.94     113.35
NWSB   Northwest SB, NHC of PA (29.9)            0.56    0.81     8.30    7.80      85.45
NSSY   Norwalk Saving Society of CT*             2.42    2.77    20.69   19.95     256.51
NSSB   Norwich Financial Corp. of CT             1.34    1.27    14.27   12.80     129.86
NTAG   Nutmeg FS&LA of CT                        0.34    0.44     7.35    7.35     129.17
OHSL   OHSL Financial Corp. of OH                1.08    1.54    21.00   21.00     190.24
OOFC   Ocean Fin. Corp. of NJ                   -0.06    1.30    27.30   27.30     153.20
OCHI   Ocuen Financial Corp. of FL               2.59    1.88     8.40    8.40      98.86
OFCP   Ottawa Financial Corp. of HI              0.70    1.20    15.07   12.06     170.42
PFFB   PFF Bancorp of prauna CA                  0.14    0.56    14.09   13.93     134.55
PSFI   PS Financial of Chicago IL                0.66    0.68    14.88   14.88      34.43
PVFC   PVF Capital Corp. of OH                   1.54    2.03    10.77   10.77     153.36
PCCI   Pacific Crest Capital of CA*              1.06    0.90     8.43    8.43     116.70
PALM   Palfed, Inc. of Aiken SC                  0.07    0.70    10.07   10.07     124.23
PBCI   Panrapo Bancorp, Inc. of NJ               1.07    1.51    16.43   16.29     128.31
PFED   Park Bancorp of Chicago IL                0.53    0.74    15.88   15.88      73.21
PVSA   Parkvale Financial Corp of PA             1.64    2.46    17.91   17.76     239.56
PBIX   Patriot Bank Corp. of PA                  0.52    0.71    11.26   11.26     139.25
PEEK   Peekskill Fin. Corp. of NY                0.63    0.81    14.58   14.58      57.01
PFSB   PennFed Fin. Services of NJ               1.35    2.01    19.55   15.12     259.78
PWBC   PennFirst Bancorp of PA                   0.76    1.14    12.77   11.65     180.58
PWBK   Pennwood SB of PA*                        0.46    0.73    15.30   15.30      78.57
PBKB   People's SB of Brockton MA*               1.16    0.69     8.57    9.21     152.78
PFDC   People's bancorp of Auburn IN             1.35    1.79    18.87   18.87     124.28
PBCT   Peoples Bank, NHC of CT (37.4)*           1.33    1.06    10.39   10.38     123.54
PFFC   Peoples Fin. Corp. of OH                  0.05    0.21    16.18   16.18      60.15
PHBK   Peoples Heritage Fin Grp of NE*           2.00    2.14    15.76   13.30     192.02
PGNB   Peoples Sav. Fin. Corp. of CT (8)*        2.20    2.19    24.13   22.61     251.23
PSFC   Peoples Sidney Fir. Corp of OH            0.56    0.73    14.09   14.09      60.57
PEAM   Pernament Bancorp of IN                   0.46    1.01    19.23   19.04     198.26

RP Financial, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginial 22209
(703) 528-1700


                                  (continued)
                     Weekly Thrift Market Lime - Part One
                          Prices As Of June 20, 1997

                                                          Market Capitalization
                                                    ----------------------------------
                                                                    Shares     Market
                                                     Price/         Outst-    Capital-
Financial Institution                               Share(1)        anding    ization(9)
---------------------                               ----------     -------    --------
                                                     ($)            (000)     ($ Mil)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PMFI  Perpetual Midwest Fin. of IA                  19.00           1,907      36.2
PERT  Perpetual of SC, MHC (46.8)                   29.50           1,505      20.8
PCBC  Perry Ca. Fin. Corp. of NO                    19.75             809      16.0
PHFC  Pittsburgh Hune Fin.of PA                     15.00           1,983      29.7
PFSL  Pocahnts Fed, MHC of AR (46.4)                20.75           1,629      15.6
PCBS  Portsmouth Bank Shrs Inc of MA(8)             16.00           5,872      94.0
PTRS  Potters Financial Corp of OH                  21.55             487      10.5
PKPS  Poughkeepsle Fin. Corp NY                      6.94          12,595      87.4
PRBC  Prestige Bancorp of PA                        15.75             920      14.5
PETE  Primary Bank of HH(8)                         24.87           2,087      51.9
PFHC  Progress Financial Corp. of PA                 9.50           3,814      36.2
PSBK  Progressive Bank, Inc. of NY                  29.62           3,825     113.3
PAC/V Provident Fin. Holdings of CA                 16.75           5,075      85.0
PBLB  Pulaski 5B, MHC of MO (29.0)                  18.25           2,094      11.0
PLSK  Pulaski 5B, MHC of MJ (46.0)                  13.00           2,070      12.4
PBLS  Pulse Bancorp of S. River NO                  19.62           3,061      60.1
QCFB  QCF Bancorp of Virginia MN                    20.50           1,426      29.2
QCBC  Quaker City Bancorp of CA                     17.00           4,778      81.2
QCSB  Queens County Bancorp of NY                   46.12          11,137     513.6
RCSB  RCSB Fiancial, Inc. of NY (8)                 45.25          14,816     670.4
RARB  Raritan Bancorp, of Raritan MA                30.00           1,532      46.0
REBF  ReaFed Bancorp of Redlands CA                 15.63           7,164     112.0
RELY  Reliance Bancorp, Inc. of Ny                  26.87           8,823     237.1
RELY  Reliance Bancshares Inc of NI (8)              8.25           2,528      20.9
RIVR  River Valley  Bancorp of IN                   14.75           1,190      17.8
RFED  Roosevelt Fin. Grp. Inc. of MO (8)            24.12          42,615   1,027.9
RSLB  Roslyn Bancorp, Inc. of NY                    20.00          43,642     872.8
RVSB  Rvrview SB, FSB MHC of HA (41.7) (8)          22.00           2,416      20.2
SCCB  S. Carolina Co??? Bnshrs of SC                18.25             704      12.8
SBFL  SB Fngr Lakes HHC of NY (33.1)                16.50           1,785       9.7
SFED  SFS Bancorp of Scheneciady NY                 16.50           1,271      21.0
SGVB  SGV Bancorp of N. Covina CA                   14.00           2,342      32.8
SISB  SIS BanA of Springfield HA                    29.62           5,662     167.7
SJSB  SJS Bancorp of St. Joseph NJ (8)              26.50             918      24.3
SNCB  Sanowich Co-Cp, Bank of MA                    31.00           1,906      59.1
SECP  Security Capital Corp. Of NI (8)              94.50           9,203     889.7
SFSL  Security First Corp. Of OH                    21.37           5,003     106.9
SMFC  Sho-?? Fin. Corp. of MO                       40.25           1,519      61.1
SCSI  Sobieski Bancorp of S. Berd IN                14.75             760      11.2
SOSA  Somerset Savings Bank of MA (8)                2.66          16,662      44.3
SSFC  South Street Fin. Corp. of NC                 16.50           4,496      74.2
SCBS  Southern Common. Bncshrs of AL                14.25           1,137      16.2
SMBC  Southern Missouri Bncshrs of Mo               17.62           1,638      28.9
SWBI  Southwest Bancshares of IL                    20.50           2,639      54.1
SVRN  Sovereign Bancorp of PA                       14.12          69,832     986.0
SIFR  St. Francis Cap. Corp. of WI                  33.25           5,386     179.1
SPBC  St. Paul Bancorp, Inc. of IL                  33.87          22,840     773.6
STHO  Standard Fin. of Chicago IL (8)               24.94          16,204     404.1
SFFO  StateFed Financial Corp. of IA                19.12             790      15.1
SFIN  State?? Fin. Corp. of NJ                      17.12           4,771      81.7
STSA  Sterling Finanancial Corp. of WA              19.00           5,543     105.3
SFSB  SuburbFed Fin. Corp. of IL                    24.50           1,261      30.9
SBCH  Surburban Bancorp. of OH (8)                  19.50           1,475      28.8
ROSE  T R Financial Corp. of NY                     23.50          17,632     414.4
T?RD  TF Financial Corp. of PA                      18.37           4,087      75.1


                                                                           Price Change Data
                                                    ---------------------------------------------------------------
                                                    52 Week (1)                                    % Change From
                                                    ---------                                      ----------------
                                                                              Last      Last      Dec 31,    Dec 31,
                                                     High         Low         Week      Week      1994(2)    1996(2)
                                                    --------     -------     -------    -------   -------    -----
                                                      ($)          ($)          ($)       (%)        (%)        (%)
PMFI  Perpetual Midwest Fin. of IA                   22.00        17.00       19.75     -3.8D       N.A.    -1.30
PERT  Perpetual of SC MHC (46.8)                     29.75        20.25       27.00      9.26       N.A.    21.65
PCBC  Perry Ca. Fin. Corp. of NO                     20.25        15.50       19.75      0.00       N.A.    16.18
PHFC  Pittsburgh Hune Fin, of PA                     15.50         9.50       14.37      4.38       N.A.    12.19
PFSL  Pocahnts Fed, MHC of AR (46.4)                 20.75        14.25       19.87      4.43       N.A.    18.57
PCBS  Portsmouth Bank Shrs Inc of MA(8)              16.50        12.38       16.50     -3.03      53.70    16.62
PTRS  Potters Financial Corp of OH                   21.75        15.50       21.75     -0.92       N.A.     7.75
PKPS  Poughkeepsle Fin. Corp NY                       7.31         4.75        7.12     -2.53     -10.45    32.19
PRBC  Prestige Bancorp of PA                         16.12         9.75       15.50      1.61       N.A.    16.67
PETE  Primary Bank of HH(8)                          24.87        11.19       24.25      2.56       N.A.    63.19
PFHC  Progress Financial Corp. of PA                  9.50         5.75        9.02      5.32     -13.71    13.50
PSBK  Progressive Bank, Inc. of NY                   29.62        18.50       28.87      2.60     121.54    30.20
PAC/V Provident Fin. Holdings of CA                  17.19        10.12       17.00     -1.47       N.A.    19.64
PBLB  Pulaski 5B, MHC of MO (29.0)                   20.00        12.25       17.37      5.07       N.A.    25.86
PLSK  Pulaski 5B, MHC of MJ (46.0)                   13.50        11.50       13.50     -3.70       N.A.     N.A.
PBLS  Pulse Bancorp of S. River NO                   19.62        15.50       19.00      3.26      53.61    24.57
QCFB  QCF Bancorp of Virginia MN                     21.00        14.75       20.50      0.00       N.A.    12.33
QCBC  Quaker City Bancorp of CA                      17.50        10.30       17.37     -2.13     126.67    11.84
QCSB  Queens County Bancorp of NY                    46.12        23.25       43.87      5.13       N.A.    46.04
RCSB  RCSB Fiancial, Inc. of NY (8)                  45.25        24.00       43.12      4.94     267.59    56.03
RARB  Raritan Bancorp, of Raritan MA                 30.75        20.25       30.50     -1.64     267.69    29.03
REBF  ReaFed Bancorp of Redlands CA                  15.75         8.37       15.50      0.84       N.A.    15.78
RELY  Reliance Bancorp, Inc. of Ny                   26.87        15.63       26.12      2.87       N.A.    37.79
RELY  Reliance Bancshares Inc of NI (8)              10.12         6.50        7.62      8.27       N.A.    22.22
RIVR  River Valley  Bancorp of IN                    15.50        13.25       14.50      1.72       N.A.     7.27
RFED  Roosevelt Fin. Grp. Inc. of MO (8)             24.25        15.63       24.00      0.50     518.46    14.86
RSLB  Roslyn Bancorp, Inc. of NY                     20.00        15.00       18.94      5.60       N.A.     N.A.
RVSB  Rvrview SB, FSB MHC of HA (41.7) (8)           24.00        13.07       20.50      7.32       N.A.    38.28
SCCB  S. Carolina Co??? Bnshrs of SC                 20.00        15.00       18.87     -3.29       N.A.    21.67
SBFL  SB Fngr Lakes HHC of NY (33.1)                 24.50        12.75       16.62     -0.72       N.A.    20.00
SFED  SFS Bancorp of Scheneciady NY                  17.00        12.00       13.50      0.00       N.A.    11.86
SGVB  SGV Bancorp of N. Covina CA                    18.00         7.75       29.00      3.70       N.A.    24.44
SISB  SIS BanA of Springfield HA                     14.25        17.50       26.50      2.14       N.A.    29.51
SJSB  SJS Bancorp of St. Joseph NJ (8)               29.62        19.50       32.00      0.00       N.A.     4.95
SNCB  Sanowich Co-Cp, Bank of MA                     34.00        19.50       96.75     -3.13     259.63     4.20
SECP  Security Capital Corp. Of NI (8)               96.75        59.00       21.00     -2.33       N.A.    28.14
SFSL  Security First Corp. Of OH                     22.00        13.25       36.12      1.76      35.68    17.94
SMFC  Sho-?? Fin. Corp. of MO                        40.25        15.50       14.75     11.43       N.A.    85.06
SCSI  Sobieski Bancorp of S. Berd IN                 16.00        11.75        2.66      0.00       N.A.     1.72
SOSA  Somerset Savings Bank of MA (8)                 2.88         1.44       15.75      0.00     -48.05    35.03
SSFC  South Street Fin. Corp. of NC                  17.00        12.12       14.25      4.76       N.A.    17.86
SCBS  Southern Common. Bncshrs of AL                 14.25        13.00       17.00      0.00       N.A.     7.55
SMBC  Southern Missouri Bncshrs of Mo                17.62        13.50       20.25      3.65       N.A.    17.47
SWBI  Southwest Bancshares of IL                     21.00        17.83       13.75      1.23     105.00    12.33
SVRN  Sovereign Bancorp of PA                        14.12         8.02       30.25      2.69     215.88    29.07
SIFR  St. Francis Cap. Corp. of WI                   33.25        24.00       33.19      9.92       N.A.    27.88
SPBC  St. Paul Bancorp, Inc. of IL                   33.87        17.80       24.75      2.05     100.77    44.13
STHO  Standard Fin. of Chicago IL (8)                25.00        15.25       18.75      0.77       N.A.    27.12
SFFO  StateFed Financial Corp. of IA                 19.12        15.00       17.37      1.97       N.A.    15.88
SFIN  State?? Fin. Corp. of NJ                       17.50        11.25       17.62     -1.44       N.A.    19.14
STSA  Sterling Finanancial Corp. of WA               19.00        13.00       24.00      7.83     109.05    34.56
SFSB  SuburbFed Fin. Corp. of IL                     25.25        16.25       19.12      2.08     267.32    28.95
SBCH  Surburban Bancorp. of OH (8)                   19.50        14.25       23.00      1.99       N.A.    27.87
ROSE  T R Financial Corp. of NY                      23.62        13.00       18.00      2.17       N.A.    32.39
T?RD  TF Financial Corp. of PA                       19.25        13.75       23.00      2.06       N.A.    13.05

                                                                      Current per Share Financials
                                                       ------------------------------------------------------------
                                                                                               Tangible
                                                       Trailing       12 Mo.      Book           Book
                                                        12 Mo.         Core       Value/        Value/      Assets/
                                                        EPS(3)         EPS(3)     Share         share(4)     Share
                                                       --------       --------    --------      --------    -------
                                                          ($)            ($)        ($)            (%)        (%)
PMFI  Perpetual Midwest Fin. of IA                     0.18            0.53       17.72         17.72       208.59
PERT  Perpetual of SC MHC (46.8)                       1.00            1.41       19.69         19.69       148.17
PCBC  Perry Ca. Fin. Corp. of NO                       0.70            0.96       18.76         18.76        99.61
PHFC  Pittsburgh Hune Fin, of PA                       0.59            0.84       13.71         13.55       119.51
PFSL  Pocahnts Fed, MHC of AR (46.4)                   1.34            1.87       14.61         14.61       229.14
PCBS  Portsmouth Bank Shrs Inc of MA(8)                1.02            0.89       11.25         11.25        44.78
PTRS  Potters Financial Corp of OH                     0.75            1.62       21.38         21.38       240.08
PKPS  Poughkeepsle Fin. Corp NY                        0.14            0.32        5.75          5.75        68.37
PRBC  Prestige Bancorp of PA                           0.32            0.68       16.11         16.11       137.86
PETE  Primary Bank of HH(8)                            1.68            1.66       13.79         13.79       208.78
PFHC  Progress Financial Corp. of PA                   0.44            0.54        5.47          4.79       104.97
PSBK  Progressive Bank, Inc. of NY                     2.48            2.50       19.17         16.93       229.46
PAC/V Provident Fin. Holdings of CA                    0.26            0.13       17.06         17.06       119.94
PBLB  Pulaski 5B, MHC of MO (29.0)                     0.42            0.57       10.75         10.75        85.39
PLSK  Pulaski 5B, MHC of MJ (46.0)                     0.23            0.52        9.83          9.83        81.83
PBLS  Pulse Bancorp of S. River NO                     1.17            1.75       13.14         13.14       168.55
QCFB  QCF Bancorp of Virginia MN                       1.32            1.32       18.35         18.35       104.01
QCBC  Quaker City Bancorp of CA                        0.49            0.89       14.56         14.54       163.42
QCSB  Queens County Bancorp of NY                      2.05            2.07       18.47         18.47       123.31
RCSB  RCSB Fiancial, Inc. of NY (8)                    2.62            2.60       21.36         20.82       272.16
RARB  Raritan Bancorp, of Raritan MA                   2.18            2.36       10.37         18.46       244.87
REBF  ReaFed Bancorp of Redlands CA                    0.15            0.57       18.80         10.36       126.81
RELY  Reliance Bancorp, Inc. of Ny                     1.16            1.76       10.37         12.31       218.38
RELY  Reliance Bancshares Inc of NI (8)                0.25            0.25       17.56         11.59        18.98
RIVR  River Valley  Bancorp of IN                     -0.21           -0.21       11.59         14.15       116.24
RFED  Roosevelt Fin. Grp. Inc. of MO (8)               0.23            1.77       14.37          9.55       182.95
RSLB  Roslyn Bancorp, Inc. of NY                       0.23            0.93       10.16         14.01        85.29
RVSB  Rvrview SB, FSB MHC of HA (41.7) (8)             0.83            1.06       14.08          9.39        92.87
SCCB  S. Carolina Co??? Bnshrs of SC                   0.52            0.70       10.36         17.11        65.93
SBFL  SB Fngr Lakes HHC of NY (33.1)                   0.08            0.54       17.11         11.27       119.23
SFED  SFS Bancorp of Scheneciady NY                    0.60            1.08       11.27         17.26       132.84
SGVB  SGV Bancorp of N. Covina CA                      0.22            0.57       17.26         12.18       170.70
SISB  SIS BanA of Springfield HA                       3.21            3.11       12.41         18.00       298.19
SJSB  SJS Bancorp of St. Joseph NJ (8)                 0.28            0.79       18.00         17.23       185.45
SNCB  Sanowich Co-Cp, Bank of MA                       2.24            2.27       17.23         19.59       249.34
SECP  Security Capital Corp. Of NI (8)                 4.40            5.27       20.55         62.82       396.28
SFSL  Security First Corp. Of OH                       1.28            1.62       62.82         11.67       126.88
SMFC  Sho-?? Fin. Corp. of MO                          1.73            2.06       11.88         19.13       200.46
SCSI  Sobieski Bancorp of S. Berd IN                   0.30            0.60       19.13         16.03       104.05
SOSA  Somerset Savings Bank of MA (8)                  0.18            0.18       16.03          1.85        31.36
SSFC  South Street Fin. Corp. of NC                    0.35            0.47        1.85         13.51        53.11
SCBS  Southern Common. Bncshrs of AL                   0.40            0.71       13.51         13.30        64.05
SMBC  Southern Missouri Bncshrs of Mo                  1.02            1.00       13.30         15.85       101.15
SWBI  Southwest Bancshares of IL                       1.04            1.46       15.85         15.19       140.80
SVRN  Sovereign Bancorp of PA                          0.55            0.91        5.96          4.37       147.31
SIFR  St. Francis Cap. Corp. of WI                     1.53            1.81       23.74         20.89       293.16
SPBC  St. Paul Bancorp, Inc. of IL                     1.28            1.89       17.16         17.11       196.38
STHO  Standard Fin. of Chicago IL (8)                  0.68            1.02       16.74         16.72       153.60
SFFO  StateFed Financial Corp. of IA                   1.05            1.29       19.00         19.00       107.95
SFIN  State?? Fin. Corp. of NJ                         0.66            1.18       14.03         14.00       133.31
STSA  Sterling Finanancial Corp. of WA                 0.18            0.86       11.22          9.52       280.93
SFSB  SuburbFed Fin. Corp. of IL                       1.02            1.67       21.23         21.14       323.39
SBCH  Surburban Bancorp. of OH (8)                     0.72            1.07       17.56         17.56       150.46
ROSE  T R Financial Corp. of NY                        1.76            1.54       11.90         11.90       193.08
T?RD  TF Financial Corp. of PA                         0.79            1.11       17.09         14.90       157.66

                                  (continued)
                      Weekly Thift Market Line - Part One
                          Prices As of June 20, 1997


                                                                                                    Price   Change  Date
                                                     Market     Capitilization                   --------------------------------
                                                    ------------------------------------           52 Week (1)      % Change From
                                                                    Shares     Market           -------------      ---------------
                                                       Price/       Outst -   Capital -                            Last      Last
Financial Instruction                                 Shares(1)     anding    ization           High       Low     Week      Week
---------------------                               ------------  ---------- -----------       ------     -----   ------    ------
                                                          ($)        (000)      ($N11)           ($)       ($)      ($)      ($)
NASDAQ    Listed QTC Companies (continued)
------
TPMZ      Tappan Zee Fin.. Inc. ?                        16.50      1,534        25.3           17.37     11.62    16.50     0.00
ESBK      The Elmira SB F5B of Elmira NY*                19.25        706        13.6           21.25     14.75    20.50    -6.10
GR7R      The Greater New York SB of NY (8)-             21.25     13,678       250.7           21.37     10.12    20.62     3.06
TSBS      Tranton SB, FSB MHC of KJ (35,0                19.50      9,037        60.8           20.37     12.37    19.75    -1.27
TRIC      Tri- County Bancorp of WY                      21.25        609        12.9           21.25     18.00    20.25     $.94
TNIN      Twin City Bancorp YN                           19.00        853        16.2           19.50     16.00    18.50     2.70
UFRM      United FS&LA of Rocky Mount NC                 12.00      3,066        36.8           12.00      7.00    12.00     0.00
UART      United Fin. Corp. of MT                        19.50      1,223        23.8           19.75     18.00    19.25     1.30
YABF      Ya. Beach Fred. Fin. Corp                      12.84      4,912        63.8           13.25      6.88    13.12    -2.13
VFFC      Virginia First Savings of VA (?)               22.62      5,805       131.3           23.00     11.00    22.75    -0.57
NHGB      NHG Banc?hares of  ?                           14.25      1,539        21.9           14.75     11.00    13.75     3.64
HSFS      HSFS Financial Corp. of?                       13.62     12,530       170.7           13.62      6.75    13.00     4.77
WVFC      WVS Financial Corp. of PA                      25.75      1,737        44.7           27.25     20.25    25.62     0.51
HRNB      Warren Bancorp of Peabody MA                   18.00      3,691        66.4           19.00     11.87    18.62    -3.33
WFSL      Washington FS & LA of Seattle                  27.69     47,444     1,313.7           27.69     17.90    26.50     4.49
?         Washington Mutual                              62.69    118,248     7,413.3           62.69     28.75    58.50     7.16
?         Wayne Bancorp of ?J                            19.?       2,168        42.?           19.50     10.75    19.25      .30
NAYN      Wayne S & L Co. MHC of OH (47.8)               17.00      2,248        12.2           18.50     12.67    17.00     0.00
WCFB      Wbstr Cty FS6 MHC of IA   (45.2)               14.75      2,100        14.0           14.75     12.50    14.00     5.36
WEST      Webster Financial Corp. ?'. CT                 43.87     11,954       524.4           43.87     28.00    43.25     1.43
WEFC      Wells Fin. Corp. of MH                         14.25      2,024        28.8           16.00     11.37    14.75    -3.39
KCBI      WestCo Bancorp of IL                           24.25      2,554        61.9           25.12     20.00    24.37    -0.49
NSTR      Westerfed Fin. Corp. of Wells MH               20.62      5,551       114.5           21.75     13.87    20.37     1.23
WOFC      Western Ohio Fin. Corp. of OH                  22.00      2,312        50.9           23.00     19.50    21.25     3.53
WWFC      Nestwood Fin. Corp. of OH                      18.25        645        11.8           21.25     10.25    21.25   -14.12
WEHD      Westwood Innsid Fin. Corp. of OH               13.75      2,843        39.1           14.50     10.37    13.25     3.77
WFCD      Winton Financial Corp. of OH                   13.12      1,9?         26.1           14.50     11.25    13.12     0.00
FFWD      Wood Bancorp of OH                             16.97      1,493        25.2           17.25     12.33    17.00    -0.76
YFCB      Yonkers Fin. Corp. of NY                       16.37      3,190        48.9           15.75      9.50    14.75     4.20
YFED      York Financial Corp. of PA                     19.?0      6,971       135.9           20.00     14.54    20.00    -2.50

                                                                                     Current Per Share Financial
                                                                                   ----------------------------------
                                                          % Change From                             Tang(
                                               -----------------------------            Trailing       12 No.       Book      Book
                                                       Dec 31,     Dec 31,                12 No.       Core        Value/    Value
                                                       1994 (2)    1995 (2)               EPS (3)      EPS (3)     Share     Share
                                               -----------------------------       --------------     ---------   -------  -------
                                                       (%)         (%)                  ($)             ($)        ($)      ($)
NASDAQ    Listed QTC Companies (continued)
------
TPMZ      Tappan Zee Fin.. Inc. ?                     N.A.         21.15                0.52           0.48        14.00      14.00
ESBK      The Elmira SB F5B of Elmira NY*            33.96          5.18                0.89           0.85        19.87      19.02
GR7R      The Greater New York SB of NY (8)-        128.25         56.02                0.86           0.74        11.78      11.78
TSBS      Tranton SB, FSB MHC of KJ (35,0             N.A.         21.88                0.84           0.74        11.54      10.55
TRIC      Tri- County Bancorp of WY                   N.A.         18.06                1.00           1.30        21.62      21.62
TNIN      Twin City Bancorp YN                        N.A.         10.14                0.70           0.97        15.83      15.83
UFRM      United FS&LA of Rocky Mount NC            269.23         41.18                0.19           0.40         6.70       6.70
UART      United Fin. Corp. of MT                     85.?          1.30                0.94           1.16        19.95      19.95
YABF      Ya. Beach Fred. Fin. Corp                 173.77         36.02                0.18           0.50         8.29       8.29
VFFC      Virginia First Savings of VA (?)          ***.**         77.41                1.81           1.66        11.35      10.96
NHGB      NHG Banc?hares of  ?                        N.A.          8.61                0.47           0.47        14.00      14.00
HSFS      HSFS Financial Corp. of?                   87.86         33.66                1.39           1.40         6.05       5.99
WVFC      WVS Financial Corp. of PA                   N.A.          4.59                1.64           2.04        20.50      20.50
HRNB      Warren Bancorp of Peabody MA              434.12         20.00                2.02*
WFSL      Washington FS & LA of Seattle              89.79         14.94
?         Washington Mutual                         237.77         44.75
?         Wayne Bancorp of ?J                         N.A.         27.87
NAYN      Wayne S & L Co. MHC of OH (47.8)            N.A.          4.10
WCFB      Wbstr Cty FS6 MHC of IA   (45.2)            N.A.          7.27
WEST      Webster Financial Corp. ?'. CT            364.72         19.37
WEFC      Wells Fin. Corp. of MH                      N.A.          8.61
KCBI      WestCo Bancorp of IL                      142.50         12.79
NSTR      Westerfed Fin. Corp. of Wells MH            N.A.         12.99
WOFC      Western Ohio Fin. Corp. of OH               N.A.          1.15
WWFC      Nestwood Fin. Corp. of OH                   N.A.         10.61
WEHD      Westwood Innsid Fin. Corp. of OH            N.A.         13.45
WFCD      Winton Financial Corp. of OH                N.A.         14.09
FFWD      Wood Bancorp of OH                          N.A.         -0.76
YFCB      Yonkers Fin. Corp. of NY                    N.A.         19.43
YFED      York Financial Corp. of PA                106.35         20.00

RP FINANCIAL. LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 20, 1997

                                                              Key Financial Ratios                         Asset Quality Ratios
                                           ---------------------------------------------------------    -------------------------
                                                     Tang.
                                           Equity/  Equity/     Reported Earnings      Core Earnings      NPAs    Resvs/   Resvs/
                                                             ----------------------   --------------
Financial  Institution                     Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)     Assets    NPAs    Loans
----------------------                     -------  -------  ------  ------  ------   ------  ------    -------  -------  -------
                                              (%)      (%)     (%)     (%)     (%)      (%)     (%)        (%)      (%)      (%)
Market Averages- SAIF-Insured Thrifts(???)
------------------------------------------
SAIF - Insured Thrifts(314)                 12.93    12.65     0.62    5.27    3.74     0.84    7.32       0.80   126.24    0.83
MYSE Traded Companies(9)                     6.02     5.78     0.50    7.79    4.37     0.67   11.62       1.42    69.96    1.38
AMEX Traded Companies(16)                   16.86    15.47     0.61    4.61    3.21     0.95    7.23       0.71   120.82    0.74
NASDAQ Listed OTC Companies(287)            12.96    12.69     0.62    5.23    3.75     0.64    7.20       0.79   128.43    0.32
California Companies(24)                     7.37     6.76     0.21    3.20    3.01     0.29    5.02       1.75    63.17    1.35
Florida Companies(6)                         7.94     7.52     0.90   10.89    4.44     0.82    9.72       1.40    66.01    0.82
Mid-Atlantic Companies(59)                  10.65    10.28     0.61    6.15    4.22     0.85    8.79       0.91    97.56    0.95
Mid-West Companies(153)                     14.34    14.51     0.65    5.10    3.80     0.89    6.93       0.62   143.41    0.70
New England Companies(11)                    8.48     8.08     0.41    5.01    3.80     0.64    8.26       0.74    96.48    1.04
North-West Companies(6)                     13.96    13.63     0.79    6.99    3.69     1.05    9.84       0.54   112.30    0.67
South-East Companies(43)                    15.49    15.30     0.70    5.13    3.30     0.97    7.09       0.86   133.79    0.89
South-West Companies(6)                     11.27    11.10     0.31    1.80    1.38     0.59    5.41       0.88    53.10    0.72
Western Companies (Exc1 CA)(5)              16.78    16.32     0.99    6.61    4.59     1.18    7.75       0.23   299.54    0.73
Thrift Strategy(245)                        14.23    13.96     0.63    4.72    3.68     0.88    6.74       0.70   131.92    0.75
Mortage Banker Strategy(39)                  7.46     7.05     0.52    7.22    4.19     0.65    9.38       1.12    96.28    1.00
Real Estate Strategy(11)                     7.52     7.34     0.44    5.30    3.17     0.72    9.30       1.66   100.42    1.35
Diversified Strategy(14)                     7.83     7.68     1.08   13.23    5.43     1.14   14.41       1.36   106.28    1.32
Retail Banking Strategy(5)                  11.03    10.86     0.26    2.39    1.19     0.29    2.94       0.76   164.76    1.62
Companies Issuing Dividends(262)            13.09    12.81     0.68    5.78    4.07     0.91    7.82       0.74   126.42    0.79
Companies without Dividends(62)             12.11    11.82     0.32    2.64    1.99     0.49    4.76       1.17   125.29    1.04
Equity/Assets less-than 6 ?/4(26)            4.93     4.60     0.34    6.66    4.41     0.52   10.25       1.20    92.43    1.15
Equity/Assets 6-12 %/4(156)                  8.64     8.25     0.56    6.45    4.02     0.75    8.71       0.94   120.21    0.94
Equity/Assets greater-than 12% 4/4(26)      19.10    18.97     0.73    3.72    3.31     1.00    5.25       0.57   139.55    0.65
Converted Last 3 Mtns (no MHC)(5)           27.87    27.72     0.43    1.01    1.23     0.82    3.26       0.67    89.00    0.87
Actively Traded Companies(45)                8.68     8.45     0.71    8.60    5.04     0.94   11.71       1.03   107.39    0.99
Market Value Below $20 Million(68)          15.01    14.93     0.50    2.89    3.03     0.75    4.79       0.82   117.39    0.70
Holding Company Structure(276)              13.52    13.26     0.62    5.17    3.68     0.85    7.20       0.78   125.08    0.81
Assets Over $1 Billion(68)                   7.84     7.29     0.65    8.40    4.38     0.83   11.13       1.03    89.59    1.02
Assets $500 Million-$1 Billion(51)          10.36     9.88     0.60    5.94    4.03     0.78    7.69       0.80   160.90    1.03
Assets $250-$500 Million(65)                10.69    10.37     0.56    5.27    3.76     0.81    7.75       0.79   134.75    0.79
Assets less than $250 Million(132)          17.33    17.28     0.64    3.60    3.32     0.89    5.24       0.69   126.37    0.69
Goodwill Companies(129)                      8.92     8.32     0.58    6.48    4.21     0.77    8.76       0.88   112.15    0.90
Non-Goodwill Companies(134)                 15.61    15.55     0.65    4.50    3.42     0.89    6.37       0.75   136.37    0.79
Acquirors of FSLIC Cases(11)                 7.14     6.76     0.54    7.08    4.15     0.80   11.25       1.57    52.89    0.91

                                                             Pricing Ratios                              Dividend Data(6)
                                            -----------------------------------------------         --------------------------
                                                                       Price/    Price/            Ind.     Divi-
                                            Price/   Price/   Price/    Tang.     Core            Div./     dend     Payout
                                           Earning    Book    Assets    Book    Earnings          Share     Yield    Ratio(7)
                                           -------  -------  -------  -------   --------         -------   -------   -------
                                              (X)      (%)      (%)      (%)       (X)              ($)       (%)       (%)
SAIF - Insured Thrifts(314)                  20.48   129.51    15.85   132.85     17.88             0.35      1.75     35.97
MYSE Traded Companies(9)                     18.06   179.33    10.48   175.77     15.33             0.29      0.84     19.02
AMEX Traded Companies(16)                    22.75   116.94    19.22   118.23     19.12             0.38      2.20     43.41
NASDAQ Listed OTC Companies(287)             20.38   128.72    15.80   132.54     17.88             0.35      1.75     36.23
California Companies(24)                     17.38   138.72     9.75   136.98     18.11             0.14      0.51     13.08
Florida Companies(6)                         17.57   143.80    14.75   162.64     18.77             0.24      0.90     14.70
Mid-Atlantic Companies(59)                   20.16   131.48    13.64   136.26     16.50             0.38      1.79     38.72
Mid-West Companies(153)                      20.67   123.10    16.64   125.05     17.71             0.35      1.83     36.01
New England Companies(11)                    21.24   128.86    10.64   139.71     17.36             0.43      1.74     38.94
North-West Companies(6)                      20.26   168.07    19.29   177.70     20.18             0.35      1.44     26.82
South-East Companies(43)                     20.96   140.46    20.53   144.18     20.06             0.43      2.14     44.58
South-West Companies(6)                      22.34   114.59    12.23   120.85     18.35             0.31      1.53     50.88
Western Companies (Exc1 CA)(5)               20.91   129.03    19.67   135.39     18.56             0.54      2.92     52.58
Thrift Strategy(245)                         20.98   121.96    16.76   125.78     18.08             0.37      1.88     38.89
Mortage Banker Strategy(39)                  19.05   159.35    11.41   164.97     17.37             0.33      1.28     26.10
Real Estate Strategy(11)                     15.12   145.61    10.66   148.09     16.57             0.14      0.89     21.44
Diversified Strategy(14)                     18.35   204.63    17.48   201.87     15.32             0.45      1.60     30.22
Retail Banking Strategy(5)                   19.42   112.86    12.07   115.13     19.46             0.16      1.29     16.90
Companies Issuing Dividends(262)             20.61   131.19    16.21   134.71     17.86             0.42      2.09     42.70
Companies without Dividends(62)              19.15   120.79    13.97   123.11     18.03             0.00      0.00      0.00
Equity/Assets less-than 6 %/4(26)            17.51   164.62     8.57   168.58     15.33             0.21      0.78     15.93
Equity/Assets 6-12 %/4(156)                  19.48   140.31    12.24   146.11     16.49             0.38      1.68     35.39
Equity/Assets greater-than 12 4/4(26)        22.44   111.79    21.14   113.14     20.09             0.36      2.01     41.48
Converted Last 3 Mtns (no MHC)(5)            24.32    94.16    26.34    94.98     22.33             0.00      0.00      0.00
Actively Traded Companies(45)                18.55   163.14    13.55   161.50     15.61             0.49      1.82     32.42
Market Value Below $20 Million(68)           22.46   105.32    15.59   106.16     19.57             0.32      1.94     42.85
Holding Company Structure(276)               20.87   127.67    16.37   130.44     18.08             0.36      1.80     37.33
Assets Over $1 Billion(68)                   19.46   165.15    13.09   174.42     16.64             0.45      1.44     29.82
Assets $500 Million-$1 Billion(51)           18.79   140.61    14.45   145.66     17.41             0.34      1.65     39.23
Assets $250-$500 Million(65)                 19.81   127.91    13.62   132.56     16.88             0.34      1.80     33.71
Assets less than $250 Million(132)           22.09   110.88    18.75   111.50     19.28             0.33      1.92     39.59
Goodwill Companies(129)                      19.66   144.57    12.51   153.16     17.05             0.39      1.68     33.93
Non-Goodwill Companies(134)                  21.09   119.48    18.09   119.56     18.46             0.33      1.81     37.70
Acquirors of FSLIC Cases(11)                 18.82   161.75    11.16   160.21     15.47             0.37      1.55     30.01

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS dividend by
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                                            (continued)
                                               Weekly Thrift Market Line - Part Two
                                                    Prices As Of June 20, 1997

                                                                               Key Financial Ratios
                                                        -----------------------------------------------------------------
                                                                  Tang.      Reported Earnings             Core Earnings
                                                        Equity/  Equity/   ----------------------          --------------
Financial Institution                                   Assets   Assets    ROA(5)  ROE(5)  ROI(5)          ROA(5)  ROE(5)
---------------------                                   ------   ------    ----------------------          --------------
                                                           %          %       %     %       %                %     %
Market Averages. BFI-Insured Thrifts (no MHCs)
----------------------------------------------
BIF-Insured Thrifts(69)                                  11.90    11.54    0.99   10.36    6.18              1.02     10.47
NYSE Traded Companies(3)                                  7.97     6.42    0.76   10.56    5.53              0.76     10.88
AMEX Traded Companies(5)                                 12.93    12.71    0.81    8.54    5.09              0.82      8.81
NASDAQ Listed DTC Companies(61)                          12.04    11.73    1.02   10.53    6.33              1.06     10.61
California Companies(3)                                   8.67     8.65    1.05   12.34    7.64              0.98     11.29
Mid-Atlantic Companies(18)                               12.08    11.40    0.79    8.22    4.74              0.91      8.96
Mid-West Companies(2)                                    25.56    24.11    0.54    2.08    2.00              0.82      3.16
New England Companies(37)                                 9.08     8.79    1.09   12.84    7.55              1.06     12.41
North-West Companies(4)                                  10.49    10.42    0.96    8.81    4.96              1.05     10.73
South-East Companies(5)                                  28.04    28.04    1.06    4.11    3.45              1.17      4.54
Thrift Strategy(45)                                      13.42    12.99    0.99    9.34    5.87              1.01      9.22
Mortgage Banker Strategy(10)                              9.50     9.39    0.77   10.56    5.88              1.00     12.11
Real Estate Strategy(6)                                   9.04     9.03    1.31   14.63    8.39              1.21     13.51
Diversified Strategy(6)                                   6.64     6.12    1.06   15.16    7.10              1.13     16.67
Retail Banking Strategy(2)                                6.30     6.03    0.28    4.48    4.62              0.27      4.28
Companies Issuing Dividends(55)                          11.52    11.12    1.02   10.54    6.35              1.05     10.63
Companies Without Dividends(14)                          13.70    13.54    0.82    9.51    5.34              0.88      9.71
Equity/Assets less than 6%(5)                             5.36     5.21    0.73   13.16    6.14              0.80     14.66
Equity/Assets 6-12%(45)                                   8.43     7.93    1.05   12.56    7.41              1.02     12.24
Equity/Assets greater than 12%(19)                       21.57    21.47    0.92    4.57    3.34              1.08      5.34
Actively Traded Companies(24)                             8.68     8.29    1.10   12.92    7.44              1.09     12.92
Market Value Below $20 million(9)                        16.74    16.34    0.75    6.88    4.83              0.85      6.78
Holding Company Structure(45)                            13.24    12.90    1.03    9.84    5.81              1.08     10.15
Assets Over $1 Billion (17)                               8.88     8.27    0.98   12.28    6.18              1.09     13.31
Assets $500 Million-$1 Billion(16)                       10.01     9.49    1.06   11.11    6.74              1.03     10.66
Assets $250-$500 Million (18)                            11.17    11.05    0.95   10.38    6.46              0.94     10.20
Assets less than $250 Million (18)                       17.16    16.96    0.97    7.85    5.37              1.02      7.90
Goodwill Companies(31)                                    9.06     8.27    0.86   10.63    6.22              0.93     11.16
Non-Goodwill Companies(37)                               14.29    14.29    1.10   10.14    6.14              1.10      9.89

                                                  Asset Quality Ratios                    Pricing Ratios
                                                 -----------------------   ----------------------------------------------
                                                                                                         Price/   Price/
                                                  NPAs   Resvs/   Resvs/   Price/    Price/    Price/    Tang.    Core
Financial Institution                            Assets   NPAs     Loans   Earning    Book     Assets    Book    Earnings
---------------------                            ------  ------   ------   -------   ------    -------   ------  --------
                                                  (%)     (%)      (%)       (X)       (%)       (%)       (%)      (X)
Market Averages. BIF-Insured Thrifts (no MHCs)
----------------------------------------------

BIF-Insured Thrifts(69)                           0.99    122.83    1.47     14.85    148.80    16.58    150.33    15.95
NYSE Traded Companies(3)                          2.16     39.24    1.08     18.38    179.90    14.71    162.17    18.40
AMEX Traded Companies(5)                          1.08    109.25    1.43     15.06    142.13    16.62    147.18    14.07
NASDAQ Listed DTC Companies(61)                   0.91    129.32    1.50     14.56    147.55    16.69    150.16    15.91
California Companies(3)                           1.43     74.61    1.40     13.29    142.42    12.25    142.64    14.67
Mid-Atlantic Companies(18)                        1.00    117.28    1.44     17.26    153.27    17.45    155.03    17.49
Mid-West Companies(2)                             0.74     41.29    0.53      0.00     92.11    23.54     97.66     0.00
New England Companies(37)                         1.06    134.22    1.71     13.38    155.16    13.76    157.57    13.83
North-West Companies(4)                           0.42    148.23    1.06     17.93    158.27    18.39    158.27    21.37
South-East Companies(5)                           0.70    110.74    0.77     19.09    107.97    30.10    107.97    22.40
Thrift Strategy(45)                               0.92    126.81    1.37     15.27    142.58    17.71    145.23    16.26
Mortgage Banker Strategy(10)                      1.14    118.19    1.58     15.30    161.03    14.75    163.58    15.38
Real Estate Strategy(6)                           1.39     91.31    1.82     12.29    160.52    14.53    160.63    13.07
Diversified Strategy(6)                           1.03    138.02    1.94     12.47    190.96    13.89    187.64    16.08
Retail Banking Strategy(2)                        0.83     76.33    0.80     21.63     96.88     6.10    101.21    22.65
Companies Issuing Dividends(55)                   0.89    132.10    1.48     15.17    149.85    16.49    151.58    16.13
Companies Without Dividends(14)                   1.48     82.04    1.46     12.67    143.93    17.01    144.95    14.85
Equity/Assets less than 6%(5)                     1.59     69.24    1.64     13.64    197.12    12.09    201.03    18.85
Equity/Assets 6-12% (45)                          1.12    123.56    1.59     13.78    155.06    13.09    157.47    14.11
Equity/Assets greater than 12%(19)                0.56    136.24    1.16     19.98    125.25    25.79    125.64    20.75
Actively Traded Companies(24)                     0.96    127.51    1.60     13.60    159.60    14.14    162.19    14.95
Market Value Below $20 Million(9)                 1.30     59.48    1.07     17.06    118.13    18.20    122.27    20.31
Holding Company Structure(45)                     0.78    145.29    1.52     15.37    148.52    18.35    151.27    16.60
Assets Over $1 Billion(17)                        1.09    118.24    1.58     15.41    182.60    16.64    180.27    16.78
Assets $500 Million-$1 Billion(16)                0.96    132.06    1.56     14.58    150.59    14.87    159.72    15.55
Assets $250-$500 Million(18)                      0.91    132.00    1.58     13.66    140.08    14.83    141.79    13.52
Assets less than $250 Million(18)                 1.01    110.32    1.19     15.92    125.97    19.76    128.20    17.81
Goodwill Companies(31)                            1.23    104.40    1.58     15.10    152.67    13.66    156.89    16.19
Non-Goodwill Companies(37)                        0.79    139.94    1.39     14.61    145.67    19.03    145.67    15.73

                                                     Dividend Data(6)
                                                 -----------------------
                                                  Ind.   Divi-
                                                 Div./   dend      Payout
Financial Institution                            Share   Yield    Ratio(7)
---------------------                            ------  ------   --------
                                                  ($)     (%)        (%)
Market Averages. BIF-Insured Thrifts (no MHCs)
---------------------------------------------
BIF-Insured Thrifts(69)                           0.46    1.87      28.10
NYSE Traded Companies(3)                          0.33    0.50      10.79
AMEX Traded Companies(5)                          0.62    2.61      33.65
NASDAQ Listed DTC Companies(61)                   0.45    1.88      28.91
California Companies(3)                           0.00    0.00       0.00
Mid-Atlantic Companies(18)                        0.45    1.72      34.41
Mid-West Companies(2)                             0.00    0.00       0.00
New England Companies(37)                         0.51    2.27      29.77
North-West Companies(4)                           0.47    1.57      27.23
South-East Companies(5)                           0.59    1.71      25.72
Thrift Strategy(45)                               0.50    1.99      31.45
Mortgage Banker Strategy(10)                      0.33    1.56      10.19
Real Estate Strategy(6)                           0.18    1.22      14.28
Diversified Strategy(6)                           0.54    1.64      22.19
Retail Banking Strategy(2)                        0.64    3.32      71.91
Companies Issuing Dividends(55)                   0.56    2.27      34.27
Companies Without Dividends(14)                   0.00    0.00       0.00
Equity/Assets less than 6%(5)                     0.37    1.14      12.64
Equity/Assets 6-12% (45)                          0.50    2.10      27.57
Equity/Assets greater than 12%(19)                0.40    1.52      33.51
Actively Traded Companies(24)                     0.51    1.97      26.61
Market Value Below $20 Million(9)                 0.30    1.79      36.04
Holding Company Structure(45)                     0.48    1.90      27.75
Assets Over $1 Billion(17)                        0.54    1.73      22.51
Assets $500 Million-$1 Billion(16)                0.47    1.94      25.88
Assets $250-$500 Million(18)                      0.41    1.87      28.51
Assets less than $250 Million(18)                 0.43    1.94      34.21
Goodwill Companies(31)                            0.52    2.01      28.43
Non-Goodwill Companies(37)                        0.41    1.75      27.85

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) RDA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c.
(6) Annualized, based on last regular quarter cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL. LC.
---------------------------------------
Financial Service Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                  (continued)
                     Weekly Thrift Market Line - Part Two
                           Prices As Of June 20,1997

                                                                                     Key Financial Ratios
                                                           ----------------------------------------------------------------------
                                                                  Tang.
                                                           Equity/  Equity/       Reported  Earnings            Core Earnings
                                                                                ----------------------       --------------------
Financial Institution                                      Assets   Assets      ROA (S)   ROE (S)  ROI (S)     ROA (S)     ROE (S)
---------------------                                      -------  -------    --------   -------- --------    --------    -------
                                                               (%)      (%)        (%)      (%)      (%)         (%)          (%)
Market Averages. NHC Institutions
----------------------------------
SAIF - Insured Thrifts (21)                                 11.58    11.32        0.56      4.91     2.93        0.85        7.72
BIF - Insured Thrifts (2)                                    9.94     9.94        0.56      6.81     2.65        0.61        6.64
NASDAQ Listed OTC Companies (23)                            11.41    11.18        0.56      5.11     2.89        0.83        7.63
Florida Companies (3)                                        9.42     9.29        0.65      6.87     3.69        0.93        9.78
Mid-Atlantic Companies (10)                                 12.03    11.57        0.48      3.65     2.21        0.76        6.22
Mid-west Companies (7)                                      11.68    11.67        0.51      4.76     3.06        0.83        7.88
New England Companies (1)                                    8.41     8.40        1.10     13.63     5.02        0.88       10.86
South-East Companies (1)                                    13.23    13.29        0.75      6.48     3.39        1.06        9.13
Thrift Strategy (21)                                        11.57    11.33        0.53      ?.66     2.78        0.32        7.46
Diversified Strategy (1)                                     8.41     8.40        1.10     13.63     5.02        0.88       10.86
Companies Issuing Dividends (22)                            11.19    10.95        0.57      5.25     2.95        0.84        7.85
Companies Without Dividends (1)                             15.66    15.65        0.37      2.35     ?.73        0.54        3.43
Equity/Assets 6-12 1/2 (15)                                  9.10     8.86        0.47      5.41     2.91        0.76        8.39
Equity/Assets greater than 12 1/2 (?)                       15.70    15.50        0.72      4.55     2.85        0.96        6.22
Actively Traded Companies (1)                                9.19     8.15        0.51      5.44     2.88        0.90        9.61
Holding Company Structure (1)                                9.19     9.15        0.51      5.44     2.88        0.90        9.61
Assets Over $1 Billion (6)                                   8.69     9.08        0.70      7.95     3.60        0.92       10.32
Assets $500 Million-St Billion (4)                          12.23    11.73        0.75      5.66     3.55        0.92        7.10
Assets $250- $500 Million (4)                                9.95     9.94        0.52      5.65     3.60        0.83        9.07
Assets less than $250 Million (10)                          13.54    13.54        0.41      2.86     1.84        0.73        5.42
Goodwill Companies (9)                                       9.63     9.06        0.71      7.06     3.46        0.89        9.20
Non-Goodwill Companies (14)                                 12.60    12.60        0.46      3.81     2.51        0.78        6.58
MHC Institutions (23)                                       11.41    11.18        0.56      5.11     2.89        0.83        7.63
MHC Converted Last 3 Months (2)                             13.83    13.83        0.32      2.35     1.75        0.59        4.36
                                                 Asset Quality Ratios                             Pricing Ratios
                                               ----------------------------           --------------------------------------------
                                                                                                                 Price/   Price/
                                                 NPAs    Resvs/    Resvs/             Price/   Price/   Price/    Tang.    Core
Financial Institution                           Assets    NPAs      Loans             Earning   Book    Assets    Book   Earnings
---------------------                          ---------  -------   -------           -------- -------  -------  ------- ---------
                                                   (%)       (%)       (%)                (X)      (%)     (%)       (%)      (%)
Market Averages. NHC Institutions
---------------------------------
SAIF - Insured Thrifts (21)                       0.52    165.73      0.76             23.79    158.61    18.04     163.48   21.49
BIF - Insured Thrifts (2)                         1.85     84.60      1.87             19.92    155.32    19.64     155.32   25.00
NASDAQ Listed OTC Companies (23)                  0.66    156.19      0.88             23.24    158.43    18.20     163.05   21.69
Florida Companies (3)                             0.45    120.09      0.78             23.66    174.24    16.04     177.59   19.38
Mid-Atlantic Companies (10)                       0.88    177.29      0.99             25.22    156.23    18.59     164.67   22.52
Mid-west Companies (7)                            0.36    150.22      0.63             15.49    155.27    17.86     155.54   21.61
New England Companies (1)                         0.91    125.48      1.68             19.92      0.00    21.45       0.00   25.00
South-East Companies (1)                          0.00      0.00      1.01             29.50    149.82    19.91     149.82   20.92
Thrift Strategy (21)                              0.65    158.11      0.83             23.79    158.43    18.03     163.05   21.49
Diversified Strategy (1)                          0.91    125.48      1.68             19.92      0.00    21.45       0.00   25.00
Companies Issuing Dividends (22)                  0.66    163.85      0.89             23.24    159.69    18.0?     164.56   21.69
Companies Without Dividends (1)                   0.74     33.56      0.66              0.00    135.85    21.26     135.85    0.00
Equity/Assets 6-12 1/2 (15)                       0.73    110.98      1.00             21.99    164.04    15.45     170.02   20.36
Equity/Assets greater than 12 1/2 (?)             0.50    303.10      0.62             26.36    148.82    23.30     151.09   24.13
Actively Traded Companies (1)                     0.58     93.31      1.05              0.00    184.62    16.97     208.33   19.67
Holding Company Structure (1)                     0.58     93.31      1.05              0.00    184.62    16.97     208.33   19.67
Assets Over $1 Billion (6)                        0.70    115.46      1.20             22.76    186.51    17.37     203.72   20.74
Assets $500 Million-St Billion (4)                0.55     67.73      0.57             24.71    156.34    19.32     162.07   22.82
Assets $250- $500 Million (4)                     0.29    365.36      0.61             15.49    157.94    15.53     158.34   19.11
Assets less than $250 Million (4)                 0.94     82.65      0.94             29.50    145.43    19.63     145.43   24.04
Goodwill Companies (9)                            0.59    122.21      0.95             22.87    179.09    17.95     191.62   21.90
Non-Goodwill Companies (14)                       0.72    186.39      0.83             23.73    146.38    18.36     146.38   21.52
MHC Institutions (23)                             0.66    156.19      0.88             23.24    158.43    18.20     163.05   21.69
MHC Converted Last 3 Months (2)                   0.71     33.56      0.66              0.00    134.05    18.57     134.05   25.00
                                                             Dividend Data (6)
                                                       ---------------------------------------
                                                           Ind.         Divi.
                                                          Divi./         dend        Payout
Financial Institution                                     Share          Yield       Ratio (7)
---------------------                                  -----------    -----------   ----------
                                                             ($)            (%)          (%)
Market Averages. NHC Institutions
---------------------------------
SAIF - Insured Thrifts (21)                                0.66           3.16         54.10
BIF - Insured Thrifts (2)                                  0.52           2.65         50.38
NASDAQ Listed OTC Companies (23)                           0.65           3.11         53.63
Florida Companies (3)                                      1.03           3.90         72.54
Mid-Atlantic Companies (10)                                0.39           2.24         42.09
Mid-west Companies (7)                                     0.70           3.85         68.88
New England Companies (1)                                  0.57           2.53         50.38
South-East Companies (1)                                   1.10           4.75          0.00
Thrift Strategy (21)                                       0.64           3.14         54.10
Diversified Strategy (1)                                   0.67           2.53         50.38
Companies Issuing Dividends (22)                           0.68           3.27         61.29
Companies Without Dividends (1)                            0.00           0.00          0.00
Equity/Assets 6-12 1/2 (15)                                0.64           2.95         64.56
Equity/Assets greater than 12 1/2 (?)                      0.56           3.39         20.83
Actively Traded Companies (1)                              0.48           2.00         69.57
Holding Company Structure (1)                             -0.48           2.00         69.57
Assets Over $1 Billion (6)                                 0.69           2.56         62.41
Assets $500 Million-St Billion (4)                         0.68           3.35         41.67
Assets $250- $500 Million (4)                              0.69           3.49         68.28
Assets less than $250 Million (4)                          0.58           3.18          0.00
Goodwill Companies (9)                                     0.63           2.59         60.31
Non-Goodwill Companies (14)                                0.65           3.46         33.58
MHC Institutions (23)                                      0.65           3.11         53.63
MHC Converted Last 3 Months (2)                            0.15           1.15          0.00

(1) Average of high/low or bid/ask price  per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month date and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc,).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

    All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc, calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 20, 1997

                                                             Key Financial Ratios                            Asset Quality Ratios
                                         -------------------------------------------------------------    -------------------------
                                                   Tang-
                                         Equity/  Equity/      Reported Earnings        Core Earnings       NPAs    Resvs/   Resvs/
                                                           -------------------------  ----------------
Financial Institution                    Assets   Assets    ROA(5)   ROE(5)   ROI(5)   ROA(5)   ROE(5)     Assets    NPAs    Loans
---------------------                    -------  -------  -------  -------  -------  -------  -------    -------  -------  -------
                                            (%)      (%)      (%)      (%)      (%)      (%)      (%)        (%)      (%)      (%)
MYSE Traded Institution
-----------------------
AHM   Ahsanson and Co. H.F. of CA           3.94     3.32     0.29     6.90     2.99     0.57    13.71       2.06    38.66     1.24
CSA   Coast Savings Financial of CA         4.56     4.89     0.16     3.19     1.59     0.50    10.09       1.34    71.08     1.37
CFA   Commercial Federal Corp, of ME        5.92     5.27     0.64    10.85     5.31     0.91    15.46       1.01    70.83     0.95
DME   Dime Bancorp, Inc. of NY              5.71     5.65     0.58    10.88     5.63     0.73    13.89       2.36    23.73     0.94
DSL   Downey Financial Corp of CA           7.30     7.?9     0.45     5.74     3.61     0.76     9.71       1.11    50.35     0.62
FAC   First Republic Bancorp of CA          7.41     7.41     0.66    10.90     6.42     0.59     9.72       1.28    65.82     0.95
FED   FirstFed Fin. Corp of CA              4.73     4.66     0.24     5.24     3.10     0.48    10.?2       1.74   110.91     2.53
GLN   Glendale Fed. Bk, SEB of CA           5.66     5.26     0.22     3.99     2.56     0.55    10.01       1.66    64.79     1.45
GDN   Golden West Fin. Corp. of CA          6.27     6.27     1.01    15.83     8.86     1.24    19.41       1.44    37.62     0.68
GWF   Great Western Fin. Corp. of CA(8)     5.64     5.00     0.21     3.73     1.20     0.66    11.65       1.28    58.56     1.02
GPT   Greatpoint Fin. Corp. of NY          10.91     6.19     1.06     9.91     4.66     0.96     9.05       2.94    28.16     1.36
WES   Westcorp Inc. of Orange CA            9.30     9.36     0.99    10.58     5.93     0.39     4.15       1.02   115.45     2.20

AMEX Traded Companies
---------------------
AHA   ????lana Banshares of LA             17.81    17.81     0.31     2.70     1.50     0.33     2.79       0.51   192.62     1.37
BKC   American Bank of Waterbury, CT        7.07     7.62     1.27    16.70     8.51     1.10    13.16       1.97    44.68     1.43
BFD   BostonFed Bancorp of MA               8.90     8.59     0.48     4.34     3.62     0.65     5.97       0.63    91.43     0.71
CFX   CFX Corp of NH                        7.67     7.15     0.90    10.59     5.19     1.12    13.18       0.61   147.62     1.34
CZF   Citisave Fin. Corp. of LA(9)         16.62    16.62     0.50     3.00     1.98     0.77     4.58       0.20    46.05     0.15
CBK   Citizens First Fin. Corp. of IL      14.64    14.64     0.27     1.98     1.56     0.58     4.19       0.54    35.90     0.24
ESX   Essex Bancorp of MA(8)                0.07    -0.05    -3.47      NM       NM     -1.73      NM        3.23    40.63     1.50
FCB   Falmouth Co-Op Bank of MA            24.45    24.45     0.85     3.46     3.20     0.32     3.32       0.02     NA       1.06
FAB   FirstFed America Bancorp of MA       12.47    12.47    -0.27    -3.69    -1.65     0.42     5.80        NA      NA       1.06
GAF   GA Financial Corp, of PA             17.26    17.08     1.07     5.21     4.07     1.15     6.57       0.12   136.73     0.48
KNK   Kankakee Bancorp, Inc. of NY         10.68    10.00     0.61     5.97     5.21     0.18     7.67       1.06    64.54     1.01
KYF   Kentucky First Bancorp of KY         16.11    16.11     0.90     3.99     4.82     1.06     5.27       0.14   296.31     0.77
NYB   New York Bancorp, Inc of NY           6.06     5.05     1.31    24.82     6.88     1.55    29.28       1.29    48.39     1.01
POB   Piedmont Bancorp of NC               16.97    16.97    -0.31    -1.27    -1.35     0.79     3.28       0.91    71.22     0.80
PLE   Pinnacle Bank of AL                   7.73     7.43     0.58     7.39     5.90     0.88    11.08       1.53    39.16     0.87
SSB   Scotland Bancorp of NC               36.88    36.88     1.46     4.01     3.38     1.78     4.88        NA      NA       0.50
SZB   SouthFirst Banshares of AL           13.98    13.98     0.05     0.31     0.33     0.27     1.89       0.64    44.97     0.40
SRN   Southern Banc Company of AL          16.83    16.64     0.22     1.14     1.28     0.57     3.00        NA      NA        NA
SSM   Stone Street Bancorp of NC           35.86    35.85     1.67     4.76     3.63     1.94     5.52       0.18   274.87     0.62
TSH   Teche Holding Company of LA          13.30    13.30     0.73     5.04     4.28     1.01     6.94       0.27   303.33     0.97
FTF   Texakand Fst. Fin. Corp. of AR       16.03    16.03     1.39     7.83     6.94     1.72     9.71       0.47   144.57     0.82
THR   Three Rivers Fin. Corp. of ??        14.43    14.42     0.54     3.58     3.43     0.81     5.36       1.21    44.02     0.80
TBK   Tolland Banc of CT                    6.73     6.52     0.69    10.81     7.06     0.75    11.61       2.31    52.07     1.95
WSB   Washington SB, FSA of MD              8.32     8.32     0.51     6.16     5.90     0.74     8.96        NA      NA       0.90

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN           7.97     7.79     0.24     2.95     2.89     0.03     0.42       0.71    51.00     0.55
AFED  AFSALA Bancorp, Inc. of NY           13.68    13.68     0.59     4.34     4.14     0.59     4.34        NA       NA       NA
ALBK  ALBANK Fin, Corp. of Albany NY        9.20     7.98     0.81     8.74     5.45     1.01    10.91       0.92    78.02     0.98
AMFC  AMB Financial Corp. of IN            16.30    16.30     0.69     3.72     3.93     0.87     4.67       0.58    64.22     0.50
ASBP  ASB Financial Corp. of OH            15.73    15.73     0.60     3.01     3.25     0.88     4.40       1.58    50.98     1.23
ABBK  Abington Savings Bank of MA(8)        6.87     6.16     0.77    11.55     7.92     0.67    10.04       0.30   133.04     0.64
AABC  Access Anytime Bancorp of MA          6.80     6.80    -0.59   -11.49   - 9.91    -0.23    -4.44       1.59    26.30     0.94
AFBC  Advance Fin. Bancorp of WV           15.45    15.45     0.39     3.45     2.46     0.79     7.00       0.37    89.84     0.40
AADV  Advantage Bancorp of WI               8.83     8.19     0.35     3.80     2.77     0.86     9.43       0.56   102.27     1.01
AFCA  Affiliated Cana BC, Inc of MA         9.77     9.71     0.93     9.45     5.95     1.07    10.81       0.46   163.49     1.19
ALBC  Albion Banc Corp. of Albion NY        8.90     8.90     0.09     0.93     1.00     0.38     3.93        NA      NA       0.65
ABCL  Allied Bancorp of IL                  9.31     9.19     0.42     4.88     2.11     0.71     8.21       0.18   236.73     0.50
                                                        Pricing Ratios                         Dividend Data(6)
                                         --------------------------------------------     -------------------------
                                                                     Price/  Price/         Ind.    Divi-
                                          Price/   Price/   Price/    Tang-   Core         Div./    dend    Payout
Financial Institution                    Earning    Book    Assets    Book   Earnings      Share    Yield   Ratio(7)
---------------------                    -------  -------  -------  -------  --------     -------  -------  -------
                                             (X)     (%)      (%)      (%)       (X)         ($)      (%)      (%)
MYSE Traded Institution
-----------------------
AHM   Ahsanson and Co. H.F. of CA            NM    247.35    9.73       NM      16.83        0.88     1.87    62.41
CSA   Coast Savings Financial of CA          NM    196.16    9.72    198.96     19.91        0.00     0.00     0.00
CFA   Commercial Federal Corp, of ME       18.84   197.47   11.69    221.89     13.20        0.28     0.28    14.07
DME   Dime Bancorp, Inc. of NY             18.10   189.81   10.83    191.53     14.18        0.00     0.00     0.00
DSL   Downey Financial Corp of CA          27.68   155.21   11.33    157.52     16.37        1.38     1.38    38.10
FAC   First Republic Bancorp of CA         15.58   132.72    9.84    132.80     17.48        0.00     0.00     0.00
FED   FirstFed Fin. Corp of CA               NM    165.69    7.83    167.87     16.20        0.00     0.00     0.00
GLN   Glendale Fed. Bk, SEB of CA            NM    146.56    8.29    157.58     15.56        0.00     0.00     0.00
GDN   Golden West Fin. Corp. of CA         11.29   173.62   10.88    173.62      9.20        0.44     0.60     6.78
GWF   Great Western Fin. Corp. of CA(8)      NM      NM     18.01      NM       26.79        1.00     1.79      NM
GPT   Greatpoint Fin. Corp. of NY          21.48   217.18   23.47      NM       23.54        1.00     1.51    32.56
WES   Westcorp Inc. of Orange CA           14.42   152.56   14.32    152.94       NM         0.40     2.13    30.77

AMEX Traded Companies
---------------------
AHA   ????lana Banshares of LA               NM    112.35   20.01    112.35       NM         0.36     1.86      NM
BKC   American Bank of Waterbury, CT       11.75   174.10   13.88    182.14     13.55        1.44     4.06    47.68
BFD   BostonFed Bancorp of MA              27.64   125.91   11.21    130.46     20.10        0.28     1.58    43.75
CFX   CFX Corp of NH                       19.28   176.78   13.56    189.54     15.49        0.38     4.86      NM
CZF   Citisave Fin. Corp. of LA(9)           NM    156.37   26.99    156.37       NM         0.40     1.98      NM
CBK   Citizens First Fin. Corp. of IL        NM    112.60   16.49    112.60       NM         0.00     0.00     0.00
ESX   Essex Bancorp of MA(8)                 NM      NM      0.66      NM         NM         0.00     0.00      NM
FCB   Falmouth Co-Op Bank of MA              NM    107.12   26.19    107.12       NM         0.20     1.23    38.46
FAB   FirstFed America Bancorp of MA         NM    121.17   15.11    121.17       NM         0.00     0.00      NM
GAF   GA Financial Corp, of PA             24.60   137.65   23.76    139.06     19.53        0.10     2.11    61.95
KNK   Kankakee Bancorp, Inc. of NY         19.21   112.67   12.03    120.33     14.95        0.48     1.66    31.79
KYF   Kentucky First Bancorp of KY         20.75   101.29   16.32    101.29     15.71        0.50     4.55      NM
NYB   New York Bancorp, Inc of NY          14.54     NM     17.93      NM       12.32        0.60     1.73    25.10
POB   Piedmont Bancorp of NC                 NM    141.86   24.07    141.86     28.81        0.40     3.86      NM
PLE   Pinnacle Bank of AL                  16.96   123.24    9.53    127.35     11.31        0.80     3.74    63.49
SSB   Scotland Bancorp of NC               29.55   118.27   43.38    118.27     24.25        0.30     1.86    54.55
SZB   SouthFirst Banshares of AL             NM     95.58   13.36     95.58       NM         0.50     3.31      NM
SRN   Southern Banc Company of AL            NM    103.26   17.38    104.42     29.74        0.35     2.35      NM
SSM   Stone Street Bancorp of NC           27.53   131.52   47.15    131.52     23.70        0.45     1.65    45.46
TSH   Teche Holding Company of LA          23.36   122.72   16.33    122.72     16.99        0.50     2.68    62.50
FTF   Texakand Fst. Fin. Corp. of AR       14.40   122.45   19.63    122.45     11.61        0.45     2.50    36.00
THR   Three Rivers Fin. Corp. of ??        29.17   102.61   14.85    103.01     19.44        0.36     2.25    66.67
TBK   Tolland Banc of CT                   14.16   140.28    9.44    144.74     13.19        0.20     1.05    14.81
WSB   Washington SB, FSA of MD             16.94   103.75    8.63    103.75     11.67        0.10     1.90    32.26

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN            NM    101.06    8.05    103.35       NM         0.40     1.27    43.96
AFED  AFSALA Bancorp, Inc. of NY           24.18   104.98   14.36    104.98     24.18        0.16     1.08    26.23
ALBK  ALBANK Fin, Corp. of Albany NY       18.35   158.61   14.60    182.87     14.69        0.60     1.51    27.65
AMFC  AMB Financial Corp. of IN            25.45    97.97   15.97     97.97     20.29        0.24     1.71    43.64
ASBP  ASB Financial Corp. of OH              NM    120.00   18.87    120.00     21.05        0.40     3.33      NM
ABBK  Abington Savings Bank of MA(8)       12.63   139.98    9.62    156.25     14.53        0.40     1.60    20.20
AABC  Access Anytime Bancorp of MA           NM     90.69    6.17     90.69       NM         0.00     0.00      NM
AFBC  Advance Fin. Bancorp of WV             NM     96.54   14.91     96.54     20.07        0.32     2.25      NM
AADV  Advantage Bancorp of WI                NM    139.68   12.34    150.75     14.55        0.40     1.03    37.04
AFCA  Affiliated Cana BC, Inc of MA        16.81   152.69   14.91    153.66     14.68        0.48     1.97    33.10
ALBC  Albion Banc Corp. of Albion NY         NM     93.14    8.29     93.14     23.66        0.31     1.41      NM
ABCL  Allied Bancorp of IL                   NM    130.27   12.13    131.99     28.18        0.65     2.18      NM

RP FINANCIAL L.C.
--------------------------------------------
Financial Services Industry Consultants
1700 Notrth Moore Street, Suite 2210
Arlington, Virginia 22309
(703) 529-1700

                                  (CONTINUED)
                     WEEKLY THRIFT MARKET LINE - PART TWO
                            PRICES AS OF JUNE, 1997

                                                                                          Key Financial Ratios
                                                            --------------------------------------------------------------
                                                                      Tang.
                                                            Equity/   Equity/         Reported Earnings         Core Earnings
Financial Institution                                       Assets    Assets      ROA(5)   ROE(5)   ROI(5)     ROA(5)     ROE(5)
---------------------                                       -------   -------     ------   ------   ------     ------     ------
                                                               (%)       (%)        (%)       (%)     (%)        (%)         (%)

NASDAQ Listed DTC Companies (continued)
---------------------------------------
ATSB     Antrust Capital Corp. of IN                        10.17      10.06       0.29     2.88     3.17       0.19       1.87
AIICI    Ambank Holding Co., Inc. of NY                     12.72      12.72      -0.62    -4.16    -4.06      -0.52      -4.16
ASBI    American Bancorp of IN                              10.56      10.84       0.60     6.40     4.67       0.36       7.77
AFFFZ   American First Fin. ? CA (8)                         2.29       8.16       1.42    19.23    13.45       1.74      23.53
AMFB    American Federal Bank of SC (8)                      8.99       8.38       1.10    13.34     4.25       1.37      16.50
AMBK    American Flat-l Bancorp of MO                        9.15       9.15       0.16     1.44     1.18       0.54       5.14
ABCW    Anchor Bancorp Winconsin of M?                       6.25       6.13       0.76    12.01     6.08       0.99      15.69
ANDB    Andover Bancorp, Inc. of MA                          8.07       8.07       1.09    14.05     8.58       1.13      14.50
ASFC    Astoria Financial Corp. of NY                        7.60       6.32       0.52     6.54     3.88       0.17       9.68
AVND    Avondale Fin. Corp. of IL                            8.25       8.25      -3.71    -7.35    -8.71      -1.34     -13.86
BKCT    Bancorp Connecticut of CT                           10.40      10.40       1.26    11.92     7.88       1.20      11.39
BPLS    Bank Plus Corp. of CA                                4.92       4.91      -0.36    -6.90    -6.30      -0.04      -0.77
BWFC    Bank Nest Fin. Corp. of MI                          15.30      15.30       0.74     4.25     4.21       0.53       3.03
BANC    BankAtlantic Bancorp of FL                           5.51       4.48       0.92    14.32     7.86       0.71      11.10
BKUNA   BankUnited SA FL                                     4.46       3.59       0.18     3.57     2.18       0.35       6.97
BKCD    Bankers Corp. of ?                                   7.78       7.65       1.10    13.28     7.89       1.18      14.19
BVCC    Bay View Capital Corp. of CA                         6.31       6.07       3.38     6.12     1.53       0.64      10.36
BFSB    ? ?  of?                                            14.32      14.32       1.05     7.12     5.59       1.35       9.09
BFFC    Big Foot Fin. Corp. of IL                           15.96      16.93       0.05     3.29     0.25       0.42       2.45
BSBC    Branford ? of CT                                     9.54       9.54       1.24    12.65     8.61       1.11      12.24
BYFC    Broadway Fin. Corp of CA                            10.87      10.87      -1.24    -2.42    -2.88       0.12       1.25
CBCC    CB Bancorp of Michigan City ?(9)                     8.83       8.83       1.00    10.68     5.15       1.17      12.50
CBES    CBES Bancorp of MO                                  18.39      18.39       0.77     6.22     4.09       0.96       6.51
CCFH    CCF Holding Company of CA                           14.32      14.32       0.26     1.47     1.56       0.43       2.41
CENF    CENFED Financial Corp. of CA                         5.10       5.09       0.49     9.61     5.62       0.72      14.11
CFSB    CFSB Bancorp of Lansing MI                           7.63       7.63       0.75     9.50     5.03       1.00      12.75
CKFB    CKF Bancorp of Danville KY                          23.68      23.68       1.31     5.12     4.36       1.29       5.05
CNSB    CNS Bancorp of MO                                   24.82      24.82       0.53     2.41     1.88       0.81       3.66
CSBF    CSB Financial Group Inc of IL                       25.56      24.11       0.54     2.08     2.00       0.82       3.16
CFNC    California Fin. ? Co. of CA(3)                       8.96       6.93       0.53     8.00     5.00       0.82      12.26
CBCI    Calumes Bancorp of Chicargo IL                      15.94      15.94       1.11     6.86     6.30       1.44       8.87
CAFI    Canco Fin. Corp. of OR                               9.69       8.92       0.75     8.54     5.50       0.88      10.01
CHAN    Cameron Fin. Corp. of FO                            22.95      22.95       1.12     4.46     4.60       1.39       5.56
CAPS    Capital Savings Bancorp of MO                        8.66       8.66       0.65     7.16     4.63       0.92      10.23
CFNC    Coralina Fincorp of NC                              23.71      23.71       1.11     4.65     4.52       1.05       4.36
CNY     Curver Bancorp, Inc. of NY                           8.06       7.72      -0.47    -5.07    -6.20      -0.03      -0.33
CASB    Csacade SB of Everest ?                              6.17       6.17       0.46     7.46     4.11       0.58       9.42
CATB    Catskill Fin. Corp. of NY                           25.98      26.98       1.42     6.14     5.42       1.44       6.22
CNIT    Cenit Bancorp of Nerfolk VA                          7.02       6.40       0.74    10.48     7.12       0.68       9.75
CEBK    Central Co-Op. Bank of MA                           10.26       9.11       0.59     5.92     5.30       0.66       6.66
CENB    Century Bancshares of NC                            29.93      29.93       1.76     5.86     6.22       1.78       5.93
CBSB    Charter Financial Inc. of IL                        14.13      12.40       0.97     5.94     4.92       1.22       7.50
COFI    Charter One Financial of ?                           6.78       6.30       0.97    14.40     5.65       1.23      18.30
CHBA    Chester Bancorp of IL                               22.21      22.21       1.09     4.90     4.79       1.09       4.90
CVAL    Chester Valley Bancorp of PA                         8.56       8.56       0.63     7.00     4.14       0.92      10.30
CTZN    CitFed Bancorp of Dayton DH                          6.33       5.64       0.55     8.47     4.69       0.79      12.27
CLAS    Classic Bancshares of KY                            14.92      12.53       0.42     2.06     2.11       0.71       3.43
?       Cmnwealth Bancorp of PA                              9.57       7.35       0.56     5.44     3.97       0.72       7.00
COVB    CoVest Bancshares of IL                              6.94       3.51       0.16     1.78     1.70       0.43       4.89
CBSA    Coastal Bancorp of Houston TX                        3.42       2.89       0.26     7.87     5.18       0.44      13.15
CFCP    Coastal Fin. Corp. of SC                             6.10       6.10       0.90    14.88     3.87       0.99      16.14
COFO    Collective Bancorp Inc. of NJ(8)                     7.00       6.33       0.94    13.56     5.31       1.15      16.49
CMSV    Comnty. Svgs. MHC of FL (48.5)                      11.23      11.23       0.63     5.41     3.82       0.55       8.21
CB?H    Community Bankshares Inc. of HH(3)                   7.13       7.13       0.93    13.02     5.51       0.95      10.52
CFTP    Community Fed. Bancorp of HS                        33.52      33.52       1.43     4.31     3.86       1.70       5.13
CFFC    Community Fin. Corp. of VA                          13.78      13.78       1.04     7.50     5.32       1.31       9.44


                                                       Asset Quality Ratios                       Pricing Ratios
                                                   ----------------------------   -----------------------------------------------
                                                                                                                  Price/   Price/
                                                     NPAs      Resvs/   Resvs/      Price/    Price/     Price/    Tang.    Core
Financial Institution                              Assets       NPAs    Loans     Earnings     Book      Assets    Book   Earnings
---------------------                              ------      ------   -----     --------    ------     ------   ------  --------
                                                      (%)        (%)     (%)         (%)        (%)        (%)      (%)      (%)

NASDAQ Listed DTC Companies (continued)
---------------------------------------
ATSB    ? Capital Corp. of IN                      2.84        23.48    0.93       KM         91.92       9.35     92.93    NN
AIICI   ? Holding Co., Inc. of NY                  1.06        72.94    1.47       KM        115.52      14.70    115.52    NN
ASBI    American Bancorp of IN                     0.43        63.58    0.38      21.41      116.82      12.67    116.90  14.89
AFFFZ   American First Fin. ? CA (8)               0.41        80.65    0.50       7.44      131.96      10.89    133.47   6.08
AMFB    American Federal Bank of SC (8)            0.44       193.22    1.30      23.52         NM       26.81       NN   19.01
AMBK    American Flat-l Bancorp of MO               NA          NA      1.17       KM        130.74      11.97    130.74  23.71
ABCW    Anchor Bancorp Winconsin of M?             0.75       161.56    1.53      16.45      194.33      12.15    198.18  12.59
ANDB    Andover Bancorp, Inc. of MA                1.14        89.41    1.41      11.65      154.91      12.49    154.91  11.30
ASFC    ? Financial Corp. of NY                    0.52        35.00    0.60      25.77      166.83      12.60    199.30  17.41
AVND    Avondale Fin. Corp. of IL                  1.66       194.83    5.35       NM         94.09       7.77     94.09    NM
BKCT    Bancorp Connecticut of CT                  1.11       108.02    1.98      12.69      151.70      15.78    151.70  13.28
BPLS    Bank Plus Corp. of CA                      3.22        49.87    1.96       NM        112.61       5.54    112.87    NN
BWFC    Bank Nest Fin. Corp. of MI                 0.03       458.70    0.20      23.73      110.94      16.98    110.94    NN
BANC    BankAtlantic Bancorp of FL                 0.78       120.47    1.40      12.72      171.57       9.45    211.06  16.42
BKUNA   BankUnited SA FL                           0.74        26.73    0.24       NM        131.24       5.86    163.33  23.46
BKCD    Bankers Corp. of ?                         1.20        23.83    0.46      12.68      161.89      12.60    164.57  11.87
BVCC    Bay View Capital Corp. of CA               0.79       115.33    1.20      28.32      179.74      11.34    189.06  16.74
BFSB    ? ?  of?                                   0.63        77.52    0.57      17.89      125.83      18.02    125.83  14.02
BFFC    Big Foot Fin. Corp. of IL                  0.09       151.52    0.34       NM        111.58      18.94    111.58    NN
BSBC    Branford ? of CT                           1.94       112.22    3.09      15.13      181.78      17.34    181.78  15.63
BYFC    Broadway Fin. Corp of CA                   2.42        41.50    1.19       NM         76.39       8.20     75.39    NN
CBCC    CB Bancorp of Michigan City ?(9)           2.90        27.47    1.98      19.43      198.55      17.54    198.55  16.60
CBES    CBES Bancorp of MO                         0.77        54.05    0.46      28.45       98.77      18.16     98.77  19.62
CCFH    CCF Holding Company of CA                  0.34       189.90    0.79       NM        111.19      15.92    111.19    HN
CENF    CENFED Financial Corp. of CA               1.40        51.06    1.03      17.80      163.26       8.33    163.59  12.13
CFSB    CFSB Bancorp of Lansing MI                 0.10       566.80    0.62      19.87      188.72      14.40    188.72  14.81
CKFB    CKF Bancorp of Danville KY                 1.48        12.02    0.20      22.92      125.16      29.64    125.16  23.19
CNSB    CNS Bancorp of MO                          0.45        80.36    0.57       NH        112.02      27.80    112.02    NM
CSBF    CSB Financial Group Inc of IL              0.74        41.29    0.53       NH         92.11      23.54     97.66    NM
CFNC    California Fin. ? Co. of CA(3)             1.04        54.70    0.77      20.01      154.19      10.73    154.84  13.05
CBCI    Calumes Bancorp of Chicargo IL             1.40        84.90    1.54      15.86      112.12      17.87    112.12  12.27
CAFI    Canco Fin. Corp. of OR                     0.68        38.86    0.32      18.18      120.40      11.67    130.81  15.52
CHAN    Cameron Fin. Corp. of ?                    0.60       135.41    0.95      21.75       99.00      22.72     99.00  17.45
CAPS    Capital Savings Bancorp of MO              0.26       116.53    0.38      21.58      152.62      13.22    152.62  15.11
CFNC    Coralina Fincorp of NC                     0.28       133.67    0.54      22.11      103.23      24.48    103.23  23.56
CNY     Curver Bancorp, Inc. of NY                 1.53        34.62    1.12        NM        82.99       6.69     86.69    NM
CASB    Csacade SB of Everest ?                    0.59       142.60    1.02      24.34      174.69      10.79    174.69  19.27
CATB    Catskill Fin. Corp. of NY                  0.50       133.79    1.47      18.45      105.44      28.45    105.44  18.21
CNIT    Cenit Bancorp of Nerfolk VA                0.65        85.28    0.87      14.04      147.11      10.32    161.35  15.06
CEBK    Central Co-Op. Bank of MA                  1.67        53.48    1.24      18.88      106.97      10.38    120.58  16.78
CENB    Century Bancshares of NC                   0.39       139.39    0.91      16.07       94.20      28.20     94.20  15.88
CBSB    Charter Financial Inc. of IL               0.51       114.56    0.80      20.31      129.05      18.23    147.07  16.09
COFI    Charter One Financial of ?                 0.32       147.01    0.77      17.71      248.42      16.83      NM    13.93
CHBA    Chester Bancorp of IL                      0.25       107.12    0.70      20.86      102.14      22.68    102.14  20.86
CVAL    Chester Valley Bancorp of PA               0.47       187.15    1.10      24.14      165.09      14.13    165.09  16.41
CTZN    CitFed Bancorp of Dayton DH                0.45       128.08    0.99      21.34      173.97      11.01    195.32  14.73
CLAS    Classic Bancshares of KY                   0.91        68.31    0.99        NM        98.34      14.68    117.09  28.50
?       Cmnwealth Bancorp of PA                    0.42       106.34    0.86      25.18      132.96      12.72    173.13  19.55
COVB    CoVest Bancshares of IL                    0.23       118.11    0.43        HM       111.55       9.97    117.06  21.47
CBSA    Coastal Bancorp of Houston TX              0.65        37.23    0.56       19.30     146.38       5.01    173.30  11.55
CFCP    Coastal Fin. Corp. of SC                   0.26       350.59    1.14      25.84        NM        22.01      NM    23.47
COFO    Collective Bancorp Inc. of NJ(8)           0.40        60.69    0.47      18.82      244.15      17.09      NM    15.48
CMSV    Comnty. Svgs. MHC of FL (48.5)             0.57        66.20    0.64      26.20      139.69    15.69    139.69  17.26
CB?H    Community Bankshares Inc. of HH(3)         0.61       115.48    1.01      18.15      224.70      16.03    224.70  22.47
CFTP    Community Fed. Bancorp of HS               0.35        79.45    0.47      25.91      109.24      36.62    109.24  21.75
CFFC    Community Fin. Corp. of VA                 0.35       180.62    0.70      17.18      124.65      17.17    124.65  13.64


                                                           Dividend Data(6)
                                                     ---------------------------
                                                       Ind.    Divi-
                                                      Div./    dend     Payout
                                                        ?      Yield    Ratio(7)
                                                     -------  --------  ---------
                                                        ($)       (%)       (%)
Financial Institution
---------------------


NASDAQ Listed DTC Companies (continued)
---------------------------------------
ATSB    ? Capital Corp. of IN                         0.20     1.58      50.00
AIICI   ? Holding Co., Inc. of NY                     0.00     0.00        NM
ASBI    American Bancorp of IN                        0.50     3.85        NM
AFFFZ   American First Fin. ? CA (8)                  1.60     4.04      30.08
AMFB    American Federal Bank of SC (8)               0.48     1.51      35.58
AMBK    American Flat-l Bancorp of MO                 0.12     0.74      63.16
ABCW    Anchor Bancorp Winconsin of M?                0.66     1.12      18.42
ANDB    Andover Bancorp, Inc. of MA                   0.68     2.32      25.98
ASFC    ? Financial Corp. of NY                       0.60     1.32      13.90
AVND    Avondale Fin. Corp. of IL                     0.00     0.00       ?
BKCT    Bancorp Connecticut of CT                     0.99     3.45      43.78
BPLS    Bank Plus Corp. of CA                         0.00     0.00        NM
BWFC    Bank Nest Fin. Corp. of MI                    0.26     2.00      47.46
BANC    BankAtlantic Bancorp of FL                    0.12     0.85      10.81
BKUNA   BankUnited SA FL                              0.00     0.00       0.00
BKCD    Bankers Corp. of ?                            0.64     2.47      31.37
BVCC    Bay View Capital Corp. of CA                  0.32     1.20      31.04
BFSB    ? ?  of?                                      0.56     2.70      46.28
BFFC    Big Foot Fin. Corp. of IL                     0.00     0.00       0.00
BSBC    Branford ? of CT                              0.08     1.71      25.81
BYFC    Broadway Fin. Corp of CA                      0.20     1.86       NM
CBCC    CB Bancorp of Michigan City ?(9)              0.00     0.00       0.00
CBES    CBES Bancorp of MO                            0.40     2.37      57.87
CCFH    CCF Holding Company of CA                     0.50     2.13       NM
CENF    CENFED Financial Corp. of CA                  0.33     1.01      17.93
CFSB    CFSB Bancorp of Lansing MI                    0.60     2.58      51.28
CKFB    CKF Bancorp of Danville KY                    0.44     2.29      52.38
CNSB    CNS Bancorp of MO                             0.20     1.21      64.42
CSBF    CSB Financial Group Inc of IL                 0.00     0.00       0.00
CFNC    California Fin. ? Co. of CA(3)                0.44     1.49      29.73
CBCI    Calumes Bancorp of Chicargo IL                0.00     0.00       0.00
CAFI    Canco Fin. Corp. of OR                        0.52     2.89      52.53
CHAN    Cameron Fin. Corp. of ?                       0.28     1.67      36.36
CAPS    Capital Savings Bancorp of MO                 0.24     1.44      31.17
CFNC    Coralina Fincorp of NC                        0.20     1.39      30.77
CNY     Curver Bancorp, Inc. of NY                    0.20     1.63        ?
CASB    Csacade SB of Everest ?                       0.00     0.00       0.00
CATB    Catskill Fin. Corp. of NY                     0.28     1.91      33.33
CNIT    Cenit Bancorp of Nerfolk VA                   1.00     2.25      31.55
CEBK    Central Co-Op. Bank of MA                     0.32     1.77      33.33
CENB    Century Bancshares of NC                      2.00     2.89      46.40
CBSB    Charter Financial Inc. of IL                  0.32     1.88      38.10
COFI    Charter One Financial of ?                    1.00     1.96      34.72
CHBA    Chester Bancorp of IL                         0.24     1.62      33.80
CVAL    Chester Valley Bancorp of PA                  0.44     2.10      50.57
CTZN    CitFed Bancorp of Dayton DH                   0.32     0.85      18.18
CLAS    Classic Bancshares of KY                      0.28     1.96       W1
?       Cmnwealth Bancorp of PA                       0.28     1.68      42-42
COVB    CoVest Bancshares of IL                       0.00     2.19        ?
CBSA    Coastal Bancorp of Houston TX                 0.48     1.67      32.21
CFCP    Coastal Fin. Corp. of SC                      0.33     1.43      37.08
COFO    Collective Bancorp Inc. of NJ(8)              1.00     2.17      40.82
CMSV    Comnty. Svgs. MHC of FL (48.5)                0.90     4.14       NM
CB?H    Community Bankshares Inc. of HH(3)            0.64     1.70      30.77
CFTP    Community Fed. Bancorp of HS                  0.30     1.70      4?.12
CFFC    Community Fin. Corp. of VA                    0.56     2.49      42.75

RP FINANCIAL. LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                   Weekly Thrift Market Line - Part Two
                          Prices As Of June 20, 1997

                                                                                 Key Financial Ratios
                                                       --------------------------------------------------------------------------
                                                                  Tang.
                                                         Equity/  Equity/       Reported Earnings             Core Earnings
                                                                             ---------------------------    ---------------------
Financial Institution                                    Assets   Assets     ROA (5)   ROE (5)   ROI (5)      ROA (5)   ROE (5)
----------------------                                   -------- -------  ----------  --------  -------     ---------  ---------
                                                             (%)      (%)         (%)       (%)      (%)         (%)        (%)
NASDAO Listed OTC Companies (continued)
----------------------------------------
CIBI  Community Inv. Bancorp of OH                         11.51    11.51     0.67      8.51      4.89         1.00      8.19
COCP  Cooperative B?. for S?gs. of NC                       7.49     7.49    -0.89    -10.79     -9.22         0.33      1.60
CRZY  Crazy Woman Creek Bncorp of WY                       27.85    27.85     1.01      3.35      3.78         1.27      4.20
DUFC  N?H Financial Corp. of MI                             5.81     5.75     0.63     10.98      5.56         0.85     14.32
OFIII Danten Fin. Corp. of Chicago IL                      20.16    20.16     0.71      3.13      3.55         0.89      3.93
DCB?  Delphos Citizens Bancorp of OH                       28.34    28.34     1.27      6.07      4.24         1.27      6.07
DIME  Dime Community Bancorp of NY                         15.41    13.23     0.93      6.19      4.55         1.03      6.90
DIBK  Dime Financial Corp. of CT                            7.83     7.54     1.85     22.66     11.35         1.91     23.35
EGIB  Eagle Bancorp of IL                                  12.10    12.10    -0.20     -1.89     -1.66         0.12      1.09
EBSI  Eagle Bancshares of Incker GA                         8.71     8.71     0.59      6.82      4.48         0.80      9.29
EGFC  Eagle Financial Corp. of CT                           6.90     5.19     3.58      2.18      6.02         0.78     10.92
ETFS  East Texas Fin. Serv. of TK                          19.02    19.02     3.32      2.70      1.85         0.64      3.41
EBCP  Eastern Bancorp of NH(B)                              7.59     7.20     3.38      4.96      3.27         0.69      7.76
EMLJ  Emerald Financial Corp of OH                          7.51     7.38     0.69      8.89      5.33         0.89     11.37
EIRE  Emerald Island Bancorp MA                             6.96     6.96     0.81     12.00      7.62         0.86     12.68
EFBC  Empire Federal Bancorp of MI                         34.89    34.29     0.83      2.37      2.59         1.09      3.12
EFBI  Enterprise Bancorp of OH                             12.67    12.65     0.68      4.72      4.11         0.75      5.16
EQSB  Equitable ??? of ?eaton ??                            5.07     5.07     0.48      9.33      6.07         0.76     14.93
FFFG  F.F.O. Financial Group of F-(8)                       6.41     6.41     0.52      8.41      3.00         0.85     13.72
FCBF  FCB Fin. Corp. of Meenan WI                          17.51    17.51     0 91      5.04      3.92         1.10      0.08
FFBS  FFBS Bancorp of Columbus MS                          19.42    19.42     1.19      6.07      4.17         1.49      7.65
FFDS  FFD Financial Corp. of CH                            24.74    24.74     0.78      3.42      3.26         1.09      4.74
FFLC  FFLC Bancrop of Leesbur? FL                          14.48    14.48     0.60      4.30      3.51         1.01      6.32
FFFC  FFVA Financial Corp. of WA                           12.98    12.69     1.08      7.35      4.75         1.34      9.09
FFWC  FFW Corporation of Maoash ?M                         10.01    10.01     0.90      8.74      7.62         1.11     10.86
FFYF  FFY Financial Corp. of Ob                            14.10    14.10     0.89      5.44      4.64         1.27      7.80
FHCO  FHS Financial Corp. of llJ                            6.29     6.16     0.84      9.89      6.00         0.97     15.08
FFHH  FSF Financial Corp. of MN                            11.77    11.77     0.64      4.73      4.13         0.83      6.11
FOBC  Fea One Bancorp of Wheeling NY                       11.61    11.06     0.69      5.79      4.57         0.98      8.27
FBCI  Fidelity Bancorp of Chicago IL                       10.19    10.16     0.63      4.92      4.63         0.75      7.05
FSBI  Fidelity Bancorp Inc. of PA                           6.96     6.96     0.52      7.41      5.35         0.83     11.77
FFFL  Fidelity FSA, MMC of FL ??.?)                         8.22     8.75     0.39      4.09      2.53         0.62      6.51
FFED  Fidelity F??. Bancorp of T?                           6.14     5.14     0.16      3.18      1.84         0.28      5.62
FFO?  Fidelity Financial of CH                             13.12    11.52     0.63      3.90      2.57         1.01      6.24
FIBC  Financial Bancorp, Inc, of MY                         9.73     9.68     0.61      5.14      4.46         0.95      9.49
FBSI  First Bancshares of MO                               14.35    14.33     0.91      5.88      5.90         1.11      7.22
FBBC  First Bell Bancorp of PA                             10.20    10.20     1.19      7.34      6.69         1.40      8.65
FBER  First Bergen Bancorp of NJ                           16.44    16.44     0.42      2.50      2.31         0.75      4.50
SRBO  First Carneqie, NHC of PS(45.0)                      15.65    16.65     0.37      2.35      1.73         0.54      3.43
FCIT  First Cit. Fin. Corp of MD(3)                         6.11     6.11     0.53      8.65      3.92         3.79     13.02
FSTC  First Citizens Corp of GA                             9.37     7.37     1.80     19.17     11.76         1.50     16.01
FFBA  First Colorada Bancorp of Co                         14.30    14.13     1.13      7.87      5.46         1.12      7.80
FDEF  First Defiance Fin. Corp. of OH                      21.42    21.42     0.78      3.37      3.03         1.06      4.60
FESX  First Essex Bancorp of MA                             7.31     6.30     1.01     13.37      7.70         0.88     11.68
FFES  First FSDLA of E. Hartford CT                         6.25     6.25     0.43      7.04      5.24         0.69     11.23
FSSB  First FS&LA of San Bern. CA                           4.33     4.18    -1.18    -24.68        NM        -1.18    -24.75
FFSX  First FS&LA. NHC of IA (46.0)                         8.14     8.06     0.43      5.19       2.86        0.73      8.93
FFSW  First fed. Fin. Serv. of OH                           6.05     5.11     0.87     15.36       5.25        0.69     12.15
BDJ?  First Fed. Bancorp. of ??                            11.17    11.17     0.32      2.58       2.56        0.66      5.38
FFBH  First Fed. Bancshares of AR                          15.82    15.82     0.79      5.42       4.19        1.13      7.76
FFFC  First Fed. Capital Corp. of WI                        6.36     5.96     0.74     11.32       5.36        0.88     13.15
FFKY  First Fed. capital Corp of KY                        13.60    12.78     1.25      9.33       5.84        1.49     10.79
FFBZ  First Federal Bancorp of OH                           7.66     7.65     0.74      9.56       4.71        1.01     13.14
FFCH  First Fin. Holdings Inc. of SC                        6.15     6.15     0.55      8.85       4.56        0.84     13.43
FFBI  First Financial Bancorp of IL                         7.81     7.81    -0.02     -0.27      -0.27        0.47      5.76
FFHC  First Financial Corp. of WI (E)                       6.98     6.78     0.93     12.87       5.00        1.26     17.55

                                                   Assets Quality Ratios                        Pricing Ratios
                                               ---------------------------------      --------------------------------------------
                                                                                                                    Price/  Price/
                                                   NPAs      Resvs/       Resvs/        Price/    Price/   Price/    Tang.   Core
Financial Institution                            Assets       NPAs        Loans        Earnings   Book     Assets    Book  Earnings
---------------------                           ---------   ----------   ------       ----------  ------  --------   ----- -------
                                                     (%)         (%)        (%)             (X)     (%)       (%)      (%)    (X)
NASDAO Listed O C Companies (continued)
----------------------------------------
CIBI  Community Inv. Bancorp of OH                0.72        65.53        0.62          20.45     114.21   13.15   114.21   13.78
COCP  Cooperative B?. for S?gs. of NC             0.45        53.51        0.30             NM     121.50    9.10   321.50      NH
CRYZ  Crazy Woman Creek Bncorp of WY              0.23       240.34        1.03          26.47      93.62   26.07    93.62   21.09
DUFC  N?H Financial Corp. of MI                   0.37       192.28        1.01          17.98     178.63   10.37   180.49   13.13
OFIII Danten Fin. Corp. of Chicago IL             0.20        76.34        0.38          28.18     101.77   20.52   101.77   22.45
DCB?  Delphos Citizens Bancorp of OH              0.10        93.46        0.13          23.58      98.25   27.84    98.25   23.58
DIME  Dime Community Bancorp of NY                0.82        97.78        1.45          21.98     131.59   20.28   153.33   19.71
DIBK  Dime Financial Corp. of CT                  0.46       337.58        3.23           8.81     185.33   14.50   192.31    8.55
EGIB  Eagle Bancorp of IL                         1.67        31.93        0.90             NM      96.07   11.62    96.07      HM
EBSI  Eagle Bancshares of Incker GA               0.88        65.80        0.84          22.34     140.27   12.21   140.27   16.39
EGFC  Eagle Financial Corp. of CT                 1.21        47.66        1.01          16.62     134.22    9.26   178.36   12.45
ETFS  East Texas Fin. Serv. of TK                 0.25       100.00        0.53             NM      93.30   17.75    93.30   27.01
EBCP  Eastern Bancorp of NH(B)                    1.27        25.79        0.57             NM     149.05   11.31   157.05   19.57
EMLJ  Emerald Financial Corp of OH                0.34        75.41        0.30          16.75     161.05   12.09   163.87   14.66
EIRE  Emerald Island Bancorp MA                   0.62       105.23        0.97           3.12     144.08   10.03   144.08   12.42
EFBC  Empire Federal Bancorp of MI                  NA           NA        0.47             NM      01.46   31.91    91.46   29.35
EFBI  Enterprise Bancorp of OH                    0.01           NA        0.28          24.33     117.59   14.90   117.74   22.26
EQSB  Equitable ??? of ?eaton ??                  1.07        19.82        0.31          16.48     145.47    7.37   145.47   10.30
FFFG  F.F.O. Financial Group of F-(8)             3.17        55.02        2.41          25.63     202.07   12.05   202.07   15.71
FCBF  FCB Fin. Corp. of Meenan WI                 0.11       426.25        0.56          25.52     125.51   22.67   129.51   21.15
FFBS  FFBS Bancorp of Columbus MS                 0.42       109.44        0.66          23.96     143.30   27.83   143.30   19.01
FFDS  FFD Financial Corp. of CH                     NA           NA        0.27             NM      93.10   23.03    93.10   22.13
FFLC  FFLC Bancrop of Leesbur? FL                 0.27       116.25        0.46          28.50     128.61   18.52   128.61   19.39
FFFC  FFVA Financial Corp. of WA                  0.10       585.64        1.01          21.06     169.52   22.00   173.36   17.04
FFWC  FFW Corporation of Maoash ?M                0.22       150.42        0.48          13.13     114.29   11.44   114.29   10.57
FFYF  FFY Financial Corp. of Ob                   0.72        73.17        0.69          21.56     132.67   18.70   132.67   15.04
FHCO  FHS Financial Corp. of llJ                  1.07        47.56        0.90          16.67     161.07   10.13   164.45   10.93
FFHH  FSF Financial Corp. of MN                   0.10       216.04        0.34          24.22     124.84   14.69   124.84   18.75
FOBC  Fea One Bancorp of Wheeling NY              0.45        93.65        1.00          21.98     127.66   14.82   133.93   15.33
FBCI  Fidelity Bancorp of Chicago IL              0.70        24.69        0.23          21.59     107.10   10.92   107.11   15.08
FSBI  Fidelity Bancorp inc. of PA                 0.51       100.48        1.06          18.69     135.04    9.40   135.04   11.76
FFFL  Fidelity FSA, MMC of FL ??.?)               0.30        77.48        0.31             NM     160.35   14.14   161.69   24.83
FFED  Fidelity F?? Bancorp of T?                  0.16       455.75        0.85             HM     178.92    9.20   178.92      NM
FFO?  Fidelity Financial of CH                    0.18       174.34        0.38             HM     124.69   16.35   141.91   23.44
FIBC  Financial Bancorp, Inc, of MY               2.77        16.97        0.85          22.40     115.15   11.20   115.69   12.15
FBSI  First Bancshares of MO                      0.32        88.41        0.35          16.95     101.01   14.50   101.16   13.79
FBBC  First Bell Bancorp of PA                    0.09       107.87        0.12          14.95     150.52   15.35   150.52   12.70
FBER  First Bergen Bancorp of NJ                  0.74       161.82        2.41             HM     109.88   18.07   109.88   24.00
SRBO  First Carneqie, NHC of PS(45.0)             0.74        33.56        0.66             HM     135.85   21.26   135.85      NM
FCIT  First Cit. Fin. Corp of MD(3)               1.52        52.05        1.33           25.52    211.05   12.89   211.05   16.97
FSTC  First Citizens Corp of GA                   1.26        87.96        1.40            8.51    163.04   15.28   207.29   10.19
FFBA  First Colorada Bancorp of Co                0.19       136.49        0.37           18.32    144.27   20.63   146.05   18.50
FDEF  First Defiance Fin. Corp. of OH             0.45        93.68        0.55              MN    116.84   25.02   116.84   24.17
FESX  First Essex Bancorp of MA                   0.62       143.10        1.42           12.99    147.32   10.77   170.98   11.86
FFES  First FSDLA of E. Hartford CT               0.51        55.25        1.57           19.07    129.35    8.09   129.35   11.95
FSSB  First FS&LA of San Bern. CA                 2.31        45.41        1.47              NM     69.34    3.01    71.97      HM
FFSX  First FS&LA. NHC of IA (46.0)               0.14       263.34        0.52              NM    178.30   14.51   179.92   20.30
FFSW  First fed. Fin. Serv. of OH                 0.38        73.66        0.40           19.03        NH   16.13       HM   24.06
BDJ?  First Fed. Bancorp. of ??                   0.31       127.79        0.82              NM    109.20   12.20   109.20   18.75
FFBH  First Fed. Bancshares of AR                 0.19       127.69        0.31           23.84    115.01   18.19   115.01   16.25
FFFC  First Fed. Capital Corp. of WI              0.17       308.37        0.68           18.64    206.57   13.13   220.44   16.06
FFKY  First Fed. capital Corp of KY               0.40       115.33        0.53           17.13    152.14   20.70   162.00   14.34
FFBZ  First Federal Bancorp of OH                 0.58       153.04        1.02           21.22    195.40   14.97   195.61   15.47
FFCH  First Fin. Holdings Inc. of SC              1.82        39.24        0.84           21.85    189.47   11.65   189.47   14.39
FFBI  First Financial Bancorp of IL               0.27       200.40        0.69              NM    107.02    8.35   107.02   17.86
FFHC  First Financial Corp. of WI (E)             0.29       137.23        0.65           20.01        HN   17.94       NM   14.68

                                                                    Dividend Data (6)
                                                               ---------------------------------
                                                                  Ico.        Divi-
                                                                 Divi./       dendn     Payout
Financial Institution                                            Share        Yield     Ratio (7)
----------------------                                         ----------   --------   ---------
                                                                     (%)        (%)         (%)
NASDAO Listed ? C Companies (continued)
----------------------------------------
CIBI  Community Inv. Bancorp of OH                                 0.27        2.00      40.91
COCP  Cooperative B?. for S?gs. of NC                              0.03        0.00         MH
CRYZ  Crazy Woman Creek Bncorp of WY                               0.40        2.96         MH
DUFC  N?H Financial Corp. of MI                                    0.00        0.00       0.00
OFIII Danten Fin. Corp. of Chicago IL                              0.24        1.67      47.06
DCB?  Delphos Citizens Bancorp of OH                               0.00        0.00       0.00
DIME  Dime Community Bancorp of NY                                 0.18        0.94      20.69
DIBK  Dime Financial Corp. of CT                                   0.40        1.74      13.33
EGIB  Eagle Bancorp of IL                                          0.00        0.00         HH
EBSI  Eagle Bancshares of Incker GA                                0.50        3.36      76.00
EGFC  Eagle Financial Corp. of CT                                  0.92        2.99      45.73
ETFS  East Texas Fin. Serv. of TK                                  0.20        1.09      58.82
EBCP  Eastern Bancorp of NH(B)                                     0.64        2.40      73.66
EMLJ  Emerald Financial Corp of OH                                 0.24        1.71      32.00
EIRE  Emerald Island Bancorp MA                                    0.28        1.51      19.85
EFBC  Empire Federal Bancorp of MI                                 0.30        2.22         NH
EFBI  Enterprise Bancorp of OH                                     1.00        5.48         NH
EQSB  Equitable ??? of ?eaton ???                                  0.00        0.00       0.00
FFFG  F.F.O. Financial Group of F-(8)                              0.00        0.00       0.00
FCBF  FCB Fin. Corp. of Meenan WI                                  0.72        2.01      74.23
FFBS  FFBS Bancorp of Columbus MS                                  0.50        2.17      52.08
FFDS  FFD Financial Corp. of CH                                    0.30        2.22      68.18
FFLC  FFLC Bancrop of Leesbur? FL                                  0.48        1.68      48.00
FFFC  FFVA Financial Corp. of WA                                   0.48        1.79      37.80
FFWC  FFW Corporation of Maoash ?M                                 0.72        2.77      36.36
FFYF  FFY Financial Corp. of Ob                                    0.70        2.71      58.33
FHCO  FHS Financial Corp. of llJ                                   0.20        0.85      14.18
FFHH  FSF Financial Corp. of MN                                    0.50        2.87      69.44
FOBC  Fea One Bancorp of Wheeling NY                               0.58        2.76      60.42
FBCI  Fidelity Bancorp of Chicago IL                               0.32        1.68      36.36
FSBI  Fidelity Bancorp Inc. of PA                                  0.36        1.80      33.64
FFFL  Fidelity FSA, MMC of FL ??.?)                                0.80        4.13         MN
FFED  Fidelity F?? Bancorp of T?                                   0.40        4.32         HM
FFO?  Fidelity Financial of CH                                     0.29        1.87      70.00
FIBC  Financial Bancorp, Inc, of MY                                0.40        2.32      51.95
FBSI  First Babcshares of MO                                       0.20        1.00      18.95
FBBC  First Bell Bancorp of PA                                     0.40        2.50      37.38
FBER  First Bergen Bancorp of NJ                                   0.12        0.79      34.29
SRBO  First Carneqie, NHC of PS(45.0)                              0.00        0.00       0.00
FCIT  First Cit. Fin. Corp of MD(3)                                0.00        0.00       0.00
FSTC  First Citizens Corp of GA                                    0.44        1.78      15.12
FFBA  First Colorada Bancorp of Co                                 0.44        2.33      42.72
FDEF  First Defiance Fin. Corp. of OH                              0.32        2.21      72.73
FESX  First Essex Bancorp of MA                                    0.48        2.91      37.80
FFES  First FSDLA of E. Hartford CT                                0.50        2.02      38.46
FSSB  First FS&LA of San Bern. CA                                  0.00        0.00         NM
FFSX  First FS&LA. NHC of IA (46.0)                                0.48        2.02      70.59
FFSW  First fed. Fin. Serv. of OH                                  0.44        1.15      21.89
BDJ?  First Fed. Bancorp. of ??                                    0.00        0.00       0.00
FFBH  First Fed. Bancshares of AR                                  0.20        1.04      24.69
FFFC  First Fed. Capital Corp. of WI                               0.48        2.18      40.68
FFKY  First Fed. capital Corp of KY                                0.52        2.81      48.15
FFBZ  First Federal Bancorp of OH                                  0.24        1.32      27.91
FFCH  First Fin. Holdings Inc. of SC                               0.72        2.44      53.33
FFBI  First Financial Bancorp of IL                                0.00        0.00         MM
FFHC  First Financial Corp. of WI (E)                              0.60        2.10      41.96

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                                  (continued)
                     Weekly Thrift Market Line - Part Two
                           Prices As Of June 20,1997

                                                                                Key Financial Ratios
                                                 ----------------------------------------------------------------------------
                                                           Tang
                                                         Equity/     Equity/      Reported Earnings       Core Earnings
                                                                               ----------------------  ----------------
Financial Institution                                    Assets      Assets     ROA(5) ROE(5)  ROF(5)    ROA(5)  ROE(5)
---------------------                                    ------      ------    ------- ------ -------  -------- -------
                                                           (%)         (%)b       (%)    (%)b    (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
--------------------------------------
FFHS  First Franklin Corp. ????                         8.92          8.75        0.14    1.59   1.35     0.62    6.76
FGHC  First Georgia Hold. Corp of GA                    8.49          7.74        0.96   11.69   6.48     0.57    6.97
FSPG  First Home Bancorp of ??                          6.59          6.47        0.90   13.90   8.42     1.19   18.24
FFSL  First Independence Corp. of KS                   10.51         10.51        0.05    4.27   4.74     0.76    6.53
FISB  First Indiana Corp. of  ???                       9.58          9.46        0.89    9.68   6.04     1.03   11.14
FRFS  First Keystone Fin. Corp. of FA                   7.07          7.07        0.51    6.65   5.39     0.76    9.86
FLKY  First Lancaster Bncshrs of KY                    37.13         37.13        0.98    1.94   2.45     1.26    2.50
FLFC  First Liberty Fin. Corp. of GA                    7.35          6.57        1.09   14.83   8.09     0.88   11.96
CAS?  First Midwest Fin. Corp. of IA                   11.59         10.26        0.76    6.54   6.35     0.98    8.44
FMBD  First Mutual Bancorp of IL                       13.41         10.32        0.15    0.75   0.87     0.38    3.97
FMSB  First Mutual SB of Bellevue NA                    6.57          6.57        1.01   15.31   8.41     0.98   14.78
FNGB  First Northern Cap. Corp of NI                   11.51         11.51        0.60    6.05   3.91     0.89    7.48
FFPB  First Palm Beach Bancorp of FL                    6.76          6.59       -0.01   -0.09  -0.07     0.05    0.69
FSLA  First SB SLA MHC of NJ (47.5)                     9.19          8.15        0.51    5.44   2.88     0.90    9.61
FSNJ  First SB of NJ, MHC (45.9)(8)                     8.57          8.57       -0.34   -4.31  -2.69     0.23    2.89
SOP?  First SB, SSB, Moore Co. of HC                   24.60         24.60        1.39    5.48   4.13     1.67    6.58
FWWB  First Savings Bancorp of MA                      15.14         15.14        1.06    5.65   3.77     1.01    5.37
SHEB  First Shenango Bancorp of FA                     10.76         10.90        0.83    7.07   5.96     1.12    9.49
FSFC  First So. east Fin. Corp. of SC                  10.22         10.22        0.01    0.11   0.10     0.92    7.48
FLAG  Flag Financial Corp of ????                       9.40          9.40       -0.05   -0.68  -0.49     0.14    1.45
FFIC  Flushing Fin. Corp. of NY                        16.01         16.01        0.90    6.16   4.33     0.93    5.34
FBMC  Fort Bend Holding Corp of ??                      6.43          5.95        0.23    3.44   2.57     0.64    7.99
FTSB  Fort Thomas Fin. Corp. of KY                     16.09         16.09        0.50    2.50   2.86     0.76    3.83
FKKY  Frankfort First Bancorp of KY                    26.19         26.19        0.62    2.19   1.98     0.93    3.29
FTUB  Fulton Bancorp of MO                             26.01         26.01        0.74    3.81   2.05     1.05    6.39
GFSA  GFS Bancorp of Grimmell LA                       11.57         11.57        0.99    8.43   6.42     1.27   10.81
GUPB  GFSB Bancorp of Galiup ??                        16.30         16.30        0.74    3.86   3.53     0.93    4.86
GSLA  GS Financial Corp. of ??                         46.34         46.34        0.85    1.94   1.90     0.85    1.84
GWBC  Gateway Bancorp of NY (8)                        26.08         26.08        0.82    3.25   3.03     1.15    4.54
GBCK  Glacier Bancorp of ??                             0.56          0.29        1.39   14.68   5.63     1.57   16.69
GLBK  Glendale Co-op. Bank of MA (8)                   16.37         16.37        0.75    4.64   4.11     0.72    4.47
GFCO  Glenway Financial Corp. of  ??? OH                9.56          9.41        0.38    3.95   3.57     0.68    7.17
GTPS  Great American Bancorp of EL                     21.16         21.16        0.43    1.95   2.00     0.66    2.48
GFFN  Great Financial Corp. of KY                       9.30          8.89        0.73    7.40   4.20     0.70    7.09
GSBC  Great Southern Bancorp of MO                      8.97          8.97        1.36   14.03   6.41     1.53   15.83
GDYS  Greater OV SB,MHC of PA (19.0)                   11.47         11.47        0.01    0.12   0.08     0.33    2.81
GSFC  Green Street Fin. Corp. of WC                    36.09         36.09        1.33    4.48   3.21     1.64    5.50
GSLC  Guaranty Svgs & ?? FA of VA                       5.72          6.72        0.46    7.73   3.10     0.43    7.26
GFED  Guaranty FS&LA, HHC Of MO (31.0) (8)             13.84         13.84        0.50    3.50   1.46     0.81    5.71
HCBB  HCB Bancshares of AR                             18.25         17.49       -0.11   -0.58  -0.62     0.39    2.11
HEMT  HCB Bancorp of Hewet CA                           9.81          0.00       -0.31   -2.63  -2.56    -2.27  -19.11
HFFC  HF Financial Corp. of SD                          9.19          9.17        0.69    6.44   5.57     0.81    8.85
HFNC  HFNC Financial Corp. of NC                       19.83         18.83        1.07    3.82   3.04     1.41    5.01
H?NF  HUN Financial, Inc. of MH                        14.24         14.24        0.75    4.93   4.30     0.91    5.98
HALL  Hallmark Capital Corp. of ????                    6.99          6.99        0.45    6.30   6.55     0.60    8.30
HARB  Harbor FSB, HHC of FL (45.01)                     3.22          7.91        0.93   11.11   4.74     1.22   14.62
HRBF  Harbor Federal Bancorp of MG                     12.86         12.86        0.43    3.20   2.83     0.68    5.15
HFSA  Hardin Bancorp of Hardin MC                      12.78         12.78        0.51    3.17   3.69     0.82    6.16
HARL  Hardeysville SA of PA                             6.36          6.36        0.69   10.70   6.91     0.99   25.31
HARS  Harris SB, HHC OF PA (24.2)                       7.92          6.83        0.25    2.68   1.69     0.60    6.55
HFFB  Harrodsburg 1st Fin Corp of NY                   26.36         26.35        1.03    3.73   3.67     1.36    4.95
HHFC  Harvest Home Fin. Corp. of OH                    12.43         12.43        0.21    1.35   1.62     0,54    3.49
HAVA  Haven Bancorp of Woodhaven NY                     5.80          6.77        0.62   10.26   6.16     0.91   14.94
HYFO  Haverfield Corp. of OH (?)                        8.39          8.39        0.49    5.94   3.40     1.03   12.55
HTHR  Hawthorne Fin. Corp. of LA                        3.95          3.85        0.85   21.02  21.02     0.56   14.51
HMLK  Healock Fed. Fin. of IL                          18.29         18.29       -0.39   -2.85  -2.19     0.49    3.64
                                               Asset Quality Ratios                         Pricing Ratios
                                               --------------------       -----------------------------------------------
                                                                                                       Price/ Price/
                                               NPAs     Resvs/   Revs/      Price/  Price/    Price/   Tang.     Core
Financial Institution                         Assets     NPAs    Loans     Earning   Book    Assets    Book     Earnings
---------------------                        -------   -------  ------    --------  ------  --------  ------   ---------
                                               (%)       (%)      (%)        (x)      (%)     (%)       (%)       (X)
FFHS  First Franklin Corp. ????                0.62     68.29     0.62        NM     118.13   10.41   118.98    17.39
FGHC  First Georgia Hold. Corp of GA           1.35     50.33     0.79      15.43    177.26   15.04   194.37    25.89
FSPG  First Home Bancorp of ??                 0.79     93.39     0.41      11.98    156.72   10.32   159.56     9.05
FFSL  First Independence Corp. of KS           0.90     69.84     0.97      21.11     97.99   10.30    97.99    13.81
FISB  First Indiana Corp. of  ???              1.55     85.76     1.59      16.56    154.48   14.80   156.45    14.39
FRFS  First Keystone Fin. Corp. of FA          2.46     34.36     1.46      18.55    126.93    8.98   126.93    12.50
FLKY  First Lancaster Bncshrs of KY            0.75     32.89     0.29       N?      108.62   40.33   108.62     N?
FLFC  First Liberty Fin. Corp. of GA           0.75    1?4.80     1.23      12.36    183.24   13.46   204.80    15.32
CAS?  First Midwest Fin. Corp.of IA            0.79     81.63     0.97      16.75     99.00   11.55   112.58    12.19
FMBD  First Mutual Bancorp of IL               0.16    207.98     0.46       N?       98.65   13.22   128.00     N?
FMSB  First Mutual SB of Bellevue NA            NA       NA       1.24      11.90    169.95   11.17   169.95    12.32
FNGB  First Northern Cap. Corp of NI           0.13    368.77     0.54      26.23    132.07   15.20   132.07    17.71
FFPB  First Palm Beach Bancorp of FL           1.09     46.69     0.74       N?      143.77    9.72   147.56     N?
FSLA  First SB SLA MHC of NJ (47.5)            0.58     93.31     1.05       N?      184.62   16.97   208.33    19.67
FSNJ  First SB of NJ, MHC (45.9)(8)            0.97     58.25     1.21       N?      160.69   13.77   160.69     N?
SOP   First SB, SSB, Moore Co. of HC           0.12    192.97     0.32      24.24    133.04   32.72   133.04    20.1?
FWWB  First Savings Bancorp of MA              0.32    210.94     1.03      26.64    152.92   23.15   152.92    27.92
SHEB  First Shenango Bancorp of FA             0.60    144.74     1.14      16.77    125.06   13.38   125.06    ?2.50
FSFC  First So. east Fin. Corp. of SC          0.11    362.15     0.50       N?      129.74   13.27   129.74    14.46
FLAG  Flag Financial Corp of ???               4.62     44.14     2.91       N?      139.02   13.07   139.02     N?
FFIC  Flushing Fin. Corp. of NY                0.27    251.62     1.28      23.10    123.72   19.81   123.72    22.33
FBMC  Fort Bend Holding Corp of ??              NA       NA       0.98       N?      132.00    8.48   142.68    16.72
FTSB  Fort Thomas Fin. Corp. of KY             2.02     25.00     0.57       N?      103.04   16.58   103.04    22.83
FKKY  Frankfort First Bancorp of KY            0.06    138.89     0.08       N?      122.05   31.97   122.05     N?
FTUB  Fulton Bancorp of MO                      NA        NA      1.01       N?      138.22   34.57   138.22     N?
GFSA  GFS Bancorp of Grimmell LA               1.54     45.77     0.81      15.59    128.39   14.85   128.39    12.16
GUPB  GFSB Bancorp of Galiup ??                 NA        NA      0.69      27.54    112.56   18.34   112.56    21.84
GSLA  GS Financial Corp. of ??                 0.13    214.61     0.85       N?       96.70   44.81    96.70     N?
GWBC  Gateway Bancorp of NY (8)                0.78     15.82     0.40       N?      109.72   28.61   109.72    23.65
GBCK  Glacier Bancorp of ??                    0.28    212.30     0.85      17.75    235.10   21.85   235.10    15.71
GLBK  Glendale Co-op. Bank of MA (8)            NA        NA      0.72      24.32    110.29   18.06   110.29    25.23
GFCO  Glenway Financial Corp. of  ??? OH       0.32     84.04     0.32      27.99    109.76   10.49   131.47    15.42
GTPS  Great American Bancorp of EL             0.16    188.02     0.42       N?       99.52   21.06    99.62     N?
GFFN  Great Financial Corp. of KY              3.42     13.77     0.72      23.80    175.24   16.29   183.18    24.82
GSBC  Great Southern Bancorp of MO             1.83    124.20     2.60      15.60    231.29   20.75   231.29    13.82
GDYS  Greater OV SB,MHC of PA (19.0)           2.78     43.72     2.05       N?      155.32   17.82   155.72      N?
GSFC  Green Street Fin. Corp. of WC            0.14     97.92     0.19       N?      121.24   43.75   121.24    25.36
GSLC  Guaranty Svgs & ?? FA of VA               NA        NA      1.00       N?      239.95   13.72   239.95     N?
GFED  Guaranty FS&LA, HHC Of MO (31.0) (8)     0.54    206.36     1.42       N?      236.18   32.63   236.18     N?
HCBB  HCB Bancshares of AR                      NA        NA      1.47       N?       94.25   17.20    98.33     N?
HEMT  HF Bancorp of Hewet CA                    NA        NA      1.10       N?      108.91   10.68     NA       N?
HFFC  HFNC Financial Corp. of SD              0.40     200.58     1.04      17.95    114.76   10.55   115.03    13.08
HFNC  HF Financial Corp. of NC                0.99      94.51     1.26       N?      181.47   34.16   181.47    26.00
H?NF  HUN Financial, Inc. of MH                0.08    555.50     0.70      23.23    122.93   17.51   122.93    19.17
HALL  Hallmark Capital Corp. of ??             0.02       NA      0.60      1?.02    109.08    7.62   109.08    13.68
HARB  Harbor FSB, HHC of FL (45.01)            0.47    216.59     1.38      21.11    222.68   18.30   231.40    16.04
HRBF  Harbor Federal Bancorp of MG             0.13    131.49     0.26       N?      111.87   14.39   111.87    2?.95
HFSA  Hardin Bancorp of Hardin MC              0.37     41.58     0.29      27.07     95.06   12.15    95.06    16.01
HARL  Hardeysville SA of PA                    0.12    475.58     0.77      16.92    171.61   10.92   171.61    11.83
HARS  Harris SB, HHC OF PA (24.2)              0.70     61.7?     0.98       N?      155.00   12.27   179.63    24.15
HFFB  Harrodsburg 1st Fin Stop of NY           0.47     58.12     0.37      27.27    106.53   28.07   106.63    20.55
HHFC  Harvest Home Fin. Corp. of OH            0.15     90.48     0.26       N?       94.42   11.74    91.42    23.86
HAVA  Haven Bancorp of Woodhaven NY            0.78     84.95     1.23      16.23    159.97    9.27   160.59    11.14
HYFO  Haverfield Corp. of OH (?)               1.00     87.44     1.00      29.40    172.01   14.43   172.01    13.91
HTHR  Hawthorne Fin. Corp. of LA                NA        NA      1.92       4.76     93.89    3.61    93.89     6.89
HMLK  Healock Fed. Fin. of IL                   NA        NA      1.37       N?       91.44   16.72    91.44      N?
                                                                       Dividend Data (6)
                                                                 -------------------------------
                                                                Ind.       Divi-
                                                               Div./        dend       Payout
Financial Institution                                          Share       Yield      Ratio(7)
---------------------                                        -------     ----------  ----------
                                                               ($)           (%)        (%)
NASDAQ Listed OTC Companies (continued)
--------------------------------------
FFHS  First Franklin Corp. ????                                0.32        1.60          NM
FGHC  First Georgia Hold. Corp of GA                           0.06        0.69        10.64
FSPG  First Home Bancorp of ??                                 0.40        2.07        24.54
FFSL  First Independence Corp. of KS                           0.25        2.23        47.17
FISB  First Indiana Corp. of  ???                              0.48        2.30        38.10
FRFS  First Keystone Fin. Corp. of FA                          0.20        0.87        16.13
FLKY  First Lancaster Bncshrs of KY                            0.00        0.00         0.00
FLFC  First Liberty Fin. Corp. of GA                           0.40        1.84        22.73
CAS?  First Midwest Fin. Corp. of IA                           0.36        2.38        37.50
FMBD  First Mutual Bancorp of IL                               0.32        2.13         PBI
FMSB  First Mutual SB of Bellevue NA                           0.20        1.16        13.79
FNGB  First Northern Cap. Corp of NI                           0.64        3.01          NM
FFPB  First Palm Beach Bancorp of FL                           0.60        1.98          HM
FSLA  First SB SLA MHC of NJ (47.5)                            0.48        2.00        69.57
FSNJ  First SB of NJ, MHC (45.9)(8)                            0.50        1.92          NM
SOP?  First SB, SSB, Moore Co. of HC                           0.80        3.33          NM
FWWB  First Savings Bancorp of MA                              0.28        1.30        34.57
SHEB  First Shenango Bancorp of FA                             0.60        2.31        38.71
FSFC  First So. east Fin. Corp. of SC                          0.24        2.37          NM
FLAG  Flag Financial Corp of ???                               0.34        2.39          NM
FFIC  Flushing Fin. Corp. of NY                                0.24        1.21        27.91
FBMC  Fort Bend Holding Corp of ??                             0.28        0.92        37.84
FTSB  Fort Thomas Fin. Corp. of KY                             0.26        2.38          NM
FKKY  Frankfort First Bancorp of KY                            0.36        2.97         PBI
FTUB  Fulton Bancorp of MO                                     0.20        1.00        48.78
GFSA  GFS Bancorp of Grimmell LA                               0.20        1.51        23.53
GUPB  GFSB Bancorp of Galiup ??                                0.40        2.11        57.97
GSLA  GS Financial Corp. of ??                                 0.00        0.00         0.00
GWBC  Gateway Bancorp of NY (8)                                0.40        2.29          NM
GBCK  Glacier Bancorp of ??                                    0.43        2.42        43.00
GLBK  Glendale Co-op. Bank of MA (8)                           0.00        0.00         0.00
GFCO  Glenway Financial Corp. of ??? OH                        0.68        2.64        73.91
GTPS  Great American Bancorp of EL                             0.40        2.42          ??
GFFN  Great Financial Corp. of KY                              0.80        1.73        41.10
GSBC  Great Southern Bancorp of MO                             0.40        2.55        36.70
GDYS  Greater OV SB,MHC of PA (19.0)                           0.36        2.77          HN
GSFC  Green Street Fin. Corp. of WC                            0.40        2.25        70.18
GSLC  Guaranty Svgs & ?? FA of VA                              0.10        0.94        30.30
GFED  Guaranty FS&LA, HHC Of MO (31.0) (a)                     0.40        1.95          NM
HCBB  HCB Bancshares of AR                                     0.00        0.00          HN
HEMT  HCB Bancorp of Hewet CA                                  0.00        0.00          HH
HFFC  HF Financial Corp. of SD                                 0.36        1.82        33.73
HFNC  HFNC Financial Corp. of NC                               0.28        1.67        54.90
H?NF  HUN Financial, Inc. of MH                                0.00        0.00         0.00
HALL  Hallmark Capital Corp. of ??                             0.00        0.00         0.00
HARB  Harbor FSB, HHC of FL (45.01)                            1.40        3.44        72.54
HRBF  Harbor Federal Bancorp of MG                             0.40        2.22          ??
HFSA  Hardin Bancorp of Hardin MG                              0.48        3.28          ??
HARL  Hardeysville SA of PA                                    0.40        1.82        30.77
HARS  Harris SB, HHC OF PA (24.2)                              0.58        2.73          ??
HFFB  Harrodsburg 1st Fin Stop of NY                           0.40        2.67        72.73
HHFC  Harvest Home Fin. Corp. of OH                            0.40        3.81          MN
HAVA  Haven Bancorp of Woodhaven NY                            0.60        1.62        26.32
HYFO  Haverfield Corp. of OH (?)                               0.56        2.16        63.64
HTHR  Hawthorne Fin. Corp. of LA                               0.00        0.00         0.00
HMLK  Healock Fed. Fin. of IL                                  0.00        0.00          NM

RP FINANCIAL
-----------------------------------------
FINANCIAL SERVICES INDUSTRY CONSULTANTS
1700 NORTH MOORE STREET, SUITE 2210
ARLINGTON, VIRGINIA 32209
(703) 528-1700

                                  (CONTINUED)
                     Weekly Thrift Marker Line - Part Two
                          Prices As Of June 20, 1997

                                                                 key Financial Ratios                         Asset  Quality  Ratios
                                              ----------------------------------------------------------      ----------------------
                                                     Tang
                                              Equity/ Equity:    Reported Earnings         Core Earnings      NPAs    Resvs/  Resvs/
                                                              ----------------------     -----------------
Financial Instalation                        Assets  Assets    ROA(5)  ROE(5) HOT(5)      ROA(5)   HOE(5)     Assets    NPAs   Loan
---------------------                        ------  ------    ------  ------ ------      ------   ------     ------    ----   ----
                                                (%)     (%)      (%)     (%)    (%)          (%)      (%)        (%)     (%)    (%)
NASCAQ Listed O-C Companies Continued
-------------------------------------
ABNK  Highland Federal Bank of CA              7.46    7.46      0.29    3.88   2.47         0.51    6.77       3.23    57.68   2.28
HIFS  Hingman Inst. for Sav. or ?*             9.55    9.55      1.16   12.00   8.71         1.16   12.00       0.55   125.61   0.91
HBEI  Home Bancorp of ? EL                    28.12   28.12      0.31    1.41   0.94         0.81    3.66       0.35    77.63   0.37
HEFW  Home Bancorp of Fort Wayne IH           13.95   33.95      3.56    3.74   3.30         0.90    6.05       0.09   468.58   0.53
HBBI  Home Building Bancorp of IX             12.07   22.07      0.19    1.47   1.29         0.53    4.02       0.52    35.51   0.28
SCFC  Home City Fin. Corp. of OH              20.61   20.61      0.78    5.01   3.64         1.17    7.57       0.62   110.36   0.57
HFBF  Home Fev Bancorp of Seymour IN           8.45    8.17      1.03   12.42   6.95         1.22   14.74       0.43   121.80   0.61
HFBH  Home Financial Bancorp of IN            19.63   18.63      0.57    3.68   2.36         0.82    5.23        N/A      N/A   0.63
HFBC  Home Fort Bancorp, Inc. of BA*          10.92   10.82      1.70   15.85   8.35         1.69   15.76       0.25   501.45   1.53
?     Homeccrp, Inc. of Rocktorc IL            6.30    6.30      0.11    1.87   1.61         0.38    6.24       3.68    13.13   0.62
AZFS  Horizon Fin'l. Services of LA           10.50   10.50      0.43    3.87   3.90         0.60    5.42       1.02    36.63   0.56
HRZB  Horizon Financial Corp. of NA*          15.23   15.21      1.55    9.82   6.51         1.52    9.64       0.01      N/A   0.85
IBSF  IES Financial Corp. of SJ               17.04   17.04      0.52    2.73   2.26         0.88    4.68       0.15    94.57   0.52
I?    IES Financial Corp. of LA               12.27   10.35      0.74    4.49   3.23         1.00    6.05        N/A      N/A   0.79
ITLA  Imperial Thorne & Loan of CA*           11.37   11.32      1.46   23.06   8.56         1.46   13.06       1.78    75.09   1.63
IFSB  Independence FSB Of DC                   6.52    5.72      0.14    2.19   3.22         0.33    4.98        N/A      N/A   0.34
INAB  Indiana Conn. Bana, SB of IN            12.39   12.39      0.16    1.24   1.07         0.51    3.88        N/A      N/A   0.71
IFSL  Indiana Federal Corp. of ?*              8.78    8.35      0.67    7.44   3.86         0.95   10.55       0.82   102.87   1.11
INBI  Industrial Bancorp of CH                18.49   18.49      0.73    3.87   3.27         1.43    7.56       0.42   115.71   0.55
IWBK  Interwest SB and Oak Harbor WA           6.71    6.55      0.84   12.48   4.64         1.18   17.49       0.59    69.69   0.81
IPSW  Ipswich SB of Ipswich WA                 6.17    6.17      1.18   19.52   9.42         0.93   15.31       1.94    49.55   1.26
JSBF  JSB Financial, Inc. of TX               22.17   22.17      1.78    8.11   6.29         1.69    7.69       1.08    33.09   0.62
JXVL  Jacksonville Bancorp of TX              15.63   15.63      0.88    5.43   4.95         1.21    7.48       1.04    48.35   0.67
JKSB  Jcksnville SB, NHC of IL (44.6)         10.30   10.30      0.29    2.50   1.87         0.67    5.84       0.39   125.08   0.63
JSBA  Jefferson Svgs Bancorp of MO             7.83    5.11      0.25    3.41   1.91         0.63    8.56       0.62   117.45   0.82
JOAC  Joachin Bancorp of MO                   28.99   28.99      0.51    1.71   1.56         0.78    2.64       0.68    30.45   0.31
KSAV  KS Bancorp of Kenly MC                  13.83   13.82      0.92    6.45   5.25         1.21    8.47       0.42    70.56   0.35
KSBK  KSB Bancorp of Kingfield ME (4)*         6.82    6.32      0.88   13.36   7.36         0.88   13.31        N/A      N/A   1.00
KFBI  Klamath First Bancorp of OH             20.44   20.44      0.90    3.79   3.15         1.33    5.59       0.30   176.70   0.24
LSBI  LSB Fin. Corp. of Laragessa IN           9.08    9.08      0.50    5.26   4.50         0.42    4.42       1.34    68.99   1.07
LVSB  Lalaveiw SB of Paterson NJ              10.14    8.12      1.43   13.88   8.84         0.89    8.67        N/A      N/A    N/A
LARK  Landmark Bancshares of ?                14.63   14.63      0.84    5.40   4.87         1.05    6.72       0.60    62.24   0.67
LARL  Laurel Capital Group of PA              10.42   10.42      1.12   10.59   6.98         1.43   13.55       0.51   181.25   1.31
LSBX  Lawrence Savings Bank of MA*             8.78    8.78      1.55   20.38  12.09         1.66   20.38       0.36   290.57   2.27
LFEO  Leeds FSB, HHC of MO (SE.2)             16.18   16.18      0.79    4.89   3.32         1.13    6.98       0.02   977.36   0.30
LXMO  Lexington BSL Fin. Corp. of MO          30.42   30.42      0.97    4.48   2.76         1.34    6.18       0.63    58.31   0.49
LIFB  Life Bancorp of Norfolk VA              10.79   10.45      0.71    6.30   4.06         0.87    7.74       0.49   144.60   1.54
LFBI  Little Falls Bancorp of MJ              32.94   11.91      0.25    1.78   1.91         0.50    3.48       0.90    36.77   0.82
LOGN  Logansport Fin. Corp. of IN             10.65   19.65      1.17    5.26   5.21         1.53    6.84       0.45    67.13   0.42
LONF  London Financial Corp. of DR            19.86   19.86      0.74    3.55   3.63         1.09    5.19       0.79    62.54   0.64
LISB  Long Island Bancorp. Inc of NY           9.01    8.92      0.62    6.41   3.82         0.74    7.62       1.04    56.14   0.95
NAFB  NAF Bancorp of IL                        7.88    6.84      0.79   10.58   5.39         1.10   14.75       0.49   113.73   0.72
NBLF  NBLA Financial Corp. of MO(8:           13.49   13.49      0.66    4.90   4.38         0.56    6.34       0.25   111.82   0.49
MFBC  MFB Corp. of Mishawaka IN               14.51   14.51      0.56    3.37   3.69         0.85    5.09       0.03   529.85   0.20
MLBC  ML Bancorp of Villanova PA               7.53    7.34      0.72    9.30   6.61         0.65    8.49        N/A      N/A   1.73
MBB   MSB Bancorp of Middletown NY*            6.55    2.57      0.18    2.32   2.29         0.20    2.53       0.70    36.62   0.60
MSBF  MSB Financial Corp. of ILL              16.61   16.61      1.20    6.08   5.55         1.49    7.58       1.02    48.65   0.57
MGBL  Llagna Bancorp or MS(8)                  9.57    9.25      1.38   14.29   5.04         1.63   16.86       3.25    22.63   1.12
MERH  Marlon Capital Holdings of IN           23.05   23.05      1.32    5.68   5.61         1.59    6.85       0.76   153.22   1.35
MRKF  Market Fin. Corp of CH                  33.20   33.20      0.89    2.68   2.92         1.17    3.53       0.89    10.40   0.20
MFCX  Marshal town Fin, Corp. of MA(8)        15.61   15.61      0.34    2.17   1.98         0.71    4.56        N/A      N/A   0.19
MFSL  Maryland Fed. Bancorp of MO              8.44    8.33      0.58    6.97   4.59         0.34   10.17        N/A      N/A    N/A
MASB  MassBank Corp. of Reading MA*            9.98    9.98      1.10   10.91   7.70         1.02   10.12       0.19   128.64   0.88
MRLR  Mayflower Co-op. Bank of MA*             9.43    9.26      1.00   10.42   7.39         0.98   10.18       1.03    90.08   1.56
MECH  Mechanics SE of Hartford CT*             9.73    9.73      0.25    2.93   1.87         0.27    3.10       1.71    67.13   1.72
MSBK  Medford Savings Bank of MA*              3.30    8.14      1.04   11.72   7.84         1.01   11.37       0.45   146.30   1.22

                                                           Pricing Ratios                           Dividend Data(6)
                                            -------------------------------------------       ---------------------------
                                                                     Price/   Price/             Ind.      Divi-
                                             Price/  Price/  Price/   Tang.    Care             Divi-/     dend      Payout
Financial Intalation                        Earning   Book  Assets    Book   Earnings           Shares     yeild     Ratio
--------------------                        -------   ----  ------    ----   --------           ------     -----     -----
                                               (%)     (%)    (%)      (%)      (%)               (%)       (%)        (%)
NASCAQ Listed O-C Companies Continued
-------------------------------------
ABNK  Highland Federal Bank of CA              NH    152.04   11.34   152.04   23.17              0.00      0.00       0.00
HIFS  Hingman Inst. for Sav. or ?*          11.49    131.59   12.57   131.59   11.49              0.40      2.01      23.12
HBEI  Home Bancorp or ? EL                     NH    111.19   31.26   111.19      NH              0.40      2.50         NH
HEFW  Home Bancorp of Fort Wayne IH            NH    118.30   16.50   118.30   16.75              0.20      0.97      29.41
HBBI  Home Building Bancorp of IX              NH    115.96   14.00   115.96   28.38              0.30      1.43         NH
SCFC  Home City Fin. Corp. of OH            22.45     94.79   19.53    94.79   18.18              0.32      2.29      62.75
HFBF  Home Fev Bancorp of Seymour IN        14.38    167.78   14.17   173.44   12.12              1.50      1.80      25.91
HFBH  Home Financial Bancorp of IN             NH    104.17   19.41   104.17   24.61              0.20      1.27      44.44
HFBC  Home Fort Bancorp, Inc. of BA*        11.98    182.27   19.71   182.27   12.05              0.30      3.95      47.34
?     Homeccrp, Inc. of Rocktorc IL            NH    113.82    7.17   113.82   18.51              0.00      0.00       0.00
AZFS  Horizon Fin'l. Services of LA*        25.67     59.69   10.46    99.69   18.33              0.32      1.66      42.67
HRZB  Horizon Financial Corp. of NA         15.35    151.99   23.14   151 93   15.65              0.35      2.17      33.33
IBSF  IES Financial Corp. of SJ                NH    135.37   23.07   135.37   25.81              O.32      2.06         NH
I?    IES Financial Corp. of LA                NH    142.81   17.52   169.21   23.02              0.40      1.72      53.33
ITLA  Imperial Thorne & Loan of CA*         11.68    135.94   15.46   136.52   11.68              0.00      0.00       0.00
IFSB  Independence FSB Of DC                   NH     67.21    4.28    75.55   13.64              0.22      2.44         NH
INAB  Indiana Conn. Bana, SB of IN             NH    122.25   15.14   122.25   30.00              0.36      2.40         NH
IFSL  Indiana Federal Corp. of ?            25.91    189.62   16.56   201.64   18.27              0.72      2.53      65.45
INBI  Industrial Bancorp of CH                 NH    117.79   21.78    17.79   15.63              0.48      3.57         NH
IWBK  Interwest SB and Oak Harbor WA        21.56    242.91   16.29   248.79   15.31              0.60      1.67      35.93
IPSW  Ipswich SB of Ipswich WA              10.62    189.17   11.66   189.17   13.54              0.24      1.48      15.69
JSBF  JSB Financial, Inc. of TX             10.89    127.09   28.17   127.09   16.74              1.40      3.19      50.72
JXVL  Jacksonville Bancorp of TX            20.19    112.52   17.60   112.58   14.65              O.50      3.35      67.57
JKSB  Jcksnville SB, NHC of IL (44.6)          NH    132.88   13.68   132.88   22.88              0.40      2.27         NH
JSBA  Jefferson Svgs Bancorp of MO             NH    165.12   12.93   211.54   20.89              0.40      1.34      70.18
JOAC  Joachin Bancorp of MO                    NH    106.62   30.90   106.62      NH              0.50      1.45         NH
KSAV  KS Bancorp of Kenly MC                19.03    121.37   16.78   121.43   14.49              0.60      2.35      44.78
KSBK  KSB Bancorp of Kingfield ME (4)*      12.73    159.82   10.91   172.67   12.71              0.24      0.69       8.73
KFBI  Klamath First Bancorp of OH              NH    133.64   27.32   133.64   21.55              0.30      1.60      50.85
LSBI  LSB Fin. Corp. of Laragessa IN        22.20    115.56   10.49   115.56   26.42              0.32      1.53      34.04
LVSB  Lalaveiw SB of Paterson NJ            11.32    155.20   15.74   193.81   18.12              0.25      0.78       8.77
LARK  Landmark Bancshares of ?              20.53    111.10   16.25   111.10   16.49              0.40      1.99      40.82
LARL  Laurel Capital Group of PA            14.33    148.17   15.44   148.17   11.20              0.44      2.05      29.33
LSBX  Lawrence Savings Bank of MA*           8.27    152.27   13.38   152.27    8.27              0.00      0.00       0.00
LFEO  Leeds FSB, HHC of MO (SE.2)              NH    143.94   23.29   143.94   21.11              0.76      4.00         NH
LXMO  Lexington BSL Fin. Corp. of MO           NH     88.11   26.80    88.11   26.19              0.30      1.97      71.43
LIFB  Life Bancorp of Norfolk VA            24.60    153.18   16.52   158.10   20.02              0.48      2.03      50.00
LFBI  Little Falls Bancorp of MJ               NH     98.74   12.78   107.29   26.64              0.12      0.85      44.44
LOGN  Logansport Fin. Corp. of IN           19.18    112.81   22.17   112.81   14.74              0.40      2.86      54.79
LONF  London Financial Corp. of DR          27.54    101.64   20.19   101.64   18.62              0.24      1.61      44.44
LISB  Long Island Bancorp. Inc of NY        26.17    167.07   15.05   168.71   22.02              0.60      1.66      43.48
NAFB  NAF Bancorp of IL                     18.55    169.13   13.33   194.77   13.30              0.42      1.02      18.83
NBLF  NBLA Financial Corp. of MO(8:         22.86    111.58   15.06   111.58   17.65              0.40      1.67      38.10
MFBC  MFB Corp. of Mishawaka IN             27.82    100.82   14.63   100.82   15.46              0.32      1.62      45.07
MLBC  ML Bancorp of Villanova PA            15.13    140.66   10.59   144.18   16.57              0.40      2.10      31.75
MBB   MSB Bancorp of Middletown NY*            NH     98.36    6.41       NH      NH              0.60      3.12         NH
MSBF  MSB Financial Corp. of ILL            18.03    110.33   18.33   110.33   14.47              0.56      2.55      45.90
MGBL  Llagna Bancorp or MS(8)               19.83        NH   26.22       NH   16.80              0.60      2.28      45.11
MERH  Marlon Capital Holdings of IN         17.81    102.86   23.71   102.86   14.78              0.38      3.99      69.29
MRKF  Market Fin. Corp of CH                   NH     91.74   30.46    91.74   26.00              0.00      0.00       0.00
MFCX  Marshal town Fin, Corp. of MA(8)         NH    107.54   16.79   107.54   24.00              0.00      0.00       0.00
MFSL  Maryland Fed. Bancorp of MO           21.80    149.09   12.59   151.13   14.95              0.90      1.81      39.41
MASB  MassBank Corp. of Reading MA*         12.99    139.59   13.93   139.59   14.00              1.08      2.31      30.00
MRLR  Mayflower Co-op. Bank of MA*          13.53    136.26   12.85   138.67   13.85              0.60      3.33      45.11
MECH  Mechanics SE of Hartford CT*             NH    129.31   12.58   129.31      NH              0.00      0.00       0.00
MSBK  Medford Savings Bank of MA*           13.09    149.29   13.14   161.29   13.50              0.72      2.36      30.90

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                     Weekly Thrift Marker Line - Part Two
                        Prices As of June 20, 1997

                                                          Key Financial Ratios                                Asset Quality Ratios
                                          ----------------------------------------------------------------   -----------------------
                                                    Tang
                                          Equity/  Equity/      Reported Earnings          Core Earnings       NPAs   Resvs/  Resvs/
                                                             ---------------------------  ----------------
Financial Institution                     Assets   Assets     ROA(5)  ROE(5)   (ROI)(5)    ROA(5)  (ROE)(5)   Assets   NPAs   Loans
---------------------                     ------- ---------  ------- --------- ---------  ------- --------- --------- ------ -------
                                             (%)     (%)       (%)      (%)       (%)        (%)     (%)       (%)      (%)    (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MERI Reritrust FSB of Throbogaux LS          7.90    7.90      0.60     7.01     4.66        0.98   12.87     0.38     80.65    0.58
MWBX Metro West of MA                        7.34    7.34      1.37    18.25     8.99        1.37   18.25     1.19     98.62    1.37
MCBS Mid Continent Bancshares of KS         10.04   10.04      1.02     9.26     6.36        1.17   10.58     0.19     53.92    0.19
MIFC Mid Iowa Financial Corp. of IA          9.10    9.09      0.91     9.88     7.31        1.19   12.96     0.13    186.45    0.44
MCBN Mid-Coast Bancorp of ME                 9.60    9.60      0.40     4.53     4.97        0.84    7.23     0.40    128.70    0.61
MWBI Midwest Bancshares, Inc. of IA          6.94    6.94      0.26     6.80     5.84        0.77   11.24     0.82     61.28    0.34
MWFO Midwest Fed. Fin. Corp of WI            3.61    8.25      0.94    10.88     5.87        0.91   10.60     0.14    543.01    1.01
MFFC Milten Fed. Fin. Corp. of OH           14.74   14.74      0.53     3.00     2.86        0.72    4.13     0.32     91.83    0.46
MIVI Miss. Yeild Hold. Co. of ??            18.26   18.26      0.68     3.67     3.97        1.01    5.44     0.25    488.70    1.93
MBSP Hitenald Bancorp of MC                 43.33   43.33      1.34     3.08     2.87        1.68    3.86     2.06     24.32    0.52
MBBC Monterey Bay Bancorp of CA             10.74    9.65      3.28     2.17     1.85        0.51    3.99     0.36     94.16    0.61
MSBK Muttal ?B. FSB of Bay City ??           6.01    6.01      3.09     1.62     1.56        0.04    0.65     0.17    168.15    0.71
MHIB ?? Thrift Bancshares of ??              7.48    6.34      3.33     4.46     2.89        0.49    6.59     1.03     91.05    1.14
NSLB MS?&L Bancorp of Iteosho HO            19.93   19.93      0.49     2.30     2.48        0.74    3.47     0.06    127.27    0.13
NMSB Nempil Bancorp. of CT*                  9.97    9.97      0.82     7.36     6.34        0.80    7.62     1.30    123 07    3.01
MASB North American SA of M?                 7.97    7.71      1.23    16.83     8.75        1.19   16.35     3.34     26.40    1.00
MBSI North Bancshares of Chicago IL         14.61   14.61      0.46     2.95     2.70        0.65    4.19      NA        NA     3.28
FFFD North Central Bancshares of IA         24.58   24.58      1.70     6.31     6.43        1.98    7.35     0.22    457.01    1.18
??B? Northeast Bancorp of HE*                6.95    6.01      0.33     4.74     4.45        0.31    4.52     1.37     77.15    1.32
MEIB Northeast Indiana Bncrp of IN          15.16   15.16      1.04     5.98     6.27        1.23    7.07     0.49    126.20    0.71
??EQ Northeast Equity Corp. of WI           11.42   11.42      0.77     6.16     5.76        0.97    7.83      NA        NA     0.59
YWSB Northwest SB, NHC of PA (29.9)          9.71    9.13      0.69     6.58     3.67        1.00    9.95     0.84     80.17    0.89
OSSY Northwalk Savings Society of CT*        8.06    7.77      0.97    12.51     8.53        1.11   14.32     2.09     56.84    1.70
NSSB Nor?icn Financial Corp. of CT*         10.99    9.86      1.03     9.60     5.92        0.97    9.10     1.00    200.13    2.98
NTMG Nutmeg FS&LA of CT                      5.69    5.69      0.27     4.76     4.12        0.35    6.16      NA        NA     0.60
OHGL O?SL Financial Corp. of ??             11.04   11.04      0.51     5.15     4.28        0.86    7.34     0.33     68.18    0.31
???? Ocean Fin. Corp. of ??                 17.32   17.32     -0.04    -O.29    -0.18        O.95    6.33     0.64     69.12    0.88
UCW? Ocean Financial Corp. of FL             8.50    8.50      2.70    32.38     8.72        1.96   23.50     4.10     19.90    1.13
OFCP Otland Financial Corp. of MI            3.34    7.08      0.43     4.52     3.11        0.74    7.76     0.31    112.26    0.42
PFFB PFF Bancorp of Panona CA               10.47   10.35      0.11     0.93     0.81        0.45    3.74     1.87     58.54    1.50
PSFI PS Financial of Chicago IL             43.22   43.22      1.92     4.46     4.47        1.98    4.59     O.43     57.23    0.52
PVFC PVF C??la Corp. of C?                   7.02    7.02      1.05    15.54     8.05        1.39   20.48     1.20     61.53    0.79
PCCI Pacific Crest Capital of CA*            7.22    7.22      1.05    13.05     7.93        0.89   11.08     1.23     82.93    1.62
PALM Palfed. Inc. of Aiken SC                9.11    9.11      0.06     0.70     0.42        0.57    6.99     2.52     42.12    1.29
PHCI Pomrapo Bancoro, Inc. Of ?J            12.30   12.70      0.94     5.70     5.42        1.18    3.04     3.60     20.89    1.33
PFED Park Bancorp of Chicago IL             21.69   21.69      0.77     4.08     3.59        1.07    5.70     0.20    139.28    0.70
PVSA Parkya ? Financial Corp of FA           1.48    7.41      0.71     9.51     5.78        1.07   14.27     0.24    604.11    2.08
PB?X Patriot Park Corp. of PA                8.09    8.09      0.47     4.26     3.19        0.65    5.81     0.13    242.39    0.65
PEEK Peskskill Fin. Corp. of NY             25.57   25.57      1.07     3.74     4.20        1.38    1.81     1.23     26.98    1.36
PFSB PennFed Fin.Services of ?J              7.53    6.21      0.57     7.10     4.93        0.85   10.57     0.69     31.83    0.31
PWBC PennFirst Bancorp of PA                 7.07    6.45      0.43     5.89     5.07        0.64    8.84     0.58     86.14    1.57
PWBK Peanwood SB of PA*                     19.47   19.47      0.61     3.89     3.07        0.97    6.17     1.13     57.64    1.40
PBKB People's SB of Brochton MA*             9.61    5.37      0.80    14.39     7.67        0.47    8.56     0.38     91.05    1.65
PFDC Peoples Bancorp of Auourn I?           15.18   15.18      1.10     7.16     6.07        1.45    9.50     0.42     73.36    0.39
PBCT Peoples Bank, NHC of CT (37.4)          8.41    8.40      1.10    13.63     5.02        0.88   10.86     0.91    125.48    1.68
FFFC Peoples Fin. Corp. of O?               26.90   26.90      0.08     0.31     0.33        0.40    1.48     0.01       NA     0.41
FHBK Peoples Heritage Fin Grp of HE*         8.21    8.93      1.24    14.93     5.69        1.32   15.97     0.94    130.42    1.77
PB?B Peoples Sav. Fin. Corp. of CT(8)*       9.00    9.00      0.93     9.31     6.07        0.92    9.26     0.54     70.66    0.69
PSFC Peoples  Sidney Fin. Corp. of OH       23.26   23.26      0.92     3.97     4.11        1.21    5.18     1.00     42.00    0.45
FERM Permanent Bancorp of IL                 9.70    9.60      0.24     2.35     1.84        0.52    5.16     1.08     46.25    0.98
PMFI Perpetual Midwest Fin. of IA            8.50    8.50      0.09     0.99     0.95        0.26    2.92     0.41    172.00    0.94
PERT Perpetual of SC, ??? (46.8)            11.20   13.20      0.75     6.48     3.39        1.06    9.13      NA        NA     1.01
PCBC Perry C?. Fin. Corp. of ??             18.25   18.85      0.71     3.66     3.54        0.96    4.97     0.05     54.10    0.20
PHFC Pittsburgh h?me Fin. of PA             11.47   11.34      0.57     4.58     3.93        0.81    6.53     1.74     30.40    0.78
PFSL Poc?bnis Feo, MHC of AR (46.4)          6.38    6.38      0.58     9.56     6.46        0.81   13.35     0.28    170.57    1.20
POBS Portsmouth Bank Shrs Inc of MH(8)*     25.12   25.12      2.24     8.99     6.38        1.95    7.85     0.38     69.08    0.70
                                                                   Pricing Ratios                             Dividend Data(6)
                                                      ------------------------------------------       -----------------------------
                                                                               Price/   Price/          Ind.     Divi-
                                                       Price/  Price/  Price/   Tang.    Core           Div./    dend    Payout
Financial Institution                                 Earnings  Book   Assets   Book   Earnings         Shares   Yield   Ratio(7)
---------------------                                 -------- -----   ------   -----  --------         -------  ------  -----------
                                                        (X)      (%)     (%)     (%)      (X)            ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MERI Reritrust FSB of Throbogaux LS                    21.47   162.81  12.37    162.81   13.19           0.70    1.84    39.55
MWBX Metro West of MA                                  11.12   190.41  13.97    190.41   11.12           0.12    2.16    24.00
MCBS Mid Continent Bancshares of KS                    15.71   144.43  14.51    144.43   13.75           0.40    1.45    22.86
MIFC Mid Iowa Financial Corp. of IA                    13.67   130.40  11.87    130.60   10.42           0.08    0.91    12.50
MCBN Mid-Coast Bancorp of ME                           20.10    90.15   7.75     90.15   12.58           0.52    2.67    53.61
MWBI Midwest Bancshares, Inc. of IA                    17.12   113.68   7.89    113.68   10.36           0.60    1.90    32.61
MWFO Midwest Fed. Fin. Corp of WI                      17.03   185.27  15.96    192.87   17.48           0.34    1.72    29.31
MFFC Milten Fed. Fin. Corp. of OH                        NM    123.67  18.22    123.67   25.45           0.60    4.29      NM
MIVI Miss. Yeild Hold. Co. of ??                       25.21    94.02  17.17     94.02   17.00           0.16    1.09    27.59
MBSP Hitenald Bancorp of MC                              NM    107.91  46.76    107.91   27.75           0.00    O.00     0.00
MBBC Monterey Bay Bancorp of CA                          NM    119.81  12.87    130.66   29.39           0.10    0.60    32.26
MSBK Muttal ?B. FSB of Bay City ??                       NM    103.33   6.21    103.33     NM            0.00    0.00     0.00
MHIB ?? Thrift Bancshares of ??                          NM    132.96   9.94    156.89   23.46           0.50    3.28      NM
NSLB MS?&L Bancorp of Iteosho HO                         NM    100.92  20.11    100.92   26.61           0.50    3.03      NM
NMSB Nempil Bancorp. of CT*                            15.77   126.08  12.57    126.08   16.27           0.24    2.34    36.92
MASB North American SA of M?                           11.43   180.70  14.41    186.76   11.76           0.80    1.32    20.78
MBSI North Bancshares of Chicago IL                      NM    113.64  16.60    113.64   26.01           0.43    2.49      NM
FFFD North Central Bancshares of IA                    15.56   104.52  25.70    104.52   13.39           0.25    1.64    25.51
??B? Northeast Bancorp of HE*                          22.45   106.52   7.40    123.24   23.56           0.32    2.23    50.00
MEIB Northeast Indiana Bncrp of IN                     15.96   100.87  15.30    100.87   13.51           0.32    2.13    34.04
??EQ Northeast Equity Corp. of WI                      17.35   113.99  13.01    113.99   13.66           0.48    3.25    56.47
YWSB Northwest SB, NHC of PA (29.9)                    27.23   183.73  17.85    195.51   18.83           0.32    2.10    57.14
OSSY Northwalk Savings Society of CT*                  11.72   137.12  11.05    142.21   10.24           0.40    1.41    16.53
NSSB Nor?icn Financial Corp. of CT*                    16.88   158.51  17.42    176.72   17.81           0.56    2.48    41.79
NTMG Nutmeg FS&LA of CT                                24.26   112.24   6.39    112.24   18.75           0.00    0.00     0.00
OHGL O?SL Financial Corp. of ??                        23.38   120.24  13.27    120.24   16.40           0.81    3.49      NM
???? Ocean Fin. Corp. of ??                              NM    121.32  21.62    121.32   25.48           0.80    2.42      NM
UCW? Ocean Financial Corp. of FL                       11.49      NM   30.09       NM    15.82           0.00    0.00     0.00
OFCP Otland Financial Corp. of MI                        NM    149.30  13.20    186.57   18.75           0.40    1.78    57.14
PFFB PFF Bancorp of Panona CA                            NM    122.43  12.82    123.83     NM            0.00    0.00     0.00
PSFI PS Financial of Chicago IL                        22.35    99.13  42.84     99.13   21.69           0.32    2.17    48.48
PVFC PVF C??la Corp. of C?                             12.42   177.53  12.47    177.53    9.42           0.00    0.00     0.00
PCCI Pacific Crest Capital of CA*                      12.61   158.60  11.46    158.60   14.36           0.00    0.00     0.00
PALM Palfed. Inc. of Aiken SC                            NM    165.74  13.43    165.74   23.84           0.12    0.72      NM
PHCI Pomrapo Bancoro, Inc. Of ?J                       18.46   120.21  15.39    121.24   13.08           1.00    5.06      NM
PFED Park Bancorp of Chicago IL                        27.83    92.88  20.15     92.88   19.93           0.00    0.00     0.00
PVSA Parkya ? Financial Corp of FA                     17.30   158.40  11.84    159.74   11.53           0.52    1.83    31.71
PB?X Patriot Park Corp. of PA                            NM    144.85  11.71    144.85   22.97           0.35    2.15    67.31
PEEK Peskskill Fin. Corp. of NY                        23.81   102.88  26.31    102.88   18.52           0.36    2.40    57.14
PFSB PennFed Fin.Services of ?J                        20.27   140.00  10.54    169.79   13.62           0.28    1.02    20.74
PWBC PennFirst Bancorp of PA                           19.74   117.46   8.31    128.76   13.16           0.36    2.40    47.37
PWBK Peanwood SB of PA*                                  NM     98.04  19.09     98.04   20.55           0.32    2.13    69.57
PBKB People's SB of Brochton MA*                       13.03   176.43   9.90    184.17   21.91           0.44    2.91    37.93
PFDC Peoples Bancorp of Auourn I?                      16.48   117.91  17.90    117.93   12.43           0.60    2.70    44.44
PBCT Peoples Bank, NHC of CT (37.4)                    19.92      NM   21.45       NM    25.00           0.67    2.53    50.38
FFFC Peoples Fin. Corp. of O?                            NM     94.25  25.35     94.25     NM            0.50    3.28      NM
FHBK Peoples Heritage Fin Grp of HE*                   17.88   226.84  18.62       NM    16.71           0.72    2.01    36.00
PB?B Peoples Sav. Fin. Corp. of CT(8)*                 16.48   150.23  14.43    160.33   16.56           0.92    2.51    41.82
PSFC Peoples  Sidney Fin. Corp. of OH                  24.32    96.66  22.49     96.66   18.66           0.00    0.00     0.00
FERM Permanent Bancorp of IL                             NM    130.01  12.61    131.30   24.75           0.30    1.20    65.22
PMFI Perpetual Midwest Fin. of IA                        NM    107.22   9.11    107.22     NM            0.30    1.58      NM
PERT Perpetual of SC, ??? (46.8)                       29.50   149.82  19.91    149.82   20.92           1.40    4.75      NM
PCBC Perry C?. Fin. Corp. of ??                        28.21   105.28  19.85    105.28   20.79           0.40    2.03    57.14
PHFC Pittsburgh h?me Fin. of PA                        25.42   109.41  12.55    110.70   17.85           0.24    1.60    40.68
PFSL Poc?bnis Feo, MHC of AR (46.4)                    15.49   142.03   9.06    142 03   11.10           0.90    4.34    67.16
POBS Portsmouth Bank Shrs Inc of MH(8)*                15.69   142.22  35.73    142.22   17.98           0.80    3.75    58.82

RP FINANCIAL
----------------------------------------
FINANCIAL SERVICES INDUSTRY CONSULTANTS
1700 NORTH MOORE STREET, SUITE 2210
ARLINGTON, VIRGINIA 22209
(703) 528-1700


                                  (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 20, 1997

                                                                 Key Financial Ratios                          Asset Quality Ratios
                                        ------------------------------------------------------------------   -----------------------
                                                    Tang.
                                          Equity/  Equity/      Reported Earnings          Core Earnings       NPAs   Resvs/  Resvs/
                                                            ----------------------------  -----------------
Financial Institution                     Assets   Assets     ROA(5)  (ROE)(5) (ROI)(5)    ROA(5)  (ROE)(5)   Assets   NPAs   Loans
                                        --------- --------- -------- --------- ---------  ------- --------- --------- ------ -------
                                             (%)     (%)       (%)      (%)       (%)        (%)     (%)       (%)      (%)    (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PTRS Potters Fianancial Corp of OH           8.91    8.91      0.31     3.45     3.48        0.67    7.45     0.83    231.18    3.23
PXPS Poughkeepsie Fin. Corp of NY            8.41    8.41      0.21     2.47     2.02        0.47    5.65     4.21     26.20    1.45
PRBC Prestige Bancorp of PA                 11.69   11.69      0.27     2.17     2.03        0.53    4.61     0.32     78.54    0.39
PETE Primary Bank of NH(8)*                  6.62    6.61      0.84    13.14     6.76        0.83   12.98     1.05     54.10    1.02
FFNC Progress Financial Corp. of PA          5.21    4.56      0.45     8.54     4.63        0.56   10.49     1.36     51.30    1.22
PSBK Progressive Bank, Inc. of NY*           8.35    7.40      1.10    13.18     8.37        1.11   13.28     0.84    127.85    1.58
PROV Provident Fin. Holdings of CA          14.22   14.22      0.23     1.72     1.55        0.11    0.86     1.97     44.11    1.03
PULB Pulaski SB, MHC of Mo (29.0)           12.59   12.59      0.49     3.91     2.30        0.78    6.24      NA       NA      0.33
PLSK Pulaski SB, MHC of MO (46.0)           12.01   12.01      0.28     2.34     1.77        0.64    5.29     0.68      NA       NA
PULS Pulse Bancorp of S. River ??            7.90    7.80      0.72     8.47     5.96        1.08   12.67     0.75     60.59    1.83
QCFB QCF Bancorp of Virginia NH             17.64   17.64      1.24     6.25     6.44        1.24    6.25      NA       NA       NA
QCBC Quaker City Bancorp of CA               8.91    8.90      0.32     3.44     2.88        0.67    6.25     1.49     69.17    1.25
QCSB Queens County Bancorp of NY*           14.98   14.98      1.72    10.84     4.44        1.74   10.94     0.75     91.25    0.80
RCSB RCSB Financial, Inc. of NY (8)*         7.85    7.65      0.96    12.27     5.79        0.96   12.17     0.79     88.29    1.38
RARB Raritan Bancorp. of Raritan NJ*         7.68    7.54      0.93    12.34     7.27        1.01   13.36     0.46    179.82    1.27
REDF RedFed Bancorp of Redianus CA           3.18    8.17      0.12     1.71     0.96        0.47    6.50     3.26     34.86    3.33
RELY Reliance Bancorp, Inc. of NY            8.34    5.64      0.56     6.66     4.32        0.85   10.11     0.75     33.69    0.56
RELI Reliance Bancshares Inc of NY(8)*      61.06   61.06      1.32     2.16     3.03        1.32    2.16      NA        NA     0.52
RIVR River Valley Bancorp of ???            12.36   12.17     -0.18    -1.46    -1.42       -0.18  - 1.46     0.12    700.00    1.06
RFED Roosevelt Fin. Grp. Inc. of MO(6)       5.55    5.22      0.11     2.23     0.95        0.85   17.13     0.98     29.36    0.50
RSLH Roslyn Bancorp INc. of NY*             21.57   21.46      0.35     1.63     1.15        1.42    6.61     0.31    264.38    3.59
RVSA Ryrview SB, FSB MhC of MA (41.?)(?)    11.16   10.11      0.92     8.38     3.77        1.17   10.71     0.10    372.65    0.54
SCCB S. Carolina Comm. Bnshrs of SC         25.06   25.95      0.82     2.99     2.85        1.10    4.03     1.78     35.52    0.81
SBFL SB Fngr Lakes MHC of Ny (33.1)          9.45    9.45      0.07     0.71     0.48        0.49    4.77     0.78     68.91    1.22
SFED SFS Bancorp of Scnenecrady NY          12.99   12.99      0.46     3.46     3.64        0.83    5.22     0.69     58.23    0.57
SGVB SGV Bancorp of M. Covina CA             1.27    7.14      0.14     1.66     1.57        0.37    4.29     0.61     49.82    0.42
SISB SIS Bank of Springfield MA*             1.56    7.56      1.50    20.13    10.84        1.46   10.50     0.46    254.44    2.57
SJSA SJS Bancorp of St. Joseph MI (8)       10.41   10.41      0.17     1.51     1.06        0.49    4.26     0.36    131.93    0.65
SWCB Sandwich Co-Op. Bank of MA*             9.24    7.86      0.94    11.30     7.23        0.95   11.45     1.28     62.63    1.13
SECP Security Capital Corp. of WI (8)       16.85   15.85      1.15     7.17     4.66        1.38    8.58     0.11    989.84    1.46
SFSL Security First Corp. of OH              9.36    9.20      1.10    11.88     5.99        1.39   15.04     0.26    301.46    0.87
SMFC ???? Fin. Corp. of ???                  9.54    9.54      0.91     8.68     4.30        1.09   10.34     0.09    664.29    0.70
SOBI ???? Bancorp of S. Bend IN             16.41   15.41      0.29     1.67     2.03        0.58    3.35     0.25    102.04    0.35
SOSA Somerset Savings Bank of MA(8)*         6.90    5.90      0.65    10.29     6.77        0.58   10.29     6.50     19.62    1.69
SSFC South Street Fin. Corp. of NC*         25.44   25.44      0.77     4.27     2.12        1.03    5.74     0.28     63.69    0.39
SCBS Southern Commun. Bncshrs of AL         20.77   20.77      0.62     3.01     2.81        1.11    5.34     2.28     50.34    2.02
SMBC Southern Missouri Bncro of MO          15.67   15.67      1.03     6.46     5.79        1.01    6.33     1.10     37.60    0.64
SWBI Southwest Bancshares of IL             10.79   10.79      0.75     6.83     5.07        1.05    9.59     0.18    112.82    0.28
SYR? Sovereign Bancorp of PA                 4.05    2.97      0.41    10.30     3.90        0.68   17.04     0.60     81.74    0.77
STFA St. Francis Cap. Corp. of WI            3.10    7.13      0.59     6.39     4.60        0.69    7.56     0.27    143.07    0.88
SPBC St. Paul Bancorp, Inc. of IL            6.74    8.71      0.68     7.65     3.78        1.00   11.30     0.48    163.91    1.18
STNO Standard Fin. of Chicago IL(8)         10.90   10.89      0.47     4.12     2.73        0.71    6.18     0.22    137.54    0.49
SFFC StateFed Financial Corp. of IA         17.60   17.60      1.04     5.59     5.49        1.27    6.87     1.89     15.67    0.37
SFIM Statewide Fin. Corp. of MO             10.52   10.50      0.50     4.60     3.86        0.89    8.23     0.49     30.61    0.81
STSA Sterling Financial Corp. of MA          3.99    3.39      0.07     1.61     0.95        0.31    7.68     0.43    119.58    0.81
SFSB Suburbfed Fin. Corp. of IL              6.56    6.54      0.33     4.93     4.16        0.54    8.08     0.27     75.49    0.33
SBCN ????? Bancorp. of OH(8)                11.67   11.67      0.51     4.13     3.89        0.75    6.14     0.19    725.46    1.73
ROSE I R Financial Corp. of NY*              6.16    6.16      0.98    15.56     7.49        0.85   13.70     0.40    108.61    0.83
THRO Tf Financial Corp. of FA               10.34    9.45      0.54     4.44     4.30        0.76    6.24     0.33     88.83    0.60
TPNZ Tappan Zee fin., Inc. of NY            17.92   17.92      0.69     4.14     3.15        0.64    3.82      NA       NA      1.18
ESBK The Elmira SB FSB of Elmira NY*         6.30    6.03      0.28     4.48     4.62        0.27    4.28     0.83     76.33    0.80
GRIA The Greater New York SB of NY (8)*      6.27    6.27      0.46     7.67     4.05        0.40    6.60     7.49      8.61    1.72
TSBS Trenton SB, FSB NHC of ?? (35.0)       16.65   15.22      1.36     7.47     4.31        1.20    6.58     0.77     59.50    0.75
TRIC Tri-County Bancorp of NY               15.31   15.31      0.76     4.72     4.71        0.99    6.14     0.05    965.12    1.16
IWIN Twin City Bancorp of T?                12.92   12.92      0.57     4.36     3.68        0.79    6.04     0.19    127.41    0.33
UFRM United FS&LA or Rocky Mount NC          7.00    7.60      0.22     2.86     1.58        0.47    6.02     0.85    124.07    1.42
                                                                   Pricing Ratios                             Dividend Data(6)
                                                      ------------------------------------------       -----------------------------
                                                                                Price/   Price          Ind.    Divi-
                                                       Price/  Price/  Price/   Tang.    core           Div./    dend    Payout
Financial Institution                                 Earnings  Book   Assets   Book   Earnings         Share    Yield   Ratio(7)
                                                     --------- ------- ------- ------- --------        ------- -------- --------
                                                        (X)      (%)     (%)     (%)      (X)            ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PTRS Potters Fianancial Corp of OH                     28.73   100.80   8.98    100.80   13.30           0.36    1.67    48.00
PXPS Poughkeepsie Fin. Corp of NY                        NM    120.70  10.15    120.70   21.89           0.10    1.44    74.33
PRBC Prestige Bancorp of PA                              NM     97.77  11.42     97.77   23.16           0.12    0.76    37.50
PETE Primary Bank of NH(8)*                            14.80   179.96  11.91    180.35   14.98           0.00    0.00     0.00
FFNC Progress Financial Corp. of PA                    21.59   173.67   9.05    198.33   17.59           0.08    0.84    18.18
PSBK Progressive Bank, Inc. of NY*                     11.94   154.51  12.91    174.44   11.85           0.63    2.30    27.42
PROV Provident Fin. Holdings of CA                       NM     98.18  13.97     98.18    NM             0.00    0.00     0.00
PULB Pulaski SB, MHC of Mo (29.0)                        NM    169.77  21.37    169.77   27.24           1.00    5.48      NM
PLSK Pulaski SB, MHC of MO (46.0)                        NM    132.25  15.89    132.25   25.00           0.30    2.31      NM
PULS Pulse Bancorp of S. River ??                      16.77   149.32  11.64    149.32   11.21           0.70    3.67    59.83
QCFB QCF Bancorp of Virginia NH                        15.53   111.72  19.71    111.72   15.53           0.00    0.00     0.00
QCBC Quaker City Bancorp of CA                           NM    116.76  10.40    116.92   19.10           0.00    0.00     0.00
QCSB Queens County Bancorp of NY*                      22.50   249.70  37.40    249.70   22.29           0.80    ?.73    39.02
RCSB RCSB Financial, Inc. of NY (8)*                   17.27   211.84  16.63    217.34   17.40           0.60    1.33    22.90
RARB Raritan Bancorp Raritan NJ*                      13.76   159.57  12.25    162.51   12.71           0.72    2.40    33.03
REDF RedFed Bancorp of Redianus CA                       NM    150.72  12.32    150.87   27.42           0.00    0.00     0.00
RELY Reliance Bancorp, Inc. of NY                      23.16   153.02  12.30    218.28   15.27           0.64    2.38    55.17
RELI Reliance Bancshares Inc of NY(8)*                   NM     71.18  43.47     71.18     NM            0.00    0.00     0.00
RIVR River Valley Bancorp of ???                         NM    102.64  12.59    104.24     NM            0.00    0.00      NM
RFED Roosevelt Fin. Grp. Inc. of MO(6)                   NM    237.40  13.16      NM     13.63           0.68    2.32      NM
RSLH Roslyn Bancorp INc. of NY*                          NM    142.05  30.63    142.76   21.51           0.20    1.00      NM
RVSA Syrview SB, FSB MhC of MA (41.?)(?)               26.51   212.36  23.69    234.29   20.75           0.22    1.00    26.51
SCCB S. Carolina Comm. Bnshrs of SC                      NM    106.66  27.68    106.66   26.07           0.60    3.29      NM
SBFL SB Fngr Lakes MHC of Ny (33.1)                      NM    146.41  13.84    146.61     NM            0.40    2.42      NM
SFED SFS Bancorp of Scnenecrady NY                     27.50    95.60  12.42     95.60   15.28           0.28    1.70    46.67
SGVB SGV Bancorp of M. Covina CA                         NM    112.81   8.20    114.94   24.56           0.00    0.00     0.00
SISB SIS Bank of Springfield MA*                        9.23   164.56  12.44    164.56    9.52           0.48    1.62    14.95
SJSA SJS Bancorp of St. Joseph MI (8)                    NM    153.80  16.02    153.80     NM            0.44    1.66      NM
SWCB Sandwich Co-Op. Bank of MA*                       13.84   150.85  12.43    158.24   13.66           1.20    3.87    53.57
SECP Security Capital Corp. of WI (8)                  21.48   150.43  23.85    150.43   17.93           1.20    1.27    27.27
SFSL Security First Corp. of OH                        16.70   179.88  16.84    183.12   13.19           0.48    2.25    37.50
SMFC ???? Fin. Corp. of ???                            23.27   210.40  20.08    210.40   19.54           0.00    0.00     0.00
SOBI ???? Bancorp of S. Bend IN                          NM     92.01  14.18     92.01   24.58           0.28    1.90      NM
SOSA Somerset Savings Bank of MA(8)*                   14.78   143.78   8.48    143.78   14.78           0.00    0.00     0.00
SSFC South Street Fin. Corp. of NC*                      NM    122.13  31.07    122.13     NM            0.40    2.42      NM
SCBS Southern Commun. Bncshrs of AL                      NM    107.14  22.25    107.14   20.07           0.30    2.11    75.00
SMBC Southern Missouri Bncro of MO                     17.27   111.17  17.42    111.17   17.62           0.50    2.84    49.02
SWBI Southwest Bancshares of IL                        19.71   134.96  14.56    134.96   14.04           0.76    3.71    73.08
SYR? Sovereign Bancorp of FA                           25.67   236.91   9.59      NM     15.52           0.08    0.57    14.55
STFA St. Francis Cap. Corp. of WI                      21.73   140.06  11.34    159.17   18.37           0.48    1.44    31.37
SPBC St. Paul Bancorp, Inc. of IL                      26.46   197.38  17.25    197.95   17.92           0.48    1.42    37.50
STNO Standard Fin. of Chicago IL(8)                      NM    148.98  16.24    149.16   24.45           0.40    1.50    58.82
SFFC StateFEd Financial Corp. of IA                    18.21   100.63  17.71    100.63   14.82           0.40    2.09    38.10
SFIM Statewide Fin. Corp. of MO                        25.94   122.02  12.84    122.29   14.51           0.40    2.34    60.61
SFSA Sterling Financial Corp. of MA                      NM    169.34   6.76    199.58   22.09           0.00    0.00     0.00
SFSB Suburbfed Fin. Corp. of IL                        24.02   115.40   7.58    115.89   14.67           0.32    1.31    31.37
SBCN ????? Bancorp. of OH(8)                           27.08   111.05  12.96    111.05   18.22           0.60    3.08      NM
ROSE I R Financial Corp. of NY*                        13.35   197.48  12.17    197.48   15.26           0.52    2.21    29.55
THRO Tf Financial Corp. of FA                          23.25   107.49  11.65    123.29   16.55           0.40    2.12    50.63
TPNZ Tappan Zee fin., Inc. of NY                         NM    117.86  21.12    117.86     NM            0.20    1.21    38.46
ESBK The Elmira SB FSB of Elmira NY*                   21.63    96.88   6.10    101.21   22.65           0.64    3.32    71.91
GRIA The Greater New York SB of NY (8)*                24.71   180.39  11.31    180.39   28.72           0.20    0.94    23.26
TSBS Trenton SB, FSB NHC of ?? (35.0)                  23.21   168.98  28.13    184.83   26.35           0.35    1.79    41.57
TRIC Tri-County Bancorp of NY                          21.25    98.29  15.05     98.29   16.35           0.60    2.82    60.00
IWIN Twin City Bancorp of T?                           27.14   120.03  15.51    120.03   19.59           0.64    3.37      NM
UFRM United FS&LA or Rocky Mount NC                      NM    179.10  13.62    179.10   30.00           0.24    2.00      NM

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Par: Two
                          Prices As Of June 20, 1997

                                                     Key Financial Ratios                Asset Quality Ratios
                                          -----------------------------------------   --------------------------
                                                   Tang.
                                          Equity/ Equity/   Reported Earnings     Core Earnings    NPAs    Resvs/   Resvs/
                                                          ----------------------  --------------
Financial Institution                     Assets  Assets  ROA(5) ROE(5)   ROT(5)  ROA(5)  ROE(5)  Assets    NPAs     Loans
---------------------                     ------- ------  ------ ------   ------  ------  -----   ------   -----    ------
                                             (%)     (%)    (%)     (%)      (%)     (%)     (%)     (%)     (%)       (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
UFCM   United Fir. Corp. of MI             22.65    22.65   1.09   4.70     4.82    1.34    5.80    0.42    16.41     0.21
VABF   Va. Beach Fed. Fin. Corp of Va       6.79     6.79   0.15   2.19     1.40    0.41    6.09    1.15    63.74     0.96
VFFC   Virginia First Savings of VA(8)      8.05     7.78   1.36  17.14     8.00    1.25   15.72    2.29    47.29     1.19
WHGB   HMG Bancshares OF MD                21.88    21.88   0.74   3.28     3.30    0.74    3.28    0.39    57.59     0.28
WSFS   WSFS Financial Corp. of DE*          5.13     5.08   1.30  22.90    10.21    1.31   23.06    2.19    76.62     2.83
WVFC   WVS Financial Corp. of PA*          12.72    12.72   1.08   8.12     6.37    1.34   10.10    0.31   229.86     1.31
WRRB   Warren Bancorp of Peabody WA*       10.09    10.09   2.10  22.37    11.22    1.73   18.49    1.39    81.06     1.81
WFSL   Washington FSSLA of Seattle WA      11.56    10.41   1.65  14.21     6.72    1.83   15.74    0.90    52.91     0.66
WAMW   Washington Mutual Inc. of WA*        5.01     4.73   0.24   4.46     1.15    0.70   13.14    0.93    85.52     1.13
WYNE   Wayne Bancorp of NE                 14.56    14.56   0.37   2.58     2.00    0.37    2.58    0.85    91.84     1.24
WAYN   Wayne S&L Co. MIC of DE (47.8)       9.12     9.12   0.27   2.96     1.76    0.64    7.01    0.71    50.17     0.42
WCFB   Wbstr Cty 558 MMC of CA (45.2)      23.56    23.56   1.01   4.44     3.12    1.35    5.89    0.27   141.96     0.67
WBST   Webster Financial Corp. of CT        5.08     4.27   0.34   6.67     2.74    0.69   13.50    0.94    97.81     1.44
WEFC   Wells Fin. Corp. of Wells MLI       14.24    14.24   0.63   4.43     4.35    1.02    7.14    0.30   106.53     0.36
WCBI   NestCo Bancorp of IL                15.57    15.57   1.10   7.06     5.48    1.41    9.08    0.84    33.74     0.39
WSTA   WesterFed Fin. Corp. of MI          10.98     8.67   0.56   4.33     3.15    0.78    5.99    0.22   226.57     0.75
WOFC   Western Ohio Fin. Corp. of CH       13.41    12.64   0.31   2.02     2.18    0.44    2.90    0.96    45.88     0.59
WWFC   Westwood Fin. Corp. of IM            9.22     3.17   0.43   4.44     3.67    0.80    8.22    0.14   146.31     0.51
WEHD   Westwood Hostd Fin Corp of OH       30.96    30.96   0.55   2.11     1.60    0.93    3.54     NA       NA      0.19
WFCO   Winton Financial Corp. of OH         7.13     6.95   0.66   8.78     6.40    0.84   11.18     NA       NA      0.33
FFWD   Wood Bancorp of OH                  12.70    12.70   1.00   7.48     6.05    1.24    9.24    0.10   346.50     0.41
YFCB   Yonkers Fin. Corp. of NY            15.30    15.30   0.84   5.28     4.36    1.16    7.25    0.73    51.78     1.17
YFED   York Financial Corp. of PA           8.43     8.43   0.60   7.20     4.97    0.77    9.28    2.49    22.69     0.65

                                                                Pricing Ratios                 Dividend Data(6)
                                               -----------------------------------------   --------------------------
                                                                          Price/ Price/      ind.    Divi-
                                                Price/  Price/    Price/   Tang.  Core      Div./    dend    Payout
Financial Institution                          Earning   Book     Assets   Book  Earnings   Share    Yield   Ratio(7)
---------------------                         --------  ------    ------  ------ --------   -----    -----   ------
                                                  (%)     (%)       (%)     (%)     (%)       ($)      (%)     (%)
KASOAQ Listed OTC Companies (continued)
---------------------------------------
UFCM   United Fir. Corp. of MI                   20.74   97.74     22.14   97.74   16.81      0.96     4.92     NN
VABF   Va. Beach Fec. Fin. Corp of Va              NN   154.89     10.51  154.89   25.68      0.20     1.56     NN
VFFC   Virginia First Savings of VA(8)           12.50  199.30     16.07  206.39   13.63      0.10     0.44    5.52
WHGB   HMG Bancshares OF MD                        NN   101.79     22.27  101.79     NN       0.20     1.40   42.55
WSFS   WSFS Financial Corp. of DE*                9.80  225.12     11.55  227.38    9.73      0.00     0.00    0.00
WVFC   WVS Financial Corp. of PA*                15.70  125.61     15.98  125.61   12.62      0.90     3.11   48.78
WRRB   Warren Bancorp of Peabody WA*              8.91  182.19     18.39  182.19   10.78      0.52     2.89   25.74
WFSL   Washington FSSLA of Seattle WA            14.89  196.38     22.69  218.03   13.44      0.88     3.18   47.31
WAMW   Washington Mutual Inc. of WA*               NN      NN      16.10     NN    29.57      1.04     1.66     NN
WYNE   Wayne Bancorp of NE                         NN   117.68     17.13  117.68     NN       0.20     1.03   51.28
WAYN   Wayne S&L Co. MIC of DE (47.8)              NN   167.49     15.28  167.49   23.94      0.61     3.59     NN
WCFB   Wbstr Cty 558 MMC of CA (45.2)              NN   141.15     33.25  141.15   24.18      0.80     5.42     NN
WBST   Webster Financial Corp. of CT               NN   184.95      9.39  219.79   18.05      0.50     1.82   66.67
WEFC   Wells Fin. Corp. of Wells MLI             22.98  100.35     14.29  100.35   14.25      0.00     0.00    0.00
WCBI   NestCo Bancorp of IL                      16.23  128.37     19.98  128.37   14.18      0.60     2.47   45.11
WSTA   WesterFed Fin. Corp. of MI                  NN   111.82     12.28  141.52   22.91      0.42     2.04   64.62
WOFC   Western Ohio Fin. Corp. of CH               NN    94.79     12.71  100.55     NN       1.00     4.55     NN
WWFC   Westwood Fin. Corp. of IM                 27.24  118.28     10.90  133.50   14.72      0.20     1.10   29.85
WEHD   Westwood Hostd Fin Corp of OH               NN    97.17     30.08   97.17     NN       0.28     2.04     NN
WFCO   Winton Financial Corp. of OH              15.62  125.07      8.92  128.25   12.26      0.46     3.51   54.76
FFWD   Wood Bancorp of OH                        16.54  121.28     15.40  121.28   13.39      0.40     2.37   39.22
YFCB   Yonkers Fin. Corp. of NY                  22.94  112.35     17.19  112.35   16.72      0.20     1.30   29.85
YFED   York Financial Corp. of PA                20.10  139.39     11.75  139.39   15.60      0.50     3.08   61.86

                                 EXHIBIT IV-2
                        Historical Stock Price Indices

                       HISTORICAL STOCK PRICE INDICES(1)

                                                SNL      SNL
                                     NASDAQ    Thrift    Bank
Year/Qtr.Ended      DJIA   S&P 500  Composite   Index   Index
--------------      ----   -------  ---------  ------   -----
1991:Quarter 1    2881.1    375.2    482.3     125.5     66.0
     Quarter 2    2957.7    371.2    475.9     130.5     82.0
     Quarter 3    3018.2    387.9    526.9     141.8     90.7
     Quarter 4    3168.0    417.1    586.3     144.7    103.1

1992:Quarter 1    3235.5    403.7    603.8     157.0    113.3
     Quarter 2    3318.5    408.1    563.6     173.3    119.7
     Quarter 3    3271.7    417.8    583.3     167.0    117.1
     Quarter 4    3301.1    435.7    677.0     201.1    136.7

1993:Quarter 1    3435.1    451.7    690.1     228.2    151.4
     Quarter 2    3516.1    450.5    704.0     219.8    147.0
     Quarter 3    3555.1    458.9    762.8     258.4    154.3
     Quarter 4    3754.1    466.5    776.8     252.5    146.2

1994:Quarter 1    3625.1    445.8    743.5     241.6    143.1
     Quarter 2    3625.0    444.3    706.0     269.6    152.6
     Quarter 3    3843.2    462.6    764.3     279.7    149.2
     Quarter 4    3834.4    459.3    752.0     244.7    137.6

1995:Quarter 1    4157.7    500.7    817.2     278.4    152.1
     Quarter 2    4556.1    544.8    933.5     313.5    171.7
     Quarter 3    4789.1    584.4  1,043.5     362.3    195.3
     Quarter 4    5117.1    615.9  1,052.1     376.5    207.6

1996:Quarter 1    5587.1    645.5  1,101.4     382.1    225.1
     Quarter 2    5654.6    670.6  1,185.0     387.2    224.7
     Quarter 3    5882.2    687.3  1,226.9     429.3    249.2
     Quarter 4    6442.5    737.0  1,280.7     483.6    280.1

1997:Quarter 1    6583.5    757.1  1,221.7     527.7    292.5
June 20, 1997     7796.5    898.7  1,447.1     625.9    344.8

(1) End of period data.

Sources:  SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3
                        Historical Thrift Stock Indices

                             MONTHLY MARKET REPORT

                                 INDEX VALUES


                                         INDEX VALUES                                               PERCENT CHANGE
                             ------------------------------------------               ---------------------------------------------
                             05/30/97      1 MONTH     YTD     52 WEEK                  1 MONTH          YTD         52 WEEK
All Pub. Traded Thrifts       577.9         537.2     483.6     383.4                    7.58           19.50           50.75
MHC Index                     628.7         587.7     538.0     424.8                    6.98           16.84           47.98
INSURANCE INDICES
-----------------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                  516.8         484.2     439.2     359.6                    6.75           17.67           43.74
BIF Thrifts                   757.3         689.7     616.8     454.9                    9.80           22.78           66.49

STOCK EXCHANGE INDICES
-----------------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                  172.6         166.7     156.2     134.9                    3.52           10.49           27.95
NYSE Thrifts                  342.3         314.7     277.3     257.9                    8.75           23.45           32.71
OTC Thrifts                   667.0         622.5     569.7     459.1                    7.16           17.08           45.28

GEOGRAPHICAL INDICES
-----------------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts        1,148.2       1,077.4     970.7     745.1                    6.58           18.29           54.09
Midwestern Thrifts          1,293.8       1,234.5   1,159.3     970.8                    4.80           11.60           33.27
New England Thrifts           498.8         458.4     428.9     318.4                    8.82           16.31           56.68
Southeastern Thrifts          521.3         499.4     447.2     383.9                    4.40           16.58           35.80
Southwestern Thrifts          383.5         347.5     315.9     264.2                   10.35           21.41           45.14
Western Thrifts               592.5         539.7     474.7     377.6                    9.78           24.81           56.90

ASSET SIZE INDICES
-----------------------------------------------------------------------------------------------------------------------------------
Less than $250M                648.7        639.4     586.6     545.1                    1.45           10.59           19.01
$250M to $500M                 898.1        865.2     789.8     688.3                    3.80           13.72           30.49
$500M to $1B                   590.0        558.9     521.8     434.1                    5.56           13.07           35.90
$1B to $5B                     639.9        593.8     546.0     430.8                    7.77           17.19           48.53
Over $5B                       374.7        344.1     305.8     238.0                    8.89           22.51           57.41

COMPARATIVE INDICES
-----------------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials        7,331.0      7,009.0   6,448.3   5,693.4                    4.59           13.69           28.76
S&P 500                        848.3        801.3     740.7     671.7                    5.86           14.52           26.29

     ALL SNL indices are market-value weighted: i.e., an institution's effect on an index's proportionate to that institution's market capitalization. All SNL thrift indices except for the SNL MHC index began at 100 on March 30, 1984. The SNL MHC Index began at 201 082 on Dec. 31. 1992. The level of the SNL Thrift index on that date. On March 30, 1984, the S&P 500 closed at
     159.2 and the Dow Jones Industrials stood at 11649.

     MID-ATLANTIC: DE, DC, PA, MD, NJ, NY, PR,; MIDWEST: IA, IL, IN, KS, KY,MI, MN, MO, ND, NE, OH, SD, WI,; NEW ENGLAND: CT, ME, MA, NH, RI, VT;
     SOUTHEAST: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; SOUTHWEST: CO, LA, NM, OK, TX, UT; WEST: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                 EXHIBIT IV-4
                       Market Area Acquisition Activity

            COMPLETED MISSOURI THRIFT ACQUISITIONS 12/31/94-PRESENT

------------------------------------------------------------------------------------------------------------------------------------

                                                   Seller Financials at Deal Aannouncement                Deal Terms at Announcement
                                      ----------------------------------------------------------------    --------------------------
                                         Total      TgEq/        TTM       TTM       NPAs/     Rsrvs/      Deal    Deal
Comp/                                   Assets     Assets        ROE       ROA      Assets       NPLs     Value   Price     Consider
Ann'd Seller                     ST     ($000)       (%)       ($000)    ($000)       (%)        (%)      ($M)    Share (S)    Type
------------------------------------------------------------------------------------------------------------------------------------
10/25/96 Mutual Bancompany       MO     54,913      11.31       0.00%     0.00%      0.00           NA      7.5     22.500    Stock
04/09/96 Roosevelt Financial     MO

10/31/96 Sentinel Financial      MO    151,578       7.25       2.87%     0.21%      0.01      2271.43     13.4     24.726    Stock
03/22/96 Roosevelt Financial     MO

12/29/95 Kirksville Bacshrs      MO    131,607      14.85       5.52%     0.82%        NA           NA     30.2     46.125    Stock
06/16/95 Roosevelt Financial     MO

01/05/96 St Francois Cnty Fnl    MO     39,751      18.53       4.03%     0.75%      0.03           NA     10.8     24.000     Cash
06/09/95 New Era Bancorp Inc     MO

10/20/95 WSB Bancorp             MO     95,676      18.98       2.46%     0.47%      0.06       514.75     26.2     22.750     Cash
04/12/95 Roosevelt Financial     MO


                       AVERAGE          94,705      14.18       2.98%     0.45%      0.03      1393.09     17.6     28.020
                        MEDIAN          95,676      14.85       2.87%     0.47%      0.02      1393.09     13.4     24.000

Source: SNL Securities, LP.

-------------------------------------------------------------------------------------

                                              Deal Pricing at Announcement
                                      -----------------------------------------------
                                        Deal Pr/  Deal Pr/     Deal Pr/   Deal Pr/
 Comp/                                     Pr/Bk     Tg Bk       Assets      4-Qtr
Ann'd Seller                     ST         (%)       (%)          (%)        EPS (x)
-------------------------------------------------------------------------------------
10/25/96 Mutual Bancompany       MO      121.62      121.62       14.56         NA
04/09/96 Roosevelt Financial     MO

10/31/96 Sentinel Financial      MO      108.71      108.81        9.32      13.66
03/22/96 Roosevelt Financial     MO

12/29/95 Kirksville Bacshrs      MO      137.11      137.11       22.17      21.16
06/16/95 Roosevelt Financial     MO

01/05/96 St Francois Cnty Fnl    MO      121.65      121.65       27.61      35.79
06/09/95 New Era Bancorp Inc     MO

10/20/95 WSB Bancorp             MO      125.34      125.34       27.03      29.17
04/12/95 Roosevelt Financial     MO


                       AVERAGE           122.89      122.91       20.14      24.95
                        MEDIAN           121.65      121.65       22.17      25.17

Source:  SNL Securities, LP.
-----------------------------------------------------------------------------------

                     PENDING MISSOURI THRIFT ACQUISITIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                       Seller Financials at Deal Announcement           Deal Terms at Announcement
                                                       --------------------------------------           ----------------------------
                                                   Total     TgEq/      YTD     YTD    NPAs/   Rsrvs/   Deal       Deal
Ann'd      Seller                   Purch/         Assets    Assets    ROAA    ROAE   Assets    NPLs   Value   Price Per    Consider
Date       Buyer                ST  Pooling        ($000)      (%)      (%)     (%)    (%)      (%)     (SM)   Share (S)    Type
------------------------------------------------------------------------------------------------------------------------------------
03/28/97   American Fed S & L   MO  Not Disc       18,913    19.73     0.52     2.72    0.00    NA      NA       NA         Not Disc
------------------------------------------------------------------------------------------------------------------------------------
           Mid-Missouri HC      MO

03/21/97   Reliance Financial   MO  Purchase       31,705    21.52     0.39     1.82    0.11   580.00    10.2    20.926     Stock
           Allegiant Bancorp    MO

12/23/96   Roosevelt Financial  MO  Purchase    9,047,562     5.35     0.60    10.90    0.74   196.37  1073.2    21.371     Mixture
           Mercantile Bancorp   MO


                                AVERAGE         3,032,727    15.53     0.50     5.15    0.28   388.19   541.7    21.149
                                MEDIAN             31,705    19.73     0.52     2.72    0.11   388.19   541.7    21.149

Source: SNL Securities. LP.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
                                                    Deal Pricing at Announcement
                                                    ----------------------------
                                                              Pr/       Pr/      Pr/
Ann'd      Seller                   Purch/        Pr/Bk     Tg Bk    Assets    4-Qtr
Date       Buyer                ST  Pooling        (%)       (%)       (%)    EPS(x)
-----------------------------------------------------------------------------------------
03/28/97   American Fed S & L   MO  Not Disc          NA         NA      NA       NA
-----------------------------------------------------------------------------------------
           Mid-Missouri HC      MO

03/21/97   Reliance Financial   MO  Purchase      130.54     130.54   32.17       NA
           Allegiant Bancorp    MO

12/23/96   Roosevelt Financial  MO  Purchase      198.62     209.52   11.86    27.05
           Mercantile Bancorp   MO


                                AVERAGE           164.58     170.03   22.02    27.05
                                MEDIAN            164.58     170.03   22.02    27.05

Source: SNL Securities. LP.
-------------------------------------------------------------------------------

                                 EXHIBIT IV-5
                Director and Senior Management Summary Resumes

                                 EXHIBIT IV-5
                  Equality Savings and Loan Association, F.A.
                Director and Senior Management Summary Resumes


     LeRoy C. Crook, now retired, was a Vice President of Vess Bottling Company.

     Kenneth J. Hrdlicka has been the Director of Business Development of Anheuser Busch, Inc. for more than the past five years.

     Michael J. Walsh has been a Vice President of ECC for more than the past five years.

     Richard C. Fellhauer has been affiliated with the Association since 1966 and assumed the position of Chairman of the Board, President and Chief Executive Officer in 1982.

     Daniel C. Aubuchon has been a partner with the law firm of Aubuchon, Raniere & Lally, P.C. for more than the past five years.

     Stacey W. Braswell has been a principal stockholder and Vice President of Blaine-Braswell and Associates, an insurance agency, for more than the past five years.

     Berenice J.Mahacek has been retired since 1996. Prior to that time she was a Senior Vice President of the Association.

     Charles J. Wolter has been the President of Realty Net - Wolter Real Estate for more than the past five years. Charles J. Wolter is the father of Leonard
O. Wolter, an executive officer of the Holding Company.

     Michael A. Deelo has been an Executive Vice President and Chief Financial Officer of the Association since 1996. Prior to that time, he served as Vice President and Chief Financial Officer of the Association.


Source: Equality Savings' prospectus.

                                 EXHIBIT IV-6
                  Equality Savings and Loan Association, F.A.
                      Pro Forma Regulatory Capital Ratios